    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998


                                                      REGISTRATION NO. 333-64699

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                          CAPROCK COMMUNICATIONS CORP.

             (Exact name of Registrant as specified in its charter)

            TEXAS                            1731                  75-2765572
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                         TWO GALLERIA TOWER, SUITE 1925
                                13455 NOEL ROAD
                             DALLAS, TX 75240-6638
                                 (972) 982-9500

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ------------------------

                           MR. JERE W. THOMPSON, JR.
                            CHIEF EXECUTIVE OFFICER
                          CAPROCK COMMUNICATIONS CORP.
                         TWO GALLERIA TOWER, SUITE 1925
                                13455 NOEL ROAD
                             DALLAS, TX 75240-6638
                                 (972) 982-9500

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                         A. MICHAEL HAINSFURTHER, ESQ.
                           MARK A. KOPIDLANSKY, ESQ.
                               MUNSCH HARDT KOPF
                               HARR & DINAN, P.C.
                           1445 ROSS AVE., SUITE 4000
                             DALLAS, TX 75202-2790
                                 (214) 855-7500

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                                                  [LOGO]
                               OFFER TO EXCHANGE
                      12% SENIOR NOTES DUE 2008, SERIES B
                              FOR ALL OUTSTANDING
                      12% SENIOR NOTES DUE 2008, SERIES A
                                       OF

                          CAPROCK COMMUNICATIONS CORP.


        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                     ON NOVEMBER 13, 1998 UNLESS EXTENDED.


                            ------------------------

    CapRock Communications Corp. ("CapRock" or the "Company") is hereby offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount at maturity of its 12% Senior Notes due 2008, Series B (the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part, for each $1,000 principal amount at maturity of its outstanding 12% Senior Notes due 2008, Series A (the "Private Notes"), of which $150,000,000 in aggregate principal amount at maturity was issued on July 16, 1998 and is outstanding as of the date hereof (the "Private Offering"). The form and terms of the Exchange Notes are identical in all material respects to those of the Private Notes, except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and except for certain transfer restrictions and registration rights relating to the Private Notes and certain interest provisions related to such registration rights. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be entitled to the benefits of an Indenture dated as of July 16, 1998 governing the Private Notes and the Exchange Notes (the "Indenture"). The Private Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the Notes."

    Interest on the Exchange Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. The Exchange Notes will mature on July 15, 2008. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2003 at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the Redemption Date (as defined herein). See "Description of the Notes." Upon the occurrence of a Change of Control (as defined herein), each holder of Notes may require the Company to purchase all of such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes--Repurchase of Notes Upon a Change in Control." There can be no assurance that the Company will have available, or will be able to acquire from alternative sources of financing, funds sufficient to repurchase the Notes in the event of a Change of Control. See "Risk Factors--Purchase of Notes Upon a Change of Control."

    The Exchange Notes will be senior unsecured obligations of the Company and, as such, will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated Indebtedness (as defined herein) of the Company. The Exchange Notes will be effectively subordinated in right of payment to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. In addition, the Company is a holding company and the Exchange Notes will be effectively subordinated to all existing and future Indebtedness and other liabilities (including trade payables) of the Company's subsidiaries. As of June 30, 1998, after giving pro forma effect to the Private Offering and the application of the net proceeds therefrom and the consummation of the Combination, the Company and its subsidiaries, on a consolidated basis, would have had approximately $19 million of total outstanding liabilities (including trade accounts payable and accrued liabilities but excluding intercompany payables and the Private Notes), all of which would have been liabilities of subsidiaries of the Company and all of which would have been structurally senior to the Private Notes. See "Description of the Notes--Ranking."


    The Company will accept for exchange any and all validly tendered Private Notes not withdrawn prior to 5:00 p.m. New York City time, on November 13, 1998, unless the Exchange Offer is extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. Private Notes may be tendered only in integrals of $1,000. The Exchange Offer is subject to certain customary conditions. THE COMPANY IS NOT SOLICITING A PROXY FROM HOLDERS OF PRIVATE NOTES, AND SUCH HOLDERS ARE REQUESTED NOT TO SEND THE COMPANY A PROXY. See "The Exchange Offer."


    SEE "RISK FACTORS" COMMENCING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                The date of this Prospectus is October   , 1998.

                              NOTICE TO INVESTORS


    The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined herein). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by any person receiving such Exchange Notes, whether or not such person is the holder thereof (other than any broker-dealer, as set forth below, and any such holder or other person which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of business of such holder or such other person and such holder or other person is not engaged in, has no intention to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each holder or other person accepting the Exchange Offer will be required to represent to the Company in the Letter of Transmittal that (i) any Exchange Notes acquired in exchange for Private Notes tendered in the Exchange Offer will be acquired in the ordinary course of business of the holder or other person receiving such Exchange Notes, (ii) if the holder or any such other person is not a broker-dealer, then neither the holder nor any such other person is engaged in or intends to engage in a distribution of such Exchange Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) neither the holder nor any such other person is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company. Any holder or other person who tenders Private Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder or other person incurring liabilities under the Securities Act for which the holder or other person is not indemnified by the Company. The Company has not sought a no-action letter for the Exchange Offer and is instead relying upon interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company. There can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.



    Any broker-dealer that acquired Private Notes for its own account as a result of market-making activities or other trading activities may be deemed to be an "underwriter" under the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of the Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer" and "Plan of Distribution."


    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF PRIVATE NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR PRIVATE NOTES PURSUANT TO THE EXCHANGE OFFER.

    Tenders of Private Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Private Notes, the Company will promptly return the Private Notes to the Holders thereof. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the Exchange Offer to the Holders of the Private Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other pubic announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company can, in its sole discretion, extend the Exchange Offer indefinitely, subject to the Company's obligation (a) to pay Special Interest (as defined herein) if (i) the Exchange Offer is not consummated or, if required, a shelf registration statement with respect to the Private Notes is not declared effective, by February 16, 1999 or (ii) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable and (b), under certain circumstances, to file a shelf registration statement with respect to the Private Notes. The Company has agreed to pay the expenses of the Exchange Offer. The Company will not receive any proceeds from the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "Use of Proceeds," and "Plan of Distribution."

    Prior to the date of this Prospectus, there has been no public market for the Exchange Notes. The Company does not currently intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any public market that may develop for the Exchange Notes, the ability of holder to sell the Exchange Notes, or the price at which holders would be able to sell the Exchange Notes. The National Association of Securities Dealers, Inc. ("NASD") has designated the Private Notes as securities eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("Portal") market of the NASD, and the Company has been advised that Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Banc One Capital Markets, Inc. (together, the "Initial Purchasers") have heretofore acted as market makers for the Private Notes. The Company has been advised by each of the aforesaid market makers that it currently intends to make a market in the Exchange Notes. The Initial Purchasers are not obligated, however, to make a market in the Exchange Notes and any such market-making activities, if commenced, may be discontinued at any time. Future trading prices of the Exchange Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Exchange Notes, if such market develops, will not be subject to similar disruptions. See "Risk Factors--Absence of a Public Market for the Exchange Notes; Possible Volatility of Note Price."

    The Private Notes were sold by the Company to the Initial Purchasers on July 16, 1998 (the "Original Issue Date" or "Closing Date") in transactions which were not registered under the Securities Act, in reliance upon the exemption provided by Section 4(2) of the Securities Act. The Initial Purchasers subsequently placed the Private Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Private Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

    The Exchange Notes will be available initially only in book-entry form and the Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be represented by one or more Global Notes (as defined herein), which will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company ("DTC"). Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC and its participants. After the initial issuance of the Global Notes, Exchange Notes in certificated form will be issued in exchange for Global Notes only under certain limited circumstances as set forth in the Indenture. See "Book-Entry; Delivery and Form."

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") under the Securities Act with respect to the Exchange Notes covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Exchange Offer Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Exchange Offer Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such references.

    The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements and other information with the Commission. The Exchange Offer Registration Statement and such reports, proxy and information statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024,

450 Fifth Street, N.W., Washington, D.C, 20549 and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission including the Company (http://www.sec.gov). The Company's Common Stock is listed on the Nasdaq National Market and such information with respect to the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc, 1735 K Street, N.W., Washington, D.C. 20006. In addition, the Indenture provides that, at all times from and after the earlier of (i) the date of the commencement of the Exchange Offer or other registration of the Exchange Notes and (ii) the date that is six months after the Closing Date, in either case, regardless of whether the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as would be required to be filed with the Commission if the Company were subject to the reporting requirements of the Exchange Act. The Company shall also supply or cause the Trustee to supply, to each holder of Notes, without cost, copies of such reports or other information, including reports on Forms 10-K, 10-Q and 8-K. On August 14, 1998, each of the Company and IWL Communications, Incorporated, a Texas corporation ("IWL"), filed with the Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and caused copies of such reports to be sent to each holder of Private Notes in accordance with the Indenture. In addition, at all times prior to the earlier of (i) the date of the commencement of the Exchange Offer or other registration of Exchange Notes and (ii) the date that is six months after the Closing Date, upon the request of any holder of Notes or any prospective purchaser of Notes designated by a holder, the Company shall supply to such holder or prospective purchaser the information required under Rule 144A.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus contains certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including, without limitation, the information concerning possible, assumed or projected future results of operations of the Company set forth under "Business," "Summary--Summary Supplemental Consolidated Condensed Financial Data," "Selected Supplemental Consolidated Financial Data of CapRock," "Management's Discussion and Analysis of Financial Condition and Results of Operations of CapRock," statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "could," "should," or "continue" or the negative thereof or other variations thereof and other similar expressions and all other statements that are not historical facts. All forward-looking statements in this report are based on management's current expectations of the Company's near term results, based on certain assumptions and current information available pertaining to the Company, including the risk factors described below under the caption "Risk Factors." All forward-looking statements involve risks and uncertainties and do not purport to be predictions of future events or circumstances and actual results could differ materially. Readers are cautioned that the following important factors, in addition to those discussed elsewhere herein (including, without limitation, the matters discussed under "Risk Factors"), could affect the future results of the Company and cause those results to differ materially from those expressed in such forward-looking statements: the ability to service substantial indebtedness and to comply with the restrictive covenants associated therewith, the ability of the Company to manage rapid change and to integrate the business of three companies and achieve the benefits of the Combination (as defined below), the Company's ability to fund the significant capital requirements, risks related to building a fiber network, risks associated with the development of accounting, billing, customer service and management information systems, competition and technological advances, dependence on other long distance and local carriers, dependence on key personnel, risks associated with industry concentration, and dependence on major customers and suppliers, risks associated with international operations, risks of government regulation, risks of possible service interruptions and natural disasters, risks associated with being an Internet service provider, risks of obtaining and maintaining rights of way for the fiber network, risks associated with variability of operating results, risks relating to ownership of proprietary rights, risks associated with the Year 2000 issues, and risks associated with general business and economic conditions.

                                    SUMMARY

    THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS OTHERWISE REFERRED TO HEREIN, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN UNDER THE CAPTION "RISK FACTORS" AND ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL DISCUSSIONS HEREIN OF THE HISTORICAL BUSINESS OPERATIONS OF THE COMPANY GIVE EFFECT TO, ON A PRO FORMA BASIS, THE CONSUMMATION ON AUGUST 26, 1998 OF THE COMBINATION (THE "COMBINATION") OF THE BUSINESSES OF CAPROCK TELECOMMUNICATIONS CORP., A TEXAS CORPORATION ("TELECOMMUNICATIONS"), CAPROCK FIBER NETWORK, LTD., A TEXAS LIMITED PARTNERSHIP (THE "PARTNERSHIP") AND IWL CONTEMPLATED BY THE MERGER AGREEMENT (AS DEFINED BELOW). UNLESS THE CONTEXT OTHERWISE REQUIRES OR AS OTHERWISE EXPRESSLY PROVIDED HEREIN, REFERENCES IN THIS PROSPECTUS TO "CAPROCK" OR THE "COMPANY" REFER TO CAPROCK COMMUNICATIONS CORP. AND ITS SUBSIDIARIES, COLLECTIVELY, TELECOMMUNICATIONS, THE PARTNERSHIP AND IWL AND THEIR RESPECTIVE SUBSIDIARIES AND PREDECESSORS. SEE "THE COMBINATION."

                                  THE COMPANY

    The Company is a regional facilities-based integrated communications provider (an "ICP") offering local, long distance, Internet, data and private line services to small and medium-sized businesses. The Company also provides switched and dedicated access, regional and international long distance, private lines and dark fiber to carrier customers. The Company currently owns and operates a 260 route mile fiber optic network along the Texas Gulf Coast, linking Houston, Victoria and Corpus Christi, Texas, and is in the process of expanding its network to approximately 800 route miles in Texas by the end of 1998. The Company intends to expand its network to approximately 5,500 route miles throughout Texas, Louisiana, Oklahoma, New Mexico and Arkansas ("Texas and the Gulf Coast region") by the end of 2000. The Company has over 60 carrier customers, including AT&T Corp. ("AT&T"), IXC Communications, Inc. ("IXC"), MCI Communications Corporation ("MCI"), Qwest Communications International Inc. ("Qwest") and Sprint Corporation ("Sprint"), as well as various regional independent telephone companies, such as Century Telephone Enterprises, Inc. and Lufkin Conroe Telephone. The Company's volume of monthly long distance minutes of traffic has grown from approximately 3.0 million minutes in April 1994 to approximately 82 million minutes in August 1998, which included approximately
10.8 million minutes of traffic terminated in Mexico.

    The Company is also a leading provider of communications services to offshore oil and gas customers in the Gulf of Mexico and the North Sea, where it provides turnkey communications solutions to multi-site clients such as Amoco Eurasia Petroleum Company, Chevron Information Technology Company, Polar Lights Company (a joint venture of Conoco Oil Company), Exxon Computing Services Company and Shell Offshore Services Company.

    The Company has been providing telecommunications services in Texas for more than 15 years. IWL began providing telecommunications services in Texas and Louisiana in 1981. IWL's core business initially focused on the provision of communications solutions to customers in the oil and gas industry. These business activities included the provision of advanced communications solutions to customers with operations in remote, difficult-access regions of the world. In 1992, the Company began providing voice, data and broadband services to carrier and commercial customers in Texas. As a result of its experience in providing a wide range of communications services, the Company believes that it has built significant name recognition and a valuable customer base in Texas and the Gulf Coast region.

    The Company intends to leverage its experience, name recognition and existing customer base to become the leading facilities-based ICP and the premier provider of carriers' carrier services in Texas and the Gulf Coast region. One of the keys to this strategy is completing the build out of its fiber optic network to approximately 5,500 route miles. The Company completed construction of the first 260 route miles of its fiber network in January 1997. The Company is currently expanding its network to approximately 800 route miles by the end of 1998, linking San Antonio, Austin, Laredo, McAllen, Harlingen, and Corpus Christi, Texas. The Company intends to expand its network to approximately 3,000 route miles by the end of 1999 and approximately 5,500 route miles by the end of 2000. The Company believes that its network, once completed, will be the most extensive alternative fiber network in Texas and the Gulf Coast region and will enable the Company to serve nearly every primary, secondary and tertiary city in the region. The Company's network is designed to be scalable and will have significant flexibility to meet future demand. The Company intends to include in its network advanced fiber capable of supporting dense wave division multiplexing with an OC-48 backbone scalable to OC-192. The Company intends to install 96 fibers and two spare ducts throughout most of its network and intends to retain on average 48 fiber strands. The routes of the network expansion are planned to be generally geographically diverse from the existing fiber networks of AT&T, IXC, MCI, Qwest, Sprint and WorldCom, Inc. ("WorldCom"). The fiber network will also interconnect with the fiber networks of selected Mexican carriers at multiple border crossings. To reduce the cost of fiber retained for its own use, the Company has purchased pipelines, sold duct and dark fiber to third parties, and jointly constructed segments with Teleport Communications Inc., a competitive local exchange carrier ("CLEC"), and with TCI Communications Inc., a cable television company. CapRock believes that its network, upon completion, will be one of the lowest net cost networks on a per fiber mile basis in Texas and the Gulf Coast region.

    The Company believes that the Combination will enable it to significantly accelerate the implementation of its business plan and to more rapidly achieve its business objectives by:

    - ENHANCING ITS REVENUE OPPORTUNITIES. The Company believes it will be able to enhance its revenue opportunities by leveraging the existing and planned fiber and switching network infrastructure of Telecommunications, the Partnership and IWL to offer voice, data and broadband services in markets geographically clustered near such infrastructure;

    - CREATING GREATER ORGANIZATIONAL DEPTH. The Company believes it will be able to create greater organizational depth through the combination of the sales, customer service and networking expertise of Telecommunications with the technological, project management and last mile distribution expertise of IWL and the fiber network construction and operational expertise of the Partnership;

    - PROVIDING IT WITH THE OPPORTUNITY TO CROSS-SELL PRODUCTS. The Company believes it will be able to cross-sell its products and provide single source onshore and offshore communications solutions to IWL's existing base of oil and gas customers and to Telecommunications' existing base of business and carrier customers throughout Texas and the Gulf Coast region;

    - CAPITALIZE ON INTERNATIONAL REVENUE OPPORTUNITIES. The Company believes it will be able to capitalize on international revenue opportunities through the combination of Telecommunications' customer base, the Partnership's planned network and IWL's relationships with foreign regulators and communications providers; and

    - REDUCING CAPITAL EXPENDITURES. The Company believes it will be able to reduce the combined capital expenditures of the three companies through the construction of a single communications infrastructure.

                               MARKET OPPORTUNITY

    The Company believes that the geographic market in which it competes offers significant opportunities for growth. Texas is the second largest state in the U.S. with a 1997 population of approximately 19.5 million and population growth of approximately 2% annually. Based on statistics published by the Federal Communications Commission ("FCC"), in 1998 it is expected that there will be over 3.7 million business access lines, approximately 7.7 million residential access lines and a total of approximately 11.5 million access lines in Texas, including those in the public sector. The Company believes that the growth rate of access lines in Texas will be approximately 5% annually. Based on published FCC statistics, in 1998 it is expected that the approximate number of access lines for business users, residential users and total lines in Texas and the Gulf Coast region will be approximately 5.4 million, 12.0 million, and 17.4 million, respectively.

    The Company believes it is well positioned to capture a significant portion of the growing international traffic between the United States and Mexico due to its location, its network buildout in Texas and its intent to interconnect with several Mexican carriers at multiple border points. In 1996, Mexico was the second largest destination for U.S. outbound telecommunications traffic, accounting for approximately 12.5% of the total international traffic originating in the U.S. The U.S. is the largest destination of outbound traffic from Mexico, accounting for approximately 86% of its total international traffic. In 1997, the telecommunications traffic into Mexico was approximately
2.9 billion minutes, while outgoing traffic amounted to approximately 1.2 billion minutes, with approximately 86% of this traffic originating or terminating in the United States. The Company estimates that over half this volume passed through gateways along the Texas border. In 1996, approximately 70% of the telecommunications traffic between the two countries originated in the U.S.

                               BUSINESS STRATEGY

    The Company's business objectives are to (i) become the leading ICP in Texas and the Gulf Coast region, offering local, long distance, data and private line services to end-user customers, (ii) establish itself as the premier carriers' carrier in Texas and the Gulf Coast region, providing voice, data and broadband services over the most extensive alternative fiber optic network in Texas and the Gulf Coast region and (iii) capitalize on the growing opportunities to provide international long distance and international project services. To achieve these objectives, the Company intends to:

    BECOME A SINGLE SOURCE PROVIDER OF COMMUNICATIONS AND NETWORK INTEGRATION SERVICES. The Company believes that there is significant demand among small and medium-sized business customers in its target markets for an integrated package of communications services and equipment tailored to satisfy the customer's total communications needs. The Company currently offers, on a non-integrated basis, local, domestic and international long distance, data (including asynchronous transfer mode ("ATM"), frame relay, and Internet) and broadband (including T-1, DS-3 and dark fiber) services. By the end of 1998, the Company intends to offer these services to customers as an integrated suite of products that will be invoiced on a single, convergent bill. The Company believes that its ability to provide an integrated package of communications services, to provide, install and maintain a broad range of communications equipment and to invoice these services on a single, convergent bill will enable it to (i) rapidly penetrate its targeted markets, (ii) capture virtually all of its existing and newly acquired customers' expenditures for telecommunications services and equipment, (iii) increase customer satisfaction, and (iv) reduce customer turnover.

    STRATEGICALLY BUILD OUT ITS REGIONAL FIBER NETWORK. The build-out of the Company's fiber optic network is a key element of the Company's objective of becoming the leading ICP and the premier carriers' carrier in its target markets. The Company's fiber optic backbone will provide it with a platform to offer an integrated package of voice, data and broadband services, as well as to access primary, secondary and tertiary cities and the tandems of incumbent local exchange carriers ("ILECs") throughout Texas and the Gulf Coast region. The Company intends to expand its network to cover approximately 5,500 route miles throughout Texas and the Gulf Coast region by the end of the year 2000, creating the most extensive alternative fiber network in the region. The Company believes that existing communications networks are inadequate for future requirements in Texas and the Gulf Coast region and that the secondary and tertiary markets located between the major markets in this region are currently underserved, creating a significant market opportunity for network expansion. The Company's network will provide other carriers with diverse routing and additional capacity to meet their future bandwidth demands. The Company's network will also interconnect with the networks of selected Mexican carriers at multiple border crossings, creating multiple synchronous optical network ("SONET") ring connections between the United States and Mexico. The completion of the Company's network will allow it to (i) originate and terminate most of its customers' voice and data traffic within the region on-net, (ii) dramatically increase its available broadband capacity and (iii) link together more markets than other competitive providers of communications services in the region.

    OFFER DATA, INTERNET AND ENHANCED SERVICES TO ACCELERATE MARKET PENETRATION AND MINIMIZE POTENTIAL CUSTOMER TURNOVER. Data services represent one of the fastest growing product segments in the communications industry. The Company believes it can accelerate new account penetration and minimize potential customer turnover by offering local area network ("LAN") interconnection, frame relay, Internet services, Integrated Services Digital Network ("ISDN"), digital subscriber line ("DSL"), Web page design, Web server hosting, and other enhanced services not generally available from the ILECs (or available only at prices higher than those the Company intends to charge) in conjunction with traditional local and long distance services. The Company intends to leverage its expertise in providing multi-point and last mile solutions for data-intensive customers by offering such services to small and medium-sized business customers, as well as by targeting data-intensive and multi-point customers, such as banks, financial institutions and health care providers. In addition, the Company believes that it can take advantage of opportunities for revenue growth through cross selling its onshore integrated data services to existing oil and gas customers and customers with operations in remote, difficult-access regions.

    BUILD MARKET SHARE THROUGH PERSONALIZED SALES AND CUSTOMER SERVICE. The Company believes the most effective method of acquiring and retaining a high quality customer base is through a consultative, face-to-face sales process to develop creative solutions and respond rapidly to customers' communications needs, as well as providing superior and personalized customer service. Management believes that small and medium-sized business customers in its target markets have been neglected by the ILECs with respect to these approaches. The Company's sales management team is composed of executives with experience in managing a large number of direct and agent sales specialists in the telecommunications industry. As of August 31, 1998, the Company's direct sales force consisted of 41 account executives, and the Company had 100 sales agents located throughout Texas. The Company intends to recruit, train and deploy approximately 60 additional account executives by the end of 1998 and an additional 100 account executives by the end of 1999. The Company believes it will be able to attract and retain highly qualified sales and support personnel by offering them the opportunity to (i) work with an experienced and success proven management team in building a developing, entrepreneurial company, (ii) market a comprehensive set of products and services and customer care options, and (iii) participate in the potential economic returns made available through a results-oriented compensation package emphasizing sales commissions and equity incentives.

    DEVELOP EFFICIENT AUTOMATED BACK OFFICE SYSTEMS. The Company handles its provisioning, customer care, convergent billing and traffic reporting functions on a proprietary software platform currently being developed by RiverRock Systems, Ltd., a Texas limited partnership ("RiverRock") in which the Company is a limited partner. These operations support systems ("OSS") and other back office systems are required to enter, schedule and track a customer's order from the point of sale to the installation and testing of service. These systems also include or interface with trouble management, inventory, billing, collection and customer service systems. The system is scalable and flexible to support the Company's expected future back office requirements. The system, when fully implemented, will enable the Company to: (i) minimize the time to initiate local and long distance services for new customers internally and through the ILEC (commonly referred to as provisioning), (ii) provide detailed and customized customer billing information, (iii) respond quickly to customers' needs and information requests, and (iv) monitor and analyze traffic, financial and operating trends. The Company believes that this system, when fully implemented, will provide a significant competitive advantage in terms of cost, ability to process large order volumes, and customer service as compared to ILECs using legacy systems and CLECs that outsource back-office services or that do not have an advanced OSS platform.

    EXPAND INTERNATIONAL SERVICE OFFERINGS. The Company believes that it can leverage its existing international commercial relationships, its regulatory expertise, its extensive relationships with domestic carriers and its points of presence in Texas, Russia and Scotland to significantly increase the Company's international traffic, including traffic to and from Mexico. Based on published FCC statistics, in 1997 the incoming telecommunications traffic for Mexico was approximately 2.9 billion minutes, while outgoing traffic amounted to approximately 1.2 billion minutes, and approximately 86% of this traffic originated or terminated in the United States. The Company estimates that over half this volume passed through gateways along the Texas border.

    PURSUE ACQUISITIONS AND STRATEGIC ALLIANCES. In the Company's target markets, a large number of small private companies provide local and long distance services, data services, Internet services, and telecommunications equipment. This fragmentation creates numerous opportunities for the Company to acquire industry participants that can provide technical support, management talent, customers and product extensions and could enable the Company to accelerate the implementation of its business plan. The Company also intends to pursue strategic relationships with utilities, state transportation departments and other governmental authorities. As part of its growth plan, the Company has been discussing and continues to discuss with other companies in its region business ventures and combinations, including potential mergers and acquisitions.

    LEVERAGE ITS EXPERIENCED MANAGEMENT TEAM. The Company's management team includes individuals with significant experience in the deployment and marketing of communications services. Jere W. Thompson, Jr., Chief Executive Officer of the Company, founded the Partnership in 1992. Ignatius W. Leonards, President of the Company, founded IWL in 1981 and has over 23 years of experience in the telecommunications industry. Timothy W. Rogers, Timothy M. Terrell and Scott L. Roberts, each Executive Vice Presidents of the Company, founded Telecommunications in 1991 and have a combined 33 years of telecommunications experience working at Sprint, Qwest and Telecommunications in carrier and commercial sales. Byron M. Allen, an Executive Vice President of the Company, has five years of experience in the domestic and international telecommunications industry, and Kevin W. McAleer, the Company's Chief Financial Officer, has over 16 years of experience as the chief financial officer of publicly-held companies.

                      NETWORK BUILDOUT AND FINANCING PLAN

    By the end of the year 2000, the Company intends to build out its fiber optic network to approximately 5,500 route miles throughout Texas and the Gulf Coast region. CapRock intends to use advanced fiber capable of supporting dense wave division multiplexing with an OC-48 backbone scalable to OC-192. The Company intends to install 96 fibers throughout most of its network and intends to retain on average 48 fiber strands. The Company estimates total gross capital expenditures of approximately $340 million to complete its planned network buildout, including fiber, switching equipment, construction costs and network electronics. The Company believes that the net proceeds from the Private Offering, together with cash flow from operations, borrowings under the Credit Facility (as defined below), or other credit facilities or bank debt, vendor financings, sales of dark fiber and other sources of financing, will be sufficient to fund its capital expenditures and working capital requirements for the next 18 months. Additional capital will be required after such time to finance the Company's network buildout. If the Company is unable to obtain such capital, the build out of its network may be significantly delayed, curtailed or abandoned. The Company is currently negotiating with a lender to obtain a senior credit facility in the amount of $25 million (the "Credit Facility"). In addition, the Company may accelerate the rate of deployment of its network, which in turn may accelerate the Company's need for additional capital. The Company's actual capital requirements will also be affected, possibly materially, by various factors, including the timing and actual cost of the deployment of the Company's network, the timing and cost of expansion into new markets, the extent of competition and the pricing of telecommunications services in its markets.

               THE COMBINATION AND ISSUANCE OF THE PRIVATE NOTES

    The Company is a Texas corporation that was formed on February 3, 1998 to be a holding company for Telecommunications, the Partnership and IWL and their respective subsidiaries following the consummation of the Combination. On February 16, 1998, Telecommunications, the Partnership, IWL, the Company and certain other parties entered into an Agreement and Plan of Merger and Plan of Exchange, as amended (as so amended, the "Merger Agreement"), providing for the mergers (the "Mergers") of newly-formed subsidiaries of the Company into IWL and Telecommunications, with IWL and Telecommunications surviving such Mergers as wholly owned subsidiaries of the Company, and the exchange (the "Interest Exchange") of the general partnership interest and all of the limited partnership interests (collectively, the "Partnership Interests") in the Partnership that are validly tendered to and accepted by the Company for shares of the common stock, par value $.01 per share, of the Company (the "Common Stock" or "CapRock Common Stock" ). On August 26, 1998, the Company announced that it had completed the Mergers and the Interest Exchange pursuant to the Merger Agreement. At the effective time of the Mergers and the Interest Exchange, all previously outstanding shares of IWL common stock ceased to exist and each such share was converted into and became exchangeable for one share of CapRock Common Stock, all previously outstanding shares of Telecommunications common stock ceased to exist and each such share was converted into and became exchangeable for 1.789030878 shares of CapRock Common Stock and each one percent (1%) of the Partnership Interests issued and outstanding was exchanged for 63,194.54 shares of CapRock Common Stock. In addition, IWL and Telecommunications stock options and warrants that were outstanding and unexercised at the Effective Time were assumed by the Company and converted into options and warrants to purchase shares of CapRock Common Stock. Prior to the Effective Time, the shares of CapRock Common Stock issuable in connection with the Combination were registered for issuance under the Securities Act, and the CapRock Common Stock was approved for listing on the Nasdaq National Market under the symbol "CPRK."

    On July 16, 1998, the Company, Telecommunications and the Partnership (with IWL as a guarantor of certain obligations with respect to the Private Notes) sold, through a private placement under Rule 144A under the Securities Act, Private Notes in the aggregate principal amount of $150 million. The Indenture provided that the Company, Telecommunications and the Partnership (with IWL as a guarantor) would be required to make an offer to purchase the Private Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repayment, in the event that the Combination was not consummated and certain other conditions were not satisfied by August 31, 1998, or if it appeared, in the sole judgment of the Company, Telecommunications, the Partnership and IWL, that the Combination would not be consummated or such conditions would not be satisfied by such date. In addition, in connection therewith, prior to a specified date, approximately $145 million of the net proceeds from the offering of the Private Notes were held in an escrow account pursuant to the terms of an escrow and security agreement. In connection with the consummation of the Combination on August 26, 1998, Telecommunications and the Partnership were released as (and are no longer) co-obligors under the Private Notes (and IWL was released from its obligations under such offer to purchase), with the Company remaining the sole obligor thereunder, and the proceeds from the offering of the Private Notes held in escrow were disbursed to the Company.

    The mailing address of the Company's principal executive offices is Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240 and its telephone number is (972) 982-9500.

                               THE EXCHANGE OFFER


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The Exchange Offer................  The Company is hereby offering to exchange $1,000 principal amount at maturity of Exchange Notes for each
                                    $1,000 principal amount at maturity of Private Notes
                                    that are properly tendered and accepted. As of the date
                                    hereof, $150,000,000 aggregate principal amount at
                                    maturity of Private Notes is outstanding. The Company
                                    will issue the Exchange Notes to Holders promptly
                                    following the Expiration Date. See "Risk Factors--
                                    Consequences of Failure to Exchange." Holders of the
                                    Private Notes do not have appraisal or dissenter's
                                    rights in connection with the Exchange Offer under the
                                    Texas Business Corporation Act, the governing law of the
                                    state of incorporation of the Company.

Minimum Condition.................  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being
                                    tendered or accepted for exchange.

Expiration Date...................  5:00 p.m., New York City time, on November 13, 1998 unless the Exchange Offer is extended, in which case the
                                    term "Expiration Date" means the latest date and time to
                                    which the Exchange Offer is extended.

Registration Rights
  Agreement.......................  The Private Notes were sold by the Company on July 16,
                                    1998 to Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated, Donaldson, Lufkin & Jenrette Securities
                                    Corporation and Banc One Capital Markets, Inc., who
                                    placed the Private Notes with qualified institutional
                                    buyers in reliance on Rule 144A under the Securities
                                    Act. In connection therewith, the Company executed and
                                    delivered for the benefit of the holders of the Private
                                    Notes a registration rights agreement (the "Registration
                                    Rights Agreement") providing for, among other things,
                                    certain exchange and registration rights. The Exchange
                                    Offer is intended to satisfy such rights. Holders of the
                                    Exchange Notes will not be entitled to any exchange or
                                    registration rights with respect to the Exchange Notes.

Conditions to the Exchange          The Exchange Offer is subject to certain customary
  Offer...........................  conditions, which may be waived by the Company. The
                                    Exchange Offer is not conditioned upon any minimum
                                    aggregate principal amount of Private Notes being
                                    tendered for exchange. See "The Exchange
                                    Offer--Conditions." The Company reserves the right to
                                    terminate or amend the Exchange Offer at any time prior
                                    to the Expiration Date upon the occurrence of any such
                                    condition. NO VOTE OF THE COMPANY'S SECURITY HOLDERS IS
                                    REQUIRED TO EFFECT THE EXCHANGE OFFER AND NO SUCH VOTE
                                    (OR PROXY THEREFOR) IS BEING SOUGHT HEREBY.

Procedures for Tendering Private
  Notes...........................  Each Holder of Private Notes wishing to accept the
                                    Exchange Offer must complete, sign and date the Letter
                                    of Transmittal, or a facsimile thereof, in accordance
                                    with the instructions
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                                       11
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                                    contained herein and therein, and mail or otherwise
                                    deliver such Letter of Transmittal, or such facsimile,
                                    together with the Private Notes and any other required
                                    documentation to PNC Bank, National Association, as
                                    exchange agent (the "Exchange Agent"), at the address
                                    set forth herein. See "The Exchange Offer--Procedures
                                    for Tendering" and "Plan of Distribution."

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender should
                                    contact such registered Holder promptly and instruct
                                    such registered Holder to tender on such beneficial
                                    owner's behalf. If such beneficial owner wishes to
                                    tender on such owner's own behalf, such owner must,
                                    prior to completing and executing the Letter of
                                    Transmittal and delivering such owner's Private Notes,
                                    either make appropriate arrangements to register
                                    ownership of the Private Notes in such owner's name or
                                    obtain a properly completed bond power from the
                                    registered Holder. The transfer of registered ownership
                                    may take considerable time and may not be able to be
                                    completed prior to the Expiration Date. See "The
                                    Exchange Offer--Procedures for Tendering."

Guaranteed Delivery Procedures....  Holders of Private Notes who wish to tender their
                                    Private Notes and whose Private Notes are not
                                    immediately available or who cannot deliver their
                                    Private Notes, the Letter of Transmittal or any other
                                    documents required by the Letter of Transmittal to the
                                    Exchange Agent prior to the Expiration Date must tender
                                    their Private Notes according to the guaranteed delivery
                                    procedures set forth in "The Exchange Offer--Guaranteed
                                    Delivery Procedures."

Withdrawal Rights.................  Tenders may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the Expiration Date. See "The
                                    Exchange Offer--Withdrawal of Tenders."

Acceptance of Private Notes and
  Delivery of Exchange Notes......  The Company will accept for exchange any and all Private
                                    Notes which are properly tendered in the Exchange Offer
                                    prior to 5:00 p.m., New York City time, on the
                                    Expiration Date. The Exchange Notes issued pursuant to
                                    the Exchange Offer will be delivered promptly following
                                    the Expiration Date. See "The Exchange Offer--Terms of
                                    the Exchange Offer."

Certain United States Federal       The exchange of Private Notes for Exchange Notes by
  Income Tax Consequences.........  tendering holders will not be a taxable exchange for
                                    United States federal income tax purposes, and such
                                    holders will not recognize any taxable gain or loss or
                                    any interest income for United States federal income tax
                                    purposes as a result of such exchange (assuming no
                                    Special Interest becomes due). However, the Company
                                    recommends that each holder consult such holder's own
                                    tax advisor. See "Certain United States Federal Income
                                    Tax Considerations."
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                                       12
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Use of Proceeds...................  There will be no proceeds to the Company from, and the
                                    Company has agreed to bear the expenses of, the Exchange
                                    Offer.

Resales of Exchange Notes.........  Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties
                                    unrelated to the Company, the Company believes that the
                                    Exchange Notes issued pursuant to the Exchange Offer in
                                    exchange for Private Notes may be offered for resale,
                                    resold and otherwise transferred by any person receiving
                                    such Exchange Notes, whether or not such person is the
                                    holder thereof (other than any broker-dealer, as set
                                    forth below, and any such holder or other person which
                                    is an "affiliate" of the Company within the meaning of
                                    Rule 405 under the Securities Act), without compliance
                                    with the registration and prospectus delivery provisions
                                    of the Securities Act, provided that such Exchange Notes
                                    are acquired in the ordinary course of business of such
                                    holder or such other person and such holder or other
                                    person is not engaged in, has no intention to engage in,
                                    and has no arrangement or understanding with any person
                                    to participate in the distribution of such Exchange
                                    Notes. Each holder or other person accepting the
                                    Exchange Offer will be required to represent to the
                                    Company in the Letter of Transmittal that (i) any
                                    Exchange Notes acquired in exchange for Private Notes
                                    tendered in the Exchange Offer will be acquired in the
                                    ordinary course of business of the holder or other
                                    person receiving such Exchange Notes, (ii) if the holder
                                    or any such other person is not a broker-dealer, then
                                    neither the holder nor any such other person is engaged
                                    in or intends to engage in a distribution of such
                                    Exchange Notes, (iii) neither the holder nor any such
                                    other person has an arrangement or understanding with
                                    any person to participate in the distribution (within
                                    the meaning of the Securities Act) of such Exchange
                                    Notes, and (iv) neither the holder nor any such other
                                    person is an "affiliate" (as defined in Rule 405 under
                                    the Securities Act) of the Company. Any holder or other
                                    person who tenders Private Notes in the Exchange Offer
                                    with the intention to participate, or for the purpose of
                                    participating, in a distribution of the Exchange Notes
                                    or who is an affiliate of the Company may not rely upon
                                    such interpretations by the staff of the Commission and,
                                    in the absence of an exemption therefrom, must comply
                                    with the registration and prospectus delivery
                                    requirements of the Securities Act in connection with
                                    any secondary resale transaction. Failure to comply with
                                    such requirements in such instance may result in such
                                    holder or other person incurring liabilities under the
                                    Securities Act for which the holder or other person is
                                    not indemnified by the Company. The Company has not
                                    sought a no-action letter for the Exchange Offer and is
                                    instead relying upon interpretations by the staff of the
                                    Commission set forth in no-action letters issued to
                                    third parties unrelated to the Company. There can be no
                                    assurance that the
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                                       13
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                                    staff of the Commission would make a similar
                                    determination with respect to the Exchange Offer.

                                    Any broker-dealer that acquired Private Notes for its
                                    own account as a result of market-making activities or
                                    other trading activities may be deemed to be an
                                    "underwriter" under the Securities Act. Each
                                    broker-dealer that receives Exchange Notes for its own
                                    account in exchange for Private Notes, where such
                                    Private Notes were acquired by such broker-dealer as a
                                    result of market-making activities or other trading
                                    activities, must acknowledge that it will deliver a
                                    prospectus meeting the requirements of the Securities
                                    Act in connection with any resale of such Exchange
                                    Notes. The Letter of Transmittal states that by so
                                    acknowledging and by delivering a prospectus, a broker-
                                    dealer will not be deemed to admit that it is an
                                    "underwriter" within the meaning of the Securities Act.
                                    This Prospectus, as it may be amended or supplemented
                                    from time to time, may be used by a broker-dealer in
                                    connection with any resale of the Exchange Notes
                                    received in exchange for Private Notes where such
                                    Private Notes were acquired by such broker-dealer as a
                                    result of market-making or other trading activities. The
                                    Company has agreed that, for a period of 180 days after
                                    the Expiration Date, it will make this Prospectus
                                    available to any broker-dealer for use in connection
                                    with any such resale. See "The Exchange Offer" and "Plan
                                    of Distribution."

Registration Requirements.........  The Company has agreed to pay Special Interest on the
                                    Private Notes if (i) the Exchange Offer is not
                                    consummated or, if required, a Shelf Registration
                                    Statement (as defined below) with respect to the Private
                                    Notes is not declared effective, by February 16, 1999 or
                                    (ii) the Exchange Offer Registration Statement is
                                    declared effective but thereafter ceases to be effective
                                    or useable. In the event that (i) the Company is not
                                    permitted under the Securities Act to consummate the
                                    Exchange Offer because the Exchange Offer is not
                                    permitted by applicable law or Commission policy, (ii)
                                    the Exchange Offer is not for any other reason
                                    consummated by February 16, 1999 and (iii) certain other
                                    circumstances occur, then the Company has agreed to file
                                    a shelf registration statement (the "Shelf Registration
                                    Statement") with the Commission to cover resales of the
                                    Private Notes and to use its best efforts to cause such
                                    Shelf Registration Statement to be declared effective
                                    under the Securities Act and, subject to certain
                                    exceptions, to keep such Shelf Registration Statement
                                    effective until the earlier of (a) the second
                                    anniversary of the effective date of the Shelf
                                    Registration Statement and (b) such time as all of the
                                    Private Notes covered by the Shelf Registration
                                    Statement have been sold thereunder or otherwise cease
                                    to be subject to restrictions on resale. See
                                    "Registration Rights Agreement."

Effect on Holders of Private        As a result of the making of the Exchange Offer, and
  Notes...........................  upon acceptance for exchange of all validly tendered
                                    Private Notes pursuant to the terms of the Exchange
                                    Offer, the Company will
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                                       14
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                                    have fulfilled certain obligations under the terms of
                                    the Private Notes and the Registration Rights Agreement
                                    and, accordingly, the holders of the Private Notes will
                                    have no further registration or other rights under the
                                    Registration Rights Agreement, except under certain
                                    limited circumstances. See "The Exchange Offer--Purpose
                                    and Effect of the Exchange Offer." Holders of the
                                    Private Notes who do not tender their Private Notes in
                                    the Exchange Offer will continue to hold such Private
                                    Notes and will be entitled to all the rights (including
                                    the accrual of interest) and limitations applicable
                                    thereto under the Indenture. All untendered, and
                                    tendered but unaccepted, Private Notes will continue to
                                    be subject to the restrictions on transfer provided for
                                    in the Private Notes and the Indenture. To the extent
                                    that Private Notes are tendered and accepted in the
                                    Exchange Offer, the trading market, if any, for the
                                    Private Notes not so tendered could be adversely
                                    affected. See "Risk Factors--Consequences of Failure to
                                    Exchange."

Exchange Agent....................  PNC Bank, National Association, is serving as Exchange
                                    Agent in connection with the Exchange Offer. See "The
                                    Exchange Offer--Exchange Agent."
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                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

    The Exchange Offer applies to $150,000,000 aggregate principal amount at maturity of Private Notes. The terms of the Exchange Notes are identical in all material respects to the Private Notes, except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain terms providing for an increase in the interest rate on the Private Notes under certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Private Notes and will be entitled to the benefits of the Indenture, under which both the Private Notes were, and the Exchange Notes will be, issued. See "Description of the Notes."

The Exchange Notes................  $150,000,000 aggregate principal amount at maturity of
                                    12% Senior Notes due 2008, Series B.

Maturity Date.....................  July 15, 2008

Interest..........................  Interest on the Exchange Notes is payable semiannually in cash on January 15 and July 15 of each year,
                                    commencing January 15, 1999.
Ranking...........................  The Exchange Notes will be general senior unsecured obligations of the Company, and as such, will rank PARI
                                    PASSU in right of payment with all existing and future
                                    unsecured and unsubordinated Indebtedness of the
                                    Company. The Exchange Notes will be effectively
                                    subordinated in right of payment to all secured
                                    Indebtedness of the Company to the extent of the value
                                    of the assets securing such Indebtedness. In addition,
                                    the Company is a holding company, and the Exchange Notes
                                    will be effectively subordinated to all existing and
                                    future Indebtedness and other liabilities (including
                                    trade payables) of the Company's subsidiaries. As of
                                    June 30, 1998, after giving pro forma effect to the
                                    Private Offering and the application of the net proceeds

                                    therefrom and the consummation of the Combination, the
                                    Company and its subsidiaries, on a consolidated basis
                                    would have had approximately $19 million of liabilities
                                    (excluding intercompany payables and the Private Notes),
                                    all of which would have been liabilities of subsidiaries
                                    of the Company and all of which would have been
                                    structurally senior to the Private Notes and the
                                    Exchange Notes. See "Description of the Notes--
                                    Ranking."
Optional Redemption...............  The Exchange Notes will be redeemable at the Company's option, in whole or in part, at any time on or after
                                    July 15, 2003 at the redemption prices set forth herein
                                    together with accrued and unpaid interest, if any, to
                                    the date of redemption.
Change of Control.................  Upon the occurrence of a Change of Control, each holder of Exchange Notes may require the Company to make an
                                    offer to purchase all outstanding Exchange Notes at a
                                    purchase price equal to 101% of the principal amount
                                    thereof, together with accrued and unpaid interest, if
                                    any, to the date of purchase. See "Description of the
                                    Notes--Certain Covenants." There can be no assurance
                                    that the Company will have available, or will be able to
                                    acquire from alternative sources of financing, funds
                                    sufficient to repurchase the Exchange Notes in the event
                                    of a Change of Control. See "Risk Factors--Purchase of
                                    Notes Upon a Change of Control."
Certain Covenants.................  The Indenture contains certain covenants that restrict, among other things, the ability of the Company and its
                                    Restricted Subsidiaries to (i) incur certain
                                    indebtedness, (ii) pay dividends and make certain other
                                    restricted payments, (iii) create liens, (iv) permit
                                    other restrictions on dividends and other payments by
                                    Restricted Subsidiaries, (v) issue and sell Capital
                                    Stock of Restricted Subsidiaries, (vi) guarantee certain
                                    indebtedness, (vii) sell assets, (viii) enter into
                                    transactions with Affiliates (as defined), (ix) merge,
                                    consolidate or transfer substantially all of the assets
                                    of the Company and (x) make investments in any
                                    Unrestricted Subsidiary (as defined). The covenants
                                    require the Company to make an offer to purchase
                                    specified amounts of Notes in the event of certain asset
                                    sales. There can be no assurance that the Company will
                                    have sufficient funds to complete any purchase of
                                    Exchange Notes upon such a sale of assets. See
                                    "Description of the Notes--Certain Covenants."

                                  RISK FACTORS

    See "Risk Factors" beginning on page 19 for a discussion of certain factors that should be considered by prospective investors in connection with the Exchange Offer and an investment in the Exchange Notes.

           SUMMARY SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL DATA

    On August 26, 1998, the Company completed the Combination with Telecommunications, IWL and the Partnership. The Combination was accounted for as a pooling-of-interests. All financial data of the Company, including the Company's previously issued financial statements for the periods presented in this Prospectus, have been restated to include the historical financial information of Telecommunications, IWL and the Partnership in accordance with generally accepted accounting principles and pursuant to Regulation S-X. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of interests methods in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of CapRock Communications Corp. and its subsidiaries after financial statements covering the date of consummation of the Combination are issued. The supplemental consolidated condensed financial data are based upon the respective historical financial statements of IWL, Telecommunications, and the Partnership and should be read in conjunction with such historical financial statements and the notes thereto and the supplemental consolidated financial statements and notes thereto, which are included elsewhere in this Prospectus. In May 1998, IWL changed its fiscal year end to coincide with the fiscal years of the Company, Telecommunications and the Partnership. Accordingly, the supplemental consolidated statement of operations data for 1997 is presented for the 12 months ended December 31, 1997 on a combined basis for all three entities. The supplemental consolidated balance sheet data and statement of operations data at and for the six-month period ended June 30, 1998 also combine the financial statements of IWL with those of Telecommunications and the Partnership. The unaudited supplemental consolidated condensed statements of operations data for the years ended December 31, 1995 and 1996 combine IWL's consolidated statements of operations data for the years ended June 30, 1995 and 1996 with the Telecommunications and Partnership statements of operations data for the years ended December 31, 1995 and 1996. The net income of IWL for the six month period ended December 31, 1996 was excluded from the supplemental consolidated condensed statement of operations for the year ended December 31, 1996, as a result of the non-conforming year ends for such period in the amount of approximately $260,000. This amount was included as an adjustment to retained earnings in the Supplemental Consolidated Statement of Stockholders' Equity. IWL's cash flow for this period was added to the 1997 beginning balance in the Supplemental Consolidated Statement of Cash Flows.

    The summary information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Combination had been consummated as presented in the accompanying Supplemental Consolidated financial statements of CapRock Communications Corp. and subsidiaries, nor is it necessarily indicative of future operating results or financial position.

                                                                                                        SIX MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                     -------------------------------  --------------------
                                                                       1995       1996       1997       1997       1998
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AND OTHER DATA)
STATEMENTS OF OPERATIONS DATA:
Revenues(1)........................................................  $  29,407  $  50,970  $  75,350  $  35,671  $  51,420
Cost of revenues...................................................     21,185     39,357     52,472     25,843     34,035
                                                                     ---------  ---------  ---------  ---------  ---------
Gross profit.......................................................      8,222     11,613     22,878      9,828     17,385
Operating expenses:
  Selling, general and administrative..............................      7,326      8,983     14,074      6,453      9,560
  Depreciation and amortization....................................      1,186      1,536      3,346      1,419      2,250
                                                                     ---------  ---------  ---------  ---------  ---------
Total operating expenses...........................................      8,512     10,519     17,420      7,872     11,810
Operating costs and expenses.......................................     29,696     49,876     69,892     33,715     45,845
                                                                     ---------  ---------  ---------  ---------  ---------
Operating income (loss)............................................       (289)     1,094      5,458      1,956      5,575
Other income (expense).............................................        150         41        220        110        104
Interest expense, net..............................................       (484)      (585)    (1,603)      (839)      (919)
                                                                     ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and extraordinary item...........       (623)       550      4,075      1,227      4,760

                                                                                                        SIX MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                     -------------------------------  --------------------
                                                                       1995       1996       1997       1997       1998
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AND OTHER DATA)
Income tax expense (benefit).......................................         48        226      1,514        391      1,887
                                                                     ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item............................       (671)       324      2,561        836      2,873
Extraordinary item, net of tax.....................................        645         --         --         --         --
                                                                     ---------  ---------  ---------  ---------  ---------
Net income (loss)..................................................  $     (26) $     324  $   2,561  $     836  $   2,873
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------
Pro forma income taxes:
Income (loss) before income taxes and extraordinary item...........  $    (623) $     551  $   4,075  $   1,227  $   4,760
Pro forma income taxes(2)..........................................       (211)       143      1,475        383      1,887
                                                                     ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item............................       (412)       408      2,600        844      2,873
Extraordinary item, net of pro forma taxes (3).....................        397         --         --         --         --
                                                                     ---------  ---------  ---------  ---------  ---------
Pro forma net income (loss)........................................  $     (15) $     408  $   2,600  $     844  $   2,873
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------
Pro forma and historical earnings (loss) per common share(4):......
  Income (loss) before extraordinary item..........................  $   (.002) $    0.01  $    0.09  $    0.03  $    0.10
  Extraordinary item, net of tax...................................       .002         --         --         --         --
                                                                     ---------  ---------  ---------  ---------  ---------
    Basic and Diluted..............................................  $      --  $    0.01  $    0.09  $    0.03  $    0.10
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------
Weighted average shares used in per share computation..............     25,921     27,146     27,984     27,295     28,850
OTHER DATA:
Ratio of earnings to fixed charges(5)..............................       1.0x       1.6x       2.7x       2.1x       4.2x

                                                                          JUNE 30, 1998
                                                                          -------------
                                                                               (IN
                                                                           THOUSANDS)
                                                                          -------------
BALANCE SHEET DATA:
Cash and cash equivalents...............................................    $     742
Working capital (deficit)...............................................      (15,563)
Property, plant and equipment, net......................................       33,953
Total assets............................................................       60,048
Long-term debt and capital lease obligations, net of current portion....        1,748
Stockholders' equity....................................................       18,647

------------------------------

(1) Includes the resale of Alcatel Network Systems, Inc. ("Alcatel") products and other equipment and hardware to a subsidiary of Shell Oil Company ("Shell"). For the 12 months ended June 30, 1996 and December 31, 1997, the Shell subsidiary purchased from the Company approximately $10.6 million and $2.9 million of Alcatel products and other equipment and hardware, respectively. The Shell project was substantially completed in May 1997 and, therefore, is not expected to contribute in a material manner to total sales in future periods.

(2) Pro forma income taxes include a pro forma tax benefit adjustment of $11,000, $84,000, $39,000 and $8,000 for the years ended December 31, 1995,
    1996 and 1997 and for the six months ended June 30, 1997, respectively. These adjustments were made to reflect the tax expenses that would have been recorded if the Partnership had been taxed as a C Corporation in those years. The Partnership elected to be taxed as a corporation in January, 1998.

(3) The extraordinary gain of approximately $397,000 relates to the extinguishment of certain lease obligations in 1995 for the Partnership. The extraordinary item is shown on a pro forma basis, net of income taxes of $248,000 (See Note 2).

(4) Pro forma and historical earnings (loss) per common share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share" for all periods presented.

(5) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations, before income taxes and fixed charges of the Company. Fixed charges consist of interest charges, amortization of debt issuance costs, capitalized interest and the portion of rent expense under operating leases representing interest (estimated to be one-third of such expense).

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE TENDERING THEIR PRIVATE NOTES FOR THE EXCHANGE NOTES OFFERED HEREBY, HOLDERS OF PRIVATE NOTES SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, WHICH MAY BE GENERALLY APPLICABLE TO THE PRIVATE NOTES AS WELL AS TO THE EXCHANGE NOTES.


CONSEQUENCES OF FAILURE TO EXCHANGE



    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13,
1988) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter"), and similar letters, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by any person receiving such Exchange Notes, whether or not such person is the holder thereof (other than any broker-dealer, as set forth below, and any such holder or other person which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of business of such holder or such other person and such holder or other person is not engaged in, has no intention to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder or other person who tenders Private Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder or other person incurring liabilities under the Securities Act for which the holder or other person is not indemnified by the Company. Any broker-dealer that acquired Private Notes for its own account as a result of market-making activities or other trading activities may be deemed to be an "underwriter" under the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer" and "Plan of Distribution." Upon consummation of the Exchange Offer, holders of Private Notes that remain outstanding will not be entitled to any rights under the Registration Rights Agreement to have such Private Notes registered for resale under the Securities Act, except under certain limited circumstances. As a result, holders of Private Notes who do not exchange their Private Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Private Notes, as set forth in the legend thereon, as a consequence of the issuance of the Private Notes pursuant to exemptions from, or in transactions not subject to, the requirements of the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Private Notes under the Securities Act. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Private Notes not so tendered could be adversely affected. See "The Exchange Offer."


FAILURE TO COMPLY WITH EXCHANGE OFFER PROCEDURES

    Issuance of the Exchange Notes in exchange for the Private Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Holders of Private Notes who do not exchange their Private Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Private Notes as set forth in the legend thereon. See "The Exchange Offer."

SUBSTANTIAL INDEBTEDNESS; RESTRICTIVE COVENANTS

    As a result of the Private Offering, the Company is highly leveraged. At June 30, 1998, on a pro forma basis after giving effect to the consummation of the Combination and the Private Offering and the application of the net proceeds therefrom, the Company would have had total consolidated indebtedness of $150 million before the costs of the Combination and the Private Offering (or approximately 90% of the total capitalization of the Company) and the total liabilities of the Company (including trade accounts payable and accrued liabilities) would have been approximately $169 million. See "Capitalization." The degree to which the Company is leveraged may adversely affect the Company's ability to finance its future operations, to compete effectively against better capitalized companies, to be flexible in planning for, or reacting to, changes in its business, to withstand downturns in its business or the economy generally, and to pursue business opportunities that may be in the best interests of the Company.

    The successful implementation of the Company's strategy, including expanding its network, increasing its sales force and obtaining and retaining a significant number of customers in order to generate significant and sustained growth in the Company's cash flow, will be necessary for the Company to be able to meet its debt service requirements, including its obligations under the Notes. There can be no assurance that the Company will successfully implement its strategy or that the Company will be able to generate sufficient cash flow from operating activities to meet its debt service obligations and working capital requirements. In the event the implementation of the Company's strategy is delayed or is unsuccessful or the Company does not generate sufficient cash flow to meet its debt service and working capital requirements, the Company may need to seek additional financing. There can be no assurance that any such financing could be obtained on terms that are acceptable to the Company, or at all. In the absence of such financing, the Company could be forced to dispose of assets in order to make up for any shortfall in the payments due on its indebtedness under circumstances that might not be favorable to realizing the highest price for such assets. As a result, there can be no assurance that the Company's assets could be sold quickly enough or for sufficient amounts to enable the Company to meet its obligations, including its obligations with respect to the Notes.

    The Credit Facility is likely to and the Indenture (as defined below) does impose operating and financial restrictions on the Company and its Subsidiaries. These restrictions will affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its Subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from the disposal of assets, make investments, make dividend payments and other distributions on capital stock (other than to the Company) and redeem capital stock. In addition, the Credit Facility is expected to require the Company to maintain certain financial ratios and meet certain financial covenants relating to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CapRock-- Credit Facility" and "Description of the Notes." There can be no assurance that the Company will be able to maintain such ratios or that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the best interest of the Company.

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

    The Company is a holding company with no direct operations and no significant assets other than its direct and indirect ownership interests in the Subsidiaries. The Private Notes are and the Exchange Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all future senior indebtedness of the Company, if any, and senior in right of payment to all future subordinated indebtedness of the Company, if any. The Company does not currently have any other existing debt other than debt of the Subsidiaries. Each of the Company's Subsidiaries is a separate legal entity that has no obligation to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Because the Notes are not be guaranteed by the Subsidiaries, all indebtedness of the Subsidiaries, including the Subsidiaries' borrowings under the Credit Facility, any vendor financings and trade payables, will be structurally senior to the Notes. In addition, the Company may be required to pledge the stock of Telecommunications and IWL, its direct wholly owned Subsidiaries, to secure the borrowings under the Credit Facility and other vendor financings and the Subsidiaries and any other subsidiaries will grant liens on substantially all of their assets as security for the obligations under the Credit Facility. In the event of any dissolution, bankruptcy or liquidation or reorganization of the Subsidiaries, the right of the Company to receive assets of the Subsidiaries upon such liquidation or reorganization (and the consequent right of holders of the Notes to participate in the distribution or realize proceeds from those assets) will be effectively subordinated to the claims of the Subsidiaries' creditors (including trade creditors and holders of other indebtedness of such Subsidiaries) except if and to the extent the Company is itself a creditor of such Subsidiary, in which case the claims of the Company would still be effectively subordinated to any security interest in the assets of such Subsidiary held by other creditors. As of June 30, 1998, after giving effect to the Private Offering and the application of the net proceeds therefrom and the consummation of the Combination, the Company and its subsidiaries, on a consolidated basis, would have had approximately $19 million of total outstanding liabilities (including trade accounts payable and accrued liabilities but excluding intercompany payables and the Private Notes), all of which would have been liabilities of subsidiaries of the Company and all of which would have been structurally senior to the Private Notes. See "Capitalization." The Company is dependent on the cash flow of the Subsidiaries to meet its obligations, including the payment of interest and principal obligations on the Notes when due. Accordingly, the Company's ability to make principal, interest and other payments to holders of the Notes when due will be dependent on the receipt of sufficient funds from the Subsidiaries. Receipt of such funds will be restricted by the terms of existing and future indebtedness of the Subsidiaries, including the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CapRock--Credit Facility."

    In addition, the Indenture permits the Company to incur additional secured indebtedness, and such secured indebtedness would have a prior claim over the Notes to the assets of the Company that secure such indebtedness. See "Description of the Notes--Certain Covenants."

MANAGING RAPID CHANGE; INTEGRATION OF COMBINED BUSINESSES

    IWL, Telecommunications and the Partnership each have experienced a recent period of significant growth and expansion that has placed, and if sustained would continue to place, a significant strain on their respective administrative, operational and financial resources. This growth has resulted in an increase in the level of responsibility for management personnel. The Combination is intended in part to help fuel additional growth and expansion, which could add additional strain on the Company's resources and will increase demands on its systems and controls. The Company's ability to continue to manage its growth successfully will require the Company to enhance its operational, management, financial and information systems and controls and to hire and retain qualified sales, marketing, administrative, operating and technical personnel. There can be no assurance that the Company will be able to do so.

    The Combination involves the integration of three companies, which will impose many risks on the Company, including risks associated with assimilating the operations, services, products and personnel of the three companies. No assurance can be given that the Company will not encounter significant difficulties in integrating the respective operations of IWL, Telecommunications and the Partnership or that the benefits and revenue growth expected from such integration will be realized. The achievement of the benefits and revenue growth expected from such integration will require the Company to, among other things, access significant amounts of growth capital, to complete successfully the approximately 5,500 route mile fiber network planned by the Partnership, to provide cost-effective services in many new markets, to expand rapidly its sales force and customer service department, to introduce new data products as they become available and, in regards to the Combination, to incur significant costs in connection with the integration of IWL's, Telecommunications' and the Partnership's operations, financial reporting and accounting systems, and networks, as well as other costs relating to transitional planning and implementation. The incurrence of any such costs, as well as any unexpected costs or delays in connection with such integration, could have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

SIGNIFICANT CAPITAL REQUIREMENTS

    The expansion of the Company's fiber network, the installation of additional switches, the opening of new sales offices, the recruiting and training of new personnel, additional and increased marketing expenses and other expenses related to the Company's growth will require substantial capital and operating funds. The Company currently estimates that its aggregate capital expenditure requirements will total approximately $45 million during the second half of 1998 and $150 million for 1999. The Company anticipates making substantial capital expenditures thereafter. Capital expenditures and working capital will be required to (i) fund the construction and operation of the fiber optic network, (ii) fund the installation of voice and data switches and (iii) open sales offices and add sales support and customer service personnel in markets throughout Texas and the Gulf Coast region. The Company believes that the net proceeds from the Private Offering, together with cash flow from operations, borrowings under the Credit Facility that the Company is currently negotiating with a bank lender, vendor financings, sales of dark fiber and other sources of financing, will be sufficient to fund its capital expenditures and working capital requirements for the next 18 months. No assurance can be given, however, as to when and if the Company will enter into the Credit Facility or any other substitute senior credit facility or as to the amount or terms of the Credit Facility or any other substitute credit facility. Additional capital will be required after such time to finance additional expansion of the Company's network. If the Company is unable to obtain such capital, the build out of its network may be significantly delayed, curtailed or abandoned.

    The actual amount and timing of the Company's future capital requirements may differ materially from the Company's estimates, depending on the demand for the Company's services and as a result of regulatory, technological and competitive developments, including new market developments and new opportunities, in the Company's industry. The Company may also require additional capital in the future, or sooner than currently anticipated, for new business activities related to its current and planned businesses or in the event it decides to make additional acquisitions or enter into joint ventures and strategic alliances. Sources of additional capital may include cash flow from operations and public and private equity and debt financings. There can be no assurance, however, that the Company will be successful in producing sufficient cash flow or raising sufficient debt or capital to meet its strategic objectives or that such funds, if available, will be available on a timely basis on terms that are acceptable to the Company and within the limitations contained in the Company's financing arrangements. See "--Substantial Indebtedness; Restrictive Covenants." Failure to generate or raise sufficient funds, whether in the Offering, the Credit Facility, through vendor financings, sales of dark fiber or otherwise, may require the Company to delay or abandon some or all of its future expansion plans or expenditures, which could have a material adverse effect on the Company's financial condition, results of operations and cash flow. Such failure could also limit the ability of the Company to make principal and interest payments on its indebtedness, including the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CapRock."

RISKS RELATED TO THE FIBER NETWORK

    CapRock's ability to achieve its strategic objectives will depend in large part upon the successful, timely and cost-effective completion of its planned 5,500 route mile fiber network. Additionally, CapRock must achieve substantial traffic volume over the expanded network in order to fully realize the expected cash flows, operating efficiencies and cost benefits. The construction of CapRock's fiber network may be affected by a variety of factors, uncertainties and contingencies, many of which are beyond CapRock's control, including but not limited to, CapRock's access to sufficient capital, access to rights-of-way, the timely granting of franchise agreements, availability of construction contractors, timing conflicts with other fiber projects which could increase contractor costs, the pricing and availability of advanced fiber optic cable, construction delays and cost overruns. Although CapRock believes that its cost estimates and build-out schedule are reasonable, there can be no assurance that the actual construction costs or time required to complete the construction of CapRock's fiber network will not exceed current estimates. CapRock believes that it is likely that broadband prices for carriers' carrier services and end-user services will continue to decline over the next several years due primarily to (i) the construction of additional fiber networks that will supply substantially more transmission capacity than historically has been demanded, (ii) technological advances that permit substantial increases in the transmission capacity of fiber at costs lower than building new fiber networks and (iii) strategic alliances, such as long distance capacity purchasing alliances among certain Regional Bell Operating Companies ("RBOCs"), that increase customer purchasing power. There can be no assurance that CapRock will be able to achieve increased capacity and traffic volumes at prices necessary to support the expanded network. A significant delay, or the inability to complete CapRock's fiber network or to successfully market the capacity of the network, could have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

DEVELOPMENT OF PROVISIONING, BILLING, CUSTOMER SERVICE AND MANAGEMENT
  INFORMATION SYSTEMS

    Sophisticated OSS systems are vital to CapRock's ability to add new customers and new products, manage network capacity, monitor costs, render monthly invoices for services, process customer orders, provide customer service and achieve operating efficiencies. CapRock intends to develop internally or acquire the information and support systems necessary to manage its growth and provide its services efficiently. However, there can be no assurance that CapRock will be able to timely and successfully develop, acquire or operate such systems. As CapRock begins to provide local switched services, the need for sophisticated billing and information systems will also increase significantly, and CapRock will have significant additional requirements for electronic data interfaces with ILECs and other CLECs. Additionally, any acquisitions would place additional burdens on CapRock's accounting, information and other systems. Unanticipated problems in any of the above areas, or CapRock's inability to implement solutions in a timely manner or to establish or upgrade systems as necessary, could have a material adverse impact on the ability of CapRock to reach its objectives and on its financial condition, results of operations and cash flow. See "Business--Customer Care and Support."

COMPETITION

    OVERVIEW. The communications services industry is highly competitive, rapidly evolving and subject to constant technological change. In particular, there are numerous companies offering long distance and local services, and the Company expects competition to increase in the future. The Company believes that existing competitors are likely to continue to expand their service offerings to appeal to existing or potential customers of the Company. Many of the Company's existing competitors have financial, personnel and other resources, including brand name recognition, substantially greater than those of the Company. Moreover, the Company expects that new competitors are likely to enter the communications market, and some of these new competitors may market communications services similar to the Company's services. In addition, some of these new competitors may have financial, personnel and other resources, including brand name recognition, substantially greater than those of the Company.

    In addition, the regulatory environment in which the Company operates is undergoing significant change. As this regulatory environment evolves, changes may occur which could create greater or unique competitive advantages for all or some of the Company's current or potential competitors, or could make it easier for additional parties to provide services. Other providers currently offer one or more of each of the services offered by the Company, and many communications companies operate generally in the same long distance and local service submarkets as the Company. As a service provider in the long distance communications industry, the Company competes with several well established providers, as well as many other long distance providers with less significant market shares.

    DOMESTIC AND INTERNATIONAL LONG DISTANCE. The Company provides long distance services using its own facilities and by reselling the facilities of other carriers in the United States and between the United States and other countries. The long distance communications industry is intensely competitive and significantly influenced by the marketing and pricing decisions of the larger industry participants such as AT&T, MCI, Sprint and WorldCom. Moreover, the industry is undergoing significant consolidation that has created and will continue to create numerous other entities with substantial resources to compete for long distance business, such as Excel Communications, Inc., Frontier Communications Service, Inc. and Qwest. In addition, as a result of the Telecommunications Act of 1996 (the "1996 Telecommunications Act"), RBOCs and GTE Operating Companies ("GTOCs") are able or will be able in the future to enter the long distance market. These larger competitors have significantly greater name recognition, financial, technical, network and marketing resources. They may also offer a broader portfolio of services and have long standing relationships with customers targeted by the Company. Moreover, there can be no assurances that certain of the Company's competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by the Company. Many of the Company's competitors enjoy economies of scale that can result in a lower cost structure for transmission and related terminating costs, which could cause significant pricing pressures on the Company.

    The Company competes in the long distance market primarily on the basis of price, customer service and the ability to provide a variety of communications products and services. Customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. Prices for domestic and international long distance calls have declined in recent years and are likely to continue to decrease. Competition in all of the relevant markets is expected to increase, which could adversely affect net revenue per minute and gross margins as a percentage of net revenue. There can be no assurance that the Company will be able to compete effectively in the domestic or international long distance markets.

    LOCAL EXCHANGE SERVICE. CapRock seeks to expand significantly its operations to provide services typically provided by ILECs. The local service market has only recently been opened broadly to new service providers following enactment of the 1996 Telecommunications Act. The services intended to be offered by CapRock will compete with those offered by ILECs, such as BellSouth, Southwestern Bell and the GTOCs, as well as very large interexchange carriers ("IXCs"), such as AT&T, MCI, Sprint and WorldCom. The ILECs currently dominate the provision of local services in their respective markets, and the ILECs and the IXCs have greater name recognition, financial, technical, network, marketing and personnel resources than the new entrants, as well as longer standing relationships with regulatory authorities at the federal and state levels. Moreover, there can be no assurance that certain of CapRock's competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by CapRock. CapRock also may face competition from other current and potential market entrants, including other CLECs, cable companies, electric utilities, local exchange carriers ("LECs") operating outside their current local service areas, other long distance carriers, wireless telephone system owners, microwave owners, satellite carriers, private networks built by large companies, and start-up telecommunications ventures. There can be no assurance that CapRock will be able to compete effectively in the local service markets.

    FIBER NETWORKS. CapRock intends to expand its fiber optic network to approximately 5,500 route miles throughout Texas and the Gulf Coast region. CapRock will compete with numerous established and start-up national and regional fiber optic networks owned by IXCs, ILECs and CLECs throughout Texas and the Gulf Coast region. These competitors include very large companies such as AT&T, MCI, WorldCom, Sprint, IXC and Qwest, each of whom has greater name recognition, financial, personnel, technical and marketing resources than CapRock. CapRock is aware that other facilities-based providers of local and long distance telecommunications services are planning and constructing fiber networks and/or purchasing or leasing dark fiber in order to build additional networks that, if and when completed, could compete with CapRock's network. In addition to IXCs and LECs, entities potentially capable of offering broadband services in competition with CapRock's existing and planned network include other facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large companies who build private networks. Such competing networks may also have advanced fiber and operating capabilities similar to those of CapRock's existing and planned network and may be positioned geographically to compete directly with CapRock's existing and planned network for many of the same customers along a significant portion of the same routes.

    INTERNET TELEPHONY. Internet services are currently deemed enhanced services by the FCC and therefore are not subject to federal and state common carrier regulations, including long distance interstate and intra-state access fees. Certain Internet service providers ("ISPs") have recently announced plans to use Internet protocol technologies ("IP Telephony") to introduce domestic and international long distance services at rates 30% to 50% below standard long distance rates. Although the FCC intends to review this issue, IP Telephony could increase pressure on IXCs and other communications companies to reduce prices and margins from domestic and international long distance services. There can be no assurance that CapRock or the carrier customers of CapRock will not experience substantial decreases in call volume, pricing and/or margins due to IP Telephony. There can also be no assurance that CapRock will be able to offer its telecommunications services to end users at a price which is competitive with the IP Telephony services offered by these new companies. IWL also is an ISP. There can be no assurance that Internet services will not be subject to additional regulation in the future, although the Company seeks to compete by introducing IP Telephony in late 1998. The Internet services market is highly competitive, although there are no substantial barriers to entry, and CapRock expects that competition will continue to intensify. CapRock's competitors in this market include ISPs, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technical and marketing resources than those available to CapRock.

    TECHNOLOGICAL ADVANCES. In the future, CapRock may be subject to intense competition due to the development of new technologies resulting in an increased supply of domestic and international transmission capacity. The telecommunications industry is experiencing a period of rapid and significant technological evolution, marked by the introduction of new product and service offerings and increasing satellite transmission capacity for services similar to those to be provided by CapRock. For instance, recent advances in wave division multiplexing technology permit substantial increases in transmission capacity of both new and older fiber. The introduction of new products or emergence of new technologies may cause capacity to greatly exceed the demand, reducing the pricing of certain services to be provided by CapRock. There can be no assurance that CapRock's services will satisfy future customer needs, that CapRock's technologies will not become obsolete in light of future technological developments, or that CapRock will not have to make significant additional capital investments to upgrade or replace its system and equipment. The effect on CapRock's operations of technological changes cannot be predicted, and if CapRock is unable to keep pace with advances, it could have a material adverse effect on the financial condition, results of operations and cash flow of CapRock.

    OFFSHORE AND REMOTE TELECOMMUNICATIONS SERVICES. Currently, the Company provides telecommunications services to oil and gas customers in the Gulf of Mexico, the North Sea and other oil and gas producing regions around the world. In the Gulf of Mexico, the Company competes directly with Autocomm Communications Engineering Corp., Sola Communications, Inc., Datacom and Shell, as well as cellular carriers such as Petrocom and Coastel, and with Data Marine Systems and EAE Ltd. in the North Sea. Shell currently provides competing services through its microwave network in the Gulf of Mexico and has announced plans to become a full service telecommunications provider to the oil and gas industry in the region. The Company provides private-line telecommunications services in Russia. In Russia, the major competitors for networks are SOVAMTEL and AMRUSCOM. Although the Company believes that it competes successfully in each of its markets today, there can be no assurance that the Company will be able to continue to compete successfully in the future. The Company believes that most of its larger competitors have generally not made it a priority to provide remote, difficult-access telecommunications services. Should one or more of the competitors decide to focus on such services, it could have a material adverse effect on the financial condition, results of operations and cash flow of the Company.

DEPENDENCE ON OTHER LONG DISTANCE CARRIERS

    CapRock has agreements with many carriers to terminate domestic and international long distance traffic. Certain of these agreements allow for the termination of domestic traffic, particularly intrastate traffic, at rates significantly lower than those which CapRock could obtain by terminating directly with the ILEC at tariffed rates. A termination of service by these carriers, a reduction in their quality of service or a change in the rates these carriers charge for their services could have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

    More than half of CapRock's international traffic is to Mexico. In January and February 1998, many carriers, including one used by CapRock, were temporarily unable to terminate traffic into Mexico. Most of these carriers have since regained their ability to terminate traffic, and they, along with many other new carriers, continue to offer terminating rates significantly below international settlement rates. If competing carriers can provide CapRock's customers with quality and rates CapRock is unable to match, CapRock could lose a significant portion of its traffic into Mexico or any other foreign country, which could have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

DEPENDENCE ON INCUMBENT LOCAL EXCHANGE CARRIERS

    In addition to reselling local service from ILECs, CapRock intends to significantly expand its existing efforts to utilize unbundled network elements that are the components of those services. Such resale will play an important part in CapRock's local exchange service business strategy. Although the 1996 Telecommunications Act requires the ILECs to allow such resale, there can be no assurance (i) that the implementation of the 1996 Telecommunications Act, which has been challenged in federal court by the ILECs, will be concluded on a timely basis and on terms favorable to CapRock or (ii) that CapRock will be successful in negotiating with ILECs the necessary co-location, interconnection and resale agreements, particularly the unbundled network elements that CapRock intends to resell, on terms that will be favorable to CapRock. Any substantial limitation on CapRock's ability to secure reasonable and timely access to ILEC services and unbundled network elements could have a material adverse effect on CapRock's financial condition, results of operations and cash flow. See "Regulation and Licenses-- Government Regulation."

DEPENDENCE ON KEY PERSONNEL

    The success of CapRock's business will depend, in part, on the continued services of certain members of the management of CapRock. In particular, the loss of the services of one or more of Jere W. Thompson, Jr., Chief Executive Officer and Chairman of the Board of CapRock, Ignatius W. Leonards, President and Vice Chairman of the Board of CapRock, Byron M. Allen, Scott L. Roberts, Timothy W. Rogers or Timothy M. Terrell, each Executive Vice Presidents of CapRock, could have a material adverse effect on the business, results of operations and financial condition of CapRock. The competition for qualified managers and employees in the telecommunications industry is intense. Accordingly, there can be no assurance that CapRock and its operating subsidiaries will be able to retain their key employees or that they will be able to attract or retain skilled personnel in the future.

DEPENDENCE ON MAJOR CUSTOMERS

    CapRock's carrier customers generally use more than one service provider for switched access services and can quickly reduce their use of CapRock's services and move to other providers without incurring significant expense. CapRock's private line agreements with its customers generally provide that the customer may terminate service without penalty in the event of certain prolonged outages in service and for certain other defined causes. As a result of these and other factors, there can be no assurance that CapRock will be able to retain its carrier customers. For the year ended December 31, 1997, and for the six months ended June 30, 1998, revenues from services provided to MCI accounted for more than 10% of the Company's revenues. The loss of or a significant decrease of business from any of CapRock's largest customers would have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

    Customers in the oil and gas industry accounted for substantially all of CapRock's offshore and project related sales in the fiscal year ended December 31, 1997 and for the six months ended June 30, 1998. Price decreases in oil and gas and other market forces negatively affecting the oil and gas industry as a whole could affect funding for drilling activities in the Gulf of Mexico, the North Sea and elsewhere, which could have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

RISKS ASSOCIATED WITH INTERNATIONAL CUSTOMERS

    A portion of the Company's project-related sales to date have been made to customers located outside of the United States, including customers located in Moscow, Russia and Quito, Ecuador. Risks inherent in CapRock's international business activities include changes in regulatory requirements, costs and risks of localizing systems in foreign countries, customs matters, longer payment cycles, higher tax rates or additional withholding requirements, difficulty in enforcing agreements, military, political and transportation obstacles, political and economic instability, expropriation, nationalization, insurrection, war, difficulties in staffing and managing foreign operations, fluctuations in currency exchange rates, regulations which restrict or prohibit repatriation of funds, technology export and import restrictions or prohibitions, the burden of complying with a wide variety of complex foreign laws and treaties, changes in local laws and difficulty in accounts receivable collections. There can be no assurance that any of these factors will not have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

REGULATION OF LONG DISTANCE AND LOCAL TELEPHONE SERVICES

    Telecommunications services are subject to significant regulation at the federal, state, local and international levels, affecting the Company and its existing and potential competitors. Delays in receiving required regulatory approvals or the enactment of new and adverse legislation, regulations or regulatory requirements may have a material adverse effect on the Company's financial condition, results of operations and cash flow. In addition, future legislative, judicial and regulatory agency actions could alter competitive conditions in the markets in which the Company intends to operate, in ways not necessarily to the Company's advantage.

    The Company is currently subject to federal and state government regulation of its long distance and local telephone services. The Company is regulated at the federal level by the FCC and is required to maintain both domestic and international tariffs for interstate services containing the currently effective rates, terms and conditions of service. The FCC has proposed, however, to eliminate the tariffing requirement for domestic interstate non-dominant carriers, although such detariffing is being reviewed by a federal court and carriers must continue to file such tariffs during the pendency of the litigation. In addition, the Company is required to obtain and maintain a certificate, issued by the FCC, in connection with its international services. The Company holds global authority from the FCC to provide resale of switched services, and holds global authority from the FCC to provide private line (where permitted by the

FCC) and facilities-based services. The Company also maintains numerous licenses in the satellite earth station, microwave and business radio services which are subject to detailed licensing, operations and technical requirements established by the FCC. The FCC generally retains the right to sanction a carrier or revoke its authorizations if a carrier violates applicable laws or regulations. Intrastate long distance telecommunications operations are also subject to various state laws and regulations, including prior certifications, notification, or registration requirements. The Company generally must obtain and maintain certificates of public convenience and necessity from regulatory authorities in most states in which it offers intrastate long distance service. In most of these jurisdictions, the Company must file and obtain prior regulatory approval of tariffs for intrastate services. In addition, the Company must update or amend the tariffs and, in some cases, the certificates of public convenience and necessity when rates are adjusted or new products are added to the long distance services. The FCC and numerous state agencies also impose prior approval requirements on transfers of control, including pro forma transfers of control and corporate reorganizations, and assignments of regulatory authorizations. As a result, the Company filed notices and/ or applications for approval of the Combination, and the receipt of certain of such approvals (which the Company received) was a condition to the consummation of the Combination.

    The Company's CLEC operations are subject to specific state certification and compliance requirements. Most states require a certification or other authorization to offer local exchange services. These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services in a manner consistent with the public interest. States generally retain the right to sanction a carrier or to revoke certifications if a carrier violates applicable laws and/or regulations.

    The Company's cost of providing long distance service, and its revenues from providing local services, will both be affected by changes in "access charges" and universal service. In 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy regime to be funded by interstate carriers and certain other entities. The FCC established new universal service funds to support telecommunications and information services provided to qualifying schools, libraries and rural health care providers, and expanded the federal subsidies for local telephone services provided to low-income consumers. If the federal and state regulations requiring the LECs to provide equal access for the origination and termination of calls by long distance subscribers change or if the regulations governing access charge rates or universal service contribution change, such changes could have a material adverse effect on CapRock's financial condition, results of operations and cash flow. On July 18, 1997, the United States Court of Appeals for the Eighth Circuit overturned many of the rules the FCC had established pursuant to the 1996 Telecommunications Act. The Eighth Circuit decision substantially limits the FCC's jurisdiction and expands state regulators' jurisdiction to set and enforce rules governing the development of local competition. As a result, it is more likely that the rules governing local competition will vary substantially from state to state. If a patchwork of state regulations were to develop, it could increase the Company's cost of regulatory compliance and could make entry into and conducting business in some markets more expensive than in others. The U.S. Supreme Court has decided to review the Eighth Circuit's decision. There can be no assurance as to how or when the U.S. Supreme Court will act on the appeal or that the outcome of the appeal will not have a material adverse effect on the Company's financial condition, results of operations and cash flow. See "Business--Competition" and "Regulation and Licenses--Government Regulation."

POSSIBLE SERVICE INTERRUPTIONS; NATURAL DISASTERS

    CapRock's operations are dependent on its ability, and the ability of third parties from whom it obtains services, to protect its network and equipment against damage that may be caused by fire, equipment failures, weather, power loss, failures, fiber cuts, failure or loss of satellites, human error, unauthorized intrusion, natural disasters or occurrences, acts of sabotage and other similar events. Almost all of CapRock's voice traffic currently passes through its single Dallas switch. A second switch is not planned to be operational until the fourth quarter of 1998, and no assurance can be given that such additional switch will be installed on a timely basis or at all. CapRock's operations in remote and underdeveloped areas of the world make CapRock's operations, equipment and employees susceptible to extreme environmental conditions and political instability. A significant portion of the satellite communications equipment and foreign circuits used by CapRock to provide services is housed in a single location in CapRock's network operations center without a back-up center and a second center is not planned to be operational until the fourth quarter of 1998, and no assurance can be given that such additional center will be operational on a timely basis or at all. In addition, CapRock owns or leases equipment located in the Gulf of Mexico that is susceptible to hurricanes. There can be no assurance that fire, equipment failure or other events would not disable CapRock's equipment, which could have a material adverse effect on CapRock's financial condition, results of operations and cash flow. Also, networks and switching facilities experience periodic service interruptions and equipment failures, and the operation of such networks will be subject to international, national and regional telecommunications outages or regulatory issues from time to time. It is therefore possible that the networks and facilities utilized by CapRock may from time to time experience service interruptions or equipment failures that would have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

POTENTIAL LIABILITY OF INTERNET SERVICE PROVIDERS

    IWL is an ISP. The law governing the liability of on-line services providers and Internet access providers for participating in the hosting or transmission of objectionable materials or information currently is unsettled. Under the terms of the 1996 Telecommunications Act, both civil and criminal penalties can be imposed for the use of interactive computer services for the transmission of certain indecent or obscene communications. However, this provision as it relates to indecent, but not obscene, communications was recently found to be unconstitutional by the United States Supreme Court in JANET RENO V. AMERICAN CIVIL LIBERTIES UNION. Nonetheless, some states have adopted or are considering adopting similar requirements, and the constitutionality of such state requirements remains unsettled at this time. In addition, several private lawsuits have been filed seeking to hold Internet service providers accountable for information which they transmit, such as libelous material and copyrighted material. While the outcome of these activities is uncertain, the ultimate imposition of potential liability on Internet service providers for information which they host, distribute or transport could materially change the way they must conduct business and could impact the determination by the Company to expand or continue this business and could subject the Company to litigation which could have a material adverse effect on the Company's financial condition, results of operations and cash flow.

NEED TO OBTAIN AND MAINTAIN RIGHTS-OF-WAY

    The Company must obtain rights-of-way and other permits to install underground conduits from railroads, utilities, state highway authorities, local governments and transit authorities. There can be no assurance that the Company will be able to obtain and maintain the additional rights and permits needed to implement its business plan on acceptable terms. Loss of substantial rights and permits or the failure to enter into and maintain required arrangements for the fiber network could have a material adverse effect on the Company's financial condition, results of operations and cash flow.

PURCHASE OF NOTES UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of Notes will be entitled to require the Company to purchase any or all of the Notes held by such holder at the prices stated herein. However, the Company's ability to repurchase the Notes upon the occurrence of a Change of Control may be limited by the terms of then existing contractual obligations of the Company and its subsidiaries. In addition, the Company may not have adequate financial resources to effect such a purchase, and there can be no assurance that the Company would be able to obtain such resources through a refinancing of the Notes to be purchased or otherwise. If the Company fails to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control, such failure will constitute an Event of Default (as defined) under the Indenture.

    With respect to the sale of assets referred to in the definition of Change of Control, the phrase "all or substantially all" as used in such definition varies according to the facts and circumstances of the subject transaction, has not clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to an offer to purchase.

    The Change of Control provision may not necessarily afford the holders of the Notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect the holders, because such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger such provisions. Except as described under "Description of the Notes--Change of Control," the Indenture does not contain provisions that permit the holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

VARIABILITY IN OPERATING RESULTS

    The timing of the Company's project-related sales have varied significantly in the past and are expected to vary significantly in the future. This could cause the Company's future quarterly or fiscal year operating results to vary significantly from the prior period and, because of the possibility of these fluctuations, results for any particular quarter or fiscal year should not be relied upon as being indicative of future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

POSSIBLE CLAIMS RELATING TO OWNERSHIP OF PROPRIETARY RIGHTS

    Notwithstanding that the Company has registered the use of the mark CAPROCK COMMUNICATIONS in the United States, numerous other companies in many different industries, particularly in West Texas, have preexisting rights to the name "Caprock" within defined territories, including one company that may have the right to use the name for long distance services within an established area, and these companies could seek to require the Company to obtain a license from them for the use of the name "CapRock" within those defined territories or require the Company to change its name, either of which could require the Company to incur additional expenses. Additionally, if the Company were required to change its name, it could lose goodwill, if any, associated with the CapRock name.

ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES; POSSIBLE VOLATILITY OF NOTE
  PRICE

    The Private Notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market. The Company has been advised by each of the Initial Purchasers that it heretofore acted as market makers for the Private Notes and that it currently intends to make a market in the Exchange Notes. The Initial Purchasers are not obligated, however, to make a market in the Exchange Notes and any such market-making activities, if commenced, may be discontinued at any time without notice. The Exchange Notes will be securities for which there is no established trading market. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on the Nasdaq National Market. No assurance can be given that an active trading market for the Exchange Notes will develop, or if one develops and if maintained, as to the liquidity of the trading market, the ability of holders to sell the Exchange Notes, or the price at which holders would be able to sell the Exchange Notes. If an active trading market for the Exchange Notes does not develop, the market price and the liquidity of the Exchange Notes may be adversely affected. See "Plan of Distribution." Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that if a market for the Exchange Notes were to develop, such a market would not be subject to similar disruptions.

CONCENTRATION OF OWNERSHIP

    The current officers and directors of the Company beneficially own, in the aggregate, approximately 83% of the outstanding shares of CapRock Common Stock. Accordingly, the current officers and directors of the Company, acting as a group, will have the ability to elect all of the directors of CapRock and to control CapRock's management, operations and affairs.

YEAR 2000 COMPLIANCE

    Some computers, software, and other equipment include computer code in which calendar year data is abbreviated to only two digits. As a result, some of these systems could fail to operate or fail to produce correct results because they may interpret "00" to mean 1900, rather than 2000--widely known as the "Year 2000 Problem." These problems are likely to increase in frequency and severity as the year 2000 approaches. CapRock utilizes a significant number of computer software programs and operating systems in its operations, including applications used in product development, financial business systems and various administrative functions. To the extent that their software applications contain source code that is unable to appropriately interpret the upcoming calendar year "2000," some level of modification or even possibly replacement of such applications will be necessary. CapRock is in the process of identifying the computers, software applications, and related equipment used in connection with its operations that must be modified, upgraded, or replaced to minimize the possibility of a material disruption of its business, and is currently assessing the potential effect of, and costs of remediating, the Year 2000 problem on its office and facilities systems and equipment. CapRock has also initiated communications with third party suppliers of the major computers, software, and other equipment used, operated or maintained by CapRock to identify and, to the extent possible, to resolve issues involving the Year 2000 problem. However, the Company has limited or no control over the actions of these third party suppliers. Given information known at this time about its systems having such issues, coupled with its on-going, normal course-of-business efforts to upgrade or replace business critical systems, as necessary, it is currently not anticipated that these "Year 2000" costs will have any material adverse impact on CapRock's financial condition, results of operations or cash flow. To the extent that either CapRock's systems or the systems of the entities with which CapRock contracts are not fully Year 2000 compliant, potential systems interruptions or the cost necessary to update software by CapRock or one of its major vendors or customers could have a material adverse effect on CapRock's financial condition, results of operations and cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CapRock-- Year 2000."

CERTAIN ANTI-TAKEOVER MATTERS

    CapRock is subject to prior regulatory approval by the FCC and various state regulatory agencies for a transfer of control of CapRock or for the assignment of CapRock's (or its subsidiaries') intrastate certification authorities, its international authority and other FCC licenses and authorizations. The Communications Act of 1934, as amended (the "1934 Communications Act"), generally limits direct foreign ownership of wireless licenses to 20%, but provides for indirect foreign ownership holdings above 25% upon FCC approval. In addition, because CapRock (or its subsidiaries) holds FCC authority to provide international service, the FCC will scrutinize an ownership interest in CapRock of greater than 25%, or a controlling interest at any level, by a dominant foreign carrier. International carriers, such as

CapRock, must notify the FCC 60 days in advance of an acquisition by a foreign carrier or by an entity that controls a foreign carrier of a 25% or greater or a controlling interest in such carriers. However, new rules allow for up to 100% indirect ownership of most wireless licenses upon FCC review and approval by foreign interests from countries that have participated in the 1997 World Trade Organization ("WTO") Agreement on Basic Telecommunications Services, in which the United States and 68 other countries committed to open their telecommunications markets to competition starting in 1998. Furthermore, the Indenture provides for a mandatory purchase of the Notes upon a Change of Control (as defined therein) and it is currently expected that the Credit Facility will provide that an event of default or redemption event thereunder will occur if all or a controlling interest in CapRock's capital stock is sold, assigned or otherwise transferred. Any of the foregoing factors could have the effect of delaying, deferring or preventing a change of control of CapRock. The Articles of Incorporation of CapRock provide that Article 13.03 of the Texas Business Corporation Act, which includes statutory anti-takeover measures, will not apply to CapRock. See "Regulation and Licenses--Government Regulation" and "Description of Capital Stock--Preferred Stock" and "--Certain Anti-Takeover Effects."

ASSUMPTION OF GENERAL PARTNER LIABILITIES

    In connection with the Combination, Telecommunications became a substitute general partner in the Partnership. As a general partner, Telecommunications is generally liable for the debts and obligations of the Partnership, including debts and obligations that may be contingent or unknown at the time of the acquisition. The liabilities of the Partnership outstanding at June 30, 1998 consisted of trade accounts payable and accrued expenses of $2.3 million and a term construction loan of $8.9 million, due December 31, 2001. The Partnership was in violation of certain debt covenants contained in the loan agreement for such term construction loan as of December 31, 1996 and 1997 and June 30, 1998. The Partnership has obtained a waiver for its covenant violations and the term construction loan has been repaid. There can be no assurance that these obligations will not have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


    The Private Notes were sold by the Company on July 16, 1998 to the Initial Purchasers, who privately placed the Private Notes with qualified institutional buyers under Rule 144A under the Securities Act. In connection therewith, the Company and the Initial Purchasers entered into the Registration Rights Agreement pursuant to which the Company agreed, for the benefit of the holders of the Private Notes, that the Company would, at its sole expense, (i) within 120 days following the original issuance of the Private Notes ("Original Issue Date"), file with the Commission the Exchange Offer Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of Exchange Notes of the Company identical in all material respects to the series of Private Notes, (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 180 days following the Original Issue Date, and (iii) use its best effort to consummate the Exchange Offer within 215 days after the Original Issue Date. Upon the Exchange Offer Registration Statement (of which this Prospectus is a part) being declared effective, the Company will offer the Exchange Notes in exchange for the Private Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Private Notes. For each Private Note surrendered to the Company, the Holder of such Private Note will receive an Exchange Note for a like principal amount at maturity equal to that of the surrendered Private Notes. The term "Holder" with respect to the Exchange Offer means any person in whose name Private Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.



    The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Private Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by any person receiving such Exchange Notes, whether or not such person is the holder thereof (other than any broker-dealer, as set forth below, and any such holder or other person which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of business of such holder or such other person and such holder or other person is not engaged in, has no intention to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. This Prospectus may be used for an offer to resell, resale or other retransfer of Exchange Notes only as specifically set forth herein.



    By executing the Letter of Transmittal and tendering its Private Notes, each signatory thereto will represent to the Company on behalf of themselves or the beneficial owner as applicable that (i) any Exchange Notes acquired in exchange for Private Notes tendered in the Exchange Offer will be acquired in the ordinary course of business of the holder or other person receiving such Exchange Notes, (ii) if the holder or any such other person is not a broker-dealer, then neither the holder nor any such other person is engaged in or intends to engage in a distribution of such Exchange Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
Act) of such Exchange Notes, and (iv) neither the holder nor any such other person is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company. Any holder or other person who tenders Private Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the

Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder or other person incurring liabilities under the Securities Act for which the holder or other person is not indemnified by the Company. The Company has not sought a no-action letter for the Exchange Offer and is instead relying upon interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company. There can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.



    Any broker-dealer that acquired Private Notes for its own account as a result of market-making activities or other trading activities may be deemed to be an "underwriter" under the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."



    The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. In addition, under the Registration Rights Agreement, the Company is required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of the Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


    In the event (i) that any changes in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective with 180 days following the Original Issue Date or the Exchange Offer is not consummated within 215 days following the Original Issue Date, or (iii) within 120 days after the Original Issue Date, any holder of Private Notes notifies the Company that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not sell the Exchange Notes to the public without delivering a prospectus and (x) this Prospectus is not appropriate or available for such resale by such holder and (y) this Prospectus is not promptly amended or modified in order to be suitable for use in connection with such resales by such holder and all similarly situated holders or (c) it is a broker-dealer and owns Private Notes acquired directly from the Company or an affiliate of the Company for its own account or (iv) holders of a majority of the Private Notes may not sell the Exchange Notes acquired or that would be acquired by them pursuant to the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, the Company will, at its cost (a) as promptly as practicable, but in any event prior to the later of (i) 120 days after the Original Issue Date or (ii) 30 days after the obligation to file the Shelf Registration Statement arises, file the Shelf Registration Statement covering resales of the Private Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable but no later than the 60th day after such filing obligation arises and (c) use its best efforts to keep effective the Shelf Registration Statement until two years after its effective date or such shorter period which will terminate when all of the Private Notes covered by the Shelf Registration Statement have been sold pursuant thereto. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to generally permit unrestricted resales of the Notes. A holder of the Notes that sells such Notes pursuant to the Shelf Registration Statement will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to reasonably cooperate to the extent necessary with the Company's preparation of the Shelf Registration Statement.

    In the event that (i) the Exchange Offer Registration Statement is not filed with the Securities and Exchange Commission within 120 days after the Original Issue Date or is not declared effective on or prior to the 180th calendar day following the Original Issue Date, (ii) the Exchange Offer is not consummated or, if required, a Shelf Registration Statement with respect to the Private Notes is not declared effective on or prior to the 215th calendar day following the Original Issue Date or (iii) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (each event referred to in clauses (i) through (iii) above, a "Registration Default"), then the Company will be required to pay additional interest in cash on each Interest Payment Date in an amount equal to one-half of one percent (0.5%) per annum of the principal amount with respect to the first 90-day period following such Registration Default. The amount of such additional interest will increase by an additional one-half of one percent (0.5%) to a maximum or one percent (1.0%) per annum for each subsequent 90-day period until such Registration Default has been cured. Upon (x) the filing of the Exchange Offer Registration Statement after the 120-day period described in clause (i) above or the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (i) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 215-day period described in clause (ii) above, or (z) the cure of any Registration Default described in clause (iii) above, such additional interest shall cease to accrue from the date of such filing, effectiveness, consummation or cure, as the case may be, if the Company is otherwise in compliance with this paragraph; provided, however, that if, after any such additional interest ceases to accrue, a different event specified in clause (i), (ii), and (iii) above occurs, such additional interest will again accrue pursuant to the foregoing provisions. During any 365-day period, the Company will have the ability to suspend the availability of the Shelf Registration Statement and the use of the related prospectus for up to two periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to the maturity of the Private Notes), but no more than an aggregate of 60 days during any 365-day period, if any event shall occur as a result of which it shall be necessary, in the good faith determination of the Company's Board of Directors, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provision of the Registration Rights Agreement, a copy of which is available upon request to the Company. As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered Private Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled certain obligations under the terms of the Private Notes and the Registration Rights Agreement and, accordingly, the holder of the Private Notes will have no further registration or other rights under the Registration Rights Agreement, except under certain limited circumstances.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount at maturity of Exchange Notes in exchange for each $1,000 principal amount at maturity of outstanding Private Notes accepted in the Exchange Offer. Holders may tender some or all of their Private Notes pursuant to the Exchange Offer. However, Private Notes may be tendered only in integral multiples of $1,000 principal amount at maturity.

    The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Private Notes, except that (i) the Exchange Notes will have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the terms providing for an increase in the interest rate on the Private Notes under certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Private Notes and will be entitled to the benefits of the Indenture under which the Private Notes were, and the Exchange Notes will be, issued.


    As of the date of this Prospectus, $150,000,000 aggregate principal amount at maturity of the Private Notes was outstanding, all of which is registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depository"). Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. Solely for reasons of administration, the Company has fixed the close of business on October 8, 1998 as the date for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.


    Holders of the Private Notes do not have any appraisal or dissenters' rights under the Texas Business Corporation Act or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

    The Company shall be deemed to have accepted any validly tendered Private Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

    If any tendered Private Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Private Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS, AMENDMENTS


    The term "Expiration Date" shall mean 5:00 p.m. New York City time, on November 13, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, to extend the Exchange Offer or, if any of the conditions set forth below under the caption "--Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of at least five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

    Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service or the PR Newswire Service.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest at the rate of 12% per annum which will be payable in cash semiannually on January 15 and July 15 of each year, commencing January 15, 1999. Holders of Exchange Notes will receive interest on January 15, 1999 from the initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Private Notes. Interest on the Private Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

    Only a Holder of Private Notes may tender such Private Notes in the Exchange Offer. A Holder who wishes to tender Private Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, including any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Private Notes, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

    The tender by a Holder will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    The method of delivery of the Private Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Private Notes should be sent to the Company.

    Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wished to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the NASD, a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered Holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Private Notes.

    If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be determined by the Company in its sole and absolute discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defect or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Private Notes at the Depository for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Private Notes by causing the Depository to transfer such Private Notes into the Exchange Agent's account at the Depository through the Automated Tender Offer Program ("ATOP") of the Depository and to deliver an "Agent's Message" (as defined below) on or prior to the Expiration Date in accordance with the Depository's procedure for such transfer and delivery. However, although delivery of Private Notes may be effected through book-entry transfer at the Depository and an Agent's Message is not delivered, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

    The term "Agent's Message" means a message transmitted by the Depository to and received by the Exchange Agent and forming a part of a confirmation of a book-entry transfer of Private Notes tendered through ATOP which states that the Depository has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against such participant.

    DELIVERY OF DOCUMENTS TO THE DEPOSITORY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

        (a) the tender is made through an Eligible Institution;

        (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Private Notes in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all physically tendered Private Notes in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Upon request to the Exchange Agent, a form of Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Private Notes in the Exchange Offer, a written or telegram, telex or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Private Notes), and include a statement that such Holder is withdrawing such Holder's election to have such Private Notes exchanged, (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Private Notes register the transfer of such Private Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Private Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties.

    Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date. Any Private Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the Holder thereof without cost to such Holder.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Private Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Private Notes, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer; or

        (b) the Exchange Offer, or the making of any exchange by a holder, would violate applicable law or any applicable interpretation of the staff of the Commission.

    If the Company determines in its sole and absolute discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering Holders,
(ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Private Notes (see "--Withdrawal of Tenders" above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the Registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange.

EXCHANGE AGENT


    PNC Bank, National Association ("PNC") has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the

Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

      BY HAND/OVERNIGHT DELIVERY OR BY               (FOR ELIGIBLE INSTITUTIONS ONLY)
        REGISTERED OR CERTIFIED MAIL:                          By Facsimile:
       PNC Bank, National Association                 PNC Bank, National Association
             1600 Market Street                               (215) 585-8872
                 30th Floor                                Confirm by telephone:
           Philadelphia, PA 19103                             (215) 585-3848
            Attn: Stephen Schaaf
         Corporate Trust Department


    The Company and PNC have entered into an Exchange Agent Agreement (the "Exchange Agent Agreement") pursuant to which PNC has agreed to act as Exchange Agent for the Exchange Notes. The Exchange Agent Agreement provides that any corporation into which the Exchange Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Exchange Agent shall be a party, or any corporation to which the Exchange Agent may transfer all or substantially all of its corporate trust business, shall be the successor Exchange Agent thereunder. Chase Manhattan Trust Company, National Association ("Chase") and PNC have signed an agreement whereby Chase has agreed to purchase the corporate trust business of PNC upon satisfaction of certain conditions precedent set forth in the agreement. PNC has advised the Company that the actual purchase is expected to occur in the fourth quarter of 1998. Upon consummation of the sale of the corporate trust business of PNC pursuant to the agreement described above, Chase would become the successor Exchange Agent under the Exchange Agent Agreement.


FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others. The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Private Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Private Notes tendered, or if tendered Private Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the same carrying value as the Private Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Private Notes will be amortized over the term of the Exchange Notes.

OTHER

    Participation in the Exchange Offer is voluntary and holders of Private Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Private Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled certain obligations under the terms of the Private Notes and the Registration Rights Agreement. Holders of the Private Notes who do not tender their Private Notes in the Exchange Offer will continue to hold such Private Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. All untendered Private Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Private Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."

                                USE OF PROCEEDS

    The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Exchange Notes in the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated by this Prospectus, the Company will receive, in exchange, Private Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Private Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of Exchange Notes in exchange for the Private Notes will not result in any increase in the outstanding debt of the Company.

    The net proceeds to the Company from the Private Offering were approximately $145 million, of which approximately $26.8 million has been used to repay the outstanding indebtedness of Telecommunications, the Partnership and IWL under their credit facilities (which amounts were paid prior to the date of this Prospectus as described below). The Company currently intends to use the remainder of such net proceeds (i) to fund additional capital expenditures for the construction and operation of its fiber optic network, (ii) to fund the installation of voice and data switches, (iii) to open sales offices and add sales support and customer service personnel, in markets throughout Texas and the Gulf Coast region, and (iv) for potential acquisitions and additional working capital and other general corporate purposes. Pending such utilization, the Company has invested the net proceeds in short-term, interest-bearing U.S. government securities and other short-term, investment grade securities. See "Risk Factors--Significant Capital Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company--Liquidity and Capital Resources."

    In connection with the completion of the Combination in August 1998 (and the disbursement to the Company of the net proceeds from the Private Offering being held in escrow), the Company used approximately $26.8 million of the estimated net proceeds of the Private Offering to repay in full the following indebtedness: (i) approximately $8.9 million to repay in full the Term Construction Loan dated July 1, 1996 in the original principal amount of $10 million payable by the Partnership pursuant to the Partnership's bank credit agreement with Bank One, Texas, N.A. (the Term Note bears interest at prime or a spread over LIBOR (subject to renewals)); (ii) approximately $4.4 million to repay in full various Term Notes payable by IWL under its Guidance Facility dated August 1, 1997 with Bank One, Texas, N.A. in the original amount of $5,000,000 (the Term Notes bear interest at prime or a spread over LIBOR; (iii) approximately $4.1 million to repay in full IWL's Revolving Credit Agreement dated August 1, 1997 with Bank One, Texas, N.A. (the term note under the Revolving Credit Agreement bears interest at prime or a spread over LIBOR; (iv) approximately $6.9 million to repay in full Telecommunications' revolving credit facility dated March 1996 with Bank One, Texas, N.A. (interest at the prime rate plus 2%; (v) approximately $900,000 to repay in full the Term Note dated August 28, 1997 in the original amount of $1.1 million as executed and delivered by IWL pursuant to IWL's bank credit agreement with Bank One, Texas, N.A. (the term note bears interest at prime or a spread over LIBOR; (vi) approximately $800,000 to repay in full the Term Note dated September 20, 1996 in the original amount of $1,350,000 as executed and delivered by IWL pursuant to IWL's bank credit agreement with First Bank and Trust; and (vii) approximately $800,000 to repay in full other indebtedness of the Company, including approximately $37,000 to pay in full a note due to Caroline Fontenot, sister of Ignatius W. Leonards, dated June 1, 1992 in the original amount of $75,000. See "Certain Transactions." See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 CAPITALIZATION

    The following table sets forth the cash and the capitalization of the Company as of June 30, 1998 on a combined basis and as adjusted to reflect the Private Offering and the application of the net proceeds therefrom and the writeoff of approximately $100,000 of combined deferred debt issuance costs. This table should be read in conjunction with the Selected Historical Financial Data of Telecommunications, the Partnership and IWL, the Summary Supplemental Consolidated Condensed Financial Data, the Selected Supplemental Consolidated Financial Data of CapRock and the supplemental consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                                              JUNE 30, 1998
                                                                                        -------------------------
                                                                                             (IN THOUSANDS)
                                                                                        SUPPLEMENTAL
                                                                                        CONSOLIDATED  AS ADJUSTED
                                                                                        ------------  -----------
Cash and cash equivalents.............................................................   $      742    $ 123,594
                                                                                        ------------  -----------
                                                                                        ------------  -----------
Short-term borrowings and current installments of long-term debt......................   $   21,914    $      --
                                                                                        ------------  -----------
                                                                                        ------------  -----------
Long-term debt, excluding current installments:
  Notes payable, maturing from 1998 to 2015...........................................        1,484           --
  12% Senior Notes offered hereby.....................................................           --      150,000
                                                                                        ------------  -----------
Total long-term debt, excluding current portion.......................................        1,484      150,000
Stockholders' equity..................................................................       18,647       18,547
                                                                                        ------------  -----------
  Total capitalization................................................................   $   20,131    $ 168,547
                                                                                        ------------  -----------
                                                                                        ------------  -----------

          SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA OF CAPROCK

    On August 26, 1998, the Company completed the Combination with Telecommunications, IWL and the Partnership. The Combination was accounted for as a pooling-of-interests. All financial data of the Company, including the Company's previously issued financial statements for the periods presented in this Prospectus, have been restated to include the historical financial information of Telecommunications, IWL and the Partnership in accordance with generally accepted accounting principles and pursuant to Regulation S-X. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of interests methods in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of CapRock Communications Corp. and its subsidiaries after financial statements covering the date of consummation of the Combination are issued. The supplemental consolidated condensed financial data are based upon the respective historical financial statements of IWL, Telecommunications, and the Partnership and should be read in conjunction with such historical financial statements and the notes thereto and the supplemental consolidated financial statements and notes thereto, which are included elsewhere in this Prospectus. In May 1998, IWL changed its fiscal year end to coincide with the fiscal years of the Company, Telecommunications and the Partnership. Accordingly, the supplemental consolidated statement of operations data for 1997 is presented for the 12 months ended December 31, 1997 on a combined basis for all three entities. The supplemental consolidated balance sheet data and statement of operations data at and for the six-month period ended June 30, 1998 also combine the financial statements of IWL with those of Telecommunications and the Partnership. The unaudited supplemental consolidated condensed statements of operations data for the years ended December 31, 1995 and 1996 combine IWL's consolidated statements of operations data for the years ended June 30, 1995 and 1996 with the Telecommunications and Partnership statements of operations data for the years ended December 31, 1995 and 1996. The net income of IWL for the six month period ended December 31, 1996 was excluded from the supplemental consolidated condensed statement of operations for the year ended December 31, 1996, as a result of the non-conforming year ends for such period in the amount of approximately $260,000. This amount was included as an adjustment to retained earnings in the Supplemental Consolidated Statement of Stockholders' Equity. IWL's cash flow for this period was added to the 1997 beginning balance in the Supplemental Consolidated Statement of Cash Flows.

    The selected information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Combination had been consummated as presented in the accompanying Supplemental Consolidated financial statements of CapRock Communications Corp. and subsidiaries, nor is it necessarily indicative of future operating results or financial position.

                                                                                                        SIX MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                     -------------------------------  --------------------
                                                                       1995       1996       1997       1997       1998
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AND OTHER DATA)
STATEMENTS OF OPERATIONS DATA:
Revenues(1)........................................................  $  29,407  $  50,970  $  75,350  $  35,671  $  51,420
Cost of revenues...................................................     21,185     39,357     52,472     25,843     34,035
                                                                     ---------  ---------  ---------  ---------  ---------
Gross profit.......................................................      8,222     11,613     22,878      9,828     17,385
Operating expenses:
  Selling, general and administrative..............................      7,326      8,983     14,074      6,453      9,560
  Depreciation and amortization....................................      1,186      1,536      3,346      1,419      2,250
                                                                     ---------  ---------  ---------  ---------  ---------
Total operating expenses...........................................      8,512     10,519     17,420      7,872     11,810
                                                                     ---------  ---------  ---------  ---------  ---------
Operating income (loss)............................................       (289)     1,094      5,458      1,956      5,575
Other income (expense).............................................        150         41        220        110        104
Interest expense, net..............................................       (484)      (585)    (1,603)      (839)      (919)
                                                                     ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and extraordinary item...........       (623)       550      4,075      1,227      4,760
Income tax expense (benefit).......................................         48        226      1,514        391      1,887
                                                                     ---------  ---------  ---------  ---------  ---------

                                                                                                        SIX MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                     -------------------------------  --------------------
                                                                       1995       1996       1997       1997       1998
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AND OTHER DATA)
Income (loss) before extraordinary item............................        671        324      2,561        836      2,873
Extraordinary item.................................................        645         --         --         --         --
                                                                     ---------  ---------  ---------  ---------  ---------
Net income (loss)..................................................  $     (26) $     324  $   2,561  $     836  $   2,873
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------
Pro forma income taxes:
  Income (loss) before income taxes and extraordinary item.........  $    (623) $     551  $   4,075  $   1,227  $   4,760
  Pro forma income taxes(2)........................................       (211)       143      1,475        383      1,887
                                                                     ---------  ---------  ---------  ---------  ---------
  Income (loss) before extraordinary item..........................       (412)       408      2,600        844      2,873
  Extraordinary item, net of pro forma taxes(3)....................        397         --         --         --         --
                                                                     ---------  ---------  ---------  ---------  ---------
  Pro forma net income (loss)......................................  $     (15) $     408  $   2,600  $     844  $   2,873
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------
Historical and pro forma earnings (loss) per common share(4):......
  Income (loss) before extraordinary item..........................  $   (.002) $    0.01  $    0.09  $    0.03  $    0.10
  Extraordinary item, net of tax...................................       .002         --         --         --         --
                                                                     ---------  ---------  ---------  ---------  ---------
    Basic and Diluted..............................................  $      --  $    0.01  $    0.09  $    0.03  $    0.10
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------
Weighted average shares used in per share computation..............     25,921     27,146     27,984     27,295     28,850
OTHER DATA:
Ratio of earnings to fixed charges(5)..............................       1.0x       1.6x       2.7x       2.1x       4.2x

                                                                          JUNE 30, 1998
                                                                          -------------
                                                                               (IN
                                                                           THOUSANDS)
                                                                          -------------
BALANCE SHEET DATA:
Cash and cash equivalents...............................................    $     742
Working capital (deficit)...............................................      (15,563)
Property, plant and equipment, net......................................       33,953
Total assets............................................................       60,048
Long-term debt and capital lease obligations, net of current portion....        1,748
Stockholders' equity....................................................       18,647

------------------------------

(1) Includes the resale of Alcatel products and other equipment and hardware to a subsidiary of Shell. For the 12 months ended June 30, 1996 and December 31, 1997, the Shell subsidiary purchased from the Company approximately $10.6 million and $2.9 million of Alcatel products and other equipment and hardware, respectively. The Shell project was substantially completed in May 1997 and, therefore, is not expected to contribute in a material manner to total sales in future periods.

(2) Pro forma income taxes include a pro forma tax benefit adjustment of $11,000, $84,000, $39,000 and $8,000 for the years ended December 31, 1995,
    1996 and 1997 and for the six months ended June 30, 1997, respectively. These adjustments were made to reflect the tax expenses that would have been recorded if the Partnership had been taxed as a C Corporation in those years. The Partnership elected to be taxed as a corporation in January, 1998.

(3) The extraordinary gain of approximately $397,000 relates to the extinguishment of certain lease obligations in 1995 for the Partnership. The extraordinary item is shown on a pro forma basis, net of income taxes of $248,000 (See Note 2).

(4) Pro forma and historical earnings (loss) per common share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share" for all periods presented.

(5) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations, before income taxes and fixed charges of the Company. Fixed charges consist of interest charges, amortization of debt issuance costs, capitalized interest and the portion of rent expense under operating leases representing interest (estimated to be one-third of such expense).

            SELECTED HISTORICAL FINANCIAL DATA OF TELECOMMUNICATIONS

    The following selected historical financial data for Telecommunications for the years ended and as of December 31, 1993 and 1994 have been derived from the unaudited financial statements of Telecommunications. The financial data for the years ended and as of December 31, 1995 and 1996 have been derived from Telecommunications' financial statements and related notes which have been audited by Burds, Reed & Mercer, P.C., independent certified public accountants. The financial data for the year ended and as of December 31, 1997 have been derived from Telecommunications' financial statements and related notes which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial data for the six months ended June 30, 1997 and 1998 are derived from unaudited financial statements of Telecommunications, which in the opinion of Telecommunication's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for the full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of Telecommunications and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Telecommunications."

                                                                                                              SIX MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                     -----------------------------------------------------  --------------------
                                                       1993       1994       1995       1996       1997       1997       1998
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE AND OTHER DATA)
STATEMENTS OF OPERATIONS DATA:
Total revenues.....................................  $     526  $   5,965  $  13,440  $  23,174  $  46,745  $  20,129  $  32,416
Cost of revenues...................................         39      4,780     11,043     18,941     35,776     15,770     23,911
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.......................................        487      1,185      2,397      4,233     10,969      4,359      8,505
Operating expenses:
  Selling, general and administrative..............        426      1,038      2,601      3,711      7,049      3,217      4,943
  Depreciation and amortization....................          4         10        333        478        694        303        484
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating expenses.......................        430      1,048      2,934      4,189      7,743      3,520      5,427
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)............................         57        137       (537)        44      3,226        839      3,078
Interest expense...................................         --         (9)      (240)      (315)      (311)      (168)      (159)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes..................         57        128       (777)      (271)     2,915        671      2,919
Income taxes (benefit).............................          3         36       (245)       (88)     1,100        242      1,134
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)..................................  $      54  $      92  $    (532) $    (183) $   1,815  $     429  $   1,785
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) per common share amounts(1):
  Basic............................................  $    0.01  $    0.01  $   (0.05) $   (0.02) $    0.17  $    0.04  $    0.17
  Diluted..........................................  $    0.01  $    0.01  $   (0.05) $   (0.02) $    0.17  $    0.04  $    0.17
Weighted average shares outstanding:
  Basic............................................      5,803      9,671      9,717     10,399     10,399     10,399     10,399
  Diluted..........................................      5,803      9,671      9,717     10,399     10,581     10,399     10,576

OTHER DATA:

Ratio of earnings to
  fixed charges(2).................................         --       15.2x        --         --       10.2x       4.2x      14.0x

                                                                                  DECEMBER 31,
                                                              -----------------------------------------------------   JUNE 30,
                                                                1993       1994       1995       1996       1997        1998
                                                              ---------  ---------  ---------  ---------  ---------  -----------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)...................................  $      37  $     104  $    (533) $  (1,348) $    (576)  $    (292)
Property, plant and equipment, net..........................         34        118      2,214      2,858      3,693       4,739
Total assets................................................        111      1,716      4,953      7,356     13,327      17,844
Long-term debt and capital lease obligations, net of current
  portion...................................................          3        113      1,114        720        453         265
Stockholders' equity (deficit)..............................         (3)       375        593        411      2,247       4,074

------------------------------

(1) Earnings (loss) per common share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share," in 1997 and 1998. Prior year amounts have been restated on a comparable basis.

(2) The ratio of earnings to fixed charges are computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations, before income taxes and fixed charges of Telecommunications. Fixed charges consist of Telecommunications' interest expense and the portion of rent expense representative of an interest factor. For the years ended December 31, 1995 and 1996, earnings were inadequate to cover fixed charges. The dollar amounts of the deficiencies were $777,000 and $271,000, respectively. For the year ended December 31, 1993, there were no fixed charges.

             SELECTED HISTORICAL FINANCIAL DATA OF THE PARTNERSHIP

    The following selected historical financial data for the Partnership for the years ended and as of December 31, 1993, 1994, 1995 and 1996 have been derived from the Partnership's financial statements and related notes which have been audited by Burds, Reed & Mercer, P.C., independent certified public accountants. The financial data for the year ended and as of December 31, 1997 have been derived from the Partnership's financial statements and related notes which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial data for the six months ended June 30, 1997 and 1998 are derived from unaudited financial statements of the Partnership, which in the opinion of the Partnership's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for the full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of the Partnership and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Partnership."

                                                                                                                    SIX
                                                                                                                  MONTHS
                                                                                                                   ENDED
                                                                         YEAR ENDED DECEMBER 31,                 JUNE 30,
                                                          -----------------------------------------------------  ---------
                                                            1993       1994       1995       1996       1997       1997
                                                          ---------  ---------  ---------  ---------  ---------  ---------
                                                                                   (IN THOUSANDS)

STATEMENTS OF OPERATIONS DATA:
Revenues:
  Telecommunications services...........................  $      --  $      --  $      --  $      --  $   1,945  $     845
  Projects and other....................................        240        334        173         --         --         --
                                                          ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues......................................        240        334        173         --      1,945        845

Operating costs and expenses:
  Cost of revenues......................................         --        444        503         --         86         22
  Selling, general and administrative...................        245        457        326        174        286        126
  Depreciation and amortization.........................         18         50         31         54        902        348
                                                          ---------  ---------  ---------  ---------  ---------  ---------
    Total operating costs and expenses..................        263        951        860        228      1,274        496
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss).................................        (23)      (617)      (687)      (228)       671        349
Interest expense........................................         --         --         --         --       (774)      (370)
Other income (expense)..................................         15          4         12         --         (1)        --
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and extraordinary
  item..................................................         (8)      (613)      (675)      (228)      (104)       (21)
Income expense (benefit)(1).............................         --         --         --         --         --         --
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item.................         (8)      (613)      (675)      (228)      (104)       (21)
Extraordinary item(2)...................................         --         --        645         --         --         --
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).......................................  $      (8) $    (613) $     (30) $    (228) $    (104) $     (21)
                                                          ---------  ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
Ratio of earnings to fixed charges(3)...................         --         --         --         --         --         --


                                                            1998
                                                          ---------

STATEMENTS OF OPERATIONS DATA:
Revenues:
  Telecommunications services...........................  $   1,196
  Projects and other....................................      1,355
                                                          ---------
    Total revenues......................................      2,551
Operating costs and expenses:
  Cost of revenues......................................        127
  Selling, general and administrative...................        203
  Depreciation and amortization.........................        397
                                                          ---------
    Total operating costs and expenses..................        727
                                                          ---------
Operating income (loss).................................      1,824
Interest expense........................................       (409)
Other income (expense)..................................         --
                                                          ---------
Income (loss) before income taxes and extraordinary
  item..................................................      1,415
Income expense (benefit)(1).............................        545
                                                          ---------
Income (loss) before extraordinary item.................        870
Extraordinary item(2)...................................         --
                                                          ---------
Net income (loss).......................................  $     870
                                                          ---------
                                                          ---------
OTHER DATA:
Ratio of earnings to fixed charges(3)...................        2.9x

                                                                                   DECEMBER 31,
                                                               -----------------------------------------------------   JUNE 30,
                                                                 1993       1994       1995       1996       1997        1998
                                                               ---------  ---------  ---------  ---------  ---------  -----------
                                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)....................................  $     497  $    (178) $       1  $  (2,616) $  (1,059)  $ (11,255)
Property and equipment, net..................................        239        206         --      8,552      9,300      11,894
Total assets.................................................        788        443         13      8,757      9,779      13,724
Long-term debt and capital lease obligations, net of current
  portion....................................................         --         --         --      6,336      8,665          --
Partners' capital (deficit)..................................        742         34          4       (223)      (327)        543

------------------------------

(1) Effective January 1, 1998, the Partnership elected to be taxed as a corporation and as such has recorded income taxes of $545,000 relating to the six months ended June 30, 1998. Prior to January 1, 1998, the Partnership allocated net income and net losses to its Partnership Interests and therefore no income taxes were recorded for periods ended prior to January 1, 1998.

(2) Extraordinary gain of approximately $645,000 relates to extinguishment of certain lease obligations in 1995.

(3) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before fixed charges of the Partnership. Fixed charges consists of the Partnership's interest expense and the portion of rent expense representative of an interest factor. For the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997, earnings were inadequate to cover fixed charges by $228,000, $104,000 and $21,000, respectively. For the years ended December 31, 1993, 1994 and 1995, there were no fixed charges.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF IWL

    The following selected consolidated historical financial data for each of the four fiscal years ended June 30, 1997 and for the six months ended December 31, 1997, are derived from IWL's Consolidated Financial Statements, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report with respect to the three-year period ended June 30, 1997 appears elsewhere herein. The following selected consolidated historical financial data for the fiscal year ended June 30, 1993 are derived from IWL's unaudited Consolidated Financial Statements. The following selected consolidated historical financial data for the six months ended December 31, 1996 and for the six months ended June 30, 1997 and 1998 are derived from unaudited Consolidated Financial Statements of IWL which, in the opinion of IWL's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for the full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of IWL and the related notes thereto included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations of IWL."

                                                                                                                           SIX
                                                                                                       SIX MONTHS        MONTHS
                                                                                                         ENDED            ENDED
                                                            YEAR ENDED JUNE 30,                       DECEMBER 31,      JUNE 30,
                                           -----------------------------------------------------  --------------------  ---------
                                             1993       1994       1995       1996       1997       1996       1997       1997
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Revenues.................................  $  12,960  $  14,860  $  15,794  $  27,796  $  30,342  $  15,644  $  11,963  $  14,697
Cost of revenues.........................      8,641     10,071      9,639     20,416     21,737     11,684      6,557     10,051
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.............................      4,319      4,789      6,155      7,380      8,605      3,960      5,406      4,646
Operating expenses:
  Selling, general and administrative....      3,132      4,070      4,399      5,099      5,845      2,736      3,631      3,110
  Depreciation and amortization..........        359        571        821      1,003      1,403        635        982        768
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating expenses.............      3,491      4,641      5,220      6,102      7,248      3,371      4,613      3,878
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.........................        828        148        935      1,278      1,357        589        793        768
Interest expense, net....................        (10)      (215)      (244)      (270)      (514)      (214)      (218)      (300)
Other income (loss)......................        (86)       252        139         42        129         19        110        109
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes...............        732        185        830      1,050        972        394        685        577
Income taxes.............................        249         41        294        316        283        134        264        148
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...............................  $     483  $     144  $     536  $     734  $     689  $     260  $     421  $     429
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earning per common share amounts(1):
    Basic................................  $    0.24  $    0.07  $    0.24  $    0.33  $    0.30  $    0.12  $    0.11  $    0.18
    Diluted..............................  $    0.24  $    0.07  $    0.24  $    0.33  $    0.30  $    0.11  $    0.11  $    0.18
Weighted average shares outstanding:
    Basic................................      2,000      2,001      2,222      2,222      2,298      2,226      3,737      2,372
    Diluted..............................      2,011      2,011      2,233      2,233      2,323      2,261      3,908      2,435


                                                                                                                           SIX
                                                                                                       SIX MONTHS        MONTHS
                                                                                                         ENDED            ENDED
                                                            YEAR ENDED JUNE 30,                       DECEMBER 31,      JUNE 30,
                                           -----------------------------------------------------  --------------------  ---------
                                             1993       1994       1995       1996       1997       1996       1997       1997
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                               (IN THOUSANDS)
OTHER DATA:
Ratio of earnings to fixed charges(2)....        5.9x       1.5x       3.0x       3.1x       2.1x       2.1x       2.4x       2.1x


                                             1998
                                           ---------

STATEMENTS OF OPERATIONS DATA:
Revenues.................................  $  16,646
Cost of revenues.........................     10,014
                                           ---------
Gross profit.............................      6,632
Operating expenses:
  Selling, general and administrative....      4,590
  Depreciation and amortization..........      1,369
                                           ---------
    Total operating expenses.............      5,959
                                           ---------
Operating income.........................        673
Interest expense, net....................       (351)
Other income (loss)......................        104
                                           ---------
Income before income taxes...............        426
Income taxes.............................        209
                                           ---------
Net income...............................  $     217
                                           ---------
                                           ---------
Earning per common share amounts(1):
    Basic................................  $    0.06
    Diluted..............................  $    0.05
Weighted average shares outstanding:
    Basic................................      3,926
    Diluted..............................      4,225

                                             1998
                                           ---------

OTHER DATA:
Ratio of earnings to fixed charges(2)....        1.6x

                                                                   JUNE 30,
                                             -----------------------------------------------------  DECEMBER 31,    JUNE 30,
                                               1993       1994       1995       1996       1997         1997          1998
                                             ---------  ---------  ---------  ---------  ---------  -------------  -----------
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..................  $      72  $      --  $     291  $     361  $   7,660    $   3,345     $     359
Working capital (deficit)..................        709       (367)      (265)     1,811      9,721        1,330        (4,064)
Total assets...............................      5,748      7,437      8,232     12,409     26,062       26,284        29,728
Long-term debt and capital lease
  obligations, net of current portion......        533      1,108      1,329      2,944      7,692        3,588         1,455
Stockholders' equity.......................      1,511      2,419      2,955      3,698     11,394       12,166        14,028

------------------------------

(1) Earnings (loss) per common share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share," in 1997 and 1998. Prior year amounts have been restated on a comparable basis.

(2) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations, before income taxes and fixed charges of IWL and its subsidiaries. Fixed charges consist of IWL's and its subsidiaries' interest expense and the portion of rent expense representative of an interest factor.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF CAPROCK

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO OF CAPROCK CONTAINED ELSEWHERE IN THIS PROSPECTUS. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES PROSCRIBE GIVING EFFECT TO A CONSUMMATED BUSINESS COMBINATION ACCOUNTED FOR BY THE POOLING OF INTERESTS METHODS IN FINANCIAL STATEMENTS THAT DO NOT INCLUDE THE DATE OF CONSUMMATION. THESE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS DESCRIBED HEREIN DO NOT EXTEND THROUGH THE DATE OF CONSUMMATION. HOWEVER, THEY WILL BECOME THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF CAPROCK COMMUNICATIONS CORP. AND ITS SUBSIDIARIES AFTER FINANCIAL STATEMENTS COVERING THE DATE OF CONSUMMATION OF THE COMBINATION ARE ISSUED. THE INFORMATION IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS THAT WOULD HAVE OCCURRED IF THE COMBINATION HAD BEEN CONSUMMATED AS PRESENTED IN THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS, NOR IS IT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS.

OVERVIEW

    COMPANY BACKGROUND. CapRock was formed on February 3, 1998 to combine the businesses of Telecommunications, the Partnership and IWL. On August 26, 1998, pursuant to the Merger Agreement, the Company completed the Combination with Telecommunications, the Partnership and IWL.

    At the effective time of the Combination, all previously outstanding shares of IWL common stock ceased to exist and each such share was converted into and became exchangeable for one share of CapRock Common Stock, all previously outstanding shares of Telecommunications common stock ceased to exist and each such share was converted into and became exchangeable for 1.789030878 shares of CapRock Common Stock and each one percent (1%) of the Partnership interests issued and outstanding was exchanged for 63,194.54 shares of CapRock Common Stock. The Company issued 28,911,231 shares of Common Stock in the Combination. The Mergers and Interest Exchange constituted a tax-free reorganization and were accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

    CapRock believes that the Combination will enable it to significantly accelerate the implementation of its business plan and to more rapidly achieve its business objectives by enhancing its revenue opportunities, creating greater operational depth, providing it with the opportunity to cross-sell its products, enabling it to capitalize on international opportunities and reducing its capital expenditures.

    REVENUE. CapRock intends to accelerate its revenue growth primarily by (i) becoming the leading ICP in Texas and the Gulf Coast region, offering local, long distance, data and private line services to end-user customers, (ii) establishing itself as the premier carriers' carrier in Texas and the Gulf Coast region, providing voice, data and broadband services over the most extensive alternative fiber optic network in Texas and the Gulf Coast region and (iii) capitalizing on the growing opportunities to provide international long distance and international project services.

    CapRock's carriers' carrier business currently provides domestic and international long distance terminations as well as private line and dark fiber services over its own network and the networks of other carriers. CapRock intends to build out its fiber optic network to approximately 5,500 route miles throughout Texas and the Gulf Coast region. Caprock's network will also interconnect with the networks of selected Mexican carriers at multiple border crossings, creating SONET ring connections between the United States and Mexico. CapRock believes that its network build out will enable it to significantly increase its revenues derived from the provision of carrier services.

RESULTS OF OPERATIONS

    The following table represents the various sources of revenue:

                                                                                           SIX MONTHS ENDED JUNE
                                                             YEAR ENDED DECEMBER 31,                30,
                                                         -------------------------------  ------------------------
                                                           1995       1996       1997        1997         1998
                                                         ---------  ---------  ---------  -----------  -----------
Revenues:
  Telecommunication Services...........................  $  19,402  $  29,705  $  57,892   $  24,511    $  40,555
  Fiber Services.......................................     --         --         --          --            1,355
  Projects and Other...................................     10,005     10,711     14,512       8,215        9,510
                                                         ---------  ---------  ---------  -----------  -----------
      Total Service Revenue............................     29,407     40,416     72,404      32,726       51,420
  Product Resales......................................     --         10,554      2,946       2,946       --
                                                         ---------  ---------  ---------  -----------  -----------
      Total Revenues...................................  $  29,407  $  50,970  $  75,350   $  35,672    $  51,420
                                                         ---------  ---------  ---------  -----------  -----------
                                                         ---------  ---------  ---------  -----------  -----------
Gross Margin %:
  Gross Margin--Service Revenue........................         28%        27%        31%         28%          34%
  Gross Margin--Product Resales........................         --%         8%        20%         20%          --%
                                                         ---------  ---------  ---------  -----------  -----------
  Gross Margin--Total..................................         28%        23%        30%         28%          34%
                                                         ---------  ---------  ---------  -----------  -----------
                                                         ---------  ---------  ---------  -----------  -----------

TELECOMMUNICATION SERVICES:

    Revenues from telecommunication services relate to local, long distance, data and private line services to end-user customers. Such revenues are recognized when the services are provided. The cost of revenues associated with Telecommunication Services is based primarily on the direct costs associated with owned and leased transmission capacity and the cost of transmitting and terminating traffic on other carriers' facilities. Commissions paid to acquire customer call traffic are expensed in the period when associated call revenues are recognized.

FIBER SERVICES:

    Fiber Services revenue relates to the sale of fiber usage rights through indefeasible right to use contracts ("IRU") and related construction services associated with building the fiber network specified in the IRU. The Company accounts for long-term construction contracts relating to the development of telecommunications networks for customers using the percentage-of-completion method. Progress under the percentage-of-completion is measured based upon costs incurred to date compared with total estimated construction costs. Customers are billed based upon contractual milestones. Although the Company believes that additional IRU contracts will be entered into throughout the buildout of the network, there can be no assurance that the Company will enter into additional IRU contracts.

PROJECTS:

    Project revenue relates to communication system contracts involving the engineering and integration of telecommunications systems and sales, service and maintenance of telecommunications equipment. These contracts are typically fixed price and such revenue is recognized based upon the percentage-of-completion method, primarily based upon contract costs incurred to date compared with total estimated contract costs.

PRODUCT RESALES:

    The Company serves as the exclusive manufacturer's representative of Alcatel products to the U.S oil and gas industry. In fiscal years 1996 and 1997, the Company provided services to a subsidiary of Shell, which included the resale of a significant amount of Alcatel products. The Company sold $10.6 million and

$7.6 million to the Shell subsidiary in 1996 and 1997, respectively, relating to Alcatel products and other equipment and hardware. Although profitable, the sale of Alcatel products to the Shell subsidiary reduced the Company's gross margins in these periods. The Shell project was substantially completed in May 1997 and, therefore, is not expected to contribute in a material manner to the Company's total sales in future periods.

    The following table sets forth for the periods indicated the Company's statement of operations as a percentage of its operating revenues:

                                                                   SIX MONTHS
                                           YEAR ENDED DECEMBER        ENDED
                                                   31,              JUNE 30,
                                          ---------------------   -------------
                                          1995    1996    1997    1997    1998
                                          -----   -----   -----   -----   -----
Revenues................................    100%    100%    100%    100%    100%
Cost of revenues........................   72.0    77.2    69.6    72.4    66.2
                                          -----   -----   -----   -----   -----
Gross margin............................   28.0    22.8    30.4    27.6    33.8
Operating expenses:
  Selling, general and administrative...   24.9    17.6    18.7    18.1    18.6
  Depreciation and amortization.........    4.0     3.0     4.4     4.0     4.4
                                          -----   -----   -----   -----   -----
Total operating expenses................   28.9    20.6    23.1    22.1    23.0
                                          -----   -----   -----   -----   -----
Operating income (loss).................   (1.0)    2.1     7.2     5.5    10.8
Interest expense........................   (1.6)   (1.1)   (2.1)   (2.4)   (1.8)
Other income (expense)..................    0.5     0.1     0.3     0.3     0.2
                                          -----   -----   -----   -----   -----
Income (loss) before income taxes and
  extraordinary item....................   (2.1)    1.1     5.4     3.4     9.2
Income taxes............................    0.2     0.4     2.0     1.1     3.7
                                          -----   -----   -----   -----   -----
Income (loss) before extraordinary
  item..................................   (2.3)    0.7     3.4     2.3     5.5
Extraordinary item......................    2.2    --      --      --      --
                                          -----   -----   -----   -----   -----
Net income (loss).......................   (0.1)    0.7     3.4     2.3     5.5
                                          -----   -----   -----   -----   -----
                                          -----   -----   -----   -----   -----

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998

    REVENUE. Total revenues increased $15.7 million from $35.7 million during the six months ended June 30, 1997 to $51.4 million in 1998. The 44% increase was due to increases in revenues from both domestic and international switched services and to growth in switched services provided to small and medium-sized businesses and to consumers as a result of continued expansion of the Company's direct and agent sales channels and as a result of revenue associated with Fiber Services totaling approximately $1.4 million. Product resale revenue was $3.0 for the six months ended June 30, 1997 as compared to no product resales in 1998. The product resales to a single customer were substantially complete in May 1997 and such revenues are not expected to contribute in a material manner to sales in future years after 1997.

    OPERATING COSTS AND EXPENSES. Principal operating costs and expenses consist of cost of revenues, selling, general and administrative ("SG&A"), and depreciation.

    Total operating costs and expenses increased $12.1 million from $33.7 million during the six months ended June 30, 1997 to $45.8 million during the corresponding period in 1998. Cost of revenues increased $8.2 million from $25.8 million for the six months ended June 30, 1997 to $34 million for the same period in 1998. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations. The 6% increase in gross margin from 28% to 34% resulted from, among other things, favorable pricing attributable to the higher traffic and new vendors, as well as a more favorable mix of international and domestic traffic and revenue associated with the sale of dark fiber.

Additionally, the margin increase was partially attributed to the completion of the product resales to a single customer in 1997. Gross margins may vary in the future periods as a result of these factors.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased $3.1 million from $6.5 million for the six months ended June 30, 1997 to $9.6 million for the six month ended June 30, 1998. The increase resulted from the expanded administrative and information activities needed to support the Company's growth, recruitment of additional personnel and additional sales commission payments.

    Depreciation and amortization expense increased $831,000 from $1.4 million during the six months ended June 30, 1997 to $2.3 million for the same period in 1998. This increase resulted primarily from purchases of additional equipment and other fixed assets to accommodate CapRock's growth. CapRock expects that depreciation and amortization expense will continue to increase in subsequent periods as CapRock continues to expand its facilities.

    INTEREST EXPENSE. For the six months ended June 30, 1997, interest expense was $838,000 as compared to $919,000 for the same period in 1998. The increase resulted from increased borrowing to fund the Company's infrastructure growth.

    INCOME TAXES. Income tax expense increased $1.5 million from $391,000 during the six months ended June 30, 1997 as compared to income tax expense of $1.9 million for the same period in 1998. This increase was attributable to the improved profitability of the Company and the Partnership electing to be taxed as a corporation effective January 1, 1998.

    NET INCOME. Net income increased $2 million from $836,000 for the six months ended June 30, 1997, as compared to net income of $2.9 million in the corresponding period of 1998 as a result of the factors discussed above.

YEAR ENDED 1996 COMPARED TO 1997

    REVENUE. Total revenues increased $24.3 million from $51 million in 1996 to $75.3 million in 1997. The 48% increase was due to increases in revenues from both domestic and international switched services and to growth in switched services provided to small and medium-sized businesses and to consumers as a result of continued expansion of the Company's direct and agent sales. Product resale revenue was $10.6 million in 1996, as compared to $3 million in 1997. The product resales were substantially complete in May 1997 and these revenues are not expected to contribute in a material manner in future years after 1997.

    OPERATING COSTS AND EXPENSES. Total operating costs and expenses increased $20 million from $49.9 million in 1996 to $69.9 million in 1997. Cost of revenues increased $13.2 million from $39.3 million in 1996 to $52.5 million in 1997. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations. The 7% increase in gross margin from 23% to 30% resulted from, among other things, favorable pricing attributable to the higher traffic and new vendors, as well as a more favorable mix of international and domestic traffic and revenue associated with the sale of dark fiber. Additionally, the total margin increase was partially attributed to the completion of the product resales to a single customer in 1997. Gross margins may vary in the future periods as a result of these factors.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased $5.1 million from $9 million in 1996 to $14.1 million in 1997. The increase resulted from the expanded administrative and information activities needed to support the Company's growth, recruitment of additional personnel and additional sales commission payments and from increases in travel and advertising expenses.

    Depreciation and amortization expense increased $1.8 million from $1.5 million in 1996 to $3.3 million in 1997. This increase resulted primarily from purchases of additional equipment and other fixed assets to accommodate CapRocks' growth. CapRock expects that depreciation and amortization expense will continue to increase in subsequent periods as CapRock continues to expand its facilities.

    INTEREST EXPENSE. Interest expense was approximately $585,000 in 1996 as compared to $1.6 million in 1997.

    INCOME TAXES. Income tax expense increased $1.3 million from $227,000 in 1996 as compared to income tax expense of $1.5 million in 1997. This increase was attributable to the improved profitability of the Company.

    NET INCOME. Net income increased $2.2 million from $324,000 in 1996, as compared to net income of approximately $2.6 million in 1997 as a result of the factors discussed above.

YEAR ENDED 1995 COMPARED TO 1996

    REVENUE. Total revenues increased $21.6 million from $29.4 million in 1995 to approximately $51 million in 1996. The 73% increase was due to increases in revenues from both domestic and international switched services and to growth in switched services provided to small and medium-sized businesses and to consumers as a result of continued expansion of the Company's direct and agent sales. The revenue increase was partially attributed to product resale revenue of $10.6 million in 1996 and no such revenues in 1995. The product resales to a single customer were substantially complete in May 1997 and these revenues are not expected to contribute in a material manner to sales in future years after 1997.

    OPERATING COSTS AND EXPENSES. Total operating costs and expenses increased $20.2 million from $29.7 million in 1995 to $49.9 million in 1996. Cost of revenues increased $18.2 million from $21.2 million in 1995 to $39.4 million in 1996. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations. The gross margins were 28% in 1995 and 23% in 1996. The decrease in gross margin is attributed to the product resale revenue of $10.6 million in 1996 and such revenue provided a gross margin of 8%.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased $1.7 million from $7.3 million in 1995 to $9 million in 1996. The increase resulted from the expanded administrative and information activities needed to support the Company's growth, recruitment of additional personnel and additional sales commission payments.

    Depreciation and amortization expense increased $350,000 from $1.2 million in 1995 to $1.5 million in 1996. This increase resulted primarily from purchases of additional equipment and other fixed assets to accommodate CapRocks' growth. CapRock expects that depreciation and amortization expense will continue to increase in subsequent periods as CapRock continues to expand its facilities.

    INTEREST EXPENSE. Interest expense was approximately $485,000 in 1995 as compared to $585,000 million in 1996.

    EXTRAORDINARY ITEM. The Company recorded a gain on extinguishment of debt of approximately $645,000 in 1995 which related to forgiveness of lease amounts due in exchange for property and equipment provided to the owner of the Corpus Christi to McAllen fiber network line, and the forgiveness by such owner of current and future lease payments due from the Company.

    INCOME TAXES. Income tax expense increased $179,000 from $48,000 in 1995 as compared to income tax expense of $227,000 in 1996. This increase was attributable to the improved profitability of the Company.

    NET INCOME (LOSS). Net income increased $350,000 from a net loss of $26,000 in 1995 to $324,000 in 1996 as a result of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    In July 1998, the Company issued, through a private placement under Rule 144A under the Securities Act of 1933, as amended, $150 million aggregate principal amount of their 12% Senior Notes due 2008, which closed on July 16, 1998. Interest on the Private Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. The net proceeds from the offering were used to pay off all existing debt obligations. Such proceeds for debt payoffs totaled $26.8 million. The remaining proceeds will be used to fund additional capital expenditures for the construction of its fiber optic network, to expand its sales offices, for potential acquisitions and for general working capital purposes. The Company has invested the net proceeds in short-term, interest-bearing U.S. government securities and other short-term, investment grade securities.

    In March 1996, the Company entered into a revolving credit facility with a bank for borrowings up to $1,500,000. In December 1997, the Company entered into an amended agreement that provided for borrowings up to $2,500,000. The line of credit was amended in June 1998 and was increased to $7.0 million. Borrowings under the amended line of credit agreement were due in December, 1998 and bear interest at the prime rate plus 2% (10.5% at December 31, 1997.) The line of credit was subject to certain borrowing base limitations, primarily relating to the accounts receivable balance. The line of credit was secured by accounts receivable and certain shareholder guarantees. The balance outstanding as of December 31, 1996 and 1997 and June 30, 1998 under the line of credit was $814,422 and $1,152,329 and $2,601,685, respectively; and the amount of unused line of credit was $1,347,671 as of December 31, 1997. The Company was in violation of a debt covenant as of December 31, 1997 and in 1998. The Company has obtained a waiver for this covenant violation. The line of credit was repaid in August 1998 with the proceeds from the Private Notes.

    The Company also entered into a secured revolving line of credit, which allowed the Company to borrow up to a maximum of $5.0 million subject to borrowing base limitations on accounts receivable and inventory. The Company also secured a guidance line of credit, which allowed the Company to borrow up to $5.0 million to finance certain purchases and subsequent leases of communications equipment. The interest rates on both of these lines was at the Company's option, the lending bank's base rate or 30, 60 or 90 day adjusted LIBOR plus 2.4% (8.12% at December 31, 1997). Specific underlying accounts receivable, equipment and inventory secure the lines of credit. The lines of credit required certain minimum net worth and maximum debt to net worth requirements. The Company was in violation of a current ratio at December 31, 1997 and in 1998 and obtained a waiver for such covenant violation. The Company had $5.0 million available under the guidance line of credit at December 31, 1997. These lines of credit were repaid in August 1998 with the proceeds from the Private Notes.

    The Company had a loan agreement with a bank (term construction loan) whereby it borrowed $10 million used for the construction, start-up and related expenses of the fiber optic network. The loan was initially secured by the network, investment securities of a shareholder, accounts receivable and guarantees of certain shareholders. The Company was required to maintain certain financial covenants as a condition of this loan. Accrued interest is payable monthly. Quarterly principal payments began on March 31, 1997. The balance outstanding under this loan agreement at December 31, 1996, 1997 and June 30, 1998 was $6,842,827, $9,550,892 and $8,877,101, respectively. The Company was in violation of certain debt covenants as of December 31, 1996, 1997 and in 1998. The Company obtained a waiver for such covenant violations. The loan was repaid in August 1998 with the proceeds from the Private Notes.

    The Company had cash and cash equivalents of $3.5 million at December 31, 1997, as compared with $742,000 at June 30, 1998. The Company had a working capital deficit of $305,000 at December 31, 1997 as compared to a working capital deficit of $15.6 million at June 30, 1998. The increase in the working capital deficit is attributed to increases in the revolving lines of credit and acceleration of certain term notes. All existing debt obligations, other than the Private Notes, were repaid as of August 31, 1998 with the proceeds from the Private Notes.

    The Company's cash flow from operations was $4.1 million and $3.7 million for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. The cash flow from operations for these periods increased 426% and 157% over the respective periods from the prior year. The increase in cash flow from operations was primarily attributed to overall growth and synergies and economies of scale resulting from the internal growth.

    Cash used in investing activities for the year ended December 31, 1997 and for the six months ended June 30, 1998 were $13 million and $9.1 million, respectively. The investing activities primarily relate to purchases of telecommunications equipment and costs incurred with the buildout of the fiber optic network. In January 1998, the Company completed the acquisition of Integrated Communications and Engineering, Ltd. ("ICEL"), a communications systems integrator and maintenance provider in Aberdeen, Scotland. CapRock paid a total purchase price of approximately $2.2 million comprised of approximately $610,000 in cash and 207,266 shares of the Company's common stock.

    CapRock expects to require significant financing for capital expenditure and working capital requirements. CapRock currently estimates that its aggregate capital requirements will total approximately $45 million in the second half of 1998 and approximately $150 million in 1999. CapRock expects to make substantial capital expenditures thereafter. Capital expenditures will be required to: (i) fund the construction and operation of the fiber optic network; (ii) fund the installation of voice and data switches, and (iii) open sales offices and add sales support and customer service personnel in markets throughout Texas and the Gulf Coast region.

    CapRock may require additional capital in the future, or sooner than currently anticipated, for new business activities related to its current and planned businesses, or in the event it decides to make additional acquisitions or enter into joint venture and strategic alliances. Sources of additional capital may include cash flow from operations and public and private equity and debt financings, bank debt, vendor financings and IRU's. There can be no assurance, however, that CapRock will be successful in producing sufficient cash flow or raising sufficient debt or equity capital to meet its strategic business objectives or that such funds, if available, will be available on a timely basis and on terms that are acceptable to CapRock and within limitations contained in Caprock's financing arrangements. Failure to generate or raise sufficient funds may require CapRock to delay or abandon some or all of its future expansion plans or expenditures, which could have a material adverse effect on CapRock's financial condition, results of operations and cash flow.

NETWORK BUILDOUT AND FINANCING PLAN

    By the end of the year 2000, CapRock intends to build out its fiber optic network to approximately 5,500 route miles throughout Texas and the Gulf Coast region. CapRock intends to use advanced fiber capable of supporting dense wave division multiplexing with an OC-48 backbone scalable to OC-192. CapRock intends to install 96 fiber strands throughout most of its network and intends to retain on average 48 fiber strands. CapRock estimates total gross capital expenditures of approximately $340 million to complete its planned network build out, including fiber, switching equipment, construction costs and network electronics. CapRock believes that the net proceeds from the Private Offering, together with cash flow from operations, borrowings under the Credit Facility and other credit facilities and bank debt, vendor financings, sales of dark fiber and other sources of financing, will be sufficient to fund its capital expenditures and working capital requirements for 18 months. Additional capital will be required after such time to finance Caprock's network buildout. If CapRock is unable to obtain such capital, the buildout of its network may be significantly delayed, curtailed or abandoned. CapRock is currently negotiating with a lender to obtain the Credit Facility. In addition, CapRock may accelerate the rate of deployment of its network, which in turn may accelerate CapRock's need for additional capital. CapRock's actual capital requirements will also be affected, possibly materially, by various factors, including the timing and actual cost of the deployment of CapRock's network, the timing of cost of expansion into new markets, the extent of competition and the pricing of telecommunications services in its markets.

CREDIT FACILITY

    CapRock is currently negotiating with a lender to obtain the Credit Facility in the amount of $25 million. The final terms and conditions of the Credit Facility will depend on negotiation of definitive documentation for the Credit Facility. There can be no assurance, however, as to whether or if CapRock will enter into the Credit Facility or as to the amount or terms of the Credit Facility.

NEW ACCOUNTING PRONOUNCEMENTS

    The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), effective for fiscal years beginning after December 15, 1997. SFAS 130 requires classification of items of other comprehensive income by nature in a financial statement and a breakout of the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reporting comprehensive income provides a measure of all changes in equity that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. Adoption of this statement did not have a material effect on the Company's consolidated financial position or results of operation because there are no material differences between net income and comprehensive income in the Company's circumstances.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the manner in which business enterprises are to report information about operating statements in its annual statements and requires those enterprises to report selected information regarding operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Financial statement disclosures for prior periods are required to be restated. The Company is in the process of evaluating the disclosure requirements. The adoption of SFAS 131 will not have an impact on the Company's results of operation, financial position or cash flows and any effect will be limited to the presentation of its disclosures.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activity" ("SFAS 133") which requires that all derivatives be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS 133 will not have an impact on the Company's results of operations, financial position or cash flow.

CONTINGENCIES

    The Company is party to ordinary litigation incidental to its business, none of which is expected to have a material adverse effect on the results of operations, financial condition or cash flow.

YEAR 2000

    The Year 2000 problem is the inability of a meaningful proportion of the world's computers, software applications and embedded semiconductor chips to cope with the change of the year from 1999 to 2000. This issue can be traced to the infancy of computing, when computer data and programs were designed to save memory space by truncating the date field to just six digits (two for the day, two for the month and two for the year). Therefore, information applications automatically assumed that the two-digit year field represented a year within the 20th century. As a result of this, systems could fail to operate or fail to produce correct results at the start of the 21st century.

ASSESSMENT

    The Year 2000 problem affects computers, software, and other equipment used, operated, or maintained by the Company for itself and its customers. Accordingly, the Company is currently assessing the potential impact of, and the costs of remediating, the Year 2000 problem for its internal systems and on facilities systems and equipment.

    The Company's business is substantially dependent upon the operation of computer systems, and as such, the Company has established a Year 2000 committee made up of leaders from the operational areas of the Company which could be affected by the Year 2000 problem. The committee was created pursuant to the direction of the Board of Directors and has the involvement of top management and its objectives are top priority.

    The Company is in the process of identifying the computers, software applications, and related equipment used in connection with its operations that must be modified, upgraded, or replaced to minimize the possibility of a material disruption of its business. The Company has commenced the process of modifying, upgrading, and replacing systems which have already been assessed as adversely affected by the Year 2000 problem, and expects to have all other major systems assessed, and if need be, modified, before the occurrence of any material disruption of its business. The Company expects to complete this process by the end of the second quarter of 1999.

    In addition to computers and related systems, the operation of office and facilities equipment, such as fax machines, copiers, telephone switches, security systems and other common devices may be affected by the Year 2000 problem. The Company is currently assessing the potential effect of, and costs of remediating, the Year 2000 problem on its office and facilities systems and equipment.

    The Company has initiated communications with third party suppliers of the major computers, software, and other equipment used, operated or maintained by the Company to identify and, to the extent possible, to resolve issues involving the Year 2000 problem. However, the Company has limited or no control over the actions of these third party suppliers. Thus, while the Company expects that it will be able to resolve any significant Year 2000 problems with these systems, there can be no assurance that, these suppliers will resolve any or all Year 2000 problems with these systems before the occurrence of a material disruption to the business of the Company or any of its customers. Any failure of these third parties to timely resolve Year 2000 problems with their systems could have a material adverse effect on the Company's business, financial condition, and results of operations.

IMPACT OF YEAR 2000 PROBLEMS

    Because the Company's assessment is not complete, the Company has not yet estimated the total cost to the Company of completing any required modifications, upgrades, or replacements of either the operational systems or facilities systems and equipment.

    The Company expects to identify and resolve all Year 2000 problems that could materially adversely affect its business operations. However, management believes that it is not possible to determine with complete certainty that all Year 2000 problems affecting the Company or its customers and suppliers have been identified or corrected. The number of devices that could be affected and the interactions among these devices are simply too numerous. In addition, no one can accurately predict how many Year 2000 problem-related failures will occur or the severity, duration, or financial consequences of these perhaps inevitable failures. As a result, management expects that the Company will likely suffer the following consequences:

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
    - A significant number of operational inconveniences and inefficiencies for the Company and its customers and will divert management's time and attention and financial and human resources from its ordinary business activities;

    - A lesser number of serious system failures that will require significant efforts by the Company or its customers to prevent or alleviate material business disruptions;

    - Several routine business disputes and claims for pricing adjustments or penalties due to Year 2000 problems by customers, which will be resolved in the ordinary course of business; and

    - A few serious business disputes alleging that the Company failed to comply with the terms of its contracts or industry standards of performance, some of which could result in litigation or contract termination.

CONTINGENCY PLANS

    The Company will develop contingency plans to be implemented if its efforts to identify and correct Year 2000 problems affecting its operational systems and facilities systems and equipment are not effective. The Company expects to complete its contingency plans by the end of the first quarter of 1999. Depending on the systems affected, any contingency plans developed by the Company, if implemented, could have a material adverse effect on the Company's financial condition and results of operations.

DISCLAIMER

    The discussion of the Company's efforts, and management's expectations, relating to Year 2000 compliance are forward-looking statements. The Company's ability to achieve Year 2000 compliance and the level of incremental costs associated therewith, could be adversely impacted by, among other things, the availability and cost of programming and testing resources, vendors' ability to modify proprietary software, and unanticipated problems identified in the ongoing compliance review.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF TELECOMMUNICATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE SELECTED HISTORICAL FINANCIAL DATA, FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER HISTORICAL FINANCIAL INFORMATION OF TELECOMMUNICATIONS CONTAINED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    Telecommunications is a facilities-based provider of voice, data and broadband communications services to interexchange carriers, to other communications entities and to businesses and consumers ("Telecommunications Services"). Revenue from Telecommunications Services is recognized primarily on a minutes-of-use basis. Telecommunications experiences slight seasonal reductions of revenues around the Thanksgiving and Christmas holidays.

    TELECOMMUNICATIONS SERVICES. Telecommunications Services includes switched services over owned and leased network facilities to interexchange carriers and other telecommunications providers, as well as voice and data services to businesses and consumers. Telecommunications plans to expand its presence in the market by developing its brand identity and aggressively marketing its existing and planned voice, data and other products and services. Telecommunications also plans to further build direct, end-user relationships by significantly increasing the size of its direct and agent sales forces, providing competitive pricing and superior network quality and offering enhanced, market-driven services to businesses and consumers. Telecommunications' ability to grow its revenues will be dependent upon a number of factors, many of which are not within its control and as a result no assurance can be given that such objectives will be met.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

    REVENUE. Total revenues increased $12.3 million from approximately $20.1 million during the six months ended June 30, 1997 to approximately $32.4 million in 1998. The 61% increase was due to increases in revenues from both domestic and international switched services and to growth in switched services provided to small and medium-sized businesses and to consumers as a result of continued expansion of Telecommunications' direct and agent sales channels. For the six months ended June 30, 1997, revenues from international operations increased $5.3 million, or 98%, from $5.4 million and representing 27% of total revenues to $10.7 million for the same period in 1998, representing 33% of total revenues for such period. Domestic revenues increased $7 million, or 48% from $14.7 million to $21.7 million for the same period in 1998.

    OPERATING COSTS AND EXPENSES. Telecommunications' principal operating costs and expenses consist of cost of revenues, SG&A, and depreciation.

    Total operating costs and expenses increased from approximately $19.3 million during the six months ended June 30, 1997 to approximately $29.3 million during the corresponding period in 1998. Cost of revenues increased from approximately $15.8 million for the six months ended June 30, 1997 to approximately $23.9 million for the same period in 1998. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations. The increase in gross margin from 22% to 26% resulted from, among other things, favorable pricing attributable to the higher traffic and the efficient utilization of Telecommunications' switching network.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased from $3.2 million for the six months ended June 30, 1997 to approximately $4.9 million for the six months ended June 30, 1998. The increase resulted from the expanded administrative and information activities needed to support Telecommunications' growth, recruitment of additional personnel and additional sales commission payments.

    Telecommunications' depreciation and amortization expense increased from approximately $303,000 during the six months ended June 30, 1997 to approximately $484,000 for the same period in 1998. This increase resulted primarily from purchases of additional equipment and other fixed assets to accommodate Telecommunications' growth. Telecommunications expects that depreciation and amortization expense will continue to increase in subsequent periods as Telecommunications continues to expand its facilities.

    INTEREST EXPENSE.  For the six months ended June 30, 1997,
Telecommunications' interest expense was approximately $168,000 as compared to approximately $159,000 for the same period in 1998.

    INCOME TAXES. Telecommunications' income tax expense was approximately $242,000 during the six months ended June 30, 1997 as compared to income tax expense of approximately $1.1 million for the same period in 1998. This increase was attributable to the improved profitability of Telecommunications in 1998.

    NET INCOME. Telecommunications realized net income of approximately $429,000 in the six months ended June 30, 1997, as compared to net income of approximately $1.8 million in the corresponding period of 1998 as a result of the factors discussed above.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUE. Total revenues increased to approximately $46.7 million during the year ended December 31, 1997, as compared to approximately $23.2 million in 1996. The 101% increase was due to increases in revenues from both domestic and international switched services and to growth in switched services provided to small and medium-sized businesses and to consumers as a result of continued expansion of Telecommunications' direct and agent sales channels. In 1997, revenues from international operations were $14.0 million, or 30% of total revenues, as compared to $4.2 million in 1996, or 18% of total revenues.

    OPERATING COSTS AND EXPENSES. Telecommunications' principal operating costs and expenses consist of cost of revenues, SG&A, and depreciation.

    Total operating costs and expenses increased to approximately $43.5 million during the year ended December 31, 1997 as compared to approximately $23.1 million during the corresponding period in 1996. Cost of revenues increased to approximately $35.8 million for the year ended December 31, 1997, as compared to approximately $18.9 million for 1996. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations. The increase in gross margin from 18% to 23% resulted from, among other things, favorable pricing attributable to the higher traffic and the efficient utilization of Telecommunications' switching network.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased to $7.0 million for the year ended December 31, 1997, as compared to approximately $3.7 million in 1996. The increase resulted from the expanded administrative and information activities needed to support Telecommunications' growth, recruitment of additional personnel and additional sales commission payments.

    Telecommunications' depreciation and amortization expense increased to approximately $694,000 during the year ended December 31, 1997 as compared to approximately $478,000 in 1996. This increase resulted primarily from purchases of additional equipment and other fixed assets to accommodate Telecommunications' growth. Telecommunications expects that depreciation and amortization expense will continue to increase in subsequent periods as Telecommunications continues to expand its facilities.

    INTEREST EXPENSE. During 1997, Telecommunications' interest expense decreased slightly to approximately $311,000 as compared to approximately $315,000 in 1996.

    INCOME TAXES. Telecommunications' income tax expense was approximately $1.1 million during the year ended December 31, 1997 as compared to an income tax benefit of approximately $88,000 in 1996. This increase was attributable to the improved profitability of Telecommunications in 1997.

    NET INCOME (LOSS). Telecommunications realized net income of approximately $1.8 million in the year ended December 31, 1997, as compared to a net loss of approximately $183,000 in the corresponding period of 1996 as a result of the factors discussed above.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    REVENUE. Total revenues increased to approximately $23.2 million during the year ended December 31, 1996 from approximately $13.4 million in 1995 due to significantly higher revenues from Telecommunications Services. This 73% increase was largely attributable to growth in domestic switched services provided to carriers.

    OPERATING COSTS AND EXPENSES. Total operating costs and expenses increased to approximately $23.1 million in 1996 from approximately $14.0 million in 1995, due primarily to increases in cost of revenues and SG&A. Expenses for cost of revenues increased to approximately $18.9 million for the year ended December 31, 1996 as compared to approximately $11.0 million for 1995. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased to $3.7 million for the year ended December 31, 1996 as compared to $2.6 million in 1995. The increase resulted from the expanded administrative and information activities needed to support Telecommunications' growth, recruitment of additional personnel and additional sales commission payments.

    Telecommunications' depreciation and amortization expense increased to approximately $478,000 in 1996 from approximately $333,000 in 1995. This increase was primarily due to Telecommunications' purchases of additional equipment and other fixed assets to accommodate Telecommunications' growth.

    INTEREST EXPENSE. During 1996, Telecommunications' net interest expense increased to approximately $315,000 from approximately $240,000 in 1995. This increase is primarily attributable to increases in revolving line borrowings to support Telecommunications' working capital requirements.

    INCOME TAXES. Telecommunications' income tax benefit was approximately $88,000 during the year ended December 31, 1996 as compared to a benefit of approximately $245,000 in 1995.

    NET LOSS. Telecommunications experienced a net loss of approximately $183,000 in 1996 compared to a net loss of approximately $532,000 in 1995 as a result of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Total cash expended during the six months ended June 30, 1998 to fund capital expenditures and repayments of long-term debt was approximately $1.5 million and $50,000, respectively. Total cash generated from operations was approximately $248,000 for the same period. Total cash provided during this same period from revolving loans was approximately $1.5 million. In June 1998, Telecommunications increased its bank line of credit to $7 million, subject to a borrowing base based on accounts receivable and property, plant and equipment. Telecommunications can advance a maximum of $2.5 million to the Partnership. The line of credit matured on August 31, 1998, and the Company used a portion of the net proceeds from the Private Offering to repay indebtedness owing by Telecommunications to the bank. The Private Offering was consummated on July 16, 1998. In the Private Offering, the Company sold, through a private placement under Rule 144A under the Securities Act, $150 million aggregate principal amount of the Private Notes. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. Approximately $26.8 million of the net proceeds from the Private Offering were used to pay off all existing debt obligations of Telecommunications, Partnership and IWL. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CapRock--New Accounting Pronouncements," "--Contingencies" and "--Year 2000."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS OF THE PARTNERSHIP

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE SELECTED HISTORICAL FINANCIAL DATA, FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER HISTORICAL FINANCIAL INFORMATION OF THE PARTNERSHIP CONTAINED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    The Partnership is a facilities-based provider of broadband
Telecommunications Services to interexchange carriers, other communications entities and businesses. The Partnership had no revenues in 1996. In 1997 it had revenues and a net loss of $1.9 million and $104,000, respectively.

    The Partnership began operations in 1992 to design, manage the construction of, operate, maintain and market a 185 route mile fiber optic network in South Texas. In 1996, the Partnership entered into a ten year contract for the lease of dark fiber over a 260 route mile fiber network between Houston and Corpus Christi, Texas. The Partnership completed construction of the network in January 1997. In January 1998, the Partnership entered into a contract for the sale of dark fiber between San Antonio and Laredo, Texas.

    The Partnership, a subsidiary of the Company, owns and operates the fiber optic network being constructed by the Company. The Partnership provides dedicated line services over the network to interexchange carriers and other telecommunications providers for terms of one year or longer. High volume capacity service agreements and dedicated line service agreements generally provide for "take or pay" monthly payments at fixed rates based on the capacity term and length of circuit used. Customers are typically billed on a monthly basis and also may incur an installation charge or certain ancillary charges for equipment. After contract expiration, the contracts may be renewed or the services may be provided on a month-to-month basis. The Partnership is expanding the network to increase its revenue stream and reduce per unit costs, targeting capacity sales on a segment-by-segment basis as the network is deployed and activated, and is increasingly seeking longer-term, high-volume capacity agreements from major carriers. In addition to traditional telecommunications carriers, the Partnership is marketing to ISPs and other data service companies.

    As of December 31, 1997 and June 30, 1998, substantially all of the Partnership's revenues were derived from two and three customers, respectively. In 1997, one of the customers provided for approximately 93% of total revenues and comprised 78% of the trade receivable balance. The other significant customer provided for approximately 5% of total revenues in 1997 and comprised 22% of the trade receivable balance. The lease terms are through August 2004 and July 2006, respectively.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

    REVENUE. Total revenues increased approximately $1.8 million from $845,000, during the six months ended June 30, 1997, as compared to approximately $2.6 million for the same period in 1998. The increase in revenue for this period is primarily attributed to Network Construction Services revenue of approximately $1.4 million. Telecommunications Services revenues represented 100% of the revenue for the same period in 1997. The Partnership has entered into a contract for the sale of dark fiber for approximately $3.8 million. In July 1998, the customer exercised the option to acquire the IRU for the additional fiber strands for approximately $1.3 million resulting in a total contract of $5.1 million. The agreement requires the purchaser to pay the aggregate contract price, consisting of installments during the construction period based upon the achievement of certain milestones, with final payment made at the time of acceptance.

    OPERATING EXPENSES. The Partnership's principal operating expenses consist of expenses for network construction costs, network access expenses, SG&A, and depreciation and amortization. Total operating expenses increased from approximately $496,000 during the six months ended June 30, 1997 as to approximately $727,000 in the corresponding period in 1998. The 1998 operating expenses include the Costs of Network Construction Services of approximately $114,000 associated with the contract for the sale of dark fiber.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased from approximately $126,000 in the six months ended June 30, 1997 to approximately $204,000 for the same period in 1998.

    The Partnership's depreciation and amortization expense increased from approximately $348,000 during the six months ended June 30, 1997 to approximately $396,000 for the same period in 1998. This increase resulted primarily from activating segments of the Partnership's fiber network during 1997, purchases of additional equipment used in constructing the Partnership's fiber network and purchases of other fixed assets to accommodate the Partnership's growth.

    INTEREST EXPENSE. For the six months ended June 30, 1997, the Partnership's net interest expense increased from approximately $370,000 to approximately $409,000 for the same period in 1998.

    INCOME TAXES. Effective January 1, 1998, the Partnership elected to be taxed as a corporation and as such has recorded income tax expense of $545,000 relating to the six months ended June 30, 1998. Prior to January 1, 1998, the Partnership allocated net income and net losses to its Partnership Interests and therefore no income taxes were recorded for periods ended prior to January 1, 1998.

    NET INCOME (LOSS). The Partnership realized a net loss of approximately $21,000 in the six months ended June 30, 1997, as compared to net income of approximately $870,000 in the corresponding period of 1998 as a result of the factors discussed above.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUE. Total revenues were approximately $1.9 million, during the year ended December 31, 1997, as compared to $0 in 1996. Telecommunications Services revenues represented 100% of 1997 revenues which reflected the completion of the Partnership's fiber optic network between Houston and Corpus Christi, Texas in January 1997.

    OPERATING EXPENSES. The Partnership's principal operating expenses consist of expenses for network access expenses, SG&A, and depreciation and amortization. Total operating expenses increased to approximately $1.3 million during the year ended December 31, 1997 as compared to approximately $228,000 in the corresponding period in 1996. Network access expenses were $86,000 in 1997, as compared to $0 in 1996, as the fiber network was placed in service in January 1997.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased to approximately $286,000 in the year ended December 31, 1997, as compared to approximately $174,000 in 1996. The increase was due primarily to increases in expenses related to the Partnership's first full year of operating the initial segment of its fiber network.

    The Partnership's depreciation and amortization expense increased to approximately $902,000 during the year ended December 31, 1997 as compared to approximately $54,000 in 1996. This increase resulted primarily from activating the initial segment of the Partnership's fiber network during 1997, purchases of additional equipment used in constructing the Partnership's fiber network and purchases of other fixed assets to accommodate the Partnership's growth.

    INTEREST EXPENSE. During 1997, the Partnership's net interest expense increased to approximately $774,000 as compared to $0 in 1996. The increase resulted from an increase in interest on long-term indebtedness, and expensing interest as opposed to capitalizing interest during the construction phase in 1996. In 1996, the Partnership capitalized approximately $143,000 of interest. None was capitalized in 1997.

    INCOME TAXES. The Partnership allocated net income and net losses to its Partnership Interests. Therefore, no income taxes were recorded for 1997 or 1996.

    NET LOSS. The Partnership realized a net loss of approximately $104,000 in the year ended December 31, 1997, as compared to a net loss of approximately $228,000 in the corresponding period of 1996 as a result of the factors discussed above.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    REVENUE. Total revenue decreased to $0 during the year ended December 31, 1996 from approximately $173,000 in 1995, due to the termination of both a lease agreement and a maintenance and operating agreement between the Partnership and the owner of the 185 route mile fiber network between Corpus Christi and McAllen, Texas, which the Partnership designed, managed the construction of, maintained, operated and marketed. The parties agreed to terminate the agreements in the third quarter of 1995 due to a disagreement on the strategy of extending the fiber network to Houston. The Partnership's sole activity in 1996 was the construction of the 260 route mile fiber network between Houston and Corpus Christi, Texas.

    OPERATING EXPENSES. Total operating expenses decreased to approximately $228,000 from approximately $860,000 during 1995 and network access expenses were $0 in 1996 and $503,000 in 1995 due to the discontinuation of operating and maintenance activities in late 1995 related to the fiber network line between Corpus Christi and McAllen, Texas.

    SG&A expenses decreased from approximately $326,000 in 1995 to approximately $174,000 in 1996. The Partnership incurred lower SG&A expenses due to the discontinuation of operating and maintenance activities in late 1995 related to the fiber network line between Corpus Christi and McAllen, Texas.

    The Partnership's depreciation and amortization expense increased from approximately $31,000 in 1995 to approximately $54,000 in 1996. This increase was primarily due to the Partnership's investment in the initial segment of its fiber network line between Houston and Corpus Christi, Texas.

    EXTRAORDINARY ITEM. The Partnership recorded a gain on extinguishment of debt of approximately $645,000 in 1995 which related to forgiveness of lease amounts due in exchange for property and equipment provided to the owner of the Corpus Christi to McAllen fiber network line, and the forgiveness by such owner of current and future lease payments due from the Partnership.

    INCOME TAXES. The Partnership allocated net income and net losses to its Partnership Interests. Therefore, no income taxes were recorded for 1996 or 1995.

    NET LOSS. The Partnership had a net loss of approximately $228,000 in 1996 compared to a net loss of approximately $30,000 in 1995 as a result of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    The Private Offering was consummated on July 16, 1998. In the Private Offering, the Company sold, through a private placement under Rule 144A under the Securities Act, $150 million aggregate principal amount of the Private Notes. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. Approximately $26.8 million of the net proceeds from the Private Offering were used to pay off all existing debt obligations of Telecommunications, Partnership and IWL.

    Total cash expended during the six months ended June 30, 1998 to fund capital expenditures and repayments of long-term debt to third parties was approximately $3 million and $717,000, respectively. Total cash generated from operations was approximately $2.9 million for the same period. The Partnership funded capital expenditures and cash used in operations with the proceeds from a $10 million long term loan with a bank, which was entered into in July 1996. The Partnership obtained the loan for the construction, start-up and related expenses of the Houston to Corpus Christi fiber optic network. The Partnership was in violation of certain covenants set forth in the loan agreement for such loan which required the maintenance of debt as a percentage of adjusted net income as of December 31, 1996, 1997 and April 30, 1998, and was also in technical default of a covenant requiring the lender's consent to the Combination. The Partnership obtained a waiver of these covenant violations and obtained the lender's consent to the Combination and has executed an amendment revising these covenants. Approximately $8.9 million was outstanding thereunder at June 30, 1998. The debt matured on August 31, 1998. CapRock used a portion of the net proceeds from the Private Offering to repay indebtedness owed by the Partnership to the bank.

    Through the seven months ended July 31, 1998, the Partnership had obtained a contract for approximately $5.1 million for sale of dark fiber, which amounts will be paid as the Partnership completes certain milestones under the contracts. The Partnership believes such payments will occur in the fourth quarter of 1998.

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CapRock--New Accounting Pronouncements," "--Contingencies" and "--Year 2000."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF IWL

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA, CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER HISTORICAL FINANCIAL INFORMATION OF IWL CONTAINED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    IWL's revenues are derived from the provision of a variety of services, including telecommunications services, project and other services and product resales. Telecommunications services include the resale of long distance telecommunications services, the provision of private leased lines and the rental of telecommunications equipment and systems. IWL operates a tandem switch at its facility in Houston, Texas to provide services as a switch-based long distance carrier and is currently completing the installation of its Gulf Coast regional network. Project and other services consist of the installation of telecommunications system projects and the sale, service and maintenance of communications systems.

    In connection with product resales, IWL serves as the exclusive manufacturer's representative of Alcatel products to the U.S. oil and gas industry. In fiscal 1996 and 1997, IWL provided services to a subsidiary of Shell, which included the resale of a significant amount of Alcatel products. For the fiscal years ended June 30, 1996 and 1997, the Shell subsidiary purchased from IWL approximately $10.6 million and $7.6 million, respectively, of Alcatel products and other equipment and hardware, representing approximately 38.0% and 25.2%, respectively, of total sales during such periods. Although profitable, the sale of Alcatel products to the Shell subsidiary significantly reduced IWL's gross margin in these periods. The Shell project was substantially completed in May 1997 and, therefore, is not expected to contribute in a material manner to IWL's total sales in future periods.

    IWL was founded in 1981 as a contract supplier of communications technology installation and equipment leasing services, and over the ensuing years broadened the scope of its service offerings to include microwave, two-way radio and related wireless services and technologies for an expanded customer base, primarily comprised of major oil and gas companies operating in the Gulf of Mexico region. During this period, IWL began to provide an increasing variety of services to its oil and gas customers in other remote and underdeveloped regions around the world, including communications services for special projects with critical timing and other extreme or unusual challenges.

    To support its international expansion, in 1994 IWL began providing telecommunications services and network support inside the former Soviet Union to United States oil and gas customers. As IWL expanded its service offerings and developed greater infrastructure, it commenced service as a switchless reseller of long distance services in the United States in 1994. IWL is continuing to expand its network through its tandem switch and the installation of fiber optic cable and microwave radios in targeted service areas. In connection with such expansion, IWL has also received CLEC status in Texas and Louisiana.

    While annual growth rates of IWL's total sales since 1992 have ranged from 6.3% to 76.0%, IWL's quarterly operating results have varied significantly in the past, and can be expected to vary in the future. These fluctuations in operating results generally are caused by a number of factors, including changes in IWL's services and product mix, levels of product resales, adverse weather conditions in customer locations, the degree to which IWL encounters competition in its existing or target markets, general economic conditions, the volume and timing of orders received during the period, sales and marketing expenses related to entering new markets, the timing of new product or service introductions by IWL or its competitors and changes in billing rates by IWL or its competitors. IWL's ability to grow its revenues will be dependent upon a number of factors, many of which are not within its control and as a result no assurance can be given that such objectives will be met.

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
    In May 1998, IWL changed its fiscal year to a December 31 year end to coincide with the fiscal years of CapRock, Telecommunications and the Partnership and, in connection therewith, has filed under the Exchange Act (as defined below) a December 31, 1997 transition period Form 10-K for the transition period from June 30, 1997 to December 31, 1997.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 AND 1998

    TOTAL REVENUES. Total revenues increased $1.9 million or 12.9% from $14.7 million for the six months ended June 30, 1997 to $16.6 million for the six months ended June 30, 1998. This increase was comprised of an increase of $3.6 million or 102.9% in the Company's telecommunications services, an increase of $1.3 million or 15.9% in the Company's projects and other revenues and a decrease of $2.9 million or 100% in product resales to a single customer. The increase in telecommunications services was largely attributable to the continued expansion of the Company's ODDS services and increased traffic on the Company's network. The growth in project and other revenues resulted from increased sales of telecommunications equipment and related services. The product resales were substantially completed in May 1997.

    GROSS MARGIN. Gross profit increased $2.0 million or 39.1% from $4.6 million for the six months ended June 30, 1997 to $6.6 million for the six months ended June 30, 1998, representing gross margins of 31.6% and 39.8%, respectively. The increase in margin was due in part to the completion of the product resale to a single customer in May 1997 and from changes in the Company's revenues mix to higher margin services. Excluding product resales, gross profit for the six months ended June 30, 1997 would have been approximately $4.0 million representing a gross margin of 34.4%.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.5 million or 48.4% from $3.1 million for the six months ended June 30, 1997 to $4.6 million for the six months ended June 30, 1998. As a percentage of total revenues, selling, general and administrative expenses increased from 21.1% for the six months ended June 30, 1997 to 27.6% for the six months ended June 30, 1997. The increase in the selling, general and administrative expenses as a percentage of sales and in dollar amount were due in principal part to the completion of the product resale in May 1997 and to increased personnel and internal structure to support revenue growth and an expanded network.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased $602,000 or 78.4% from $768,000 for the six months ended June 30, 1997 to $1.4 million for the six months ended June 30, 1998. This increase was the result primarily from increases in property, plant and equipment for infrastructure and network expansion.

    NET INTEREST EXPENSE. Net interest expense increased $51,000 or 17.0% from $300,000 for the six months ended June 30, 1997 to $351,000 for the six months ended June 30, 1998. The increase resulted from increased borrowings to fund the Company's infrastructure expansion.

    OTHER INCOME, NET. Other income decreased $5,000 or 4.5% from $110,000 for the six months ended June 30, 1997 to $105,000 for the six months ended June 30, 1998. Other income for the six months ended June 30, 1997 included the Company's 50% ownership interest in the earnings of Kenwood System Group as well as certain other asset dispositions. Other income for the six months ended June 30, 1998 included the Company's 50% ownership interest in the earnings of the Joint Venture as well as certain other asset dispositions.

    INCOME TAX EXPENSE. Provision for income taxes increased $60,000 or 40.3% from $149,000 for the six months ended June 30, 1997 to $209,000 for the six months ended June 30, 1998 which represents an effective tax rate of 25.8% and 49.0% for each period, respectively.

COMPARISON OF SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996

    TOTAL REVENUES. Total revenues decreased approximately $3.7 million or approximately 23.5% to approximately $12.0 million for the six months ended December 31, 1997 from approximately $15.6 million for the six months ended December 31, 1996. This decrease was comprised of an increase of approximately $1.2 million or approximately 33.2% in IWL's telecommunications services, a decrease of approximately $196,000 or approximately 2.7% in IWL's project and other services and a decrease of approximately $4.7 million or 100% in product resales to a single customer. The increase in telecommunications services was largely attributable to increased traffic on IWL's telecom network in the Gulf of Mexico and the continued expansion of IWL's ODDS services in the Gulf of Mexico. The decrease in project and other services resulted from a decrease in product and project sales. The product resales were substantially completed in May 1997.

    GROSS PROFIT. Gross profit increased approximately $1.4 million or approximately 36.5% to approximately $5.4 million for the six months ended December 31, 1997 from $4.0 million for the six months ended December 31, 1996, representing gross profit of approximately 45.2% and approximately 25.3%, respectively. The increase in gross profit was due in principal part to the completion of the product resales to a single customer in May 1997, which had lower margins, and from changes in IWL's sales mix to higher margin services. Excluding product resales, gross profit for the six months ended December 31, 1996 would have been approximately $3.9 million representing a gross profit of approximately 36.0%.

    SELLING EXPENSES. Selling expenses increased approximately $298,000 or approximately 60.2% to approximately $793,000 for the six months ended December 31, 1997 from approximately $495,000 for the six months ended December 31, 1996. The increase in selling expenses resulted from increased salary expenses related to the addition of sales personnel and from increases in travel and advertising expenses.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $598,000 or approximately 26.7% to approximately $2.8 million for the six months ended December 31, 1997 from approximately $2.2 million for the six months ended December 31, 1996. The increase in the dollar amount of general and administrative expenses over these periods were due in principal part to increases in salaries and personnel cost and increases in telephone, insurance, rent, and legal expenses.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased approximately $347,000 or approximately 54.5% to approximately $982,000 for the six months ended December 31, 1997 from approximately $635,000 in the six months ended December 31, 1996. This increase was primarily due to infrastructure and network expansion.

    NET INTEREST EXPENSE. Net interest expense increased approximately $4,000 or approximately 1.9% to approximately $218,000 for the six months ended December 31, 1997 from approximately $214,000 for the six months ended December 31, 1996. The increase was comprised of an increase in interest expense of approximately $116,000 to approximately $348,000 from approximately $232,000 for the comparable six month period in 1996. This increase was offset by an increase in interest income of approximately $112,000 to approximately $130,000 from approximately $18,000 for the same six month period in 1996.

    OTHER INCOME, NET. Other income for the six months ended December 31, 1997 included the gain of approximately $66,000 resulting primarily from the disposition of IWL's 50% ownership in Kenwood, as well as certain other asset dispositions, and from IWL's 50% ownership interest in the earnings of Kenwood through the date of sale. Other income for the six months ended December 31, 1996 included IWL's 50% ownership interest in the earnings of Kenwood, as well as certain other asset dispositions.

    INCOME TAX EXPENSE. Provision for income taxes increased approximately $130,000 or approximately 97% to approximately $265,000 for the six months ended December 31, 1997 from approximately $134,000 for the six months ended December 31, 1996 which represents an effective tax rate of 38.6% and 34% for each period, respectively.

    NET INCOME. IWL reported net income of $421,487 for the six months ended December 31, 1997, compared to $260,408 for the six months ended December 31, 1996 as a result of the factors discussed above.

COMPARISON OF FISCAL YEARS ENDED JUNE 30, 1997 AND 1996

    TOTAL REVENUES. Total revenues increased approximately $2.5 million or approximately 9.0% to approximately $30.3 million for fiscal 1997 from approximately $27.8 million for fiscal 1996. This increase was comprised of an increase of approximately $1.5 million or approximately 23.1% in IWL's telecommunications services, an increase of approximately $4.0 million or approximately 37.4% in IWL's project and other services and a decrease of approximately $2.9 million or approximately 27.6% in product resales to a single customer. The increase in telecommunications services was largely attributable to increased traffic on IWL's telecom network in the Gulf of Mexico, an increase in the number of ODDS units in the Gulf of Mexico and expansion of IWL's business outside the Gulf of Mexico. The increase in project and other services was largely due to increases in the winning of larger projects and the associated support revenues. The product resales were substantially completed in May 1997 and, therefore, are not expected to contribute in a material manner to IWL's total sales in future periods.

    GROSS PROFIT. Gross profit increased approximately $1.2 million or approximately 16.6% to approximately $8.6 million for fiscal 1997 from approximately $7.4 million for fiscal 1996, representing gross profit of approximately 28.4% and 26.6%, respectively. The increase in gross profit was due in principal part to the completion of the product resales to a single customer in May 1997. Excluding product resales, gross profit for fiscal 1997 and fiscal 1996 would have been approximately $8.0 million and $6.5 million, respectively, representing a gross profit of approximately 35.2% and 37.7%, respectively. The decrease in gross profit was attributable to the increase of land mobile services (which yield lower margins) in IWL's overall service mix.

    SELLING EXPENSES. Selling expenses increased approximately $299,000 or approximately 35.5% to approximately $1.1 million for fiscal 1997 from approximately $842,000 for fiscal 1996. Selling expenses as a percentage of total sales increased to approximately 3.8% from 3.0% during these respective periods. The increase in selling expenses resulted from the addition of sales personnel and from increases in travel and advertising.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $447,000 or approximately 10.5% to approximately $4.7 million for fiscal 1997 from approximately $4.3 million for fiscal 1996. As a percentage of total sales, general and administrative expenses increased to approximately 15.5% for fiscal 1997 from approximately 15.3% for fiscal 1996. The increase in general and administrative expenses as a percentage of sales was primarily due to the decline in product resales overall. The increase in the dollar amount of general and administrative expenses over these periods were due in principal part to increased telephone expenses, insurance expenses, rent expenses and legal expenses relating to facilities and personnel additions in Houston, Texas and Lafayette, Louisiana.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased approximately $400,000 or approximately 39.9% to approximately $1.4 million for fiscal 1997 from approximately $1.0 million in fiscal 1996. This increase was primarily attributable to the acquisition of an additional approximately $5.9 million of property, plant and equipment, comprised of approximately $4.7 million in equipment for satellite, microwave and other equipment, approximately $936,000 for computers, furniture and fixtures, service vehicles and test equipment and approximately $285,000 for buildings and improvements.

    NET INTEREST EXPENSE. Net interest expense increased approximately $244,000 or approximately 90.4% to approximately $514,000 for fiscal 1997 from approximately $270,000 for fiscal 1996. IWL's borrowings increased to approximately $8.7 million for fiscal 1997 from approximately $3.9 million for fiscal 1996.

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
Borrowings were reduced in fiscal 1996 due to the receipt of approximately $2.0 million from a subsidiary of Shell as a deposit under a product resale contract. The increase in borrowings was used to fund acquisitions of property, plant and equipment.

    OTHER INCOME, NET. Other income for fiscal 1997 and 1996 resulted from IWL's 50% ownership interest in Kenwood, as well as certain asset dispositions affected in such periods. Such items were not material to IWL's operating results for fiscal 1997 and 1996.

    INCOME TAX EXPENSE. Provision for income taxes decreased approximately $33,000 or approximately 10.4% to approximately $283,000 for fiscal 1997 from approximately $316,000 for fiscal 1996 which represents an effective tax rate of 29.0% and 30.1% for each period, respectively.

    NET INCOME. IWL reported net income of $689,050 for the year ended June 30, 1997, compared to $733,662 for the year ended June 30, 1996 as a result of the factors discussed above.

COMPARISON OF FISCAL YEARS ENDED JUNE 30, 1996 AND 1995

    TOTAL REVENUES Total revenues increased by approximately $12.0 million or approximately 75.9% to approximately $27.8 million for fiscal 1996 from approximately $15.8 million for fiscal 1995. Of this increase, approximately $741,000 or approximately 12.8% resulted from increases in IWL's telecommunications services, project and other services accounted for approximately $707,000 or approximately 7.1% of such increase, and approximately $10.6 million, or approximately 88% of such increase, resulted in part from product resales to a single customer. While revenues related to project and other services were relatively constant, the increase in sales of telecommunications services reflected continued growth of IWL's offshore network. Excluding product resales, total sales for fiscal 1996 would have been approximately $17.3 million. Since such product resales are expected to be substantially completed in fiscal 1997, they are not expected to contribute in a material manner to IWL's total sales in future periods after fiscal 1997.

    GROSS PROFIT. Gross profit increased approximately $1.2 million or approximately 19.7% to approximately $7.34 million in fiscal 1996 from approximately $6.2 million in fiscal 1995, representing gross profit of approximately 26.5% and 39.0%, respectively. The decrease in gross profit primarily was due to the lower profit margin from product resales. Excluding product resales, gross profit would have been approximately $6.5 million in fiscal 1996, representing a gross profit of approximately 37.7%.

    SELLING EXPENSES. Selling expenses decreased approximately $20,000 or approximately 2.4% to approximately $842,000, or approximately 3.0% of total sales, in fiscal 1996 from approximately $862,000, or approximately 5.5% of total sales, in fiscal 1995. Advertising and promotion expenditures increased approximately $81,000, travel expenses increased approximately $21,000 and salaries and employee benefits decreased approximately $110,000, which reflected the reassignment of certain employees to other departments.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $720,000 or approximately 20.4% to approximately $4.2 million in fiscal 1996 from approximately $3.5 million in fiscal 1995. As a percentage of total sales, general and administrative expenses decreased to approximately 15.3% for fiscal 1996 from approximately 22.4% for fiscal 1995. The increase in general and administrative expenses was primarily due to a higher level of expenses in fiscal 1996 associated with the expansion of IWL's international operations and related travel, including increased activity in Russia and South America as well as a project in Bosnia that was started and completed in fiscal 1996. In addition, general and administrative expenses were higher in fiscal 1996 due to increased development of IWL's infrastructure to accommodate growth, which resulted in increases in insurance costs and employee compensation through an increased number of employees, increased telephone expenses relating to

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increased activity in IWL's international operations and costs associated with opening offices in Lafayette and New Orleans, Louisiana.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased approximately $182,000 or approximately 22.3% to approximately $1.0 million in fiscal 1996 from approximately $820,000 in fiscal 1995. This increase was principally attributable to an additional $1.2 million of property, plant and equipment, comprised of approximately $621,000 for satellite, microwave and other telecommunications equipment, and approximately $579,000 for computers, furniture and fixtures, service vehicles and test equipment.

    NET INTEREST EXPENSE. Net interest expense increased approximately $26,000 or approximately 10.6% to approximately $270,000 in fiscal 1996 from approximately $244,000 in fiscal 1995. The increase in interest expense was due to an increase of approximately $350,000 in borrowings under IWL's credit lines. Interest expense was minimized during fiscal 1996 as a result of a $2.0 million deposit received from Shell under a product resale contract.

    OTHER INCOME, NET. Other income in fiscal 1996 and fiscal 1995 resulted from IWL's 50% ownership interest in Kenwood, as well as certain asset dispositions affected in such periods. Such items were not material to IWL's operating results in fiscal 1996 or fiscal 1995.

    INCOME TAX EXPENSE. Provision for income taxes increased approximately $23,000 or approximately 7.8% to approximately $316,000 in fiscal 1996, representing an effective income tax rate of 30.0%, from approximately $293,000 in fiscal 1995, representing an effective tax rate of 35.4%. The decrease in the effective tax rate in fiscal 1996 primarily was due to the availability of foreign tax credits in such year.

    NET INCOME. IWL reported net income of $733,662 for the year ended June 30, 1996, compared to $535,641 for the year ended June 30, 1995 as a result of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    During the six months ended June 30, 1998, IWL used $431,000 of cash in operating activities, borrowed an additional net amount of $2.0 million from credit facilities, and received $60,000 from the sale and issuance of IWL common stock. IWL invested $4.0 million in property and equipment (net of proceeds of $201,000 from certain dispositions of assets). IWL also expended $610,000 to acquire Integrated Communications and Engineering, LTD. in January, 1998. The increase in property, plant and equipment reflects IWL's work in progress in relation to the deployment of IWL's ODDS program and the development of its Gulf Coast network. These activities decreased IWL's cash balance by $3.0 million to a balance of $359,000 at June 30, 1998.

    At June 30, 1998, IWL had four credit facilities with Bank One, Texas, N.A., its primary lender, to provide working capital and to finance equipment to be leased by IWL to its customers. IWL had a secured revolving line of credit (the "Working Capital Loan"), a secured guidance line of credit (the "Guidance Line"), a term facility (the "Term Loan"), and a short-term facility issued on June 17, 1998 under the existing revolving credit agreement ("Short-Term Facility") from Bank One, Texas, N.A. The maximum amount of the Working Capital Loan was $5.0 million subject to a borrowing base based on accounts receivables and inventory. The maximum amount of the Guidance Line was $5.0 million, which was used to finance IWL's purchase and subsequent lease of telecommunications equipment. The Term Loan, the Short-Term Facility and the Working Capital Loan were collateralized by substantially all of the personal property of IWL. The Guidance Line was reduced by the term loan created as the leased equipment was deployed. The interest rate on each facility was, at Company's option, Bank One, Texas, N.A.'s base rate or 30, 60 or 90 day adjusted LIBOR plus 2.40%. The interest rate was subject to downward adjustment in certain circumstances as specified in the credit agreement. The Guidance Line expired on June 30, 1998. Borrowing availability under the Working Capital Loan was based upon eligible accounts receivable and inventory, and a fee equal to 0.25% was charged on any unused portion of the Working Capital Loan. IWL

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was in violation of the financial covenants requiring maintenance of a current ratio at December 31, 1997 and March 31, 1998 and a fixed charge ratio at June 30, 1998, and also was in technical default of a covenant requiring the lender's consent to the Combination. IWL has obtained a waiver of these covenant violations and obtained the lender's consent to the Combination. On June 17, 1998, the lender extended IWL additional credit under the Short-Term Facility of up to $4.0 million. At June 30, 1998, IWL had $4.0 million available under the Short-Term Facility and was fully advanced under the Working Capital Loan. The Short-Term Facility, the Term Loan and the Working Capital Loan and all other amounts due the lender matured on August 31, 1998. CapRock used a portion of the net proceeds from the Private Offering to repay all indebtedness owing by IWL to Bank One, Texas, N.A. The Private Offering was consummated on July 16, 1998. In the Private Offering, the Company sold, through a private placement under Rule 144A under the Securities Act, $150 million aggregate principal amount of the Private Notes. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. Approximately $26.8 million of the net proceeds from the Private Offering were used to pay off all existing debt obligations of Telecommunications, Partnership and IWL.

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CapRock--New Accounting Pronouncements," "--Contingencies" and "--Year 2000."

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                                THE COMBINATION

    The Company is a Texas corporation that was formed on February 3, 1998 to be a holding company for Telecommunications, the Partnership and IWL and their respective subsidiaries following the consummation of the Combination. On February 16, 1998, Telecommunications, the Partnership, IWL, the Company and certain other parties entered into the Merger Agreement providing for the Mergers and the Interest Exchange. On August 26, 1998, the Company announced that it had completed the Mergers and the Interest Exchange pursuant to the Merger Agreement. At the effective time of the Mergers and the Interest Exchange, all previously outstanding shares of IWL common stock ceased to exist and each such share was converted into and became exchangeable for one share of CapRock Common Stock, all previously outstanding shares of Telecommunications common stock ceased to exist and each such share was converted into and became exchangeable for 1.789030878 shares of CapRock Common Stock and each one percent (1%) of the Partnership Interests issued and outstanding was exchanged for 63,194.54 shares of CapRock Common Stock. In addition, IWL and Telecommunications stock options and warrants that were outstanding and unexercised at the Effective Time were assumed by the Company and converted into options and warrants to purchase shares of CapRock Common Stock. Prior to the Effective Time, the shares of CapRock Common Stock issuable in connection with the Combination were registered for issuance under the Securities Act, and the CapRock Common Stock was approved for listing on the Nasdaq National Market under the symbol "CPRK."

    On July 16, 1998, the Company, Telecommunications and the Partnership (with IWL as a guarantor of certain obligations with respect to the Private Notes) sold, through a private placement under Rule 144A under the Securities Act, Private Notes in the aggregate principal amount of $150 million. The Indenture provided that the Company, Telecommunications and the Partnership (with IWL as a guarantor) would be required to make an offer to purchase the Private Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repayment, in the event that the consideration was not consummated and certain other conditions were not satisfied by August 31, 1998, or if it appeared, in the sole judgment of the Company, Telecommunications, the Partnership and IWL, that the Combination would not be consummated or such conditions would not be satisfied by such date. In addition, in connection therewith, prior to a specified date, approximately $145 million of the net proceeds from the offering of the Private Notes were held in an escrow account pursuant to the terms of an escrow and security agreement. In connection with the consummation of the Combination on August 26, 1998, Telecommunications and the Partnership were released as (and are no longer) co-obligors under the Private Notes (and IWL was released from its obligations under such offer to purchase), with the Company remaining the sole obligor thereunder, and the proceeds from the offering of the Private Notes held in escrow were disbursed to the Company.

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                                    BUSINESS

    The Company is a regional facilities-based ICP offering local, long distance, Internet, data and private line services to small and medium-sized businesses. The Company also provides switched and dedicated access, regional and international long distance, private lines and dark fiber to carrier customers. The Company currently owns and operates a 260 route mile fiber optic network along the Texas Gulf Coast, linking Houston, Victoria and Corpus Christi, Texas, and is in the process of expanding its network to approximately 800 route miles in Texas by the end of 1998. The Company intends to expand its network to approximately 5,500 route miles throughout Texas and the Gulf Coast region by the end of 2000. The Company has over 60 carrier customers, including AT&T, IXC, MCI, Qwest and Sprint, as well as various regional independent telephone companies, such as Century Telephone Enterprises, Inc. and Lufkin Conroe Telephone. The Company's volume of monthly long distance minutes of traffic has grown from approximately 3.0 million minutes in April 1994 to approximately 82 million minutes in August 1998, which included approximately
10.8 million minutes of traffic terminated in Mexico.

    The Company is also a leading provider of communications services to offshore oil and gas customers in the Gulf of Mexico and the North Sea, where it provides turnkey communications solutions to multi-site clients such as Amoco Eurasia Petroleum Company, Chevron Information Technology Company, Polar Lights Company (a joint venture of Conoco Oil Company), Exxon Computing Services Company and Shell Offshore Services Company.

    The Company has been providing telecommunications services in Texas for more than 15 years. IWL began providing telecommunications services in Texas and Louisiana in 1981. IWL's core business initially focused on the provision of communications solutions to customers in the oil and gas industry. These business activities included the provision of advanced communications solutions to customers with operations in remote, difficult-access regions of the world. In 1992, the Company began providing voice, data and broadband services to carrier and commercial customers in Texas. As a result of its experience in providing a wide range of communications services, the Company believes that it has built significant name recognition and a valuable customer base in Texas and the Gulf Coast region.

    The Company intends to leverage its experience, name recognition and existing customer base to become the leading facilities-based ICP and the premier provider of carriers' carrier services in Texas and the Gulf Coast region. One of the keys to this strategy is completing the build out of its fiber optic network to approximately 5,500 route miles. The Company completed construction of the first 260 route miles of its fiber network in January 1997. The Company is currently expanding its network to approximately 800 route miles by the end of 1998, linking San Antonio, Austin, Laredo, McAllen, Harlingen, and Corpus Christi, Texas. The Company intends to expand its network to approximately 3,000 route miles by the end of 1999 and approximately 5,500 route miles by the end of 2000. The Company believes that its network, once completed, will be the most extensive alternative fiber network in Texas and the Gulf Coast region and will enable the Company to serve nearly every primary, secondary and tertiary city in the region. The Company's network is designed to be scalable and will have significant flexibility to meet future demand. The Company intends to include in its network advanced fiber capable of supporting dense wave division multiplexing with an OC-48 backbone scalable to OC-192. The Company intends to install 96 fibers and two spare ducts throughout most of its network and intends to retain on average 48 fiber strands. The routes of the network expansion are planned to be generally geographically diverse from the existing fiber networks of AT&T, IXC, MCI, Qwest, Sprint and WorldCom. The fiber network will also interconnect with the fiber networks of selected Mexican carriers at multiple border crossings. To reduce the cost of fiber retained for its own use, the Company has purchased pipelines, sold duct and dark fiber to third parties, and jointly constructed segments with Teleport Communications Inc., a CLEC, and with TCI Communications Inc., a cable television company. CapRock believes that its network, upon completion, will be one of the lowest net cost networks on a per fiber mile basis in Texas and the Gulf Coast region.

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
    The Company believes that the Combination will enable it to significantly accelerate the implementation of its business plan and to more rapidly achieve its business objectives by:

    - ENHANCING ITS REVENUE OPPORTUNITIES. The Company believes it will be able to enhance its revenue opportunities by leveraging the existing and planned fiber and switching network infrastructure of Telecommunications, the Partnership and IWL to offer voice, data and broadband services in markets geographically clustered near such infrastructure;

    - CREATING GREATER ORGANIZATIONAL DEPTH. The Company believes it will be able to create greater organizational depth through the combination of the sales, customer service and networking expertise of Telecommunications with the technological, project management and last mile distribution expertise of IWL and the fiber network construction and operational expertise of the Partnership;

    - PROVIDING IT WITH THE OPPORTUNITY TO CROSS-SELL PRODUCTS. The Company believes it will be able to cross-sell products and provide single source onshore and offshore communications solutions to IWL's existing base of oil and gas customers and to Telecommunications' existing base of business and carrier customers throughout Texas and the Gulf Coast region;

    - CAPITALIZE ON INTERNATIONAL REVENUE OPPORTUNITIES. The Company believes it will be able to capitalize on international revenue opportunities through the combination of Telecommunications' customer base, the Partnership's planned network and IWL's relationships with foreign regulators and communications providers; and

    - REDUCING CAPITAL EXPENDITURES. The Company believes it will be able to reduce the combined capital expenditures of the three companies through the construction of a single communications infrastructure.

MARKET OPPORTUNITY

    The Company believes that the geographic market in which it competes offers significant opportunities for growth. Texas is the second largest state in the U.S. with a 1997 population of approximately 19.5 million and population growth of approximately 2% annually. Based on published FCC statistics, in 1998 it is expected that there will be over 3.7 million business access lines, approximately 7.7 million residential access lines and a total of approximately
11.5 million access lines in Texas, including those in the public sector. The Company believes that the growth rate of access lines in Texas will be approximately 5% annually. Based on published FCC statistics, in 1998 it is expected that the approximate number of access lines for business users, residential users and total lines in Texas and the Gulf Coast region will be approximately 5.4 million, 12.0 million, and 17.4 million, respectively.

    The Company believes it is well positioned to capture a significant portion of the growing international traffic between the United States and Mexico due to its location, its network buildout in Texas and its intent to interconnect with several Mexican carriers at multiple border points. In 1996, Mexico was the second largest destination for U.S. outbound telecommunications traffic, accounting for approximately 12.5% of the total international traffic originating in the U.S. The U.S. is the largest destination of outbound traffic from Mexico, accounting for approximately 86% of its total international traffic. In 1997, the telecommunications traffic into Mexico was approximately
2.9 billion minutes, while outgoing traffic amounted to approximately 1.2 billion minutes, with approximately 86% of this traffic originating or terminating in the United States. The Company estimates that over half this volume passed through gateways along the Texas border. In 1996, approximately 70% of the telecommunications traffic between the two countries originated in the U.S.

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
BUSINESS STRATEGY

    The Company's business objectives are to (i) become the leading ICP in Texas and the Gulf Coast region, offering local, long distance, data and private line services to end-user customers, (ii) establish itself as the premier carriers' carrier in Texas and the Gulf Coast region, providing voice, data and broadband services over the most extensive alternative fiber optic network in Texas and the Gulf Coast region and (iii) capitalize on the growing opportunities to provide international long distance and international project services. To achieve these objectives, the Company intends to:

    BECOME A SINGLE SOURCE PROVIDER OF COMMUNICATIONS AND NETWORK INTEGRATION SERVICES. The Company believes that there is significant demand among small and medium-sized business customers in its target markets for an integrated package of communications services and equipment tailored to satisfy the customer's total communications needs. The Company currently offers, on a non-integrated basis, local, domestic and international long distance, data (including ATM, frame relay, and Internet) and broadband (including T-1, DS-3 and dark fiber) services. By the end of 1998, the Company intends to offer these services to customers as an integrated suite of products that will be invoiced on a single, convergent bill. The Company believes that its ability to provide an integrated package of communications services, to provide, install and maintain a broad range of communications equipment and to invoice these services on a single, convergent bill will enable it to (i) rapidly penetrate its targeted markets,
(ii) capture virtually all of its existing and newly acquired customers' expenditures for telecommunications services and equipment, (iii) increase customer satisfaction, and (iv) reduce customer turnover.

    STRATEGICALLY BUILD OUT ITS REGIONAL FIBER NETWORK. The build-out of the Company's fiber optic network is a key element of the Company's objective of becoming the leading ICP and the premier carriers' carrier in its target markets. The Company's fiber optic backbone will provide it with a platform to offer an integrated package of voice, data and broadband services, as well as to access primary, secondary and tertiary cities and the tandems of ILECs throughout Texas and the Gulf Coast region. The Company intends to expand its network to cover approximately 5,500 route miles throughout Texas and the Gulf Coast region by the end of the year 2000, creating the most extensive alternative fiber network in the region. The Company believes that existing communications networks are inadequate for future requirements in Texas and the Gulf Coast region and that the secondary and tertiary markets located between the major markets in this region are currently underserved, creating a significant market opportunity for network expansion. The Company's network will provide other carriers with diverse routing and additional capacity to meet their future bandwidth demands. The Company's network will also interconnect with the networks of selected Mexican carriers at multiple border crossings, creating multiple SONET ring connections between the United States and Mexico. The completion of the Company's network will allow it to (i) originate and terminate most of its customers' voice and data traffic within the region on-net, (ii) dramatically increase its available broadband capacity and (iii) link together more markets than other competitive providers of communications services in the region.

    OFFER DATA, INTERNET AND ENHANCED SERVICES TO ACCELERATE MARKET PENETRATION AND MINIMIZE POTENTIAL CUSTOMER TURNOVER. Data services represent one of the fastest growing product segments in the communications industry. The Company believes it can accelerate new account penetration and minimize potential customer turnover by offering LAN interconnection, frame relay, Internet services, ISDN, DSL, Web page design, Web server hosting, and other enhanced services not generally available from the ILECs (or available only at prices higher than those the Company intends to charge) in conjunction with traditional local and long distance services. The Company intends to leverage its expertise in providing multi-point and last mile solutions for data-intensive customers by offering such services to small and medium-sized business customers, as well as by targeting data-intensive and multi-point customers, such as banks, financial institutions and health care providers. In addition, the Company believes that it can take advantage of opportunities for revenue growth through cross selling its onshore integrated data services to existing oil and gas customers and customers with operations in remote, difficult-access regions.

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
    BUILD MARKET SHARE THROUGH PERSONALIZED SALES AND CUSTOMER SERVICE. The Company believes the most effective method of acquiring and retaining a high quality customer base is through a consultative, face-to-face sales process to develop creative solutions and respond rapidly to customers' communications needs, as well as providing superior and personalized customer service. Management believes that small and medium-sized business customers in its target markets have been neglected by the ILECs with respect to these approaches. The Company's sales management team is composed of executives with experience in managing a large number of direct and agent sales specialists in the telecommunications industry. As of August 31, 1998, the Company's direct sales force consisted of 41 account executives, and the Company had 100 sales agents located throughout Texas. The Company intends to recruit, train and deploy approximately 60 additional account executives by the end of 1998 and an additional 100 account executives by the end of 1999. The Company believes it will be able to attract and retain highly qualified sales and support personnel by offering them the opportunity to (i) work with an experienced and success proven management team in building a developing, entrepreneurial company, (ii) market a comprehensive set of products and services and customer care options, and (iii) participate in the potential economic returns made available through a results-oriented compensation package emphasizing sales commissions and equity incentives.

    DEVELOP EFFICIENT AUTOMATED BACK OFFICE SYSTEMS. The Company handles its provisioning, customer care, convergent billing and traffic reporting functions on a proprietary software platform currently being developed by RiverRock, a limited partnership in which the Company is a limited partner. These OSS and other back office systems are required to enter, schedule and track a customer's order from the point of sale to the installation and testing of service. These systems also include or interface with trouble management, inventory, billing, collection and customer service systems. The system is scalable and flexible to support the Company's expected future back office requirements. The system, when fully implemented, will enable the Company to: (i) minimize the time to initiate local and long distance services for new customers internally and through the ILEC (commonly referred to as provisioning), (ii) provide detailed and customized customer billing information, (iii) respond quickly to customers' needs and information requests, and (iv) monitor and analyze traffic, financial and operating trends. The Company believes that this system, when fully implemented, will provide a significant competitive advantage in terms of cost, ability to process large order volumes, and customer service as compared to ILECs using legacy systems and CLECs that outsource back-office services or that do not have an advanced OSS platform.

    EXPAND INTERNATIONAL SERVICE OFFERINGS. The Company believes that it can leverage its existing international commercial relationships, its regulatory expertise, its extensive relationships with domestic carriers and its points of presence in Texas, Russia and Scotland to significantly increase the Company's international traffic, including traffic to and from Mexico. Based on published FCC statistics, in 1997 the incoming telecommunications traffic for Mexico was approximately 2.9 billion minutes, while outgoing traffic amounted to approximately 1.2 billion minutes, and approximately 86% of this traffic originated or terminated in the United States. The Company estimates that over half this volume passed through gateways along the Texas border.

    PURSUE ACQUISITIONS AND STRATEGIC ALLIANCES. In the Company's target markets, a large number of small private companies provide local and long distance services, data services, Internet services, and telecommunications equipment. This fragmentation creates numerous opportunities for the Company to acquire industry participants that can provide technical support, management talent, customers and product extensions and could enable the Company to accelerate the implementation of its business plan. The Company also intends to pursue strategic relationships with utilities, state transportation departments and other governmental authorities. As part of its growth plan, the Company has been discussing and continues to discuss with other companies in its region business ventures and combinations, including potential mergers and acquisitions.

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
    LEVERAGE ITS EXPERIENCED MANAGEMENT TEAM. The Company's management team includes individuals with significant experience in the deployment and marketing of communications services. Jere W. Thompson, Jr., Chief Executive Officer of the Company, founded the Partnership in 1992. Ignatius W. Leonards, President of the Company, founded IWL in 1981 and has over 23 years of experience in the telecommunications industry. Timothy W. Rogers, Timothy M. Terrell and Scott L. Roberts, each Executive Vice Presidents of the Company, founded Telecommunications in 1991 and have a combined 33 years of telecommunications experience working at Sprint, Qwest and Telecommunications in carrier and commercial sales. Byron M. Allen, an Executive Vice President of the Company, has five years of experience in the domestic and international telecommunications industry, and Kevin W. McAleer, the Company's Chief Financial Officer, has over 16 years of experience as the chief financial officer of publicly-held companies.

PRODUCTS AND SERVICES

INTEGRATED COMMUNICATIONS SERVICES

    The Company's business objective is to become the leading ICP in Texas and the Gulf Coast region, offering local and long distance, data and private line services to end-user customers. The Company currently offers, on a non-integrated basis, local, domestic and international long distance, data (including ATM, frame relay, and Internet) and broadband (including T-1, DS-3 and dark fiber) services. By the end of 1998, the Company intends to offer these services to customers as an integrated suite of products that will be invoiced on a single, convergent bill. The Company believes that its ability to provide an integrated package of communications services, to provide, install and maintain a broad range of communications equipment and to invoice these services on a single, convergent bill will enable it to (i) rapidly penetrate its targeted markets, (ii) capture virtually all of its existing and newly acquired customers' expenditures for telecommunications services and equipment, (iii) increase customer satisfaction, and (iv) reduce customer turnover.

    The Company offers (or, where indicated, intends to offer) the following products:

    LOCAL EXCHANGE SERVICES. These services offer customers local switched and enhanced services. The Company intends to continue to obtain local telephone services from ILECs on a wholesale basis and resell such services to end-users. As the demand for ILEC services in an area economically justifies the introduction of a local switch, the Company intends to purchase unbundled network elements from ILECs and to begin utilizing its own value-added switching facilities. The Company believes this approach will significantly boost its margins and return on invested capital, and will reduce the time required to enter new markets.

    ONE PLUS LONG DISTANCE. This service offers customers the ability to make outbound switched long distance calls by simply dialing a 1, plus the area code and phone number. Customers select the Company as their primary long distance provider by placing an order with it. This service may be used for both domestic and international calling.

    LONG DISTANCE DEDICATED SERVICE. This service is designed for larger users with sufficient long distance traffic volume to warrant the use of dedicated lines directly to the customer to originate calls. Instead of long distance calls switched through the ILEC, this service uses a dedicated line that directly connects the end user and the Company's switch. This eliminates ILEC originating access fees and reduces per minute rates to the user.

    INTERNET. The Company currently provides Internet services to approximately 1,000 customers. The services include a mail server, news server, and hosting of customer web pages.

    INTERNET TELEPHONY. The Company plans to introduce telephony services based on voice over internet protocols in major Texas markets by the end of 1998. Service will be expanded to other Texas markets in conjunction with the planned fiber network build out. The Company plans to offer its Internet customers long distance services at significant discounts to basic rates offered by most IXCs.

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    DATA.  The Company's fiber network has been designed with SONET technology and broadband capabilities to provide a platform to support high capacity, bandwidth intensive products such as frame relay, ATM, multi-media, and Internet-related applications. The Company currently resells data products and intends to migrate those services onto its own network as that network is built out.

    CUSTOMER PREMISE EQUIPMENT. The Company currently sells and installs telephone and switchboard equipment to its offshore customers. The Company intends to add office switchboard and private branch exchange equipment for its small and medium-sized business customers. The Company intends to continue to build its relationships with local customer premise equipment installation companies in all of its markets for the purpose of selling and installing customer premise equipment not otherwise provided by the Company.

    TOLL FREE 800/888. This inbound service, where the receiving party pays for the call, is accessed by dialing an 800/888 area code. This is used in a wide variety of applications, many of which generate revenue for the user (such as reservation centers or customer service centers).

    CALLING CARD. These traditional, basic telephone calling cards allow the user to place calls from anywhere in the United States or Canada. The Company offers additional features such as conference calling, international origination and speed dialing.

    PREPAID CARD. Prepaid cards allow a customer to purchase and pay in advance for a card with a fixed amount of calling time. The card is then used as a standard calling card from which time is deducted when used. Prepaid cards may be purchased with enhanced features similar to those of calling cards and also may be renewed by purchasing additional time.

    CARRIER SERVICES

    The Company's business objective is to establish itself as the premier carriers' carrier within Texas and the Gulf Coast region, providing voice, data and broadband services over the most extensive alternative fiber optic network in Texas and the Gulf Coast region. The Company carrier services consist of three principal products: the transmission of long distance traffic processed through the Company's switches ("long distance switched services"), the sale and leasing of dark fiber over the Company's facilities ("dark fiber"), and the transmission of voice and data over dedicated circuits ("private lines"). The Company's carrier customer base includes more than 60 carriers, including AT&T, IXC, MCI, Qwest and Sprint, and including regional independents such as Century Telephone and Lufkin Conroe Telephone.

    LONG DISTANCE SWITCHED SERVICES. The domestic and international long distance switched services provided by the Company are processed through the Company's digital switches and carried over long distance circuits and other transmission facilities owned or leased by the Company. The Company sells these services on a per-call basis, charging by minutes of use ("MOU"), with payment due monthly after services are rendered. The Company's volume of monthly long distance minutes of traffic has grown from approximately 3.0 million minutes in April 1994 to approximately 82 million minutes in August 1998, which included approximately 10.8 million minutes of traffic terminated in Mexico.

    PRIVATE LINE SERVICES. The Company's private line customers include non-facilities based carriers requiring dedicated long distance transmission capacity to carry their customers' long distance traffic and facilities-based carriers that require long distance transmission capacity where they have geographic gaps in their facilities, or require additional capacity or geographically diverse routing. Services are provided through private line contracts, requiring fixed monthly payments, generally in advance, some of which contain "take or pay" commitments.

    DARK FIBER. The Company has leased and sold excess dark fiber (and spare conduits) to carrier customers, and expects to continue to lower the Company's net cost for fiber retained for its own use by selling and swapping excess fiber in the future.

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
    PROJECT MANAGEMENT SERVICES

    The Company's project management services include system specification, project engineering, integration, equipment procurement, test, installation and maintenance and network management. The Company's expertise in planning, designing and implementing communications solutions for customers with operations in remote regions or underdeveloped areas allows the Company, from time to time, to provide communications services for special projects with critical-timing requirements or other extreme and unusual challenges. The Company utilizes satellite, microwave and fiber solutions for voice and data applications to meet its customers' specifications.

    OFFSHORE SERVICES

    The Company provides offshore voice and data services to the oil and gas industry in the Gulf of Mexico and the North Sea. Satellite and microwave transmission media are used depending on the type and location of the drilling rig involved. The Company's communications systems are flexible and can be quickly readjusted as rigs move to new locations. The Company's telecom services also provide the connection between other carriers' networks and a customer's location. Although this connection can span large distances, it is commonly referred to as last-mile connectivity. The Company's Offshore Dedicated Digital Services program ("ODDS"), which delivers connectivity to offshore locations, typifies the Company's last-mile connectivity services in the Gulf of Mexico. ODDS is a fully digital communications system that is flexible enough to be reconfigured to a new location after the customer's drilling rig changes locations.

SALES AND MARKETING

    INTEGRATED COMMUNICATIONS SERVICES. The Company focuses its retail sales efforts on small to medium-sized businesses in Texas and the Gulf Coast region. The Company markets its integrated telecommunications services primarily through two channels: the Company's direct sales force and its network of independent sales agents.

    As of August 31, 1998, the Company's direct sales force consisted of 35 account executives in Dallas and Houston, and the Company had 100 sales agents located throughout Texas. The Company intends to recruit, train and deploy approximately 60 additional account executives by the end of 1998 and an additional 100 account executives by the end of 1999. The Company's sales personnel call on prospective and existing business customers, conduct analyses of business customers' telecommunications usage histories and service needs, and demonstrate how the Company's various service packages will improve a customer's communications capabilities in a cost-effective manner. Sales personnel identify potential business customers by several methods, including customer referral, marketing research, telemarketing and other networking alliances such as endorsement agreements with trade associations and local chambers of commerce. The Company's sales personnel work closely with the Company's engineers and field support specialists to address customers' network and service delivery needs and to design new service products and applications for customers.

    The Company's agent program, established in 1996, is a network of independent telephone equipment vendors and other agents authorized by the Company to market its products and services. As of August 31, 1998, approximately 100 agents were participating in the agent program. Authorized agents receive recurring commissions based on products and services sold, volume of usage and retention of the customer. The Company has four agent managers who actively recruit new agents. The Company intends to continually build up its agency sales force as it expands its operations.

    The Company's direct sales force and its authorized agents are trained to emphasize the Company's customer focused sales and customer service approach. The Company reinforces this approach by tying a portion of each account executive's and agent's compensation directly to the longevity of their customer accounts. The Company's marketing strategy is built upon the belief that customers prefer to have one

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
company serve all of their telecommunications needs. As part of this strategy, the Company generally assigns to each customer its own dedicated field support specialist, thereby providing the customer with a single point of contact to address its telecommunications needs with a combination of products and services. The Company believes that its personalized attention to needs of its business customers, coupled with its ability to provide a fully integrated bill, is appealing to both existing and prospective customers.

    The Company intends to substantially increase its direct sales force throughout Texas, Louisiana and Oklahoma over the next two years. The Company intends to recruit new account executives by emphasizing the Company's extensive and advanced fiber communications network, attractive compensation and commission plans, stock option programs, and marketing support plans. Additionally, the Company believes it will be able to attract and retain highly qualified sales and support personnel by offering them the opportunity to: (i) work with an experienced and success proven management team in building a developing, entrepreneurial company; (ii) market an integrated package of communications products and services; and (iii) participate in the potential economic returns made available through a results oriented compensation package emphasizing sales commissions and equity incentives.

    CARRIER SERVICES. The Company established a carrier services sales force in 1992. This group markets carrier services to telecommunications carriers and other large end-user customers. The Company believes it can compete effectively in this market based on a combination of price, reliability, advanced technology, route diversity, ease of ordering and customer service. The Company markets its carrier services primarily through five direct sales personnel and four support specialists located in the Company's headquarters in Dallas. In general, these sales professionals locate potential customers for the Company's carrier services through customer referrals, trade shows and industry alliances. When calling on a potential customer, the Company's sales professionals work with network engineers to gain a better understanding of the customer's operations and bulk telecommunications transmission needs to develop innovative application-specific solutions for each customer's requirements. The Company also markets its carrier services through trade forums and generally attends industry trade shows.

    PROJECT MANAGEMENT AND OFFSHORE SERVICES. The Company targets domestic and international customers that require turnkey system solutions and other telecommunications services. The Company's sales force sells frequency bandwidth and call completion and system solutions, which allows the Company to further develop its own telecommunications infrastructure. Current and prospective customers are assigned to account managers, who are principally responsible for providing high levels of contact and customer service. In addition, the Company utilizes business development managers to focus on specific customer requirements and opportunities. The business development manager typically is involved in major projects and the installation of infrastructure domestically or internationally. The Company currently has a sales force of approximately 41 sales representatives, with sales personnel located in Houston, Texas, New Orleans, Louisiana, Moscow, Russia and Aberdeen, Scotland. The Company's direct sales approach enables it to provide a high level of customer service. To complement the Company's direct sales efforts, the Company often participates in various domestic and international industry trade shows and conducts advertising campaigns in trade publications.

CUSTOMER CARE AND SUPPORT

    The Company strives to provide superior customer care and support for its customers and believes that personal contact with its customers through customer service representatives is a significant factor in customer acquisition and retention. The Company intends to significantly increase the number of its customer service representatives as the number of direct and agent sales representatives grows.

    The Company operates a call center in Dallas, Texas staffed by the Company's customer service employees, who have completed a certification and training program provided by the Company. To enhance the effectiveness of its customer service representatives, in addition to the initial training program, the Company, provides ongoing training to all customer service representatives. The Company's

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
customer service department uses on-line, real-time automated systems that provide notes from all prior contacts with the customer, and provide a complete account and payment history for customers directly billed by the Company. Through this proprietary contact management software, the Company is able to provide a high level of customer care. As the Company's sales force and operations expand, the Company intends to recruit and train additional sales personnel to support its operations.

    The Company handles its provisioning, customer care, convergent billing and traffic reporting functions on a proprietary software platform ("OSS System") currently being developed by RiverRock, a limited partnership in which the Company is a limited partner. The OSS System has been in use since January 1997 and continues to be enhanced. The OSS System is required to enter, schedule and track a customer's order from the point of sale to the installation and testing of service and also include or interface with trouble management, inventory, billing, collection and customer service systems. The OSS System is scalable and flexible to support the Company's expected future back office requirements. The OSS System, when fully implemented, will enable the Company to: (i) minimize the time to initiate local and long distance services for new customers internally and through the ILEC (commonly referred to as provisioning), (ii) provide detailed and customized customer billing information, (iii) respond quickly to customer's needs and information requests, and (iv) monitor and analyze traffic, financial and operating trends. The Company believes that the OSS System, when fully implemented, will provide a significant competitive advantage in terms of cost, ability to process large order volumes and customer service as compared to ILECs using legacy systems and CLECs that outsource back-office services or that do not have an advanced OSS platform. See "Certain Transactions."

    The Company also provides customer support for its project management and offshore products and services through its full-service support teams in Friendswood, Texas, Lafayette and New Orleans, Louisiana, Moscow, Russia and Aberdeen, Scotland. Support services include: (i) on-site maintenance, with over 50 technical specialists on call for immediate dispatch when customers' communications systems require maintenance; (ii) a network operations center in Friendswood, Texas where the Company's professionals remotely monitor customers' communications systems throughout the Gulf of Mexico and around the world seven days a week, 24 hours a day; (iii) customer support through its wireless division, (iv) training programs designed to maximize the customers' communications investment, classroom training at customers' sites and multimedia video training tools; and (v) research and development for unique applications where the Company's engineers can custom design or modify hardware to improve its performance within a particular system.

NETWORK

    The Company completed construction of the first 260 route miles of its fiber network in January 1997. The Company is currently expanding its network to approximately 800 route miles by the end of 1998, linking San Antonio, Austin, Laredo, McAllen, Harlingen, and Corpus Christi, Texas. The Company intends to expand its network to approximately 3,000 route miles by the end of 1999 and approximately 5,500 route miles by the end of 2000. The Company believes that its network, once completed, will be the most extensive alternative fiber network in Texas and the Gulf Coast region and will enable the Company to serve nearly every primary, secondary and tertiary city in the region. The Company's network is designed to be scalable and will have signifcant flexibility to meet future demand. The Company intends to include in its network advanced fiber capable of supporting dense wave division multiplexing with an OC-48 backbone scalable to OC-192. The Company intends to install 96 fibers and two spare ducts throughout most of its network and intends to retain on average 48 fiber strands. The routes of the network expansion are planned to be generally geographically diverse from the existing fiber networks of AT&T, IXC, MCI, Qwest, Sprint, and WorldCom. The fiber network will also interconnect with the fiber networks of selected Mexican carriers at multiple border crossings.

    By installing a large fiber count, advanced fiber capable of supporting dense wave division multiplexing and spare ducts, the network will be scalable and will have significant flexibility to add capacity to meet future demand. The integrity and survivability of the network will be enhanced through the design of multiple SONET rings and the network will in large part be diversely located from existing longhaul networks, which will enable other carriers to utilize the network to obtain survivability through diverse routing.

    The expanded network is expected to deliver the following significant strategic and financial benefits to the Company: (i) substantial savings by allowing the Company to move into its own network a significant portion of the traffic that it currently carries on circuits which it leases to other carriers;
(ii) high capacity new routes allowing the Company to increase revenues by leasing additional circuits to its customers, including high capacity circuits such as OC-3s, OC-12s, and OC-48s; (iii) lower underlying transmission and network operating costs; (iv) sufficient capacity to support increasing demand from Internet, multimedia applications, frame relay and ATM; and (v) reduced capital costs through sales and exchanges of excess fiber which the Company is including in its network expansion specifically for that purpose. The Company intends to install additional long distance and local voice and data switches throughout the region to support its network expansion. In addition to the Company's switches in Dallas and Houston, a long distance switch is currently being installed in Phoenix, Arizona. The Company intends to continue to add switching capacity on its network as its customer base increases.

    The Company also provides services to its oil and gas company customers through a satellite network consisting of leases for access to multiple satellites, a microwave network, two-way radio licenses and carrier agreements for long distance service combined with a switch-based network. The Company's microwave network includes a system that has been built by the Company onshore in the Texas and Louisiana Gulf Coast region and extends offshore into the Gulf of Mexico. The Company-owned digital microwave network in the Gulf of Mexico consists of five microwave repeaters that cover over 40 drilling sites in a 100 mile radius.

    The Company believes that the fiber and microwave network it has created to support its oil and gas industry customers has excess capacity and can readily support ICP activities in secondary and tertiary markets along the Texas and Louisiana Gulf Coast, where the Company expects less competition for customers than in the larger markets. The Company intends to leverage its project management skill set and expertise by supplying communications services to customers outside of the oil and gas industry, particularly customers with operations located near the Company's existing and planned communications infrastructure.

COMPETITION

    OVERVIEW. The communications services industry is highly competitive, rapidly evolving and subject to constant technological change. In particular, there are numerous companies offering long distance and local services, and the Company expects competition to increase in the future. The Company believes that existing competitors are likely to continue to expand their service offerings to appeal to existing or potential customers of the Company. Many of the Company's existing customers have financial, personnel and other resources, including brand name recognition, substantially greater than that of the Company. Moreover, the Company expects that new competitors are likely to enter the communications market, and some of these new competitors may market communications services similar to the Company's services. In addition, some of these new competitors may have financial, personnel and other resources, including brand name recognition, substantially greater than those of the Company.

    In addition, the regulatory environment in which the Company operates is undergoing significant change. As this regulatory environment evolves, changes may occur which could create greater or unique competitive advantages for all or some of the Company's current or potential competitors, or could make it easier for additional parties to provide services. Other providers currently offer one or more of each of the services offered by the Company, and many communications companies operate generally in the same long distance and local services submarkets as the Company. As a service provider in the long distance communications industry, the Company competes with several well established providers, as well as many other long distance providers with less significant market shares.

    DOMESTIC AND INTERNATIONAL LONG DISTANCE. The Company provides long distance services using its own facilities and by reselling the facilities of other carriers in the United States and between the United States and other countries. The long distance communications industry is intensely competitive and significantly influenced by the marketing and pricing decisions of the larger industry participants such as AT&T, MCI, Sprint and WorldCom. Moreover, the industry is undergoing significant consolidation that has created and will continue to create numerous other entities with substantial resources to compete for long distance business, such as Excel Communications, Inc., Frontier Communications Service, Inc. and Qwest. In addition, as a result of the 1996 Telecommunications Act, RBOCs and GTOCs are able or will be able in the future to enter the long distance market. These larger competitors have significantly greater name recognition, financial, technical, network and marketing resources. They may also offer a broader portfolio of services and have longer standing relationships with customers targeted by the Company. Moreover, there can be no assurance that certain of CapRock's competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by CapRock. Many of the Company's competitors enjoy economies of scale that can result in a lower cost structure for transmission and related terminating costs, which could cause significant pricing pressures on the Company.

    The Company competes in the long distance market primarily on the basis of price, customer service and the ability to provide a variety of communications products and services. Customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. Prices for domestic and international long distance calls have declined in recent years and are likely to continue to decrease. Competition in all of the relevant markets is expected to increase which could adversely affect net revenue per minute and gross margins as a percentage of net revenue. There can be no assurance that the Company will be able to compete effectively in the domestic or international long distance markets.

    LOCAL EXCHANGE SERVICE. CapRock seeks to expand significantly its operations to provide LEC services typically provided by ILECs. The local service market has only recently been opened broadly to new service providers following enactment of the 1996 Telecommunications Act. The services intended to be offered by CapRock will compete with those offered by ILECs, such as BellSouth, Southwestern Bell and the GTOCs, as well as very large IXCs, such as AT&T, MCI, Sprint and WorldCom. The ILECs currently dominate the provision of local services in their respective markets, and the ILECs and IXCs have greater name recognition, financial, technical, network, marketing and personnel resources, as well as longer standing relationships with regulatory authorities at the federal and state levels than the new entrants. Moreover, there can be no assurance that certain of CapRock's competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by CapRock. CapRock also may face competition from other current and potential market entrants, including other CLECs, cable companies, electric utilities, LECs operating outside their current local service areas, other long distance carriers, wireless telephone system owners, microwave owners, satellite carriers, private networks built by large companies, and start-up telecommunications ventures. There can be no assurance that CapRock will be able to compete effectively in the local service markets.

    FIBER NETWORKS

    CapRock intends to expand the fiber optic network to approximately 5,500 route miles throughout Texas and the Gulf Coast region. CapRock will compete with numerous established and start-up national and regional fiber optic networks owned by IXCs, ILECs and CLECs throughout Texas and the Gulf Coast region. These competitors include very large companies such as AT&T, MCI, WorldCom, Sprint, IXC and Qwest, each of whom has greater name recognition, financial, personnel, technical and marketing resources than CapRock. CapRock is aware that other facilities-based providers of local and long distance telecommunications services are planning and constructing fiber networks and/or purchasing or leasing dark fiber in order to build additional networks that, if and when completed, could compete with CapRock's network. In addition to IXCs and LECs, entities potentially capable of offering broadband services in competition with CapRock's existing and planned network include other facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large companies who build private networks. Such competing networks may also have advanced fiber and operating capabilities similar to those of CapRock's existing and planned network and may be positioned geographically to compete directly with CapRock's existing and planned network for many of the same customers along a significant portion of the same routes.

    INTERNET SERVICE PROVIDER AND INTERNET TELEPHONY

    IWL is an ISP and the Company plans to introduce IP Telephony by the end of 1998. Internet services are currently deemed enhanced services by the FCC and therefore are not subject to federal and state common carrier regulations, including long distance interstate and intra-state access fees. Certain ISPs have recently announced plans to use IP Telephony to introduce domestic and international long distance services at rates 30% to 50% below standard long distance rates. Although the FCC intends to review this issue, IP Telephony could increase pressure on IXCs and other communications companies to reduce prices and margins from domestic and international long distance services. There can be no assurance that CapRock or the carrier customers of CapRock will not experience substantial decreases in call volume, pricing and/or margins due to IP Telephony. There can also be no assurance that CapRock will be able to offer its telecommunications services to end users at a price which is competitive with the IP Telephony services offered by these new companies, or that Internet services will not be subject to additional regulation in the future, although the Company seeks to compete by introducing IP Telephony in late 1998. The Internet services market is highly competitive, although there are no substantial barriers to entry, and CapRock expects that competition will continue to intensify. CapRock's competitors in this market include ISPs, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technological and marketing resources than those available to CapRock.

    TECHNOLOGICAL ADVANCES

    In the future, CapRock may be subject to intense competition due to the development of new technologies resulting in an increased supply of domestic and international transmission capacity. The telecommunications industry is experiencing a period of rapid and significant technological evolution, marked by the introduction of new product and service offerings and increasing satellite transmission capacity for services similar to those to be provided by CapRock. For instance, recent advances in wave division multiplexing technology permit substantial increases in transmission capacity of both new and older fiber. The introduction of new products or emergence of new technologies may cause capacity to greatly exceed the demand, reducing the pricing of certain services to be provided by CapRock. There can be no assurance that CapRock's services will satisfy future customer needs, that CapRock's technologies will not become obsolete in light of future technological developments, or that CapRock will not have to make significant additional capital investments to upgrade or replace its system and equipment. The effect on CapRock's operations of technological changes cannot be predicted and if CapRock is unable to keep pace with advances, it could have a material adverse effect on the financial condition, results of operations and cash flow of CapRock.

    OFFSHORE AND REMOTE TELECOMMUNICATIONS SERVICES. Currently, the Company provides telecommunications services to oil and gas customers in the Gulf of Mexico, the North Sea and other oil and gas producing regions around the world. In the Gulf of Mexico, the Company competes directly with

Autocomm Communications Engineering Corp., Sola Communications, Inc., Datacom and Shell, as well as cellular carriers such as Petrocom and Coastel, and with Data Marine Systems and EAE Ltd. in the North Sea. Shell currently provides competing services through its microwave network in the Gulf of Mexico and has announced plans to become a full service telecommunications provider to the oil and gas industry in the region. The Company provides private-line telecommunications services in Russia. In Russia, the major competitors for networks are SOVAMTEL and AMRUSCOM. Although the Company believes that it competes successfully in each of its markets today, there can be no assurance that the Company will be able to continue to compete successfully in the future. The Company believes that most of its larger competitors have generally not made it a priority to provide remote, difficult-access telecommunications services. Should one or more of the competitors decide to focus on such services, it could have a material adverse effect on the financial condition, results of operations and cash flow of the Company.

EMPLOYEES

    As of August 31, 1998, the Company employed approximately 285 people, including approximately 59 in sales and marketing, approximately 132 in engineering and technical services and approximately 94 in management, administration and finance. At that date, the Company also had an agent sales force numbering approximately 100 independent agents throughout Texas. The Company uses the services of independent contractors for installation and maintenance of portions of its fiber network. None of the Company's employees is represented by a labor union or is subject to a collective bargaining agreement. The Company believes that it has good relations with its employees.

PROPERTIES


    The Company owns or leases buildings that contain approximately 108,000 square feet of floor space. The Company operates out of three separate locations in Dallas, Texas consisting of approximately 19,200 square feet of general and administrative office space under leases that expire at various times in the future. In addition, the Company owns an office building in Friendswood, Texas and an office building in Lafayette, Louisiana and leases additional space in Friendswood and Houston, Texas, New Orleans, Louisiana, Moscow, Russia and Aberdeen, Scotland under leases that expire at various times in the future. The principal facilities are located as follows:



                                   APPROXIMATE
LOCATION                           SQUARE FEET                              DESCRIPTION
--------------------------------  -------------  ------------------------------------------------------------------
Dallas, Texas...................       19,200    Corporate headquarters for administration, finance and carrier sales functions, sales, switching and customer support personnel

Houston, Texas..................       18,900    Corporate headquarters for administration, finance and sales functions and IWL Connect

Friendswood, Texas..............       12,500    Engineering, network operations center, production and warehouse

Phoenix, Arizona................       10,300    Switching facility

Lafayette, Louisiana............        8,500    Administration, Sales, Production, Shipping/Receiving and
                                                   Warehouse

Friendswood, Texas..............        7,000    Administration, Sales, Production and Warehouse

New Orleans, Louisiana..........        6,500    Administration, Sales, Production, Shipping/Receiving and
                                                   Warehouse

Friendswood, Texas..............        5,000    Procurement, Inventory, Shipping/Receiving and Warehouse

Austin, Texas...................        4,100    Administration and Sales

San Antonio, Texas..............        4,800    Administration and Sales

Houston, Texas..................        5,200    Administration and Sales

Aberdeen, Scotland..............        4,200    Administrative, Sales, Shipping/Receiving and Warehouse

Moscow, Russia..................        1,800    Administrative and Engineering


    The Company considers its current facilities adequate for its current needs and believes that suitable additional space will be available, as needed, to accommodate further physical expansion of corporate operations and for additional sales and service.

LEGAL PROCEEDINGS

    The Company is party to ordinary litigation incidental to its business, none of which is expected to have a material adverse effect on the results of operations, financial condition or cash flow of the Company.

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
                            REGULATION AND LICENSES

GOVERNMENT REGULATION

    THE FOLLOWING SUMMARY OF REGULATORY DEVELOPMENTS AND LEGISLATION DOES NOT PURPORT TO DESCRIBE ALL PRESENT AND PROPOSED FEDERAL, STATE AND LOCAL REGULATIONS AND LEGISLATION AFFECTING THE TELECOMMUNICATIONS INDUSTRY. OTHER EXISTING FEDERAL, STATE AND LOCAL LEGISLATION AND REGULATIONS ARE CURRENTLY THE SUBJECT OF JUDICIAL PROCEEDINGS, LEGISLATIVE HEARINGS, AND ADMINISTRATIVE PROPOSALS WHICH COULD CHANGE, IN VARYING DEGREES, THE MANNER IN WHICH THIS INDUSTRY OPERATES. NEITHER THE OUTCOME OF THESE PROCEEDINGS, NOR THEIR IMPACT UPON THE TELECOMMUNICATIONS INDUSTRY OR THE COMPANY, CAN BE PREDICTED AT THIS TIME. THIS SECTION ALSO SETS FORTH A BRIEF DESCRIPTION OF REGULATORY AND TARIFF ISSUES PERTAINING TO THE OPERATION OF THE COMPANY.

    The Company provides domestic and international services that are subject to varying degrees of U.S. federal, state and local regulation. In the United States, the provision of telecommunications services is subject to the 1934 Communications Act, as amended, including as amended by the 1996 Telecommunications Act and the regulations thereunder promulgated by the FCC, as well as the applicable laws and regulations of the various states and state regulatory commissions. The FCC exercises jurisdiction under Title II of the 1934 Communications Act over all facilities of, and services offered by, telecommunications common carriers to the extent such services involve jurisdictionally interstate communications, including international communications, while state regulatory authorities retain jurisdiction over jurisdictionally intrastate communications. Under Title III of the 1934 Communications Act, the FCC is also charged with regulating the licensing and use of the radio frequency spectrum. Local governments sometimes impose franchise or licensing requirements on local service competitors and/or facilities companies. Services provided in other countries are subject to the telecommunications laws and regulations of those countries.

    The Company is subject to the authority of the FCC and the state regulatory agencies to enforce applicable regulatory requirements. The FCC and the state regulatory agencies may address regulatory non-compliance with a variety of enforcement mechanisms, including monetary forfeitures, refund orders, injunctive relief, license conditions, and/or license revocation.

    As a telecommunications carrier, the Company is also subject to the Federal digital wiretapping law administered by the U.S. Department of Justice and the FCC.

    The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to carriers. There can be no assurance that future regulatory, judicial or legislative activities will not have a material adverse effect on the financial condition, results of operations or cash flow of CapRock or that domestic or international regulators or third parties will not raise material issues with regard to compliance or non-compliance with applicable regulations.

    U.S. FEDERAL REGULATION

    LOCAL SERVICE REGULATION UNDER THE 1996 TELECOMMUNICATIONS ACT. The 1934 Communications Act was substantially amended by the 1996 Telecommunications Act, which provides for comprehensive reform of the United States' telecommunications laws. The 1996 Telecommunications Act may have potentially significant effects on the financial condition, results of operations or cash flow of the Company. The 1996 Telecommunications Act is designed to enhance competition in, among other markets, the local telecommunications marketplace by, among other things:
(i) removing state and local entry barriers, (ii) requiring ILECs to provide interconnection to their facilities, (iii) facilitating the end users' choice to switch service providers from ILECs to CLECs, and (iv) requiring access to rights-of-way. The legislation also is designed to increase local competition by newer competitors such as long distance carriers, cable companies and public utility companies. Under the 1996 Telecommunications Act, RBOCs have the opportunity to provide out of region long distance services immediately and in region long distance services if certain conditions are met and are no longer prohibited (in most instances) from providing certain cable TV

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services. Entry of such companies into the domestic and international long distance business and the emergence of other new local competitors could result in substantial competition to the Company and may have a material adverse effect on the financial condition, results of operations or cash flow of the Company.

    The 1996 Telecommunications Act specifically requires all LECs (including ILECs and CLECs): (i) not to prohibit or unduly restrict resale of their services; (ii) to provide dialing parity, number portability and nondiscriminatory access to telephone numbers, operator services, directory assistance and directory listings; (iii) to afford access to poles, ducts, conduits and rights-of-way; and (iv) to establish reciprocal compensation arrangements for the transport and termination of telecommunications. ILECs are specifically required to provide interconnection on certain terms and conditions, as well as unbundled network elements, resold local services at wholesale rates, reasonable public notice of any changes in the information needed for transmission and routing services over their communications facilities and physical collocation of equipment necessary for interconnection and access to unbundled network elements at the LECs' premises. An RBOC can enter the market for in-region long distance services within the area where it provides local exchange service upon FCC approval based on a showing that facilities-based competition is present and that interconnection agreements meeting a 14-point checklist are in place in the states to be entered. RBOCs are permitted to enter the out of region long distance market immediately upon enactment. The provision of inter-LATA services by RBOCs is expected to reduce the market share of major IXCs, and consequently, may have an adverse effect on the ability of CLECs to generate access revenues from the IXCs.

    On August 8, 1996, the FCC released the Interconnection Decision, which established a framework of minimum, national rules enabling state commissions and the FCC to begin implementing many of the local competition provisions of the 1996 Telecommunications Act. Among other things, the Interconnection Decision prescribed certain minimum points of interconnection, adopted a minimum list of unbundled network elements that ILECs must make available to competitors, and adopted a methodology for states to use when setting wholesale prices for retail services. The U.S. Court of Appeals for the Eighth Circuit issued a decision vacating certain portions of the Interconnection Decision and the United States Supreme Court has agreed to consider the challenges to the Eighth Circuit Court's decision filed by the FCC and interested carriers. Whether the Eighth Circuit decisions will stand, or what further actions the FCC may or may not take in response to these appellate decisions cannot be predicted.

    In a separate case, the U.S. Court of Appeals for the Fifth Circuit recently reversed a lower federal court decision declaring the unconstitutionality of the preconditions to in-region long-distance in the 1996 Telecommunications Act. Whether the Fifth Circuit's decision will be appealed, whether the United States Supreme Court would agree to hear such an appeal and whether such an appeal would eventually be successful cannot be predicted. If, however, the earlier ruling on unconstitutionality were upheld on appeal it would likely have an unfavorable effect on the ability of new entrants to compete to the extent that the decision would remove the incentive for RBOCs to open their local markets to competition.

    On August 7, 1998, the FCC released an Order denying requests by various ILECs that the FCC use Section 706 of the 1996 Telecommunications Act to forbear from regulating advanced telecommunications services. Instead, the FCC determined that advanced services are telecommunications services and that ILECs providing advanced services are still subject to the unbundling and resale obligations and the in-region inter-LATA restrictions of the 1996 Telecommunications Act. The FCC also proposed in a rulemaking to allow ILECs to provide advanced services on an unregulated basis through separate subsidiaries. The outcome of the FCC's proceeding cannot be predicted. However, if the FCC were to forbear from regulating advanced telecommunications services, such a decision would increase the ability of ILECs to compete against less established carriers.

    On August 10, 1998, the Eighth Circuit affirmed an FCC Order that found that shared transport constitutes a network element that ILECs must make available to new entrants on an unbundled basis. As a result of this decision, CLECs may now order transport service between end offices, between tandem switches and between end offices and tandem switches on an aggregated basis as an unbundled network element. As a result of this decision, CLECs will no longer be required to purchase transport on a dedicated basis. Whether the Eighth Circuit's decision will be appealed, whether the United States Supreme Court would agree to hear such an appeal and whether such an appeal would eventually be successful cannot be predicted.

    DOMESTIC INTERSTATE SERVICES. Domestic interstate common carriers without market power, such as the Company, are deemed nondominant and are subject to minimal FCC regulation. Interstate carriers offering services to the public must comply with the federal statutory and regulatory requirements of common carriage under the 1934 Communications Act. Among other things, interstate common carriers must offer service on a non-discriminatory basis at just and reasonable rates. Nondominant carriers are exempt from the requirement to obtain specific prior FCC approval to initiate or expand domestic interstate services, although they are required to file a tariff at the FCC and remain subject to the FCC's complaint jurisdiction. The FCC has issued an order eliminating the requirement that nondominant carriers maintain tariffs for their domestic interstate services on file at the FCC. The FCC order has been appealed to the U.S. Court of Appeals for the District of Columbia and stayed pending resolution of the appeal. If the FCC order becomes effective, nondominant interexchange carriers will need to find new means of providing notice to customers of prices, terms and conditions on which they offer their interstate services. Elimination of tariffs will require that the Company secure with each of its customers contractual agreements containing the terms of the services offered. To the extent that disputes arise over such contacts, carriers such as the Company may no longer resort to the legal doctrine that the terms of a filed tariff supersede individual contract language.

    INTERNATIONAL SERVICE REGULATION. The Company is a nondominant international carrier and must comply with the federal statutory and regulatory requirements of common carriage under the 1934 Communications Act. International common carriers are required to obtain authority under Section 214 of the 1934 Communications Act and to file a tariff containing the rates, terms, and conditions applicable to their services prior to initiating their international telecommunications services. The Company holds global authority from the FCC to provide resale of switched services and to provide private line (where permitted by the FCC) and facilities-based services. The Company maintains an international tariff on file with the FCC. International telecommunications service providers are also required to file copies of their contracts with other carriers, including foreign carrier agreements, and a variety of reports regarding their international revenue, traffic flows and use of international facilities. Carriers holding Section 214 authority are also subject to FCC rules requiring, among other things, prior approval for transfers of control and assignments.

    Authorized international carriers are subject to the FCC's international service regulations, including the International Settlements Policy ("ISPY") that governs the payment settlements between U.S. common carriers and their foreign correspondents for terminating traffic over each other's networks, the accounting rates for such settlement and permissible deviations from these policies. The FCC recently enacted certain changes in its rules designed to permit alternative arrangements outside of its ISPY as a means of encouraging competition and lower, cost-based accounting rates. As a part of implementing the ISPY, the FCC maintains a private line resale policy that prohibits carriers from reselling international private leased circuits to provide switched services to or from a country unless the FCC has found that the country affords U.S. carriers equivalent resale opportunities to engage in similar activities in that country. The FCC recently revised this and other policies to accommodate the 1997 WTO Agreement on basic services, a compact that addresses market access, foreign investment, and procompetitive regulatory principles in areas currently generating a vast majority of the world's telecommunications revenue. Currently, the FCC's rules permit U.S. carriers to provide switched service over international leased lines or facilities-based private lines between the U.S. and WTO countries where the local telecommunications

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
provider generally charges U.S. carriers at or below an FCC-determined rate for terminating the U.S. carriers' traffic or equivalent resale opportunities are available.

    The FCC has adopted measures intended to overhaul the system of international settlements by, among other things, establishing lower ceilings ("Benchmarks") for the rates that U.S. carriers will pay foreign carriers for the termination of international services. Several parties have sought reconsideration and/or filed appeals of the FCC's benchmark decision. The FCC also has recently proposed additional reforms to the ISPY to eliminate or reduce unnecessary regulatory requirements governing arrangements between U.S. and foreign carriers in competitive situations. The FCC has also proposed to further streamline Section 214 license and related requirements. While these rule changes may provide carriers with more flexibility to respond more rapidly to changes in the global telecommunications market, they will also likely increase the level of competition in the international telecommunications marketplace.

    WIRELESS SERVICES. The Company owns and maintains a variety of telecommunications infrastructures and holds various FCC and international licenses to transmit voice and data. The Company currently holds numerous FCC licenses to provide land mobile, microwave and satellite communications services. The Company holds approximately 35 FCC licenses, with approximately 300 frequency pairs for business radio service. These licenses allow the Company to provide two-way wireless radio services along the Texas and Louisiana Gulf Coast region and offshore to oil and gas-related companies. Each frequency pair allows two way transmission and reception. The Company holds approximately 20 microwave licenses providing voice and data services along the Texas and Louisiana Gulf Coast region and offshore to drilling, production and related companies. IWL holds and operates a network of fixed earth stations and Very Small Aperture Terminal ("VSAT") networks, which include seven Ku band and two C band fixed earth station authorizations.

    Facilities licensed by the FCC to provide microwave, satellite earth station and land mobile service are subject, under Title III of the 1934 Communications Act, to a variety of detailed licensing, operational and technical requirements specific to each service. Among other requirements, licensees seeking to continue operating beyond the expiration date of the licenses must renew their authority. FCC rules also impose prior approval requirements on proposed transfers of control or license assignments. The FCC continues to refine its wireless rules for each service area to accommodate advances in technology, developing markets and new service arrangements, to implement certain provisions of the 1996 Telecommunications Act, and to eliminate confusing, outdated, redundant or otherwise burdensome regulation. Opportunities to obtain new common carrier wireless licenses are often limited by the FCC's auction process under which wireless licenses are assigned to the highest bidder.

    The 1934 Communications Act generally limits direct foreign ownership of wireless licenses to 20%, but provides for indirect foreign ownership holdings above 25% upon FCC approval. In its order implementing the U.S. commitment under the WTO Agreement, the FCC established new rules that effectively relax the foreign ownership limits for common carrier wireless licenses. Specifically, the new rules allow for up to 100% indirect ownership of wireless licenses by foreign interests from countries that have participated in the WTO Agreement upon FCC review and approval.

    ACCESS CHARGES. The cost of providing long distance and local exchange services will be affected by changes in the "access charge" rates imposed by ILECs on long-distance carriers for origination and termination of calls over local facilities. On May 8, 1997, the FCC released an order intended to reform its system of interstate access charges to make that regime compatible with the pro-competitive deregulatory framework of the 1996 Telecommunications Act. Access service is the use of local exchange facilities for the origination and termination of interexchange communications. The FCC's recent access reform order adopts various changes to its policies governing interstate access service pricing designed to move access charges, over time, to more economically efficient levels and rate structures. Among other things, the FCC modified rate structures for certain non-traffic sensitive access rate elements, moving some costs from a per-minute-of-use basis to flat-rate recovery, including one new flat rate element; changed its structure for interstate transport services; and affirmed that ISPs may not be assessed interstate access charges. In response to claims that existing access charge levels are excessive, the FCC stated that it would rely on market forces first to drive prices for interstate access to levels that would be achieved through competition but that a "prescriptive" approach, specifying the nature and timing of changes to existing access rate levels, might be adopted in the absence of competition. The FCC has indicated that it will promulgate additional rules sometime in 1998 that may grant increased pricing flexibility to price cap LECs (i.e., the RBOCs, GTE and certain independents that are permitted flexibility to establish rates at or below a designated price ceiling and are no longer regulated based on cost of service) upon demonstrations of increased competition (or potential competition) in relevant markets. The FCC's access reform order was recently affirmed on appeal by the U.S. Court of the Appeals for the Eighth Circuit.

    UNIVERSAL SERVICE CHARGES. In 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy regime to be funded by interstate carriers and certain other entities. The FCC established new universal service funds to support telecommunications and information services provided to qualifying schools, libraries and rural health care providers, and expanded the federal subsidies for local telephone services provided to low-income consumers. In accordance with the 1996 Telecommunications Act, the FCC adopted plans to implement the recommendations of a Federal-State Joint Board to preserve universal service, including a definition of services to be supported, and defining carriers eligible for contributing to and receiving from universal service subsidies. The FCC plans to revise its rules for subsidizing service provided to consumers in high cost areas, which may result in further substantial increases in the overall cost of the subsidy program. The FCC issued a public notice in April 1998 seeking comment on proposals to revise the methodology for determining universal service support. In a recent report to Congress, the FCC clarified that transmission services supplied to ISPs are revenue subject to the contribution. The FCC plans to address in the future the contribution obligations, if any, of ISPs using their own facilities and ISPs providing phone-to-phone IP telephony. The outcome of these proceedings or their effect on the companies, cannot be predicted. Several parties have appealed the FCC's order and those appeals are pending before the Fifth Circuit Court of Appeals. The outcome of the further FCC proceedings or of the pending judicial appeals or petitions for FCC reconsideration on its operations cannot be predicted.

    INTERNET SERVICES. Federal and state regulations generally treat ISPs as "enhanced service providers" and exempt from federal and state common carrier regulations. Accordingly, Internet access services are exempt from tariffing, certification and rate regulation. In December 1996, the FCC initiated a Notice of Inquiry regarding whether to impose regulations or surcharges upon providers of Internet access and Information Services (the "Internet NOI"). The Internet NOI sought public comment upon whether to impose or continue to forebear from regulation of Internet and other packet-switched network service providers and specifically identifies Internet telephony as a subject for FCC consideration. Additionally, regulations governing disclosure of confidential communications, copyright, excise tax, and other requirements may apply to the provision of Internet access services. The extent to which federal and state regulatory authorities will impose additional regulation on Internet service providers cannot be predicted.

    The Eighth Circuit recently found that the FCC has a reasonable basis for not requiring ISPs to pay access charges. In June 1997, every RBOC advised CLECs that they did not consider calls in the same local calling area from their customers to CLEC customers, who are ISPs, to be local calls under the interconnection agreements between the RBOCs and the CLECs. The RBOCs claimed, however, that the FCC exempted these calls from access charges so that no compensation is owed to the CLECs for transporting and terminating such calls. As a result, the RBOCs threatened to withhold, and in many cases did withhold, reciprocal compensation for the transport and termination of such calls. To date, numerous state commissions have ruled on this issue in the context of state commission arbitration proceedings or enforcement proceedings. In every state, to date, the state commission has determined that reciprocal compensation is owed for such calls although in at least one state, such a decision has been stayed. Several of these cases are presently on appeal. The outcome of these appeals, or of additional pending cases,

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
cannot be predicted. Whether the Eighth Circuit's decision will be appealed, whether the United States Supreme Court would agree to hear such an appeal and whether such an appeal would eventually be successful also cannot be predicted. The FCC is expected to address this issue in future rule-making proceedings.

    STATE REGULATION

    Most states require a certification or other authorization to offer local exchange and long distance intrastate services. These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services in a manner consistent with the public interest. In addition to tariff requirements, most states require that common carriers charge just and reasonable rates and not discriminate among similarly situated customers. Some states also require the filing of periodic reports, the payment of various regulatory fees and surcharges, and compliance with service standards and consumer protection rules. States also often require prior approvals or notifications for certain transfers of assets, customers, or ownership. States generally retain the right to sanction a carrier or to revoke certifications if a carrier violates relevant laws and/or regulations. If any state regulatory agency were to conclude that the Company is or was providing intrastate service without the appropriate authority, the agency could initiate enforcement actions, which could include the imposition of fines, the disgorging of revenues, or the refusal to grant the regulatory authority necessary for the future provision of intrastate telecommunications services. The Company holds authority to provide interexchange and competitive local exchange services in certain service areas in Arkansas, Kansas, Louisiana, Oklahoma and Texas, and has had its application for interexchange authority granted or is permitted to offer interexchange service on a deregulated basis in at least 35 states.

    In addition, carriers are subject to the outcome of proceedings held by state utility commissions to determine state regulatory policies with respect to ILEC and CLEC competition, geographic build-out, mandatory de-tariffing and other matters. Certain states have adopted specific universal service funding obligations. Proceedings to adopt state universal service funding obligations rules are also pending or contemplated in numerous other states. State commissions generally have authority to impose sanctions on carriers ranging from fines to license revocation to address non-compliance with the states' particular regulatory policies and requirements.

    State regulatory agencies also regulate access charges and other pricing for telecommunications services within each state. The RBOCs and other LECs have been seeking reduction of state regulatory requirements, including greater pricing flexibility. If regulations are changed to allow variable pricing of access charges based on volume, CapRock could be placed at a competitive disadvantage over larger long distance carriers. CapRock also could face increased price competition from the RBOCs and other LECs for local and long distance services, which competition may be increased by the removal of former restrictions on long distance service offerings by the RBOCs as a result of the 1996 Telecommunications Act. The impact of such rule changes on CapRock cannot be predicted.

    LOCAL GOVERNMENT AUTHORIZATIONS

    The Company may own telecommunications facilities that may be subject to certain local government requirements. In particular, facilities companies must obtain street use and construction permits and licenses and/or franchises to install and expand fiber optic networks using municipal rights of way. Termination of the existing franchise or license agreements prior to their expiration dates or failure to renew such agreements and any resulting requirement to remove facilities could have a material adverse effect on the Company's financial condition, results of operations and cash flow. In some municipalities carriers must pay license or franchise fees based on a percentage of gross revenues or on a per linear foot basis, as well as post performance bonds or letters of credit. There can be no assurance that following expiration of existing franchises, fees will remain at their current levels.

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    The Company is generally required by its Texas Public Service Commission authority to provide 911 service along with its CLEC offerings in Texas. As a condition to providing 911 service in the City of Dallas, the City of Dallas requires that service providers obtain a municipal franchise, which, among other things, requires the franchise holder to pay a 4% gross revenue fee based on operations in the City of Dallas, permits use of certain conduit by the City of Dallas without charge, and provides a single fiber pair in the franchisee's system for the City of Dallas' exclusive use. To date, the Company has not obtained a franchise and on May 26, 1998, the Company, along with two other entities authorized to provide CLEC service in Texas, Golden Harbor of Texas, Inc., and Westel, Inc., filed suit in the U.S. District Court for the Northern District of Texas against the City of Dallas alleging that the franchise requirements imposed by the City of Dallas violate the 1996 Telecommunications Act, particularly with respect to resellers of LEC services. This action has been consolidated with a similar action brought by AT&T Communications of the Southwest, Inc. ("AT&TSW"). Although AT&TSW has obtained a preliminary injunction against the City of Dallas' imposition of certain conditions on its franchise, there can be no assurance that the Company will prevail in its pending lawsuit against the City of Dallas.

    FOREIGN REGULATION

    International telecommunications providers are subject to varying degrees of regulation in each of the jurisdictions in which they provide services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly from country to country. To the extent that the Company provides, now or in the future, services in non-U.S. countries, it will be subject to the laws and regulations of foreign countries. The nature and extent of telecommunications regulation varies significantly from country to country and may include requirements that reflect closed or limited market access and/or requirements CapRock may also face to obtain initial licensing, operational and rate requirements in the relevant countries.

LICENSES

    The Company has had its application for state certification granted or is authorized, by virtue of state certification, tariff, registration, or on a deregulated basis, to provide resold long distance services in at least 35 states. In order to provide its wireless mobile services, the Company owns various radio systems that provide two-way voice communications and has obtained approximately 35 FCC licenses with approximately 300 frequency pairs. These licenses have varying terms which expire and will require renewal. As each license comes due for renewal, the Company will evaluate the need for such license and elect to either renew the license or let it expire where, for example, the Company expects no further use of a licensed site. These licenses allow the Company to provide two-way wireless radio services along the Texas and Louisiana Gulf Coast region and offshore to oil and gas-related companies. Each frequency pair allows two-way transmission and reception. The Company holds approximately 20 microwave FCC licenses providing voice and data services along the Texas and Louisiana Gulf Coast region and offshore to drilling, production and related companies. The Company holds and operates seven Ku band and two C band fixed earth stations and holds FCC licenses that allow the Company to locate VSAT earth stations in Texas and other U.S. locations.

    The Company operates as a FCC certificated section 214 carrier to provide resold switched telecommunications services. The Company has also obtained broader common carrier authority from the FCC to provide global resale of switched and private line services as well as global facilities-based service. The Company currently provides international facilities-based private line service on a private carrier basis into Bolivia, Bosnia, Croatia, Ecuador, Hungary and Russia. As part of the Company's plans to increase its service offerings, the Company has obtained authority to provide dedicated services in Louisiana and CLEC and long distance services in Arkansas, Kansas, Louisiana, Oklahoma and Texas. In addition, the Company has been approved to have pole attachment rights to existing or future facilities of Entergy, BellSouth and the State of Louisiana. Pole attachment rights allow the Company to attach its own fiber

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optic cable to such parties' respective utility poles. In addition, the
Company's installed fiber optic cable is laid under various public and private rights-of-ways.

DIGITAL WIRETAPPING

    Telecommunications carriers in the United States are subject to the Communications Assistance to Law Enforcement Act ("CALEA") enacted in 1994 to ensure that U.S. law enforcement would continue to be able to intercept communications involving advanced technologies such as digital and wireless transmission communications. CALEA imposes certain obligations on carriers to ensure that their equipment, facilities and services will meet capability and capacity requirements in order to provide law enforcement agencies the ability to intercept wireline and wireless communications transmitted over those carrier's networks. The CALEA statute provides that telecommunications carriers must meet the required capability functions as determined by industry standards, or be subject to fines of up to $10,000 per day upon court order. Under procedures specified in CALEA, the U.S. Department of Justice ("DOJ") recently filed a petition at the FCC challenging the technical capability standard developed by the telecommunications industry. In light of the disputed standard, several carriers sought an FCC extension of the October 25, 1998 capability compliance deadline. The FCC recently extended the compliance date for the CALEA capability requirements to June 30, 2000 in order to permit manufacturers sufficient time to develop CALEA compliant equipment. Telecommunications carriers are also subject to the CALEA capacity requirement mandating that by March 12, 2001, carriers enable a specific number of simultaneous interceptions determined on a geographic basis. The nature and extent of the impact the CALEA requirements will have on telecommunications carriers cannot currently be predicted.

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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table provides certain information regarding the directors and executive officers of the Company as of August 31, 1998:

Jere W. Thompson, Jr...............          41   Chairman of the Board, Chief Executive Officer
                                                  and Director
Ignatius W. Leonards...............          44   Vice Chairman of the Board, President and
                                                  Director
Kevin W. McAleer...................          48   Senior Vice President, Chief Financial
                                                  Officer, Treasurer and Secretary
Byron M. Allen.....................          50   Executive Vice President and Director
Timothy M. Terrell.................          36   Executive Vice President
Timothy W. Rogers..................          35   Executive Vice President and Director
Scott L. Roberts...................          37   Executive Vice President
Matthew M. Kingsley................          33   Corporate Controller
Mark Langdale......................          44   Director
Christopher J. Amenson.............          48   Director
John R. Harris.....................          49   Director

    Mr. Jere W. Thompson, Jr. has served as Chairman of the Board and Chief Executive Officer of the Company since its formation in February 1998. Mr. Thompson also has served as President of Telecommunications since April 1994. In July 1992, Mr. Thompson founded the Partnership and is President of its general partner. In 1987, he joined The Thompson Company where he became a Vice President and assisted in the acquisition and management of several of The Thompson Company portfolio companies. From 1982 to 1986, Mr. Thompson worked in commercial real estate as a broker and then with Trammell Crow Community Development Company. Since 1989, Mr. Thompson has been a member of the board of directors and since 1995 he has served as Chairman of the North Texas Tollway Authority and its predecessor, the Texas Turnpike Authority. Mr. Thompson is also a board member of The Cistercian Preparatory School. Mr. Thompson has a B.A. in Economics from Stanford University and an M.B.A. from the University of Texas Graduate School of Business.

    Mr. Ignatius W. Leonards has served as Vice Chairman of the Board and President of the Company since its formation in February 1998. Mr. Leonards also has served as Chairman of the Board, Chief Executive Officer and a director of IWL since founding IWL in 1981 and served as President from 1981 until February 1997. Mr. Leonards has an industrial electronics degree from the T.H. Harris Technical Institute in Opelousas, Louisiana.

    Mr. Kevin W. McAleer has served as Senior Vice President and Chief Financial Officer of the Company since April 1998 and as Treasurer and Secretary since August 1998. From 1996 to 1998, Mr. McAleer served as Chief Financial Officer, Secretary and as a member of the Executive Management Committee of American Pad and Paper Co., one of the largest manufacturers and marketers of paper-based office products in North America. From 1990 to 1996, Mr. McAleer served as Executive Vice President, Chief Financial Officer and as a member of the Executive Management Committee of Rexene Corporation, which manufactures plastic film and plastic resins. From 1985 to 1990, Mr. McAleer served as Senior Vice President--Administration, Chief Financial Officer, Secretary and Treasurer, and as a member of the Executive Management Committee and the Board of Directors of Varo, Inc., which manufactures electronics supplied primarily to U.S. military agencies, such as proprietary night vision systems, high-reliability power systems and airborne missile launchers. From 1981 to 1985, Mr. McAleer served as Vice President--Finance, Chief Financial Officer, Secretary and Treasurer, and as a member of the Executive

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
Management Committee of Tocom, Inc., which designs and manufactures high-technology communications products and services for the cable industry. Mr. McAleer is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. McAleer has a B.S. in Accounting/Economics from LaSalle University in Philadelphia, Pennsylvania.

    Mr. Byron M. Allen has served as Executive Vice President and a Director of the Company since its formation in February 1998. Mr. Allen also has served as President and a director of IWL since February 1997 and served as a Vice President of IWL from December 1993 until February 1997. From 1986 to 1993, Mr. Allen served as Executive Vice President of SBS Technologies, Inc., a manufacturer of computer components. Mr. Allen was a co-founder of SBS Technologies, Inc. Mr. Allen graduated from the University of Alabama with a degree in Mathematics.

    Mr. Timothy M. Terrell has served as Executive Vice President of the Company since its formation in February 1998. Mr. Terrell also has served as Executive Vice President and a Director of Telecommunications since April 1994. In 1992, Mr. Terrell co-founded Synergy Telecommunications, Inc. ("Synergy"), a telecommunications company responsible for marketing a fiber optic network in West Texas, Oklahoma, Colorado and New Mexico and from February 1993 to April 1994 served as one of its three executive officers. In April 1994, CapRock Investors purchased half of Synergy and subsequently Synergy changed its name to Telecommunications. From February 1989 to January 1993, Mr. Terrell was Director of Sales of Qwest and acted as Vice President of Sales during a transition period following Qwest's buyout by MCI. From July 1988 to January 1989, Mr. Terrell held the same position at Metromedia Long Distance. Mr. Terrell has a B.B.A. in Marketing from Southwest Texas State University.

    Mr. Timothy W. Rogers has served as Executive Vice President and a director of the Company since its formation in February 1998. Mr. Rogers also has served as Executive Vice President and a Director of Telecommunications since April 1994. In 1992, Mr. Rogers co-founded Synergy and from February 1992 to April 1994 served as one of its three executive officers. From August 1989 to December 1991, Mr. Rogers was a sales manager of Qwest. From July 1988 to August 1989, Mr. Rogers was a Senior Account Executive for Southwest Network Services. From April 1987 to June 1988, Mr. Rogers was an account executive with Sprint. Mr. Rogers has a B.B.A. in Marketing from Southwest Texas State University.

    Mr. Scott L. Roberts has served as Executive Vice President of the Company since its formation in February 1998. Mr. Roberts also has served as Executive Vice President and a Director of Telecommunications since April 1994. In 1992, Mr. Roberts co-founded Synergy and served as one of its three executive officers from February 1992 to April 1994. From September 1989 to February 1992, Mr. Roberts was a carrier sales manager of Qwest. From April 1987 to September 1989, Mr. Roberts was a major account representative with Sprint. Mr. Roberts has a B.S. in Business Administration from the University of Nebraska.

    Mr. Matthew M. Kingsley has served as Corporate Controller of the Company since August 1998. From August 1996 to August 1998, Mr. Kingsley was an audit manager for KPMG Peat Marwick LLP and also held various positions with such firm from January 1988 until February 1992. From February 1992 until August 1996, Mr. Kingsley held various positions, including Senior Manager of Financial Planning, with DSC Communications Corporation, a telecommunications equipment manufacturer. Mr. Kingsley is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Kingsley has a B.B.A. in Accounting from the University of Wisconsin.

    Mr. Mark Langdale has served as a director of the Company since its formation in February 1998. Mr. Langdale also has served as a Director of Telecommunications since April 1994 and Secretary of the general partner of the Partnership since 1992. Mr. Langdale is President of Posadas USA, Inc., a subsidiary of Grupo Posadas S.A. De C.V., a hotel management company domiciled in Mexico, a position he has held since 1989. From 1987 to 1989, he served as Vice President for Thompson Realty Company, a real estate investment company. Mr. Langdale currently serves as a member of the Board of Directors of Grupo Posadas S.A. De C.V., a director of the Texas Department of Commerce Policy Board and as Chairman of the Texas Department of Economic Development.

    Mr. Christopher J. Amenson has served as a director of the Company since February 16, 1998. Mr. Amenson has served as a director of IWL since June 1997. Mr. Amenson has served as President and Chief Operating Officer of SBS Technologies, Inc., a manufacturer of computer components, since April 1992 and as a director since August 1992. In October 1996 he became the Chief Executive Officer and in May 1997 he became Chairman of the Board of Directors of SBS Technologies, Inc. For five years prior to joining SBS Technologies, Inc., Mr. Amenson was President of Industrial Analytics, Inc., a Boston-based investment banking firm. Mr. Amenson holds a B.A. Degree in Government from the University of Notre Dame and a Master's Degree in Business Management from the Sloan Fellows Program at the Massachusetts Institute of Technology.

    Mr. John R. Harris has served as a director of the Company since August 1998. Mr. Harris has been a Corporate Vice President at Electronic Data Systems Corporation, an information and technology outsourcing and data processing company ("EDS"), since 1997 where he is responsible for marketing and corporate strategy. From 1989 to 1997, he served as a Vice President of the Communications Industry Group at EDS where he was responsible for four business units directed toward wirelines, wireless, media and interactive services. Mr. Harris is on the Board of Directors of Applied Graphics Technologies, Inc., an independent provider of digital prepress services. Mr. Harris received his undergraduate and graduate degrees in business administration from West Georgia University.

    Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. The Company's Board of Directors is currently composed of seven directors. The current directors were elected pursuant to the Merger Agreement. Officers serve at the discretion of the the Board of Directors. There are no family relationships among any of the directors or named executive officers of the Company.

BOARD COMMITTEES

    The Board of Directors of the Company has established a Compensation Committee ("Compensation Committee") consisting of Christopher J. Amenson and John R. Harris. All members of the Compensation Committee are and will be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's executive officers and for administering the Equity Incentive Plan (including granting options and other awards and setting the terms thereof pursuant to such plan) and the Company's other executive compensation plans and programs. In the event that at any time any member of the Compensation Committee fails to qualify as a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, the entire Board of Directors will also approve stock option grants and other awards.

    The Board of Directors of the Company has established an audit committee consisting of Christopher J. Amenson and John R. Harris. The audit committee is responsible for reviewing the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices.

DIRECTOR COMPENSATION

    Directors who are employees of the Company or its subsidiaries will not receive any compensation for service on the Board of the Directors, but will be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors or any committees thereof. In order to more closely align the interests of directors and shareholders, non-employee directors of the Company will be eligible to

                                      102
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participate in the Director Stock Option Plan, pursuant to which each will be eligible to receive Nonqualified Options.

LIMITATION OF LIABILITY

    As permitted by the Texas Business Corporation Act, the Company's Articles of Incorporation provide that the directors of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that such provision does not authorize the elimination or limitation of liability of a director to the extent the director is found liable for (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) any act or omission not in good faith or that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of law,
(iii) any transaction from which the director derived any improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) any act or omission for which the liability of the director is expressly provided by statute.

    As a result of this provision, the Company and its shareholders may be unable to obtain monetary damages from a director for breach of the duty of care. Although shareholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, shareholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

    In addition, the Company's Articles of Incorporation and Bylaws provide certain rights of indemnification for all officers and directors.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth certain compensation awarded or paid by the Company to its Chairman of the Board and Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus for services to the Company exceeded $100,000 in the fiscal year ended December 31, 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                   1997 ANNUAL COMPENSATION           COMPENSATION
                                                                         AWARDS
                                ------------------------------      -----------------       ALL OTHER
NAME AND PRINCIPAL POSITION      SALARY(1)           BONUS          OPTIONS (SHARES)       COMPENSATION
------------------------------  ------------      ------------      -----------------      ------------
Jere W. Thompson, Jr.
  Chief Executive Officer
  and Chairman of the Board...  $    146,920(2)   $    100,000(3)        --                $ 205,908(4)

Ignatius W. Leonards
  President and Vice
  Chairman of the Board.......  $    167,617           --                --                $  19,154(5)

Timothy M. Terrell
  Executive Vice President....  $    125,781      $    125,000(6)        --                   --

Timothy W. Rogers
  Executive Vice President....  $    126,814      $    125,000(6)        --                   --

Scott L. Roberts
  Executive Vice President....  $    124,521      $    125,000(6)        --                $ 4,937(7)

------------------------

(1) Under the terms of their employment agreements with the Company (which were entered into on February 16, 1998), the annual base salary for Messrs. Thompson, Leonards, Terrell, Rogers and Roberts through December 31, 1998 will be $180,000, $168,000, $133,333, $133,333, and $133,333, respectively, in each case subject to increase upon review annually by the Board of Directors.

(2) Includes $24,638 salary paid to Mr. Thompson by the Partnership.

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
(3) Represents bonus amount earned from Telecommunications in fiscal year 1997 and paid in fiscal year 1998.

(4) Such amounts represent the fees paid by the General Partner and were based upon the total construction services revenues earned by the General Partner in 1996 and 1997.

(5) Represents (i) $8,479 earned by Mr. Leonards pursuant to an agreement between the IWL and Kenwood Americas Corporation ("KAC") whereby Mr. Leonards is paid 10% of the net profits of Kenwood Systems Group, Inc. (IWL owned 50% of the outstanding capital stock of Kenwood Systems Group, Inc., with the other 50% owned by KAC; (ii) $1,867 of matching payments made by IWL to Mr. Leonards' account under IWL's Retirement and Savings Plan, (iii) $1,500 in management fees ($1,500 a month terminating in January 1997) paid to Mr. Leonards by IWL for management rights granted by Mr. Leonards to IWL with respect to a condominium owned by Mr. Leonards and used by IWL, and
    (iv) $7,308 for the company car provided to Mr. Leonards by IWL.

(6) Includes $125,000 bonus earned from Telecommunications in fiscal year 1997 and paid in fiscal year 1998.

(7) Represents payment by Telecommunications of club dues for Mr. Roberts.

BENEFIT PLANS

THE EQUITY INCENTIVE PLAN

    The Equity Incentive Plan was adopted and approved prior to the date hereof by the Board of Directors (the "Board") and the shareholders of the Company. The Equity Incentive Plan is intended to provide a means by which selected employees of and consultants to the Company and its subsidiaries may be given an opportunity to acquire an equity interest in the Company. The Company, by means of the Equity Incentive Plan, will seek to retain the services of persons who are or become employees of or consultants to the Company and its subsidiaries, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

ADMINISTRATION

    The Equity Incentive Plan is administered by a Compensation Committee ("Committee") appointed by the Board whose members serve at the pleasure of the Board. The Committee will have two or more members, each of whom will be an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). In addition, such committee members will also be non-employee directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. If no Committee is so designated, then the Equity Incentive Plan will be administered by the Board. The Committee has full authority, subject to the provisions of the Equity Incentive Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards (collectively, "Awards").

    Subject to the provisions of the Equity Incentive Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Participants"), the specific type of Awards to be granted (e.g., Stock Option, Restricted Stock, etc.), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, and the determination of any questions arising under the Equity Incentive Plan or any rule or regulation established by the Committee pursuant to the Equity Incentive Plan will be final, conclusive and binding on all persons interested in the Equity Incentive Plan.

SHARES SUBJECT TO THE PLAN, GENERAL TERMS

    The Equity Incentive Plan authorizes the granting of Awards which would allow up to an aggregate of 5,000,000 shares of Common Stock to be acquired by the Participants and provides that a maximum of 2,500,000 shares of Common Stock may be issued to any one Participant. In order to prevent the dilution or enlargement of the rights of Participants under the Equity Incentive Plan, the number of shares of Common Stock authorized by the Equity Incentive Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock. If any shares granted under the Equity Incentive Plan are forfeited or terminated, such shares will again be available for distribution in connection with Awards subsequently granted under the Equity Incentive Plan.

ELIGIBILITY

    Subject to the provisions of the Equity Incentive Plan, Awards may be granted to key employees, officers, directors, consultants and other persons who are deemed to have rendered or to be able to render significant services to the Company or its subsidiaries and are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Stock Options (as hereinafter defined) may be awarded only to persons who, at the time of such awards, are employees of the Company or its subsidiaries.

TYPES OF AWARDS

    STOCK OPTIONS. Options granted under the Equity Incentive Plan may be either options that are intended to qualify for treatment as "incentive stock options" under Section 422 of the Code or options that do not so qualify. Options may be granted under the Equity Incentive Plan to any person who is an officer or other employee (including an officer or other employee who is also a director) or consultants of the Company or any of its subsidiaries. The exercise price of Incentive Stock Options must be at least the fair market value of a share of the Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an Incentive Stock Option granted to an optionee owning 10% or more of the Common Stock). The exercise price of Non-qualified Stock Options may be less than 100% of the fair market value of a share of the Common Stock on the date of grant.

    The term of an option may not exceed 10 years (five years in the case of an Incentive Stock Option granted to an optionee owning 10% or more of the Common Stock). However, options may be granted that provide that at any time after the Effective Time of the Combination, in the event of (i) any person or group of persons becoming for the first time the beneficial owner, directly or indirectly, of more than 50% of the total voting stock of the Company, other than as a result of a transfer or series of related transfers of voting stock from a person or group of persons who immediately prior to such transfer or transfers was the beneficial owner, and who after giving effect to such transfer or transfers continues to be the beneficial owner, of more than 50% of the voting stock of the Company; (ii) a merger (other than the Combination) or consolidation of the Company as a result of which the holders of all of the voting stock of the Company prior to such event do not continue to hold either directly or indirectly at least a majority of the Company voting stock after such event, (iii) a sale of all or substantially all of the assets of the Company or (iv) certain changes in the majority of the Board of Directors of the Company during any 12 consecutive month period any portion of which is after the Effective Time of the Combination, the option may be exercised in whole or in part without regard to any provisions thereof. The accelerated vesting of outstanding options upon the occurrence of such a "change in control" transaction could have the effect of delaying, deferring, or preventing a change in control of the Company.

    STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Option granted under the Equity Incentive Plan or may grant SARs on a freestanding basis. In conjunction with Non-qualified Options, SARs may be granted either at or after the time of the grant of such Non-qualified Options. In conjunction with Incentive Stock Options, SARs may be granted only at the time of the grant of such Incentive Stock Options. An SAR entitles the holder thereof to receive an amount (payable in cash and/or Common Stock, as determined by the Committee) equal to the fair market value of one share of Common Stock over the SAR price or the exercise price of the related Option, multiplied by the number of shares subject to the SAR.

    RESTRICTED STOCK AWARDS. The Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the Equity Incentive Plan. The Committee shall determine the restricted period during which the shares of stock may be forfeited if, for example, the Participant's employment is terminated. In order to enforce the forfeiture provisions, the Equity Incentive Plan requires that all shares of Restricted Stock awarded to the Participant remain in the physical custody of the Company until the restrictions on such shares have terminated.

    DEFERRED STOCK. The Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the Equity Incentive Plan. The Committee shall determine the deferral period during which time the receipt of the stock is deferred. The Award may specify, for example, that the Participant must remain employed by the Company during the entire deferral period in order to be issued the stock.

    STOCK RELOAD OPTIONS. The Committee may grant Stock Reload Options in conjunction with any Option granted under the Equity Incentive Plan. In conjunction with Incentive Stock Options, Stock Reload Options may be granted only at the time of the grant of such Incentive Option. In conjunction with Non-qualified Options, Stock Reload Options may be granted either at or after the time of the grant of such Non-qualified Options. A Stock Reload Option permits a Participant who exercises an Option by delivering already owned stock (i.e., the stock-for-stock method) to receive back from the Company a new Option (at the current market price) for the same number of shares delivered to exercise the Option, which new Option may not be exercised until one year after it was granted and expires on the date the original option would have expired (had it not been previously exercised).

    OTHER STOCK-BASED AWARDS. The Committee may grant performance shares and shares of stock valued with reference to the performance of the Company, either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock. Subject to the terms of the Equity Incentive Plan, the Committee has complete discretion to determine the terms and conditions applicable to any such stock-based awards. Such terms and conditions may require, among other things, continued employment and/or the attainment of specified performance objectives.

TERM AND TERMINATION OF THE EQUITY INCENTIVE PLAN

    The Equity Incentive Plan became effective upon shareholder approval on August 24, 1998 of the Equity Incentive Plan ("Effective Date"). Unless terminated by the Board, the Equity Incentive Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Equity Incentive Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten-year period following the Effective Date.

AMENDMENTS TO THE PLAN

    The Equity Incentive Plan provides that the Board of Directors may amend or terminate the Equity Incentive Plan in any respect whatsoever, provided that any such amendment or termination will not affect Awards previously granted. If required by Rule 16b-3 under the Exchange Act, or any Code or NASD requirements, the Board of Directors will not amend or terminate the Equity Incentive Plan without shareholder approval.

THE DIRECTOR STOCK OPTION PLAN

    The Director Stock Option Plan was approved prior to the date hereof by the Board of Directors and the shareholders of the Company. The purpose of the Director Stock Option Plan is to encourage ownership of Common Stock by eligible non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company. All options to be granted under the Director Stock Option Plan will be Non-qualified Options. A total of 400,000 shares of Common Stock have been reserved for issuance under the Director Stock Option Plan.

    The Director Stock Option Plan will be administered by the Board of Directors. The Board of Directors will have full and final authority in their discretion, subject to the provisions of the Director Stock Option Plan, to (i) determine the individuals to whom, and the time or times at which, options will be granted and the number of shares of Common Stock covered by each option and
(ii) construe and interpret the terms of the Director Stock Option Plan and the options granted thereunder. The Company expects that each new non-employee director of the Company, upon becoming a director, will receive option grants under the Director Stock Option Plan. The Board of Directors will also have the authority to make additional option grants to existing non-employee directors.

    Each option will expire ten years from the date of grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the first ten-year term. If an optionee terminates service as a director for any reason, including disability or death, the option will automatically expire three months after the date of termination (but in no event later than the expiration of the ten-year term). Options are not assignable and may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon a dissolution or liquidation of the Company, each outstanding option will terminate unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company or upon certain mergers in which the shareholders of the Company receive cash or securities of another issuer, the options will be assumed by the successor entity or substituted with an equivalent option.

    The Director Stock Option Plan provides that the Board of Directors may amend or terminate the Director Stock Option Plan in any respect whatsoever, provided that any such amendment or termination will not affect options previously granted. If required by Rule 16b-3 under the Exchange Act or any Code or NASD requirements, the Board of Directors will not amend or terminate the Director Stock Option Plan without shareholder approval.

EMPLOYMENT AGREEMENTS

    Pursuant to the terms of the Merger Agreement, upon execution thereof, the Company entered into an employment agreement with, among other persons, each of Jere W. Thompson, Jr., Ignatius W. Leonards, Byron M. Allen, Scott L. Roberts, Timothy W. Rogers, and Timothy M. Terrell. In addition, on May 11, 1998, the Company entered into an employment agreement with Kevin W. McAleer (collectively, the "Employment Agreements"). The following is a summary of the principal terms of the Employment Agreements.

    Each of the Employment Agreements is for an initial term of three years, subject to the right of either party to terminate such agreement upon 30 days' advance written notice at any time.

    Pursuant to their Employment Agreements, Messrs. Thompson and Leonards have agreed to serve as Chief Executive Officer and President of the Company, respectively. Each of Messrs. Thompson and Leonards will receive an annual base salary of $180,000 and $168,000, respectively, subject to increase upon review annually by the Board of Directors.

    Pursuant to their Employment Agreements, Mr. McAleer has agreed to serve as Senior Vice President and Chief Financial Officer of the Company (Mr. McAleer also serves as Treasurer and Secretary of the Company), and Messrs. Allen, Roberts, Rogers and Terrell have each agreed to serve as an Executive Vice President of the Company. Messrs. McAleer, Allen, Roberts, Rogers, and Terrell will receive annual salaries of $200,000, $125,000, $133,333, $133,333, and $133,333,
respectively, in each case subject to increase upon review annually by the Board of Directors.

    Each of the Employment Agreements provides that, at the discretion of the Board of Directors, as the case may be, each employee may be paid bonus compensation and/or may be allowed to participate in a management incentive bonus plan should one be adopted by the Company. Each of the Employment Agreements also provides for certain insurance benefits and provides that the employee be eligible to participate in all retirement and other benefit plans generally available to employees of the Company and any equity or other employee benefit plan of the Company that is generally available to senior executive officers of such company. In addition, each of the Employment Agreements provides for certain payments and benefits in the event the employee is terminated without cause or due to death or permanent disability.

    Each Employment Agreement generally provides that the employee will keep confidential certain non-public information regarding the Company, further provides that, during the period specified therein (generally two years) the employee will not, subject to certain exceptions, own, manage, control, or participate in the ownership, management or control of, or be employed by or otherwise associated with, or receive compensation from or otherwise engage in any business in which the Company is engaged in during such restricted period, including the provision of local and long distance telecommunications services. The restricted territory under each Employment Agreement is generally the entire United States, but in certain cases is limited to certain Southern states. Each employee further agrees that during the restricted period he will not (i) solicit or engage the business of any clients of the Company or its affiliates or (ii) solicit any employee of the Company or its affiliates to terminate any relationship that person may have with the Company or its affiliates or engage, employ or compensate any employee of the Company or its affiliates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors of the Company established a Compensation Committee, consisting of Messrs. Amenson and Harris, effective upon consummation of the Combination. During the fiscal year ended December 31, 1997, compensation decisions for executive officers of Telecommunications were made by the Board of Directors of Telecommunications and compensation decisions for the officers of the Partnership's general partner were made by its Board of Directors. Christopher J. Amenson and Myron Goins were the sole members of IWL's compensation committee during the fiscal year ended June 30, 1997 and during the transition period from July 1, 1997 to December 31, 1997. The IWL Board of Directors established its compensation committee effective upon consummation of IWL's initial public offering in June 1997. Prior thereto, IWL had no compensation committee or other committee of the IWL Board of Directors performing similar functions, and accordingly, the IWL Board of Directors determined the compensation for the executive officers and related matters.

    During the last fiscal year, no executive officer of IWL served as a member of the Board of Directors or compensation committee of Telecommunications or the Partnership's general partner or any entity that has one or more executive officers serving as a member of IWL's Board of Directors or compensation committee. During the last fiscal year, no executive officer of Telecommunications or the Partnership's general partner served as a member of the Board of Directors or compensation committee of IWL or any entity (other than Telecommunications or the general partner of the Partnership) that has one or more executive officers serving as a member of their Board.

                              CERTAIN TRANSACTIONS

    Caroline Fontenot, the sister of Mr. Leonards, Vice Chairman of the Board and President of the Company, loaned IWL $75,000 on June 1, 1992, of which a balance of $39,460, bearing interest at the rate of 12% per annum, remained outstanding as of December 31, 1997 and a balance of $33,000 remained outstanding as of June 30, 1998. In connection with the completion of the Combination in August 1998 (and the disbursement to the Company of the net proceeds from the Private Offering being held in escrow), the Company utilized a portion of the net proceeds from the Private Offering to repay the loan in full.

    IWL paid to Mr. Leonards during the year ended December 31, 1996 and the year ended December 31, 1997, $18,000 and $1,500, respectively, in management fees for management rights granted by Mr. Leonards to IWL with respect to one of Mr. Leonards' properties. Such fees were equal to $1,500 a month and terminated in January 1997.

    Telecommunications' OSS System is being developed by RiverRock, a limited partnership in which Telecommunications owns a 49% limited partnership interest and David E. Thompson owns a 50% limited partnership interest and of which Thompson Technology, Inc., a Texas corporation ("TTI") (which is owned by David
E. Thompson, a brother of Jere W. Thompson, Jr.) is the general partner and owns a 1% general partnership interest. Although it is the intention of RiverRock to market and sell licenses for the OSS System to third parties, as of the date of this Prospectus, no marketing or sales to third parties have been made. RiverRock was formed when Telecommunications and TTI transferred all rights to the OSS System developed by Telecommunications and TTI into RiverRock. Telecommunications has been granted a royalty-free, perpetual and non-exclusive license for the use of the OSS System. Telecommunications also receives upgrades, maintenance and other support from RiverRock for three years, without the payment of any fees or royalties. Thereafter, Telecommunications will be required to pay the same fees and royalties for OSS System upgrades, maintenance and support as other licensees of RiverRock. From January 1998 to August 1998, Telecommunications contributed a total of $155,000 to RiverRock for the development of the OSS System and has committed to fund up to a total of $700,000 as capital contributions to RiverRock, which will be used for the continued development of the OSS System.

    The Williamsburg Corporation, a Texas corporation of which Jere W. Thompson, Sr., Chairman of the Board and a director of Telecommunications, is the president, lent Telecommunications $1,170,000 in 1995 at the rate of 13% per annum and payable on demand or the due date of March 31, 1998. During the fiscal year ended December 31, 1995, The Williamsburg Corporation converted $750,000 of the outstanding principal and interest amount of such note into 727,925 shares of Telecommunications common stock. The remaining principal balance of the note, together with interest thereon, was repaid by Telecommunications during the fiscal year ended December 31, 1997. Jere W. Thompson, Sr. is the father of Jere
W. Thompson, Jr.

    The Partnership has an administrative services agreement with Telecommunications pursuant to which Telecommunications and its employees provide administrative and management services for the Partnership. The Partnership reimburses Telecommunications for the direct costs of the network, plus 5%. The total general and administrative expenses reimbursed were $0, $77,000 and $150,948 for the years ended December 31, 1995, 1996 and 1997, respectively, and $223,088 for the six months ended June 30, 1998. In addition, as payment for marketing services, the Partnership will pay 7% of any additional lease payments generated as a result of Telecommunications' efforts. There were no payments made in 1995, 1996 and 1997. The administrative services agreement was terminated upon completion of the Combination.

    Telecommunications currently leases private line services from TISP, Inc. ("TISP"), which is owned by Patrick J. Thompson, a brother of Jere W. Thompson, Jr. Total payments to TISP in 1997 were $764,742 and $498,960 for the six months ended June 30, 1998. Telecommunications believes that the prices charged for such services do not exceed prices charged by unrelated parties for such services. Pricing of private line services is a function of the capacity, term and distance of the circuit involved. Circuits are usually available from multiple vendors, and vendors are selected on the basis of price, speed of provisioning and circuit diversity. Rates are fixed and payable monthly, generally in advance. The actual rates paid to TISP are determined in the same manner as rates for unrelated parties.

    In 1994, Telecommunications executed three promissory notes, one payable to the order of each of Scott L. Roberts, Timothy M. Terrell and Timothy W. Rogers, each Executive Vice Presidents of the Company and of Telecommunications, relating to 334 shares of common stock of Telecommunications repurchased from each of them with such shares of stock pledged by Telecommunications to repay the notes. The aggregate purchase price for the 334 shares from each individual was $50,000. Each of the original notes are in the amount of $50,000 with no stated interest rate. The notes have been discounted using an interest rate of 5.8% and are payable in three annual installments beginning April 1998. The aggregate amount outstanding relating to these notes, net of unamortized discount, was $112,827, $128,166 and $78,166 as of December 31, 1996, 1997 and
June 30, 1998, respectively. The unamortized discount was $37,173 at December 31, 1996 and $21,834 as of December 31, 1997 and June 30, 1998, respectively. In connection with the completion of the Combination in August 1998 (and the disbursement to the Company of the net proceeds from the Private Offering being held in escrow), the Company utilized a portion of the net proceeds from the Private Offering to repay the notes in full.

    Telecommunications had a revolving credit facility with Bank One, Texas, N.A. in the amount of $2,500,000, which was guaranteed by Jere W. Thompson, Jr. In connection with the completion of the Combination in August 1998 (and the disbursement to the Company of the net proceeds from the Private Offering being held in escrow), the Company utilized a portion of the net proceeds from the Private Offering to repay in full all amounts outstanding under the line of credit. In connection with such payoff, Mr. Thompson was released from his guaranty.

    Mark Langdale (a director of the Company), Joe C. Thompson, Jr., The Florida Company (which is owned by Joe C. Thompson, an uncle of Jere W. Thompson, Jr.), The Hayden Company (which is owned by John P. Thompson, an uncle of Jere W. Thompson, Jr.), and Jere W. Thompson, Sr., who are partners of the Partnership, guaranteed portions of the $10,000,000 loan from Bank One, Texas, N.A. to the Partnership in 1996, which was repaid on August 27, 1998 totaling $439,602. Each guarantor received in exchange for each $1 million of indebtedness guaranteed
(i) a 2.67% limited partnership interest in the Partnership, (ii) a commitment fee equal to 1% of the amount guaranteed, which accrued interest at the rate of 12% per annum commencing July 1, 1997 and increased 2% on each July 1 thereafter that the commitment fee remains unpaid and (iii) an annual loan guaranty fee equal to 7% of the amount of each partner's guarantee multiplied by a fraction, the numerator being the lesser of $8 million or the average outstanding daily principal of the loan guaranteed and the denominator being $8 million. The guarantees (other than the joint and several guarantees of Mark Langdale and Jere W. Thompson, Jr.) were released in April 1997 and, therefore, no guaranty fees have been accrued subsequent to April 1, 1997 other than the accrued interest. The total commitment fees and loan guarantee fees, and accrued interest thereon, as of December 31, 1996 and 1997 and June 30, 1998 were approximately $208,000 and $406,000 and $431,000, respectively. Additionally, in exchange for Mark Langdale remaining on his joint and several guaranty, the Partnership agreed to pay him $20,000 which was paid in 1998. In connection with the completion of the Combination in August 1998 (and the disbursement to the Company of the net proceeds from the Private Offering being held in escrow), the Company utilized a portion of the net proceeds from the Private Offering to pay in full all of such commitment and guaranty fees.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information concerning the beneficial ownership of Common Stock of the Company as of August 31, 1998, by (i) each person or group of persons known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each named executive officer, director or director nominee of the Company and (iii) all of the current executive officers and directors of the Company as a group. The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, which means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. Shares of Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual or group to acquire such shares within 60 days after August 31, 1998 are treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual or group. All information with respect to the beneficial ownership of any principal shareholder was furnished by such principal shareholder and the Company believes that, except as otherwise noted or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares shown. The address for Mr. Leonards, is 12000 Aerospace Ave., Suite 200, Houston, Texas 77034. The address for Messrs. Thompson, Rogers, Roberts, Terrell, CapRock Investors and Greenway Holdings, L.P. is Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240.


                                                                        SHARES OF COMMON STOCK
                                                                         BENEFICIALLY OWNED(1)
                                                                      ---------------------------
                                                                         NUMBER      PERCENTAGE
NAME                                                                   OF SHARES      OWNERSHIP
--------------------------------------------------------------------  ------------  -------------
Jere W. Thompson, Jr.(2) ...........................................    10,773,898         37.3%
Ignatius W. Leonards(3) ............................................     1,897,528          6.6%
Timothy W. Rogers ..................................................     2,883,628         10.0%
Scott L. Roberts ...................................................     2,883,628         10.0%
Timothy M. Terrell .................................................     2,883,628         10.0%
Mark Langdale(4) ...................................................    11,224,352         38.8%
  5950 Berkshire, Suite 990
  Dallas, TX 75225
Christopher J. Amenson .............................................         2,000        *
  c/o SBS Technologies, Inc.
  2400 Louisiana Blvd., N.E.
  AFC Building 5, Suite 600
  Albuquerque, NM 87110
John R. Harris .....................................................         7,000        *
  c/o Electronic Data Systems Corporation
  5400 Legacy Drive
  Plano, Texas 75024
Jere W. Thompson, Sr.(5) ...........................................    10,657,170         36.9%
  Two Turtle Creek Village
  3838 Oak Lawn Ave., Suite 1850
  Dallas, TX 75219
Greenway Holdings, L.P.(2) .........................................     2,014,082          7.0%
CapRock Investors(2) ...............................................     8,650,884         29.9%
All executive officers and directors as a group
  (eleven persons) .................................................    24,010,046         83.0%


------------------------

 *  Less than 1% of the outstanding shares of the class.

(1) Based upon 28,911,231 shares of Common Stock issued and outstanding.

(2) Represents 8,650,884 shares held of record by CapRock Investors, 108,932 shares held of record by CapRock Systems, Inc. and 2,014,082 shares held of record by Greenway Holdings, L.P. CapRock Investors is a Texas joint venture, of which Jere W. Thompson, Jr. is the managing venturer and in which he owns a controlling interest. The Joint Venture Agreement of CapRock Investors grants to Mr. Thompson, Jr. certain authority, including the authority to decide and cast all votes on behalf of CapRock Investors as a shareholder of Telecommunications. As a consequence, both CapRock Investors and Mr. Thompson, Jr. may each be deemed to be the beneficial owner of all of the shares. CapRock Systems, Inc. is a Texas corporation of which Mr. Thompson, Jr. owns 50% of the outstanding common stock and is an officer and a director; as a result he has shared voting, investment, and dispositive power with respect to the 108,932 shares held by CapRock Systems, Inc. Greenway Holdings, L.P. is a Texas limited partnership of which Mr. Thompson, Jr. is the general partner and has sole voting, investment and dispositive power; as a result, he may be deemed to be the beneficial owner of all of the shares held of record by Greenway Holdings, L.P.

(3) Includes 12,666 shares held by Ignatius W. Leonards as custodian for minor children.

(4) Includes 8,650,884 shares held of record by CapRock Investors and 108,932 shares held of record of CapRock Systems, Inc. Under the Joint Venture Agreement of CapRock Investors, the approval of a majority-in-interest of the venturers is required to approve the disposition of the shares. Because of the ownership interest of Jere W. Thompson, Jr., Mark Langdale, and Jere
    W. Thompson, Sr. (23.5%, 42.5% and 30.9%, respectively), two of the three acting together can authorize or prevent a disposition of the shares. As a result, each may be deemed to be the beneficial owner of all of the shares. CapRock Systems, Inc. is a Texas corporation of which Mr. Langdale owns 50% of the outstanding common stock and is an officer and a director; as a result he has shared voting, investment and dispositive power with respect to the 108,932 shares held by CapRock Systems, Inc.

(5) Includes 1,302,283 shares held of record by The Williamsburg Corporation, 8,650,884 shares held of record by CapRock Investors and 289,677 shares held of record by Jere W. Thompson, Jr.'s spouse. Under the Joint Venture Agreement of CapRock Investors, the approval of a majority-in-interest of the venturers is required to approve the disposition of the shares. Because of the ownership interest of Jere W. Thompson, Jr., Mark Langdale, and Jere
    W. Thompson, Sr., two of the three acting together can authorize or prevent a disposition of the shares. As a result, each may be deemed to be the beneficial owner of all of the shares. The Williamsburg Corporation is a Texas corporation, of which Mr. Thompson, Sr. is the president and a director; as a result he has shared voting, investment, and dispositive power with respect to the 1,302,283 shares held by The Williamsburg Corporation.

                            DESCRIPTION OF THE NOTES

    The Private Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of July 16, 1998, among the Company, Telecommunications, the Partnership, IWL and PNC Bank, National Association, as trustee under the Indenture (the "Trustee"). Upon issuance of the Exchange Notes, the Indenture will be subject to the Trust Indenture Act of 1939, as amended (the "TIA" or the "Trust Indenture Act"). The following summary contains a description of certain provisions of the Indenture and the Exchange Notes but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Exchange Notes and the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture through the incorporation by reference of the TIA. Capitalized terms used herein but not otherwise defined have the meanings attributed to them in the Indenture and the Notes. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions." The Indenture has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part, and copies of the Indenture are available upon request from the Company. For purposes of this section, references to the "Issuer" mean the Company only and not its subsidiaries. As a result of and effective upon the consummation of the Combination, Telecommunications and the Partnership no longer are co-obligors under the Private Notes (and IWL has been released from any obligations thereunder).

GENERAL

    The Exchange Notes will be general unsecured unsubordinated obligations of the Company, limited to $150,000,000 aggregate principal amount, and will mature on July 15, 2008. Each Exchange Note will bear interest at the rate shown on the front cover of this Offering Memorandum from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date) on January 15 and July 15 of each year, commencing January 15, 1999. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The circumstances under which the Company may be required to pay additional interest in cash on the Private Notes are described above under "The Exchange Offer--Purpose and Effect of the Exchange Offer."

    Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York; PROVIDED that, at the option of the Issuer, payments of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

    The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple thereof. See "Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of the Exchange Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

OPTIONAL REDEMPTION

    The Exchange Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, on or after July 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period beginning on July 15 of the years set forth below:

                                                                                   REDEMPTION
YEAR                                                                                  PRICE
---------------------------------------------------------------------------------  -----------
2003.............................................................................     106.000%
2004.............................................................................     104.000%
2005.............................................................................     102.000%
2006 and thereafter..............................................................     100.000%

    If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; PROVIDED that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

NOTES CALLED FOR REDEMPTION CEASE TO BE OUTSTANDING

    Notes called for redemption in accordance with the terms of the Indenture will be deemed to be paid and discharged and cease to be outstanding, and interest on such Notes will cease to accrue, from and after the date set for redemption if the Issuer has deposited with the Trustee, in trust, money and/or Temporary Cash Investments that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Redemption Date in accordance with the terms of the Indenture and the Notes.

RANKING

    The Indebtedness evidenced by the Notes will rank PARI PASSU in right of payment with all existing and future unsecured senior indebtedness of each Issuer and senior in right of payment to all existing and future indebtedness of each Issuer expressly subordinated in right of payment to the Notes. After giving pro forma effect to the Private Offering, the application of the net proceeds therefrom and the Combination, as of June 30, 1998, the Company and its subsidiaries, on a consolidated basis, would have had approximately $19 million of liabilities (excluding intercompany payables and the Private Notes), all of which would have been liabilities of subsidiaries of the Company and all of which would have been structurally senior to the Notes.

    The Issuer is permitted to incur additional indebtedness, including indebtedness under the Credit Facility and indebtedness incurred to finance the acquisition of certain assets, and is permitted to secure any such Indebtedness and certain other Indebtedness, including indebtedness under the Credit Facility and indebtedness incurred to finance the acquisition of certain assets. The Notes will be effectively subordinated to such security interests to the extent of such security interests.

    The Company is a holding company with no direct operations and no significant assets other than the stock and other equity interests of its subsidiaries. The Company's subsidiaries have no direct obligation to pay amounts due on the Notes and will not guarantee the Notes. As a result, the Notes will be effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company's subsidiaries. After giving pro forma effect to the Private Offering, and the application of the net proceeds therefrom, and the Combination, as of June 30, 1998, the Company's subsidiaries would have had approximately $19 million of liabilities (excluding intercompany payables and the Private Notes), all of which would have been structurally senior to the Notes. The Company will be dependent upon access to the cash flow or assets of its subsidiaries to make payments on the Notes, and the Company's ability to obtain such access may be limited by law. See "Risk Factors--Holding Company Structure; Structural Subordination."

    The Indenture contains, among others, the following covenants:

    LIMITATION ON INDEBTEDNESS. The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; PROVIDED that the Issuer may Incur Indebtedness, in addition to Permitted Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (i) the Consolidated Leverage Ratio would be less than or equal to 7.0 to 1, for Indebtedness Incurred on or prior to June 30, 2000, or less than or equal to 5.0 to 1, for Indebtedness Incurred thereafter and (ii) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions set forth in this covenant.

    Notwithstanding any other provision of the foregoing "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

    For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with the foregoing "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of "Indebtedness", the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

    LIMITATION ON RESTRICTED PAYMENTS. The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Issuer could not Incur at least $1.00 of Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

        (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Calculation Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, plus

        (2) the aggregate Net Cash Proceeds received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by Telecommunications, the Partnership or IWL during the Transition Period), from a capital contribution from, or the issuance and sale permitted by the Indenture to, a Person who is not a Subsidiary of the Issuer (or Telecommunications, the Partnership or IWL, if applicable) of (a) its Capital Stock (other than Redeemable Stock), (b) any options, warrants or other rights to acquire its Capital Stock (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and (c) Indebtedness of the Issuer (and Telecommunications, the Partnership or IWL during the Transition Period) or a Restricted Subsidiary that has been exchanged for or converted into Capital Stock of the Issuer (or Telecommunications, the Partnership or IWL, if applicable) (other than Redeemable Stock) or such options, warrants or other rights, in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness permitted under clause (viii) of the definition of "Permitted Indebtedness", plus

        (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (vi) of the second paragraph of this "Limitation on Restricted Payments" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer (or Telecommunications, the Partnership or IWL during the Transition Period) or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Issuer (or Telecommunications, the Partnership or IWL, if applicable) or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

    The foregoing provision shall not be violated by reason of:

        (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

        (ii) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the definition of "Permitted Indebtedness";

       (iii) the purchase, redemption or other acquisition or retirement for value of Capital Stock of the Issuer (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering to a Person who is not a Subsidiary of the Issuer of, shares of Capital Stock (other than Redeemable Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes)) including in connection with a "cashless" exercise of an option, warrant or right;

        (iv) the making of any principal payment or the purchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Issuer which is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, in exchange for, or out of the proceeds of, a substantially concurrent offering to a Person who is not a Subsidiary of the Issuer of, shares of the Capital Stock (other than Redeemable Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes));

        (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with the Transaction or the Special Partnership Transaction or any consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer;

        (vi) Investments in any Person that is in the Telecommunications Business on the date of such Investments; PROVIDED that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of
    (x) $50 million plus (y) the amount of Net Cash Proceeds received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, the aggregate

    Net Cash Proceeds received by Telecommunications, the Partnership or IWL during the Transition Period) as a capital contribution or from the sale of Capital Stock (other than Redeemable Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes)) to a Person who is not a Subsidiary of the Issuer (or Telecommunications, the Partnership or IWL, if applicable), except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under the definition of "Permitted Indebtedness" or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); PROVIDED that the net reduction in any Investment shall not exceed the amount of such Investment;

       (vii) the purchase, redemption or other retirement or acquisition for value of shares of Capital Stock of the Issuer to the extent necessary, in the judgment of the Board of Directors of the Issuer, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Issuer or any Restricted Subsidiary from any governmental agency;

      (viii) the purchase, redemption or other retirement or acquisition for value of shares of Capital Stock of the Issuer, or options, warrants or other rights to purchase such shares, held by directors, employees, or former directors or employees of the Issuer or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon their death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; PROVIDED that the aggregate consideration paid for such purchase, redemption or other retirement or acquisition for value of such shares of Capital Stock or options, warrants or rights after the Closing Date does not exceed $2 million in any calendar year, or $5 million in the aggregate;

        (ix) Investments acquired (x) as a capital contribution to the Issuer or a Restricted Subsidiary or (y) in exchange for Capital Stock (other than Redeemable Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes)) so long as immediately after giving effect to such transaction described in clause (y) above no Default or Event of Default shall have occurred and be continuing;

        (x) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer which is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, at a price not greater than 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of repayment in the event of a Change of Control in accordance with provisions similar to the "Change of Control" covenant; PROVIDED that prior to such purchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer; or

        (xi) any payment, distribution, repurchase or other transaction that, but for this provision, would constitute a Restricted Payment but only to the extent that the aggregate amount of such payments, distributions, repurchases and other transactions do not exceed $10 million.

    The actions described in clauses (i), (v), (vi), (vii), (viii), (x) and (xi) of the immediately preceding paragraph will be Restricted Payments that will be permitted in accordance with the immediately preceding paragraph but will reduce the amount that would otherwise be available for Restricted Payments under

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clause (C) of the first paragraph of this "Limitation on Restricted Payments"
covenant. The actions described in clauses (ii), (iii), (iv) and (ix) of the immediately preceding paragraph will be Restricted Payments that will be permitted in accordance with the immediately preceding paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions permitted by applicable law on any Capital Stock or any other interest or participation in, or measured by, its profits of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (iii) make loans or advances to the Issuer or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

    The foregoing provisions shall not restrict any encumbrances or restrictions:

        (i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

        (ii) existing under or by reason of applicable law;

       (iii) existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

        (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenants, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary;

        (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

        (vi) pursuant to (x) a Credit Facility, (y) a Vendor Credit Facility or
    (z) any agreement which amends, extends, renews, refinances, replaces or refunds a Credit Facility or Vendor Credit Facility; PROVIDED, HOWEVER, that in the case of subclauses (x), (y) and (z), the provisions of the Credit Facility or Vendor Credit Facility (A) permit (whether explicitly or as a result of the relative maturities of the Credit Facility, the Vendor Credit Facility and the Notes) distributions to the Issuer for the purposes of, and in an amount sufficient to fund, the payment of principal due at stated maturity and interest in respect of the Notes (PROVIDED, in either case, that such payment is due or to become due within 30 days from the date of such distribution) at a time when there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Facility or Vendor Credit

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    Facility to declare all amounts thereunder due and payable, and (B) provide that in no event shall any encumbrance or restriction pursuant to the Credit Facility or Vendor Credit Facility prohibit distributions to the Issuer for such purposes for more than 180 days in any consecutive 360 day period, unless (1) there exists a default under the Credit Facility or Vendor Credit Facility resulting from any payment default under the Credit Facility or Vendor Credit Facility or (2) the maturity of the Credit Facility or Vendor Credit Facility has been accelerated.

    Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by the "Limitation on Liens" covenant described below or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries subject to such Liens.

    LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Indenture provides that the Issuer will not sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary or permit any Restricted Subsidiary, directly or indirectly, to issue, sell pledge, hypothecate or otherwise convey or dispose of, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

        (i) to the Issuer or a Wholly Owned Restricted Subsidiary,

        (ii) issuances of director's qualifying shares or other issuances or sales to the extent required by applicable law or regulation,

       (iii) issuances or sales of 100% of the Capital Stock of a Restricted Subsidiary, PROVIDED that the Issuer or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale pursuant to this clause
    (iii) in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below,

        (iv) issuances or sales in a transaction if, immediately after giving effect thereto, such Restricted Subsidiary would no longer be a Restricted Subsidiary if (A) such transaction does not violate the "Limitation on Asset Sales" covenant and (B) any Investment in such Person remaining after giving effect to such transaction would not violate the "Limitation on Restricted Payments" covenant if made at the date of such issuance or sale,

        (v) pursuant to a Credit Facility or a Vendor Credit Facility,

        (vi) issuances or sales of Redeemable Stock in exchange for, or upon conversion of, or the proceeds from the issuance or sale of which are used to refinance, shares of Redeemable Stock of such Restricted Subsidiary if the amounts payable with respect to the redemption of such newly issued or sold Redeemable Stock do not exceed the amount payable with respect to the redemption of the Redeemable Stock being exchanged, converted or refinanced and such newly issued or sold Redeemable Stock does not require any redemption earlier than the date on which the Redeemable Stock being exchanged, converted or refinanced required a redemption,

       (vii) issuances or sales of Redeemable Stock (other than Redeemable Stock convertible into or exchangeable for Common Stock of any Restricted Subsidiary) that does not otherwise violate the provisions of the Indenture, or

      (viii) in the Transaction or the Special Partnership Transaction.

    LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Indenture provides that the Issuer will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Issuer which is PARI PASSU in right of payment with, or subordinate in right of payment to, the Notes ("Guaranteed Indebtedness"), unless:

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        (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and

        (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

PROVIDED that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) any Guarantee of any Restricted Subsidiary of Indebtedness Incurred under Credit Facilities or Vendor Credit Facilities pursuant to clause (ix) of the definition of "Permitted Indebtedness". If the Guaranteed Indebtedness is (A) PARI PASSU in right of payment with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes.

    Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

    LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES. The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Issuer or with any Affiliate of the Issuer or any Restricted Subsidiary, except
(a) in writing (other than the payment of salaries or bonuses to officers of the Issuer or any Restricted Subsidiary in the ordinary course of business which need not be in writing) upon fair and reasonable terms no less favorable in any material respect to the Issuer or such Restricted Subsidiary than could be obtained, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate, (b) with respect to any transaction or series of related transactions involving an aggregate value in excess of $5 million, if the Issuer delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving an aggregate value in excess of $10 million, if either (1) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Issuer, or in the event there is only one Disinterested Director, by such Disinterested Director, or (2) the Issuer delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Issuer or such Subsidiary from a financial point of view.

    The foregoing limitation does not limit, and shall not apply to:

        (i) any transaction solely between the Issuer and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

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        (ii) the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer;

       (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Issuer and any other Person with which the Issuer files a consolidated tax return or with which the Issuer is part of a consolidated group for tax purposes;

        (iv) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

        (v) the Transaction or the Special Partnership Transaction; or

        (vi) any transaction or agreement as described in this Offering Memorandum and as in effect as of the date of this Offering Memorandum.

    LIMITATION ON LIENS. The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien. The foregoing limitation does not apply to Permitted Liens.

    LIMITATION ON SALE-LEASEBACK TRANSACTIONS. The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or hereafter acquired, whereby the Issuer or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Issuer or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

    The foregoing restriction does not apply to any sale-leaseback transaction if

        (i) the lease is for a period, including renewal rights, of not in excess of three years;

        (ii) the lease secures or relates to industrial revenue or pollution control bonds;

       (iii) the transaction is solely between the Issuer and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or

        (iv) the Issuer or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

    LIMITATION ON ASSET SALES. The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments (with the amount of Indebtedness and liabilities of the Issuer or a Restricted Subsidiary that are unconditionally assumed by the transferee being deemed to be cash for purposes of this covenant). In the event and to the extent that the Net Cash Proceeds received by the Issuer or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed the greater of $10 million and 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Issuer and its Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant (or, if such determination date is prior to the date of the consummation of the Transaction or Special Partnership Transaction, then the balance sheet of the Issuer as of such date shall be adjusted to give PRO FORMA effect to the Transaction or Special

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Partnership Transaction, as the case may be, as if such transaction had occurred on such determination date, together with an Officers' Certificate certifying that such balance sheet has been prepared in accordance with GAAP and is true and correct in all material respects)), then the Issuer shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed the greater of $10 million and 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Issuer or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Issuer or any of its Subsidiaries, or (B) invest an amount equal to such excess Net Cash Proceeds, or the amount of such Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Telecommunications Assets and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." Pending the final application of any such Net Cash Proceeds, the Issuer or such Restricted Subsidiary may invest such funds in Temporary Cash Investments or temporarily reduce revolving Indebtedness under any Credit Facility or any Vendor Credit Facility.

    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes plus, in each case, accrued interest to the Payment Date. To the extent that the aggregate purchase price for the Notes tendered pursuant to an Offer to Purchase is less than the Excess Proceeds, the Issuer or any Restricted Subsidiary may use such deficiency for general corporate purposes. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

    COMMISSION REPORTS AND REPORTS TO HOLDERS. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of a Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Issuer is then required to file reports with the Commission, the Issuer shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Issuer shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information; PROVIDED, HOWEVER, that the copies of such reports and information mailed to Holders need not contain the exhibits thereto, but the Issuer agrees to furnish any such exhibits to any Holder upon written request therefor. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Issuer shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act; it being understood that the financial statements included in such reports shall be prepared in accordance with generally accepted accounting principles in effect at such time. The financial information contained in this Offering Memorandum will be deemed to have been delivered to the Trustee pursuant to this section. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Issuer shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

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REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

    If a Change of Control shall occur at any time, each Holder shall have the right to require that the Issuer purchase all such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Payment Date. The Issuer shall commence such Offer to Purchase within 30 days following the occurrence of such Change of Control.

    There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Issuer which might be outstanding at the time). The foregoing covenant requiring the Issuer to repurchase the Notes will, unless consents are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

EVENTS OF DEFAULT

    The following events are defined as "Events of Default" in the Indenture:

            (a) defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

            (b) defaults in the payment of interest on any Note when the same becomes due and payable, which defaults continue for a period of 30 days;

            (c) defaults in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or mandatory redemption, or the failure to make or consummate an Offer to Purchase in accordance with the "Special Offer to Purchase," the "Limitation on Asset Sales" or the "Repurchase of Notes upon a Change of Control" covenants described above;

            (d) defaults in the performance or breach of any covenant or agreement of the Issuer in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), which default or breach continues (i) for a period of 30 consecutive days or (ii) in the event such default or breach cannot be cured in such 30-day period and the Issuer is diligently and in good faith attempting to cure such default or breach, for a period of 60 consecutive days in the case of both clauses (i) and (ii), after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

            (e) there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Restricted Subsidiary having an outstanding principal amount of $7.5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

            (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $7.5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $7.5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any Restricted Subsidiary in an involuntary case under any applicable

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       bankruptcy, insolvency or other similar law now or hereafter in effect,
       (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Restricted Subsidiary or for all or substantially all of the property and assets of the Issuer or any Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (h) the Issuer or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Restricted Subsidiary or for all or substantially all of the property and assets of the Issuer or any Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors; or

            (i) there occurs a default by the Issuer or IWL under the Escrow Agreement or the Escrow Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms or prior to the termination of such agreement, the lien of the Trustee under such agreement ceases to be a first priority perfected security interest in any portion of the collateral purported to be pledged thereunder.

    If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Issuer or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Issuer and to the Trustee, may waive all past defaults and their consequences including the acceleration of the Notes if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see
"--Modification and Waiver."

    The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

        (i) the Holder gives the Trustee written notice of a continuing Event of Default;

        (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

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       (iii) such Holders offer the Trustee indemnity satisfactory to the
    Trustee against any costs, liability or expense;

        (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

        (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or (subject to certain provisions of the Indenture) interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired without the consent of the Holder.

    The Indenture requires certain officers of the Issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries and the performance of the Issuer and its Restricted Subsidiaries under the Indenture and that the Issuer has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer also is obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture provides that the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer, other than in connection with the Transaction or the Special Partnership Transaction, unless:

        (i) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer on all of the Notes and under the Indenture;

        (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

       (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the Issuer, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant described above; PROVIDED, HOWEVER, that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth, PROVIDED that in connection with any such merger or consolidation, no consideration (except Capital Stock (other than Redeemable Stock) in the surviving Person or the Issuer (or a Person that owns directly or indirectly all of the Capital Stock of the surviving Person or the Issuer immediately following such transaction) or cash paid to satisfy dissenter or appraisal rights; PROVIDED that such rights are exercised with respect to no more than 5% of the outstanding Capital Stock of the Issuer or other Person) shall be issued or distributed to the stockholders of the Issuer; and

        (iv) the Issuer delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause
    (iii) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clauses (ii) and (iii) above do not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of

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    the Issuer; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

    DEFEASANCE AND DISCHARGE. The Indenture provides that the Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Issuer has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) the Issuer has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days (or, under certain circumstances, one year) following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a PRO FORMA basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound, and (D) if at such time the Notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

    DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Certain Covenants," clause (d) under "Events of Default" with respect to such covenants and clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets," and that clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Issuer to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

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    DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT.  In the event the Issuer exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Issuer will remain liable for such payments.

MODIFICATION AND WAIVER

    From time to time, the Issuer, when authorized by Trustee, without the consent of the Holders, may amend, waive or supplement the Indenture, the Notes, the Merger Agreement and the Escrow Agreement for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, to provide for the assumption of the Issuer's obligations to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders, to add guarantors with respect to the Notes, to secure the Notes, to maintain the qualification of the Indenture under the Trust Indenture Act or to make any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes issued thereunder, the Merger Agreement or the Escrow Agreement may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of each Holder affected thereby:

        (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

        (ii) reduce the principal of, or premium, if any, or interest on, any Note,

       (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

        (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

        (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture,

        (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes,

       (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,

      (viii) release any lien created by the Escrow Agreement, except in accordance with the terms thereof, or

        (ix) amend, change or otherwise modify the obligation of the Issuer to make and consummate the Special Offer to Purchase contemplated by the covenant entitled "Special Offer to Purchase."

GOVERNING LAW

    The Indenture and the Notes are governed by and will be construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

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CONCERNING THE TRUSTEE

    The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.


    PNC has been appointed as Trustee under the Indenture. The Trustee shall act as registrar and paying agent for the Bonds. Chase and PNC have signed an agreement whereby Chase has agreed to purchase the corporate trust business of PNC upon satisfaction of certain conditions precedent set forth in the agreement. PNC has advised the Company that the actual purchase is expected to occur in the fourth quarter of 1998. The Indenture provides that any corporation to which the Trustee sells its corporate trust business will automatically become the successor Trustee without any further action. Upon consummation of the sale of the corporate trust business of PNC pursuant to the agreement described above, Chase would become the successor Trustee under the Indenture.


CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

    "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Issuer or a Restricted Subsidiary; PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

    "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period (which calculation shall include the combined aggregate consolidated net income (or loss) of Telecommunications, the Partnership and IWL and their respective Restricted Subsidiaries during the Transition Period in the event the Transaction is consummated) determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

        (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (other than the Issuer or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except

           (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid in cash to the Issuer or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period and

           (y) with respect to net losses, to the extent of the amount of cash contributed by the Issuer or any Restricted Subsidiary to such Person during such period;

        (ii) the net income (or loss) of any Person acquired by the Issuer or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition;

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       (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

        (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

        (v) any net after-tax extraordinary or non-recurring gains or losses;

        (vi) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan; and

       (vii) any compensation or other expense paid or payable solely with Capital Stock (other than Redeemable Stock) of the Issuer or any options, warrants or other rights to acquire such Capital Stock.

    "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Issuer and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), minus (i) all current liabilities of the Issuer and its Restricted Subsidiaries (excluding intercompany items) and
(ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described above.

    "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Acquisition" means (i) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on the date of such acquisition. The term does not include the Transaction or the Special Partnership Transaction.

    "Asset Disposition" means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries (other than to the Issuer or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets of a division or line of business of the Issuer or any of its Restricted Subsidiaries. The term does not include the Transaction or the Special Partnership Transaction

    "Asset Sale" means any direct or indirect sale, transfer or lease or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

        (i) all or any of the Capital Stock of any Restricted Subsidiary,

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        (ii) all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries or

       (iii) any other property and assets of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or such Restricted Subsidiary other than the Capital Stock of or Investment in an Unrestricted Subsidiary

that, with respect to each of (i), (ii) and (iii), is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Issuer; PROVIDED that "Asset Sale" shall not include:

           (a) sales, transfers or other dispositions of assets, whether in one transaction or a series of related transactions occurring within one year, involving assets with a fair market value not in excess of $1.0 million in any transaction or series of related transactions,

           (b) contemporaneous exchanges by the Issuer or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business, including fiber swaps and partitioning of switches; PROVIDED that the applicable Telecommunications Assets received by the Issuer or such Restricted Subsidiary have at least substantially equal fair market value to the Telecommunications Assets disposed of,

           (c) sales, transfers or other dispositions of assets that have become uneconomic, obsolete or worn-out, or

           (d) the Transaction or the Special Partnership Transaction.

    "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

    "Board of Directors" means, with respect to any Person, its Board of Directors, general partner(s), manager(s), or similar governing body.

    "Calculation Date" means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

    "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

    "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

    "Change of Control" shall be deemed to occur if, after the Transaction occurs:

            (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Issuer to any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange
       Act), other than to one or more Permitted Holders and/or one or more Restricted Subsidiaries, shall have occurred,

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
            (ii) any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder (or group that includes a Permitted Holder), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the Voting Stock of the Issuer (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis,

           (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any directors whose election or appointment by the Board of Directors of the Issuer or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office or

            (iv) the merger, amalgamation or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer shall have occurred, and the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after giving effect to such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

    "Closing Date" means the date on which the Notes are originally issued under the Indenture.

    "Commission" means the Securities and Exchange Commission.

    "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

    "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income,

            (i) Consolidated Interest Expense,

            (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

           (iii) depreciation expense,

            (iv) amortization expense,

            (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), and

            (vi) costs directly related to the Transaction, the Special Partnership Transaction or the offering of the Notes and expensed by the Issuer in accordance with GAAP on or prior to December 31, 1998, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the

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amount of the Adjusted Consolidated Net Income attributable to such Restricted
Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries divided by
(2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

    "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest in respect of Indebtedness, including, without limitation:

        (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

        (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

       (iii) the net costs associated with Interest Rate Agreements;

        (iv) Preferred Stock dividends of the Issuer's Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that are not Redeemable Stock) declared and paid or payable;

        (v) accrued Redeemable Stock dividends of the Issuer and its Restricted Subsidiaries, whether or not declared or paid; and

        (vi) the interest component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries during such period;

EXCLUDING, HOWEVER, (a) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (b) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes and the Transaction and the Special Partnership Transaction, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

    "Consolidated Leverage Ratio" means, on any Calculation Date, the ratio of
(i) the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis outstanding on such Calculation Date to
(ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Issuer have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described above or, if such financial statements do not cover the most recent four fiscal quarters, then the most recent four fiscal quarters for (x) the Company (if the Transaction has occurred) giving pro forma effect to the Transaction as if it occurred at the beginning of such four fiscal quarter period or (y) Telecommunications and the Partnership on a combined basis (if the Special Offer to Purchase has occurred), prepared in accordance with GAAP (such four fiscal quarter period being the "Four Quarter Period"); PROVIDED that, in making the foregoing calculation, (A) PRO FORMA effect shall be given to any Indebtedness to be Incurred or repaid on the Calculation Date; (B) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Calculation Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or

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any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions had occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (B) or (C) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Calculation Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the outstanding principal amount of any promissory notes receivable from the sale of the Capital Stock of the Issuer or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

    "Credit Facilities" means any senior commercial term loan and/or revolving credit or working capital facility or any letter of credit facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements.

    "Currency Agreement" means any spot or forward foreign exchange contract, currency swap agreement, currency option or other similar financial agreement or arrangement entered into by the Issuer or any of its Subsidiaries designed solely to protect against or manage exposure to fluctuations in currency exchange rates.

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Disinterested Director" means, with respect to any matter, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such matter.

    "Escrow Account" shall have the meaning set forth in the Escrow Agreement.

    "Escrow Agreement" means the Escrow and Security Agreement among the Company, Telecommunications, the Partnership, IWL and the Trustee, substantially in the form delivered to the Trustee on the Closing Date.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

    "fair market value" means the price that would be paid in an arm's-length transaction between a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED that for purposes of clause (viii) of the definition of "Permitted Indebtedness", (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the capital contribution or sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Issuer exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm (selected by the Board of Directors of the Issuer) and set forth in their written opinion which shall be delivered to the Trustee.

    "GAAP" means generally accepted accounting principles in the United States of America in effect on the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the

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Accounting Principles Board of the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guaranteed Indebtedness" has the meaning given it under the caption "Limitation on Issuances of Guarantees by Restricted Subsidiaries."

    "Holder" means the registered holder of any Note.

    "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Acquired Indebtedness; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The terms "Incurrence" and "Incurred" shall have corresponding meanings.

    "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

        (i) all indebtedness of such Person for borrowed money,

        (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

       (iii) all obligations of such Person in respect of letters of credit, acceptance facilities or other similar instruments (including reimbursement obligations with respect thereto),

        (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

        (v) all Capitalized Lease Obligations of such Person,

        (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,

       (vii) all Indebtedness of other Persons and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise,

      (viii) all Redeemable Stock of such Person valued at its maximum fixed repurchase price plus (to the extent not otherwise included in such repurchase price) accrued and unpaid dividends payable prior to the Stated Maturity of the Notes in connection with a mandatory redemption or in connection with a redemption at the option of the holder thereof unless such Redeemable Stock has actually been called for redemption but not yet redeemed, in which case it shall be valued at the redemption price

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    therefor plus such accrued and unpaid dividends unless the holder thereof can require redemption or repurchase at any higher price, and

        (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

    The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

    Notwithstanding anything herein to the contrary:

       (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance, as determined in conformity with GAAP,

        (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness or thereafter in order to refund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness,"

        (C) Indebtedness shall not include any liability for federal, state, local or other taxes,

       (D) Indebtedness shall not include any Trade Payable or amounts due under leases that are not Capitalized Lease Obligations,

        (E) Indebtedness shall not include amounts due with respect to any customer advance payments and customer deposits in the ordinary course of business with the Issuer or any Restricted Subsidiary, and

        (F) Indebtedness shall not include overdrafts.

    For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Stock.

    "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

    "Investment" in any Person means any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business) or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or any capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Issuer or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary at the time it so ceases to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause
(iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant described above. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an

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Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer.

    "Issuer" shall initially mean, collectively, the Company, Telecommunications and the Partnership and shall mean (i) the Company after the Transaction is consummated, or (ii) Telecommunications and the Partnership after the payment of all Notes tendered in the Special Offer to Purchase, if any Notes remain outstanding. To the extent financial calculations are made with respect to the Issuer following the closing of the Transaction for any period or as of any date prior to the closing of the Transaction, those calculations should include the transactions, financial results or financial status of Telecommunications, the Partnership and IWL for such period or as of such date.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest). The term "Lien" does not include any lease or grant of rights to use any fiber or other asset under an arrangement that does not qualify as a conditional sale or other title retention agreement or lease in the nature thereof or a switch partition.

    "Merger Agreement" means that certain Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998 among the Company, Telecommunications, the Partnership, IWL and certain other parties thereto, as amended through the Closing Date and thereafter in accordance with the terms of the Indenture.

    "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any capital contribution or issuance or sale of Capital Stock, options, warrants or other rights to acquire Capital Stock or Indebtedness, the proceeds of such capital contribution or issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes payable as a result thereof.

    "Offer to Purchase" means an offer by the Issuer to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

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        (i) the covenant pursuant to which the offer is being made and that all
    Notes validly tendered will be accepted for payment on a pro rata basis;

        (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed);

       (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

        (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

        (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

        (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

       (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

    On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Notes pursuant to an Offer to Purchase.

    "Payment Date" means the date on which any Note is purchased pursuant to an Offer to Purchase or the Special Offer to Purchase.

    "Permitted Holders" means Jere W. Thompson, Sr., Jere W. Thompson, Jr., Mark Langdale, Timothy W. Rogers, Scott L. Roberts, Timothy M. Terrell and Ignatius
W. Leonards and any corporation, limited liability company, partnership, joint venture or other entity controlled by any one or more of them.

    "Permitted Indebtedness" means any of the following:

        (i) Indebtedness of the Issuer pursuant to the Notes;

        (ii) Indebtedness owed (A) to the Issuer and evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiaries; PROVIDED that such Indebtedness to any Restricted Subsidiary is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise); PROVIDED further any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of

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    such Indebtedness (other than to the Issuer or another Restricted
    Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

       (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (ii), (iv), (vi) or (xii) of the definition of Permitted Indebtedness) and any refinancings of such new Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is PARI PASSU in right of payment with, or subordinated in right of payment to, the Notes shall only be permitted under this clause
    (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU in right of payment with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU in right of payment with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of the Issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

        (iv) Indebtedness (A) to reimburse workers' compensation insurance companies for claims paid by such companies on behalf of the Issuer or any Restricted Subsidiary in accordance with the policies issued to the Issuer and the Restricted Subsidiaries, (B) in respect of performance, surety or appeal bonds or similar obligations provided in the ordinary course of business, or (C) under Currency Agreements and Interest Rate Agreements; PROVIDED that such agreements (I) are designed solely to protect the Issuer or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or (D) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition;

        (v) Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly used to purchase Notes tendered in the Special Offer to Purchase or in an Offer to Purchase made as a result of a Change of Control or Indebtedness of the Issuer or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease all of the Notes as described above under "-- Defeasance";

        (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Issuer by any Restricted Subsidiary; PROVIDED that the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described above;

       (vii) Acquired Indebtedness and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, such Acquired Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premium, accrued interest, and reasonable fees and expenses) in an aggregate amount not to exceed at any one time outstanding $25 million;

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      (viii) (A) Indebtedness of the Issuer not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by Telecommunications, the Partnership and IWL during the Transition Period) as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of the Issuer (or Telecommunications, the Partnership or IWL, if applicable) to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment less any Indebtedness Incurred pursuant to clause (B),
    (B) Indebtedness Incurred by (x) the Issuer and/or (y) any of the Restricted Subsidiaries in an aggregate amount not to exceed, at any one time outstanding, the Net Cash Proceeds received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by Telecommunications, the Partnership and IWL during the Transition Period) as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of the Issuer (or Telecommunications, the Partnership or IWL, if applicable) to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause
    (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment; provided that the Incurrence of Indebtedness pursuant to this clause (B) will only be permitted to the extent that such Incurrence does not cause the amount of Indebtedness Incurred pursuant to clause (A) to exceed the amount permitted thereunder, and (C) Indebtedness of the Issuer not to exceed, at any one time outstanding, 100% of the fair market value of property (other than cash and cash equivalents) received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, by Telecommunications, the Partnership or IWL during the Transition Period) from a contribution of capital or the proceeds from the sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not the Issuer (or Telecommunications, the Partnership or IWL, if applicable) or a Restricted Subsidiary, to the extent such capital contribution or sale of Capital Stock or options, warrants or rights have not been used pursuant to clause (iii),
    (iv) or (ix) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment; PROVIDED that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

        (ix) Indebtedness under one or more Credit Facilities or Vendor Credit Facilities; PROVIDED that the aggregate principal amount of any Indebtedness incurred pursuant to this clause (ix) (including any amounts refinanced or refunded under this clause (ix)) does not exceed at any time outstanding the greater of (x) 85% of eligible accounts receivable and 65% of eligible inventory of the Issuer and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared or (y) $100 million less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described above;

        (x) Indebtedness existing as of the Closing Date and Indebtedness existing as of the date of consummation of the Transaction or the Special Partnership Transaction (to the extent such Indebtedness is incurred without violation of the Indenture);

        (xi) Capitalized Lease Obligations in an aggregate principal amount outstanding at any time not to exceed $10 million; and

       (xii) Indebtedness of the Issuer (in addition to Indebtedness permitted under clauses (i) through (xi) above) in the aggregate principal amount outstanding at any time not to exceed $50 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described above.

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        "Permitted Investment" means any of the following:

        (i) an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on the date of such Investment;

        (ii) a Temporary Cash Investment;

       (iii) commission, payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

        (iv) stock, obligations or securities received in satisfaction of judgments or settlement of disputed accounts receivable that arose in the ordinary course of business;

        (v) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits;

        (vi) Interest Rate Agreements and Currency Agreements to the extent permitted under clause (iv) of the definition of "Permitted Indebtedness;" and

       (vii) loans and advances to employees of the Issuer or any Subsidiary in an aggregate amount not to exceed $1 million at any time outstanding.

        "Permitted Liens" means any of the following:

        (i) Liens for taxes, fees, assessments, governmental charges or claims that are not yet due and payable, or, if delinquent, are payable without penalty or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made;

        (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, material men, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent, or, if delinquent, are payable without penalty or are or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

       (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

        (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

        (v) easements, rights-of-way, restrictions, municipal and zoning ordinances, reservations, permits and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries;

        (vi) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the Incurrence of such Indebtedness by the Issuer or any Restricted Subsidiary; PROVIDED that such Lien does not extend to any property or assets of the Issuer or any Restricted Subsidiary other than the asset acquired in connection with the Incurrence of such Acquired Indebtedness;

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       (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries, taken as a whole;

      (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;

        (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

        (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

        (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired and any proceeds thereof;

       (xii) Liens in favor of the Issuer or any Restricted Subsidiary;

      (xiii) Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

       (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

       (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

       (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Issuer or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

      (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Issuer and its Restricted Subsidiaries prior to the Closing Date;

      (xviii) Liens on or sales of receivables, including related intangible assets and proceeds thereof;

       (xix) Liens securing Indebtedness incurred under clauses (iv)(A),
    (iv)(B), (vii), (viii)(B), (ix), (x) or (xii) of the definition of "Permitted Indebtedness";

       (xx) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off, or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

       (xxi) Liens securing Capitalized Lease Obligations on assets subject to such Capitalized Leases;

      (xxii) Liens of the Issuer (which term shall include Telecommunications, the Partnership and IWL if the Transaction is consummated) or any Restricted Subsidiary securing Indebtedness in effect at the Closing Date or at the date on which the Transaction or the Special Partnership Transaction, as the case may be, is consummated (to the extent such Indebtedness Incurred after the Closing Date was incurred without violation of the Indenture);

      (xxiii) Liens granted after the Closing Date on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;

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      (xxiv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Issuer or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Issuer or such other Restricted Subsidiary;

      (xxv) Liens securing Indebtedness that is Incurred to refinance secured Indebtedness permitted to be Incurred under clause (iii) of the definition of "Permitted Indebtedness"; PROVIDED that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; or

      (xxvi) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xxv); PROVIDED that any such extension, renewal or replacement shall be no more restricted in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

    "pro forma" means, with respect to the preparation of financial statements to show the effect of any particular transaction, the preparation of such financial statements in accordance with Article 11 of Regulation S-X.

    "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable in any material respect to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described above are to the holders of the Notes and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described above.

    "Restricted Payment" means

        (i) a declaration or payment of any dividend or the making of any distribution on or with respect to the Issuer's Capital Stock (other than (x) dividends or distributions payable solely in shares of the Issuer's Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) dividends or distributions payable to the Issuer or any Wholly Owned Restricted Subsidiary),

        (ii) a payment made by the Issuer or any Restricted Subsidiary used to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Issuer or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Issuer (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Issuer (including options, warrants or other rights to acquire such shares of Capital Stock) (other than (x) payments payable solely in shares of Capital Stock (other than Redeemable Stock) of

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    the Issuer or in options, warrants or other rights to acquire shares of such
    Capital Stock and (y) payments payable to the Issuer or any Wholly-Owned Restricted Subsidiary),

       (iii) any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer that is subordinated in right of payment to the Notes (other than, in each case, the purchase, repurchase or acquisition of Indebtedness either in anticipation of satisfying a sinking fund obligation, principal installment or final maturity that in any case is due within one year after the date of such purchase, repurchase or acquisition), or

        (iv) any Investment, other than a Permitted Investment, in any Person.

    The consummation of the transactions contemplated by the Transaction or the Special Partnership Transaction shall not constitute "Restricted Payments."

    "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

    "Special Partnership Transaction" means the statutory merger or interest exchange between Telecommunications and the Partnership that would be required to be consummated in the event the Special Offer to Purchase is made and any Notes remain outstanding after the payment of all Notes tendered in such Special Offer to Purchase.

    "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

    "Subsidiary Guarantee" has the meaning given it under the caption "Limitation on Issuances of Guarantees by Restricted Subsidiaries."

    "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses) that are utilized by such Person, directly or indirectly, in the Telecommunications Business and including any computer systems used in a Telecommunications Business. Telecommunications Assets shall also include a majority of the Voting Stock of another Person, if such Voting Stock is acquired by the Issuer or a Restricted Subsidiary and all or substantially all the assets of such other Person comprise Telecommunications Assets; and such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of the Issuer pursuant to the Indenture. The determination of what constitutes Telecommunications Assets shall be made by the Board of Directors of the Issuer and evidenced by a Board Resolution delivered to the Trustee.

    "Telecommunications Business" means the business of (i) transmitting or providing services relating to the transmission of voice, video, signals, data or Internet services; (ii) constructing, creating, developing, owning, operating, and marketing one or more communications networks, related, ancillary or complementary network transmission equipment, information systems, software, and other related, ancillary or complimentary assets and devices; (iii) planning, designing, and consulting with respect to the matters described in clauses (i) and (ii); and (iv) evaluating, participating and pursuing any other activity or opportunity that is related, ancillary, or complementary to those identified in clauses (i), (ii) and (iii) above, as determined in good faith by the Board of Directors of the Issuer.

    "Temporary Cash Investment" means any of the following:

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        (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof with a maturity of 365 days or less,

        (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

       (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

        (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Service, and

        (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Service or Moody's Investors Service, Inc.

    "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transaction" means the transactions contemplated by the Merger Agreement (also referred to herein from time to time as the Combination).

    "Transition Period" means the period between the Closing Date and the consummation of the Transaction or the payment date for Notes tendered in the Special Offer to Purchase, as the case may be.

    "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Issuer nor any other Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant,
(iv) neither the Issuer nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary on terms more favorable to such Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Issuer, and (v) neither the Issuer nor any other Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interests in such

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Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under the Indenture and the Issuer could incur $1.00 of additional Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant described above pursuant to the "Limitation on Indebtedness" covenant.

    "Vendor Credit Facility" means any agreement entered into with one or more vendors, suppliers or lessors of telecommunications equipment or assets (including any agreement entered into with any such vendor, supplier or lessor or any financial institution acting on behalf of any such vendor, supplier or lessor) in order to finance the acquisition or construction of telecommunications equipment or assets, as such agreement may be amended, modified, supplemented, refunded, refinanced, restructured, renewed or replaced from time to time; PROVIDED that (i) any equipment or other assets acquired or leased under or pursuant to such Vendor Credit Facility are received by the Issuer or a Restricted Subsidiary and (ii) all obligations with respect to or under such Vendor Credit Facility or any amendment, modification, supplement, refunding, refinancing, restructuring, renewal or replacement thereof are owed, whether directly or indirectly as the case may be, to a Person who is not an Affiliate of the Issuer or any of its Subsidiaries and no such Affiliate shall act as a facilitator or conduit or in a similar capacity with respect thereto.

    "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

    "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals or other shares issued to Persons as mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

    The certificates representing the Exchange Notes will be issued in fully registered form without interest coupons. Exchange Notes issued in exchange for Private Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will be represented by one or more global Notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note").

    Exchange Notes issued in exchange for Private Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes (each a "Registered Global Note" and, together with the Regulation S Global Note, the "Global Notes") in definitive, fully registered form and, without interest coupons and will be deposited with the Trustee or as custodian for The Depository Trust Company (the "Depositary"), and registered in the name of the Depositary or of a nominee of the Depositary.

    Upon issuance of the Global Note, the Depositary will credit, on its internal system, the respective amounts of the individual beneficial interests in the Global Note as applicable, to persons who have accounts with the Depositary ("Participants"). Such accounts initially will be designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). Qualified Institutional Buyers may hold their interests in the Global Note directly through the Depositary if they are Participants, or indirectly through organizations which are Participants.

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    Investors may hold their interests in a Regulation S Global Note directly through Cedel Bank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. Investors may also hold such interests through organizations other than Cedel Bank or Euroclear that are participants in the DTC system. Cedel Bank and Euroclear will hold interests in the Regulation S Global Note on behalf of their participants through DTC.

    So long as the Depositary, or its nominee, is the registered owner or holder of the Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Accordingly, beneficial owners of an interest in the Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights and fulfill any obligations of a holder under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer such interest except in accordance with the Depositary's procedures, in addition to those provided for under the Indenture.

    Payments of the principal of or premium, if any, and interest on the Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee, or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary or its nominee, upon receipt of any payment of the principal of, premium and interest on (or additional interest in respect of) the Global Note will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of such Global Note as shown on the records of the Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Note held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants in the Depositary will be effected in the ordinary way through the Depositary's same-day funds system in accordance with the Depositary rules and will be settled in federal funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes or to pledge such securities, such holder must transfer its interest in the Global Note in accordance with the normal procedures of the Depositary and with the procedures set forth in the Indenture.

    The Depositary has advised the Company that the Depositary will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account the Depositary interests in the applicable Global Securities are credited and only in respect of such portion of the aggregate principal amount at maturity of Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, the Depositary will exchange the Global Certificates for the applicable Certificated Securities, which it will distribute to its Participants.

    The Depositary has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of

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
securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participant's accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct Participant, either directly or indirectly. The rules applicable to the Depositary and its Participants are on file with the Commission.

    Although DTC and its Participants have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants and participants of Euroclear and Cedel Bank, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee, or any paying agent will have any responsibility for the performance by the Depositary, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Except as set forth below, each of the Exchange Notes will be issued in the form of one or more Global Notes. Owners of beneficial interests in the Global Note will be entitled to receive Notes in definitive form ("Definitive Notes") if the Depositary is at any time unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act, and a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not appointed by the Company within 90 days. Any Definitive Notes issued in exchange for beneficial interests in the Global Note will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in the Global Note.

    In addition to the foregoing, on or after the occurrence of an Event of Default under the Indenture, owners of beneficial interests in the Global Note will be entitled to request and receive Definitive Notes. Such Definitive Notes will be registered in such name or names as the Depositary shall instruct the Trustee.

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                              REGISTRATION RIGHTS

    The Company, Telecommunications, and the Partnership entered into the Registration Rights Agreement with the Initial Purchasers, a copy of the form of which will be made available to holders or prospective purchasers of Private Notes upon request, pursuant to which the Issuer agreed to file with the Commission the Exchange Offer Registration Statement with respect to the Exchange Offer. In the event that:

    (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy,

    (ii) the Exchange Offer Registration Statement is not for any other reason declared effective within 180 days following the Original Issue Date or the Exchange Offer is not consummated within 215 days after the Original Issue Date,

    (iii) any holder of Private Notes notifies the Company 120 days after the Original Issue Date that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and (x) the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder and (y) such prospectus is not promptly amended or modified in order to be suitable for use in connection with such resales for such holder and all similarly situated holders or (c) it is a broker-dealer and owns Private Notes acquired directly from the Company or an affiliate of the Company, or

    (iv) the holders of a majority of the Private Notes may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, then the Company will file with the Commission the Shelf Registration Statement at its cost as promptly as practicable, but in any event prior to the later of (i) 120 days after the Original Issue Date or (ii) 30 days after the obligation to file the Shelf Registration Statement arises to cover resales of the Transfer Restricted Notes (as defined below) by the holders thereof. The Registration Rights Agreement provides that, in such event, the Company will be required to, within the time periods specified in the Registration Rights Agreement, file the applicable registration statement with the Commission and thereafter to (a) use its best efforts to cause the applicable registration statement to be declared effective by the Commission as promptly as practicable but no later than the 60th day after such filing obligation arises and (b) use its best efforts to keep effective the Shelf Registration Statement until two years after its effective date or such shorter period which will terminate when all of the Private Notes covered by the Shelf Registration Statement have been sold pursuant thereto.

For purposes of the foregoing, "Transfer Restricted Notes" means each Private Note until:

    (i) the date on which such Private Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer,

    (ii) following the exchange by a broker-dealer in the Exchange Offer of a Private Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement,

    (iii) the date on which such Private Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement,

    (iv) the date on which such Private Note is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act),

    (v) such Private Note shall have been otherwise transferred by the holder thereof and a new Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent

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disposition of such Note shall not require registration or qualification under the Securities Act or any similar state law then in force or

    (vi) such Private Note ceases to be outstanding.


    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by any person receiving such Exchange Notes, whether or not such person is the holder thereof (other than any broker-dealer, as set forth below, and any such holder or other person which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of business of such holder or such other person and such holder or other person is not engaged in, has no intention to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each holder or other person accepting the Exchange Offer will be required to represent to the Company in the Letter of Transmittal that (i) any Exchange Notes acquired in exchange for Private Notes tendered in the Exchange Offer will be acquired in the ordinary course of business of the holder or other person receiving such Exchange Notes, (ii) if the holder or any such other person is not a broker-dealer, then neither the holder nor any such other person is engaged in or intends to engage in a distribution of such Exchange Notes,
(iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) neither the holder nor any such other person is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company. Any holder or other person who tenders Private Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder or other person incurring liabilities under the Securities Act for which the holder or other person is not indemnified by the Company. The Company has not sought a no-action letter for the Exchange Offer and is instead relying upon interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company. There can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.



    Any broker-dealer that acquired Private Notes for its own account as a result of market-making activities or other trading activities may be deemed to be an "underwriter" under the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of the Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer" and "Plan of Distribution."



    A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

    The Company has agreed to pay all reasonable expenses incident to the Exchange Offer and will indemnify the Initial Purchasers, other holders of Private Notes, and broker-dealers participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

    The Registration Rights Agreement provides that:

    (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will file the Exchange Offer Registration Statement with the Commission on or prior to the 120th day after the Original Issue Date,

    (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to the 180th day after the Original Issue Date (the "Target Effectiveness Date"),

    (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to the date which is 35 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Private Notes tendered prior thereto in the Exchange Offer, and

    (iv) if obligated to file the Shelf Registration Statement, the Company will file the Shelf Registration Statement as promptly as practicable, but in any event prior to the later of (a) the 120th day after the Original Issue Date or
(b) the 30th day after such filing obligation arises, and will thereafter use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable, but no later than the 60th day after such obligation arises; PROVIDED that if the Company has not consummated the Exchange Offer by the date which is 215 days after the Original Issue Date, then the Company will file the Shelf Registration Statement with the Commission on or prior to the 30th day after such date. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the earlier of (i) the second anniversary of the effective date of the Shelf Registration Statement and (ii) such time as all of the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold thereunder or otherwise cease to be Transfer Restricted Notes.

In the event that:

    (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th calendar day after the Original Issue Date or is not declared effective on or prior to the 180th calendar day following the Original Issue Date,

    (ii) the Exchange Offer is not consummated or, if required, a Shelf Registration Statement with respect to the Private Notes is not declared effective on or prior to the 215th calendar day following the Original Issue Date, or

    (iii) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (each event referred to in clauses
(i) through (iii) above, a "Registration Default"),

then the Company will be required to pay additional interest in cash on each Interest Payment Date in an amount equal to one-half of one percent (0.50%) per annum of the principal amount with respect to the first 90-day period following such Registration Default. The amount of such additional interest will increase by an additional one-half of one percent (0.50%) to a maximum of one percent (1.0%) per annum for each subsequent 90-day period until such Registration Default has been cured. Upon (x) the filing of the Exchange Offer Registration Statement after the 120-day period described in clause (i) above or the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (i) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 215-day period described in clause (ii) above, or (z) the cure of any

Registration Default described in clause (iii) above, such additional interest shall cease to accrue from the date of such filing, effectiveness, consummation or cure, as the case may be, if the Company is otherwise in compliance with this paragraph; PROVIDED, HOWEVER, that if, after any such additional interest ceases to accrue, a different event specified in clause (i), (ii), or (iii) above occurs, such additional interest will again accrue pursuant to the foregoing provision. During any 365-day period, the Company will have the ability to suspend the availability of such Shelf Registration Statement and the use of the related prospectus for up to two periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to maturity of the Private Notes), but no more than an aggregate of 60 days during any 365-day period, if any event shall occur as a result of which it shall be necessary, in the good faith determination of the Company's Board of Directors, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

    A Holder of a Private Note that sells such Private Note pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations). In addition, each such Holder of a Note will be required to deliver information to be used in connection with the Shelf Registration Statement and to reasonably cooperate to the extent necessary with the Company's preparation of the Shelf Registration Statement.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

                          DESCRIPTION OF CAPITAL STOCK

    The following summaries of certain provisions of the Company's Articles of Incorporation (the "Articles") and its By-Laws, as amended, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Articles and By-Laws, copies of which are available from the Company upon request, and by the provisions of the Texas Business Corporation Act (the "TBCA"). See "Additional Information."

AUTHORIZED CAPITAL STOCK

    Under the Articles, the total number of shares of all classes of stock that CapRock has authority to issue is 220,000,000 shares, each having a par value of $.01 per share, of which 200,000,000 are shares of CapRock Common Stock and 20,000,000 are shares of CapRock Preferred Stock. As of August 31, 1998, there were 28,911,231 shares of CapRock Common Stock issued and outstanding, and no shares of CapRock Preferred Stock were issued or outstanding.

COMMON STOCK

    Each share of CapRock Common Stock has identical rights and privileges in every respect. The holders of CapRock Common Stock are entitled to vote upon all matters submitted to a vote of the stockholders of CapRock and are entitled to one vote for each share of CapRock Common Stock held.

    Subject to the prior rights and preferences, if any, applicable to shares of CapRock Preferred Stock or any series thereof, the holders of CapRock Common Stock are entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the CapRock Board at any time and from time to time out of any funds of CapRock legally available therefor.

    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of CapRock, after distribution in full of the preferential amounts, if any, to be distributed to the holders of CapRock Preferred Stock or any series thereof, the holders of CapRock Common Stock will be entitled to receive all of the remaining assets of CapRock available for distribution to its stockholders, ratably in proportion to the number of shares of CapRock Common Stock held by them.

    Holders of CapRock Common Stock will have no preferences or any preemptive, conversion or exchange rights.

PREFERRED STOCK

    The CapRock Board is authorized at any time and from time to time to provide for the issuance of shares of CapRock Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are set forth in a resolution providing for the issuance of such series adopted by the CapRock Board. The CapRock Board could authorize the issuance of shares of CapRock Preferred Stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of CapRock Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then market price of such shares. As of the date hereof, no shares of CapRock Preferred Stock are outstanding and the CapRock Board has no present intention to issue any shares of CapRock Preferred Stock after the Effective Time.

PREEMPTIVE RIGHTS

    No holder of any shares of any class of stock of CapRock will have any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

TRANSFER AGENT AND REGISTRAR

    The principal transfer agent and registrar for CapRock Common Stock is American Securities Transfer & Trust, Inc.

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
CERTAIN ANTI-TAKEOVER EFFECTS

    As of August 31, 1998, there were 171,088,769 authorized and unissued shares of Common Stock and 20,000,000 authorized and unissued shares of Preferred Stock of CapRock. The existence of authorized but unissued Common Stock and Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of CapRock by means of a merger, tender offer, proxy solicitation or otherwise. CapRock is also subject to prior regulatory approval by the FCC and various state regulatory agencies for a transfer of control of CapRock or for the assignment of CapRock's (or its subsidiaries') intrastate certification authority, its international authority and other FCC licenses and authorizations. The 1934 Communications Act generally limits direct foreign ownership of wireless licenses to 20%, but provides for indirect foreign ownership holdings above 25% upon FCC approval. In addition, because CapRock (or its subsidiaries) holds FCC authority to provide international service, the FCC will scrutinize an ownership interest in CapRock of greater than 25%, or a controlling interest at any level, by a dominant foreign carrier. International carriers, such as CapRock, must notify the FCC 60 days in advance of an acquisition by a foreign carrier or by an entity that controls a foreign carrier of a 25% or greater or a controlling interest in such carriers. However, new rules allow for up to 100% indirect ownership of wireless licenses by foreign interests from countries that have participated in the 1997 WTO Agreement on Basic Telecommunications Services, in which the United States and 68 other countries committed to open their telecommunications markets to competition starting in 1998. Furthermore, the Indenture provides for a mandatory purchase of the Notes upon a Change of Control and it is currently expected that the Credit Facility will provide that an event of default or redemption event thereunder will occur if all or a controlling interest in CapRock's capital stock is sold, assigned or otherwise transferred. See "Description of the Notes." Any of the foregoing factors could have the effect of delaying, deferring or preventing a change of control of CapRock. The Articles provide that Article 13.03 of the Texas Business Corporation Act, which includes statutory anti-takeover measures, will not apply to CapRock. See "Risk Factors-- Certain Anti-Takeover Matters."

WARRANTS

    In connection with its initial public offering, IWL issued to Cruttenden Roth, Incorporated ("Cruttenden Roth") or its designees for nominal consideration, warrants to purchase up to 145,000 shares of IWL common stock at an exercise price of $7.20 per share ("Representative Warrants"). Following the Combination, the Representative Warrants are exercisable until July 16, 2002 for such shares of CapRock Common Stock as would have been received had such warrants been exercised immediately prior to the Combination.

REGISTRATION RIGHTS

    Cruttenden Roth has certain demand and piggyback registration rights associated with the Common Stock to be issued upon the exercise of the Representative Warrants.

    In connection with the acquisition of ICEL for cash and shares of IWL common stock, the shareholders of ICEL were granted certain demand and piggyback registration rights that expired upon completion of the Combination.

    In connection with the issuance of the Notes, registration rights were granted to the holders of the Private Notes requiring the Issuer to file the Exchange Offer Registration Statement and the Shelf Registration Statement. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of the principal United States federal income tax consequences of an exchange of Private Notes for Exchange Notes and the ownership and disposition of the Exchange Notes to initial purchasers thereof. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of Notes and is limited to purchasers who acquire the Notes at their issue price and hold such Notes as capital assets, within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular initial purchasers in light of their personal circumstances or to certain types of initial purchasers, such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, certain U.S. expatriates, persons who have hedged the risk of owning a Note or holders whose "functional currency" is not the U.S. dollar.

    As used herein, the term "U.S. Holder" means an initial purchaser of a Note that is, for United States federal income tax purposes, (a) a citizen or individual resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than any partnership treated as foreign under U.S. Treasury regulations which may be issued under recently enacted amendments to the Code), (c) an estate the income of which is subject to United States federal income taxation regardless of source, or (d) a trust subject to the primary supervision of a court within the United States and the control of a United States person, as described in the Code. An individual may, subject to certain exceptions, be deemed to be a United States resident (as opposed to a non-resident alien) by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to U.S. federal tax as if they were U.S. citizens. As used herein, a "Non-U.S. Holder" is a holder that is not a U.S. Holder.

EXCHANGE OF NOTES

    The Company believes that the exchange of Private Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Private Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Private Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Private Notes for Exchange Notes pursuant to the Exchange Offer.

    ALL PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

    STATED INTEREST. Interest paid on a Private Note or an Exchange Note will be taxable to a U.S. Holder as ordinary interest income as it accrues or is received, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes.

    SALE OR EXCHANGE OF NOTES (OTHER THAN IN THE EXCHANGE OFFER). Upon a sale, redemption (including pursuant to an offer by the Company), retirement or other disposition of a Private Note or an Exchange Note, except in the case of an exchange pursuant to the Exchange Offer (see above discussion), a U.S. Holder generally will recognize taxable gain or loss equal to the difference between
(i) the amount of cash and the fair market value of property received on such disposition (other than amounts attributable to accrued and unpaid interest) and
(ii) such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of such Note (net of accrued interest), less any principal payments received by such holder.

    Gain or loss recognized on the sale or exchange of a Note will be capital gain or loss. Under recently enacted legislation, in general, long-term capital gains recognized by an individual U.S. Holder will be subject to a maximum rate of 20% in respect of property held for more than one year, effective for taxable years ending after December 31, 1997. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations with respect to the deductibility of capital losses.

    Notwithstanding the foregoing, any amounts realized in connection with any sale or exchange with respect to accrued interest not previously included in income will be treated as ordinary interest income.

UNITED STATES FEDERAL TAXATION OF NON-U.S. HOLDERS

    Under present United States federal income and estate tax law and subject to the discussion of backup withholding below:

        (i) payments of principal, premium (if any) and interest on a Note by the Company or any agent of the Company to any Non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that, in the case of interest (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the Non-U.S. Holder is not (x) a controlled foreign corporation that is related to the Company through stock ownership, or (y) a bank receiving interest described in section 881(c)(3)(A) of the Code, and (3) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note on behalf of the beneficial owner certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by the financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

        (ii) a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of a Note (other than any such gain in respect of accrued interest) unless (1) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, or (2) the gain is effectively connected with a United States trade or business of the holder, and if an income tax treaty applies, is generally attributable to a United States "permanent establishment" maintained by the holder;

        (iii) a Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death if, at the time of such death, (1) the individual did not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, and (2) the income on the Note would not have been effectively connected with the conduct of a trade or business by the individual in the United States; and

    If a Non-U.S. Holder is engaged in a trade or business in the United States, and interest on the Note or gain realized on the sale, exchange or other disposition of the Note is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, the Non-U.S. Holder maintains a U.S. "permanent establishment" to which the interest or gain is generally attributable), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph (i) (provided that such holder furnishes a properly executed Internal Revenue Service ("IRS") Form 4224 or successor form on or before any payment date to claim such exemption), may be subject to United States federal income tax on such interest or gain on a net basis in the same manner as if it were a U.S. Holder.

    In addition, a foreign corporation that is a Non-U.S. Holder of a Note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable tax treaty. For this purpose, interest on a Note or gain on the disposition of a Note will be included in earnings and profits if such interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

    Recently finalized Treasury regulations pertaining to U.S. federal withholding tax, generally effective for payments made after December 31, 1999 (the "Final Withholding Tax Regulations"), will provide alternative methods for satisfying the certification requirement described in paragraph (i)(3) above and will require a Non-U.S. Holder which provides an IRS Form 4224 or successor form (as discussed above) to also provide its U.S. taxpayer identification number. The Final Withholding Tax Regulations generally also will require, in the case of a Note held by a foreign partnership, that (x) the certification described in paragraph (i)(3) above be provided by the partners and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

    With respect to a Non-U.S. Holder subject to United States federal income taxation under the circumstances described above in paragraph (ii), exchange of a Private Note for an Exchange Note should not be subject to U.S. federal income tax.

    Non-U.S. Holders should consult with their tax advisors regarding United States and foreign tax consequences with respect to the Notes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments made in respect of a Note to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder fails to provide a correct taxpayer identification number or certification of exempt status or, with respect to certain payments, the U.S. Holder fails to report in full all dividend and interest income and the IRS notifies the payor of such underreporting.

    Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Note if such holder has provided the required certification that it is not a United States person as set forth in paragraph (i) under "United States Federal Taxation of Non-U.S. Holders," provided that neither the Company nor its agent has actual knowledge that the holder is a United States person. The Company or its agent may, however, report (on IRS Form 1042S) payments of interest on the Notes.

    Payment of the proceeds from the disposition of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, information reporting may apply to such payments. Payments of the proceeds from a disposition of a Note made to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

    In general, the Final Withholding Tax Regulations do not significantly alter the current substantive backup withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. Under the Final Withholding Tax Regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. A holder of a Note should consult with its tax advisor regarding the application of the backup withholding rules to its particular situation, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the impact of the Final Withholding Tax Regulations on payments made with respect to Notes after December 31, 1999.

    Any amounts withheld under the backup withholding rules from a payment to a holder would be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

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
                              PLAN OF DISTRIBUTION


    Any broker-dealer that acquired Private Notes for its own account as a result of market-making activities or other trading activities may be deemed to be an "underwriter" under the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of the Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).


    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealer or others. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days from the Expiration Date, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any Holder in connection with resales of the Exchange Notes). The Company has agreed to indemnify the Initial Purchasers and any broker-dealers participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the Exchange Notes will be passed upon for the Company by Munsch Hardt Kopf Harr & Dinan, P.C., Dallas, Texas.

                                    EXPERTS

    The consolidated financial statements of IWL at June 30, 1996 and 1997 and December 31, 1997 and for each of the years in the three year period ended June 30, 1997 and for the six months ended December 31, 1997 included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included elsewhere herein. Such consolidated financial statements of IWL are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Telecommunications and the Partnership at December 31, 1996 and for the years ended December 31, 1995 and 1996, in this Prospectus have been audited by Burds, Reed & Mercer, P.C., independent certified public accountants, as set forth in their report therein included elsewhere herein. Such financial statements of Telecommunications and the Partnership are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Telecommunications and the Partnership at December 31, 1997 and for the year ended December 31, 1997, in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their reports thereon included elsewhere herein. Such financial statements of Telecommunications and the Partnership are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The balance sheet of CapRock at June 30, 1998, in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included elsewhere herein. Such balance sheet of CapRock is included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The supplemental consolidated financial statement of CapRock and subsidiaries at December 31, 1996 and 1997 and for each of the years in the three year period ended December 31, 1997 included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included elsewhere herein. Such financial statements of CapRock and subsidiaries are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                  ACCOUNTANTS

    On January 20, 1998, Burds, Reed & Mercer, P.C. resigned as the independent certified public accountants of Telecommunications and the Partnership. On the same day, the Board of Directors of Telecommunications and the Board of Directors of the general partner of the Partnership approved the appointment of KPMG Peat Marwick LLP to replace Burds, Reed & Mercer, P.C. as independent certified public accountants. As a result, Burds, Reed & Mercer, P.C. did not perform the audit of the financial statements of Telecommunications or the Partnership for the fiscal year ended December 31, 1997. The accountant's report on the financial statements for the fiscal year ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope, or accounting principles. During Telecommunications' and the Partnership's fiscal years ended December 31, 1995 and 1996, and through the date of their replacement, there have been no disagreements between Telecommunications or the Partnership and Burds, Reed & Mercer, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures and there were no "reportable events," as that term is defined in item 304(a)(1)(v) of Regulation S-K under the Securities Act.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                                                                             PAGE
                                                                                                             ----
CAPROCK TELECOMMUNICATIONS CORP. (FORMERLY CAPROCK COMMUNICATIONS CORP.)
Independent Auditors' Report of KPMG Peat Marwick LLP......................................................   F-2
Independent Auditors' Report of Burds, Reed and Mercer, P.C................................................   F-3
Balance Sheets as of December 31, 1996 and 1997 and June 30, 1998..........................................   F-4
Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and for the six months ended
  June 30, 1997 and 1998...................................................................................   F-5
Statements of Stockholders' Equity for the years ended December 31, 1995, 1996 and 1997 and the six months
  ended June 30, 1998......................................................................................   F-6
Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and for the six months ended
  June 30, 1997 and 1998...................................................................................   F-7
Notes to Financial Statements..............................................................................   F-8

CAPROCK FIBER NETWORK, LTD.
Independent Auditors' Report of KPMG Peat Marwick LLP......................................................  F-18
Independent Auditors' Report of Burds, Reed and Mercer, P.C................................................  F-19
Balance Sheets as of December 31, 1996 and 1997 and June 30, 1998..........................................  F-20
Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and for the six months ended
  June 30, 1997 and 1998...................................................................................  F-21
Statements of Partners' Capital (Deficit) for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998...............................................................................  F-22
Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and for the six months ended
  June 30, 1997 and 1998...................................................................................  F-23
Notes to Financial Statements..............................................................................  F-24

IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
Independent Auditors' Report...............................................................................  F-31
Consolidated Balance Sheets as of June 30, 1996 and 1997 and December 31, 1997.............................  F-32
Consolidated Statements of Operations for the years ended June 30, 1995, 1996 and 1997 and for the six months ended December 31, 1996 and 1997..................................................................  F-33
Consolidated Statements of Stockholders' Equity for the years ended June 30, 1995, 1996 and 1997 and for the six months ended December 31, 1997...................................................................  F-34
Consolidated Statements of Cash Flows for the years ended June 30, 1995, 1996 and 1997 and for the six months ended December 31, 1996 and 1997..................................................................  F-35
Notes to Consolidated Financial Statements.................................................................  F-37
Consolidated Balance Sheets as of December 31, 1997 and June 30, 1998......................................  F-53
Consolidated Statements of Operations for the six months ended June 30, 1997 and 1998......................  F-54
Consolidated Statements of Cash Flows for the six months ended June 30, 1997 and 1998......................  F-55
Condensed Notes to Consolidated Financial Statements.......................................................  F-56

CAPROCK COMMUNICATIONS CORP. (FORMERLY IWL HOLDINGS CORP.)
Independent Auditors' Report...............................................................................  F-58
Balance Sheet as of June 30, 1998..........................................................................  F-59
Notes to Balance Sheet.....................................................................................  F-60

CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES
Independent Auditors' Report...............................................................................  F-61
Supplemental Consolidated Balance Sheets as of December 31, 1996 and 1997 and June 30, 1998................  F-62
Supplemental Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998.......................................................................  F-63
Supplemental Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998..........................................................  F-64
Supplemental Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998.......................................................................  F-65
Notes to Supplemental Consolidated Financial Statements....................................................  F-66

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CapRock Telecommunications Corp.
(formerly CapRock Communications Corp.)

    We have audited the accompanying balance sheet of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas
February 11, 1998, except as to note 13, which is as of August 26, 1998

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CapRock Telecommunications Corp.:
(formerly CapRock Communications Corp.)

    We have audited the accompanying balance sheet of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.), as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

                                          Burds, Reed and Mercer, P.C.

Dallas, Texas
May 28, 1997

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                                 BALANCE SHEETS

                                                                              DECEMBER 31,             JUNE 30
                                                                       ---------------------------  -------------
                                                                           1996          1997           1998
                                                                       ------------  -------------  -------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash...............................................................  $         --  $       2,162  $       2,439
  Accounts receivable and unbilled services, less allowance for doubtful accounts of $324,703, $1,640,722 and $292,912 at
    December 31, 1996 and 1997, and June 30, 1998, respectively......     3,514,390      8,325,352     10,283,720
  Prepaid expenses and other.........................................       225,996        571,650      1,056,400
  Due from affiliate.................................................            --             --      1,250,000
  Deferred income taxes (note 8).....................................       735,430        624,095         88,160
                                                                       ------------  -------------  -------------
    Total current assets.............................................     4,475,816      9,523,259     12,680,719
Property and equipment, net (note 2).................................     2,857,622      3,692,670      4,739,115
Other assets.........................................................        22,125        110,741        423,689
                                                                       ------------  -------------  -------------
    Total assets.....................................................  $  7,355,563  $  13,326,670  $  17,843,523
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...................................................  $  3,786,838  $   7,320,590  $   9,431,424
  Bank line of credit (note 4).......................................       814,422      1,152,329      2,601,685
  Accrued liabilities (note 6).......................................       376,350        534,323        531,179
  Current installments of obligations under capital lease (note 3)...       212,695        239,672        254,417
  Note payable (note 4)..............................................       521,835             --             --
  Income taxes payable (note 8)......................................            --        324,550             --
  Unearned revenue...................................................       111,352        527,774        155,661
                                                                       ------------  -------------  -------------
    Total current liabilities........................................     5,823,492     10,099,238     12,974,366
Deferred income taxes (note 8).......................................       401,270        527,394        530,416
Obligations under capital leases and other long-term debt (notes 3
  and 4).............................................................       719,993        452,938        264,655
                                                                       ------------  -------------  -------------
    Total liabilities................................................     6,944,755     11,079,570     13,769,437
Stockholders' equity:
  Common stock, no par value; 100,000,000 shares authorized,
    10,398,954 shares issued and outstanding; 9,680 shares held in
    treasury.........................................................     1,041,173      1,458,273      1,458,273
  Unearned compensation (note 7).....................................            --       (396,244)      (354,532)
  Retained earnings (accumulated deficit)............................      (630,365)     1,185,071      2,970,345
                                                                       ------------  -------------  -------------
                                                                            410,808      2,247,100      4,074,086
Commitments (notes 3 and 9)
                                                                       ------------  -------------  -------------
    Total liabilities and stockholder's equity.......................  $  7,355,563  $  13,326,670  $  17,843,523
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------

                See accompanying notes to financial statements.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                            STATEMENTS OF OPERATIONS

                                                YEARS ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                       -------------------------------------------  ----------------------------
                                           1995           1996           1997           1997           1998
                                       -------------  -------------  -------------  -------------  -------------
                                                                                            (UNAUDITED)
Telecommunication services...........  $  13,439,658  $  23,173,904  $  46,744,549  $  20,128,426  $  32,415,539
Cost of revenues.....................     11,042,775     18,941,122     35,776,468     15,769,595     23,910,786
                                       -------------  -------------  -------------  -------------  -------------
    Gross profit.....................      2,396,883      4,232,782     10,968,081      4,358,831      8,504,753
Operating expenses:
  Selling, general and administrative
    expenses.........................      2,600,682      3,710,671      7,047,418      3,216,741      4,942,551
  Depreciation and amortization......        333,282        478,506        694,475        303,254        484,361
                                       -------------  -------------  -------------  -------------  -------------
    Income (loss) from operations....       (537,081)        43,605      3,226,188        838,836      3,077,841
Interest expense.....................       (240,370)      (314,833)      (310,543)      (167,527)      (158,997)
                                       -------------  -------------  -------------  -------------  -------------
    Income (loss) before income
      taxes..........................       (777,451)      (271,228)     2,915,645        671,309      2,918,844
Income tax expense (benefit) (note
  8).................................       (245,600)       (88,560)     1,100,209        242,594      1,133,570
                                       -------------  -------------  -------------  -------------  -------------
    Net income (loss)................  $    (531,851) $    (182,668) $   1,815,436  $     428,715  $   1,785,274
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Net income (loss) per share:
  Basic..............................  $        (.05) $        (.02) $        0.17  $         .04  $        0.17
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
  Diluted............................  $        (.05) $        (.02) $        0.17  $         .04  $        0.17
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
  Weighted average shares
    outstanding:
    Basic............................      9,717,030     10,398,954     10,398,954     10,398,954     10,398,954
    Diluted..........................      9,717,030     10,398,954     10,581,435     10,398,954     10,576,001

                See accompanying notes to financial statements.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                              RETAINED
                                                    COMMON                                    EARNINGS       TOTAL
                                                    SHARES        COMMON       UNEARNED     (ACCUMULATED  STOCKHOLDERS'
                                                    ISSUED        STOCK      COMPENSATION     DEFICIT)       EQUITY
                                                 ------------  ------------  -------------  ------------  ------------
Balance at December 31, 1994...................     9,671,198  $    291,173   $        --    $   84,154    $  375,327
Issuance of common stock upon conversion of
  note payable (note 4)........................       727,756       750,000            --            --       750,000
Net loss.......................................            --            --            --      (531,851)     (531,851)
                                                 ------------  ------------  -------------  ------------  ------------
Balance at December 31, 1995...................    10,398,954     1,041,173            --      (447,697)      593,476
Net loss.......................................            --            --            --      (182,668)     (182,668)
                                                 ------------  ------------  -------------  ------------  ------------
Balance at December 31, 1996...................    10,398,954     1,041,173            --      (630,365)      410,808
Deferred compensation from compensatory stock
  option grants................................            --       417,100      (417,100)           --            --
Amortization of deferred compensation..........            --            --        20,856            --        20,856
Net income.....................................            --            --            --     1,815,436     1,815,436
                                                 ------------  ------------  -------------  ------------  ------------
Balance at December 31, 1997...................    10,398,954     1,458,273      (396,244)    1,185,071     2,247,100
Amortization of deferred compensation
  (unaudited)..................................            --            --        41,712            --        41,712
Net income (unaudited).........................            --            --            --     1,785,274     1,785,274
                                                 ------------  ------------  -------------  ------------  ------------
Balance at June 30, 1998 (unaudited)...........    10,398,954  $  1,458,273   $  (354,532)   $2,970,345    $4,074,086
                                                 ------------  ------------  -------------  ------------  ------------
                                                 ------------  ------------  -------------  ------------  ------------

                See accompanying notes to financial statements.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                            STATEMENTS OF CASH FLOWS

                                                                                         SIX MONTHS ENDED JUNE
                                                        YEARS ENDED DECEMBER 31,                  30,
                                                  ------------------------------------  -----------------------
                                                     1995        1996         1997         1997        1998
                                                  ----------  -----------  -----------  ----------  -----------
                                                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).............................  $ (531,851) $  (182,668) $ 1,815,436  $  428,715  $ 1,785,274
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization...............     333,282      478,506      694,475     303,254      484,361
    Amortization of discount on notes payable...       6,930        7,338        7,338          --           --
    Compensation expense related to stock option
      grants....................................          --           --       20,856          --       41,712
    Deferred income taxes.......................    (245,600)     (88,560)     237,459     242,594      538,957
    Allowance for doubtful accounts.............      67,698      356,223    1,316,019     595,697      337,663
    Changes in operating assets and liabilities:
      Accounts receivable.......................  (1,493,899)  (1,481,237)  (6,126,981) (3,328,315)  (2,296,031)
      Due from affiliate........................          --           --           --          --   (1,250,000)
      Prepaid expenses and other................     205,499     (172,231)    (463,585)   (190,982)    (496,862)
      Accounts payable and accrued
        liabilities.............................   1,937,495    1,528,907    3,849,004   2,112,399    2,100,411
      Income taxes payable......................          --           --      324,550       6,620     (625,387)
      Unearned revenue..........................      16,097       66,375      416,422     404,963     (372,113)
                                                  ----------  -----------  -----------  ----------  -----------
        Net cash provided by operating
          activities............................     295,651      512,653    2,090,993     574,945      247,985
                                                  ----------  -----------  -----------  ----------  -----------
Cash flows from investing activities--purchases
  of property and equipment.....................    (696,407)  (1,118,357)  (1,500,208)   (591,648)  (1,530,805)
                                                  ----------  -----------  -----------  ----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt......     196,045      200,000           --          --           --
  Principal payments on notes payable...........    (118,526)    (305,602)    (713,835)   (200,000)     (50,000)
  Proceeds from line of credit..................          --   18,564,432   40,742,755  17,025,696   31,611,788
  Principal payments on line of credit..........          --  (17,750,010) (40,404,848) (16,431,483) (30,162,438)
  Principal payments under capital lease
    obligations.................................          --     (128,324)    (212,695)   (112,636)    (116,253)
                                                  ----------  -----------  -----------  ----------  -----------
        Net cash provided by (used in) financing
          activities............................      77,519      580,496     (588,623)    281,577    1,283,097
                                                  ----------  -----------  -----------  ----------  -----------
Net increase (decrease) in cash.................    (323,237)     (25,208)       2,162     264,874          277
Cash at beginning of period.....................     348,445       25,208           --          --        2,162
                                                  ----------  -----------  -----------  ----------  -----------
Cash at end of period...........................  $   25,208  $        --  $     2,162  $  264,874  $     2,439
                                                  ----------  -----------  -----------  ----------  -----------
                                                  ----------  -----------  -----------  ----------  -----------
Supplemental disclosure of cash flow
  information:
  Cash paid for interest........................  $  138,535  $   251,786  $   338,151  $  175,623  $   158,997
                                                  ----------  -----------  -----------  ----------  -----------
                                                  ----------  -----------  -----------  ----------  -----------
  Cash paid for income taxes....................  $       --  $        --  $   538,200  $  121,000  $ 1,220,000
                                                  ----------  -----------  -----------  ----------  -----------
                                                  ----------  -----------  -----------  ----------  -----------
Noncash financing activities:
  Network equipment acquired under capital
    lease.......................................  $1,732,000  $        --  $        --  $       --  $        --
                                                  ----------  -----------  -----------  ----------  -----------
                                                  ----------  -----------  -----------  ----------  -----------

                See accompanying notes to financial statements.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) GENERAL INFORMATION

    CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) ("the Company") is a Texas corporation formed in 1991. The Company is a facilities-based provider of voice, data and broadband services to interexchange carriers and businesses and consumers. The Company's revenues are derived from the sale of telecommunication services to interexchange and other telecommunications providers and from the sale of voice and data services to businesses and consumers. The Company extends credit to customers on an unsecured basis with the risk of loss limited to outstanding amounts. The Company markets its services through its internal sales representatives and a network of independent agents.

    The Company declared a 2,420 to 1 stock split effective October 31, 1997. The financial statements, including all references to the number of shares of common stock and all per share information, have been adjusted to reflect the stock dividend on a retroactive basis.

    (B) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and are depreciated over estimated lives ranging from three to fifteen years using the straight-line method. Property and equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the related asset.

    (C) REVENUES, COST OF REVENUES AND COMMISSIONS EXPENSE

    Revenues from telecommunication services are recognized when customer calls are completed. Cost of revenues is based primarily on the direct costs associated with owned and leased transmission capacity and the cost of transmitting and terminating traffic on other carriers' facilities. Commissions paid to acquire customer call traffic are expensed in the period when associated call revenues are recognized.

    (D) BUSINESS AND CREDIT CONCENTRATION

    Financial instruments which potentially expose the Company to a concentration of credit risk, as defined by SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, consist primarily of accounts receivable from carrier and commercial customers.

    (E) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) STOCK-BASED COMPENSATION

    The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, (APB No. 25). As such, compensation expense is recorded on the date of grant to the extent the current market price of the underlying stock exceeds the exercise price. The Company has provided pro forma disclosures as if the fair value-based method of accounting for these plans, as prescribed by Statement of Financial Accounting Standards
(SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123), had been applied.

    (G) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    (H) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of accounts receivable, accounts payable and lease obligations are estimated to approximate carrying value due to the short-term maturities of these financial instruments. The carrying value of the Company's line of credit approximates fair value as the interest rate is indexed to changes in the bank's prime lending rate.

    (I) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    (J) EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS No. 128"). SFAS No. 128 revised the previous calculation methods and presentations of earnings per share under APB 15 and requires that all prior-period earnings
(loss) per share data be restated. The Company adopted SFAS No. 128 in 1997 as required by this Statement. In accordance with SFAS No. 128, the Company has presented basic earnings (loss) per share, computed on the basis of the weighted average number of common shares outstanding during the year, and diluted loss per share, computed on the basis of the weighted average number of common shares and all dilutive potential common shares outstanding during the year. All prior period loss per share amounts have been restated in accordance with this Statement.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Basic earnings per share has been computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding for the year.

    Diluted earnings per share reflects the dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings per share has been computed by dividing the income available to common shareholders by the weighted average number of shares outstanding for the year plus the weighted average number of shares that would be issued upon exercise of dilutive options assuming proceeds were used to repurchase shares pursuant to the treasury stock method.

    In February 1997, the Financial Accounting Standards Board issued Statement No. 128 ("SFAS 128"), "EARNINGS PER SHARE". SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes the dilutive effects of option, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported full diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the SFAS 128 requirements.

                                                 YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                        ------------------------------------------  ----------------------------
                                            1995          1996           1997           1997           1998
                                        ------------  -------------  -------------  -------------  -------------
Numerator:

  Net income (loss)...................  $   (531,851) $    (182,668) $   1,815,436  $     428,715  $   1,785,274

Denominator:

  Denominator for basic earnings
    (loss) per share weighted average
    shares outstanding................     9,717,030     10,398,954     10,398,954     10,398,954     10,398,954

Effect of dilutive securities:

  Employee stock options..............       --            --              182,481       --              177,047
                                        ------------  -------------  -------------  -------------  -------------

  Denominator for diluted earnings
    (loss) per share weighted average
    shares outstanding................     9,717,030     10,398,954     10,581,435     10,398,954     10,576,001
                                        ------------  -------------  -------------  -------------  -------------
                                        ------------  -------------  -------------  -------------  -------------

  Basic and diluted earnings (loss)
    per common share..................  $       (.05) $        (.02) $        0.17  $        (.04) $        0.17
                                        ------------  -------------  -------------  -------------  -------------
                                        ------------  -------------  -------------  -------------  -------------

    (K) UNAUDITED INTERIM FINANCIAL INFORMATION

    Interim information for the six months ended June 30, 1997 and 1998, including such information in the notes to the financial statements, is unaudited. This information has been prepared on the same basis

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) as the annual financial statements and, in the opinion of the Company's management, reflects all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of the results of such period. Financial results for the interim period are not necessarily indicative of the results for a full year.

(2) PROPERTY AND EQUIPMENT

    Property and equipment, including assets acquired under capital leases of $1,732,000 as of December 31, 1996 and 1997 and June 30, 1998, is comprised of the following:

                                                                 DECEMBER 31,
                                               USEFUL     --------------------------
                                                LIVES         1996          1997
                                             -----------  ------------  ------------    JUNE 30,
                                                                                          1998
                                                                                      ------------
                                                                                      (UNAUDITED)
Leasehold improvements.....................          15   $    134,164  $    222,903  $    662,489
Furniture, fixtures and office equipment...         5-7        114,613       194,967       250,085
Computer equipment and purchased
  software.................................           5        522,383       896,654     1,036,362
Network equipment..........................           5      2,912,529     3,869,376     4,795,082
                                                          ------------  ------------  ------------
    Total property and equipment...........                  3,683,689     5,183,900     6,744,018
Less accumulated deprecation, including
  amounts applicable to assets acquired
  under capital leases of $474,238 and
  $721,667 and $845,381 as of December 31,
  1996 and 1997, and June 30, 1998,
  respectively.............................                    826,067     1,491,230     2,004,903
                                                          ------------  ------------  ------------
    Net property and equipment.............               $  2,857,622  $  3,692,670  $  4,739,115
                                                          ------------  ------------  ------------
                                                          ------------  ------------  ------------

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(3) LEASES

    The Company leases certain network equipment under capital leases and leases office space under operating leases. Future minimum lease payments under these lease agreements for each of the next five years are summarized as follows:

                                                                       CAPITAL     OPERATING
                                                                       LEASES        LEASES
                                                                     -----------  ------------
Year ending December 31,:
  1998.............................................................  $   299,632  $    403,387
  1999.............................................................      299,632       315,105
  2000.............................................................       99,877       218,462
  2001.............................................................           --       147,813
  2002.............................................................           --       141,247
  Thereafter.......................................................           --       261,106
                                                                     -----------  ------------
    Total minimum lease payments...................................      699,141  $  1,487,120
                                                                                  ------------
                                                                                  ------------
  Less amount representing interest based upon 12% interest rate...      (91,976)
                                                                     -----------
  Present value of future minimum lease payments...................      607,165
  Less current installments........................................     (239,672)
                                                                     -----------
  Obligations under capital leases, excluding current
    installments...................................................  $   367,493
                                                                     -----------
                                                                     -----------

    As operating leases expire, it is expected that they will be replaced with similar leases. Rent expense under operating leases totaled $197,345, $210,596 and $259,699 for each of the years ended December 31, 1995, 1996 and 1997, respectively.

(4) DEBT

    In March 1996, the Company entered into a revolving credit facility with a bank for borrowings up to $1,500,000. In December 1997, the Company entered into an amended agreement that provides for borrowings up to $2,500,000. Borrowings under the amended line of credit agreement are due in December, 1998 and bear interest at the prime rate plus 2% (10.5% at December 31, 1997.) The line of credit is subject to certain borrowing base limitations, primarily relating to the accounts receivable balance. The line of credit is secured by accounts receivable and certain shareholder guarantees. The balance outstanding as of December 31, 1996 and 1997 under the line of credit was $814,422 and $1,152,329, respectively; and the amount of unused line of credit was $1,347,671 as of December 31, 1997.

    The Company was in violation of a debt covenant as of December 31, 1997. The Company has obtained a waiver for this covenant violation. The Company anticipates that the debt covenant requirements will be met through December 31, 1998.

    At December 31, 1995, the Company had outstanding a note payable to a related party totaling $1,170,000. The payment terms were upon demand or the due date of March 31, 1998, bearing an interest

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(4) DEBT (CONTINUED)
rate of 13%. In 1995, the related party converted $750,000 relating to the note payable and accrued interest into approximately 7% of the outstanding stock of the Company, at that time. The principal balance outstanding as of December 31, 1996 was $521,835 and was paid in full in 1997.

    In 1994, the Company entered into note payable agreements with three officers of the Company relating to stock repurchased by the Company. Each of the original note agreements are in the amount of $50,000 with no stated interest rate. The notes have been discounted using an interest rate of 5.8% and are payable in three annual installments beginning April 1998. The aggregate amount outstanding relating to these notes, net of unamortized discount was $112,827 and $128,166 as of December 31, 1996 and 1997, respectively. The unamortized discount was $37,173 and $21,834 as of December 31, 1996 and 1997, respectively.

    At December 31, 1996, the Company had outstanding a note payable to a bank for $200,000. The note was paid in full in 1997.

    The aggregate maturities of long-term debt, exclusive of the unamortized discount of $15,339, for each of the years subsequent to December 31, 1997 are as follows: 1998--$50,000; 1999--$50,000 and 2000-- $50,000.

(5) RELATED PARTIES

    During 1997, the Company provided general and administrative services for an affiliate. The Company was reimbursed for the general and administrative expenses plus a mark-up of 5%. The total general and administrative expenses reimbursed was $-0-, $77,000 and $150,948 for the years ended December 31, 1995, 1996 and 1997, respectively.

(6) ACCRUED LIABILITIES

    Accrued liabilities consisted of the following:

                                                                           1996        1997
                                                                        ----------  ----------
Compensation-related..................................................  $   10,728  $  443,575
Current portion of long-term debt (note 4)............................     200,000      42,722
Other.................................................................     165,622      48,026
                                                                        ----------  ----------
                                                                        $  376,350  $  534,323
                                                                        ----------  ----------
                                                                        ----------  ----------

(7) STOCKHOLDERS' EQUITY

    STOCK OPTION PLAN

    In September 1997, the Company adopted a stock option plan (the "Plan") pursuant to which the Company's Board of Directors may grant nonqualified options to employees. The Plan authorizes grants of option to purchase up to 10% of the common shares outstanding. All stock options have a ten-year term

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(7) STOCKHOLDERS' EQUITY (CONTINUED)
and cannot be exercised prior to September 1, 1998. The options are exercisable in 20% increments over a five-year vesting period. All options expire August 31, 2007.

    In 1997, the Company granted 213,177 nonqualified stock options with an exercise price of $1.00 per share. The Company recorded deferred compensation of $417,100 related to these stock option grants which will be recognized in the income statement over the vesting period. As of December 31, 1997, 4,627 of the options previously granted were cancelled and no options were exercised.

    The Company applied the intrinsic value method prescribed by APB Opinion No. 25 in accounting for its Plan. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income and basic earnings per share would have been:

                                                                        DECEMBER 31, 1997
                                                                    --------------------------
                                                                    AS REPORTED    PRO FORMA
                                                                    ------------  ------------
Net income........................................................  $  1,815,436  $  1,779,177
                                                                    ------------  ------------
                                                                    ------------  ------------
Basic earnings per share..........................................  $       0.17  $       0.17
                                                                    ------------  ------------
                                                                    ------------  ------------

    Diluted earnings per share yields substantially similar results. The Company estimated the fair value of stock options granted using the minimum value method as defined in SFAS No. 123. The minimum value method is applicable for privately held companies and does not consider the expected volatility of the underlying stock. Input variables used in the minimum value computation included a risk free rate of interest of 5.7%, no expected dividend yield, and an estimated option life of 2.5 years. The pro forma impact on income assumes no options will be forfeited.

(8) INCOME TAXES

    Income tax expense is comprised of the following:

                                                            1995         1996         1997
                                                         -----------  ----------  ------------
Current:
  Federal..............................................  $        --  $       --  $  1,229,208
  State................................................           --          --       108,459
                                                         -----------  ----------  ------------
    Total current......................................           --          --     1,337,667
Deferred:
  Federal..............................................     (221,810)    (78,209)     (218,205)
  State................................................      (23,790)    (10,351)      (19,253)
                                                         -----------  ----------  ------------
    Total deferred.....................................     (245,600)    (88,560)     (237,458)
                                                         -----------  ----------  ------------
    Income tax expense (benefit).......................  $  (245,600) $  (88,560) $  1,100,209
                                                         -----------  ----------  ------------
                                                         -----------  ----------  ------------

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(8) INCOME TAXES (CONTINUED)
    Income tax expense (benefit) differs from the amount computed by applying the federal income tax rate of 34% to earnings before taxes, as follows:

                                                            1995         1996         1997
                                                         -----------  ----------  ------------
Expected federal income tax expense (benefit)..........  $  (264,333) $  (92,217) $    991,319
State income tax expense (benefit), net of federal
  effect...............................................      (23,790)    (10,351)       89,206
Other..................................................       42,523      14,008        19,684
                                                         -----------  ----------  ------------
                                                         $  (245,600) $  (88,560) $  1,100,209
                                                         -----------  ----------  ------------
                                                         -----------  ----------  ------------

    The tax effect of significant temporary differences giving rise to deferred income tax assets and liabilities are shown below:

                                                                           1996        1997
                                                                        ----------  ----------
Deferred income tax liabilities--property and equipment, principally depreciation adjustments............................................  $  401,270  $  527,394
Deferred income tax assets:
  Net operating loss carryover........................................     587,459          --
  Allowance for doubtful accounts.....................................     124,199     607,067
  Unearned compensation...............................................          --       7,717
  Other...............................................................      23,772       9,311
                                                                        ----------  ----------
    Total gross deferred tax assets...................................     735,430     624,095
                                                                        ----------  ----------
    Net deferred tax asset............................................  $  334,160  $   96,701
                                                                        ----------  ----------
                                                                        ----------  ----------

    The net operating loss carryover was fully utilized in 1997. No valuation allowance for deferred taxes at December 31, 1996 and 1997 was considered necessary. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

(9) COMMITMENTS

    The Company has an agreement with various vendors which require minimum usage. In the event such monthly commitments are not met, the Company is required to remit to the vendor the difference between the commitments and the actual usage. Such amount, if necessary, would be recorded as cost of revenue in the period incurred.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(10) RETIREMENT PLAN

    Effective July 1, 1996, the Company adopted a 401(k) Retirement Savings Plan (the "Plan"). The Plan is a defined contribution plan covering all employees of the Company who have one year of service and have attained the age of 21. Participants may contribute up to 15% of their base pay in pretax dollars. The Company will match employee contributions on a discretionary basis. Vesting in Company contributions is 100% after five years in the Plan. The Company made no contributions to the Plan in 1996 or 1997.

(11) BUSINESS SEGMENT

    The Company operates in a single industry segment. The geographic termination of revenue is as follows:

                                                      1995           1996           1997
                                                  -------------  -------------  -------------
United States...................................  $  13,439,658  $  18,979,427  $  32,760,482
International...................................             --      2,433,261      7,488,849
Mexico..........................................             --      1,761,216      6,495,218
                                                  -------------  -------------  -------------
                                                  $  13,439,658  $  23,173,904  $  46,744,549
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

(12) CONCENTRATION OF CUSTOMERS AND SUPPLIERS

    All revenue was derived from unaffiliated customers. For the year ended December 31, 1995, three customers provided 19%, 14% and 10% of the Company's revenue. For the year ended December 31, 1996, three customers provided 15%, 14% and 10% of the Company's revenue. For the year ended December 31, 1997, approximately 20% of the Company's total revenues were derived from a single customer.

    Two suppliers accounted for 78% of the purchases in 1995 and three suppliers accounted for 50% of the purchases in 1996. For the year ended December 31, 1997, approximately 40% of the Company's total cost of sales were attributable to three suppliers.

(13) SUBSEQUENT EVENTS (UNAUDITED)

    MERGER:

    On February 16, 1998, the Company entered into a definitive agreement to merge with IWL Communications, Inc. ("IWL"), a public company listed on NASDAQ and CapRock to effect an interest exchange with the partners of CapRock Fiber Network, Ltd. ("Partnership").

    On August 26, 1998, pursuant to the Plan and Agreement of Merger and Plan of Exchange dated February 16, 1998, as amended, the Company completed the mergers and the interest exchange with the Partnership and IWL.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
         MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED) (CONTINUED)

(13) SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
    SENIOR NOTES:

    In July 1998, CapRock Communications Corp. issued, through a private placement under Rule 144A under the Securities Act of 1933, as amended, $150 million aggregate principal amount of 12% Senior Notes due 2008 (the "Senior Notes"), which closed on July 16, 1998. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. The net proceeds from the offering were used to repay existing debt obligations of Telecommunications, the Partnership and IWL. Such proceeds for debt payoffs totaled $26.8 million.

    LINE OF CREDIT:

    In June 1998, the Company increased its bank line of credit discussed in
Note 4 to $7 million. The Company can advance a maximum of $2.5 million to CapRock Fiber Network, Ltd. The line of credit was repaid with the proceeds from the Senior Notes.

                          INDEPENDENT AUDITORS' REPORT

The Partners of
CapRock Fiber Network, Ltd.:

    We have audited the accompanying balance sheet of CapRock Fiber Network, Ltd., as of December 31, 1997, and the related statements of operations, partners' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRock Fiber Network, Ltd., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas
February 11, 1998, except as to note 8,
  which is as of August 26, 1998

                          INDEPENDENT AUDITORS' REPORT

The Partners of
CapRock Fiber Network, Ltd.:

    We have audited the accompanying balance sheet of CapRock Fiber Network, Ltd., as of December 31, 1996, and the related statements of operations, partners' capital, and cash flows for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRock Fiber Network, Ltd., as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

                                          Burds, Reed and Mercer, P.C.

Dallas, Texas
March 19, 1997

                          CAPROCK FIBER NETWORK, LTD.
                                 BALANCE SHEETS
                                     ASSETS

                                                                               DECEMBER 31,           JUNE 30,
                                                                        --------------------------  -------------
                                                                            1996          1997          1998
                                                                        ------------  ------------  -------------
                                                                                                     (UNAUDITED)
Current assets:
  Cash................................................................  $         --  $    172,543  $     378,028
  Restricted cash (note 1(b)).........................................        25,415            --             --
  Trade receivables...................................................            --       206,404         39,292
  Cost and estimated earnings in excess of billings (note 3)..........            --            --      1,355,000
  Prepaid expenses....................................................         2,733         3,602          3,602
                                                                        ------------  ------------  -------------
    Total current assets..............................................        28,148       382,549      1,775,922
Property, plant and equipment, net (note 2)...........................     8,552,360     9,299,859     11,893,870
Other assets, net.....................................................       176,804        96,797         54,656
                                                                        ------------  ------------  -------------
    Total assets......................................................  $  8,757,312  $  9,779,205  $  13,724,448
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

                                   LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Current liabilities:
  Bank overdraft......................................................  $    957,497  $         --  $          --
  Due to affiliate....................................................            --            --      1,250,000
  Accounts payable....................................................       894,977        81,904      1,559,834
  Accrued commitment and guarantor fees
    (note 7)..........................................................       208,020       406,010        431,131
  Accrued liabilities.................................................        77,131        67,337        356,493
  Current portion of long-term debt (note 4)..........................       506,981       886,304      8,877,101
  Income taxes payable................................................            --            --        374,862
  Unearned revenue....................................................            --            --        161,700
                                                                        ------------  ------------  -------------
    Total current liabilities.........................................     2,644,606     1,441,555     13,011,121
Deferred income taxes.................................................            --            --        169,961
Long-term debt, excluding current portion
  (note 4)............................................................     6,335,846     8,664,588             --
Partners' capital (deficit):
  General partner.....................................................        (2,231)       (3,273)         5,433
  Limited partners....................................................      (220,909)     (323,665)       537,933
                                                                        ------------  ------------  -------------
                                                                            (223,140)     (326,938)       543,366
Commitments (note 5)
                                                                        ------------  ------------  -------------
    Total liabilities and partners' capital (deficit).................  $  8,757,312  $  9,779,205  $  13,724,448
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

                See accompanying notes to financial statements.

                          CAPROCK FIBER NETWORK, LTD.
                            STATEMENTS OF OPERATIONS

                                                                                                  SIX MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,                 JUNE 30,
                                                      --------------------------------------  -------------------------
                                                         1995         1996          1997         1997          1998
                                                      -----------  -----------  ------------  -----------  ------------
                                                                                                     (UNAUDITED)
Revenues:
  Telecommunication services........................  $   173,227  $        --  $  1,944,778  $   845,013  $  1,196,337
  Fiber services....................................           --           --            --           --     1,355,000
                                                      -----------  -----------  ------------  -----------  ------------
    Total revenues..................................      173,227           --     1,944,778      845,013     2,551,337
Operating costs and expenses:
  Cost of revenues..................................      502,881           --        86,410       21,526       127,196
  Selling, general and administrative (note 7)......      325,956      173,618       285,219      125,704       203,281
  Depreciation and amortization.....................       31,481       54,078       901,990      348,435       396,853
                                                      -----------  -----------  ------------  -----------  ------------
    Total operating costs and expenses..............      860,318      227,696     1,273,619      495,665       727,330
                                                      -----------  -----------  ------------  -----------  ------------
    Income (loss) from operations...................     (687,091)    (227,696)      671,159      349,348     1,824,007

Other income (expense):
  Interest expense (note 4).........................           --         (422)     (775,327)    (370,832)     (408,880)
  Interest income...................................           --          715         1,286           --            --
  Other.............................................       12,278           --          (916)          --            --
                                                      -----------  -----------  ------------  -----------  ------------
    Income (loss) before income taxes and
      extraordinary item............................     (674,813)    (227,403)     (103,798)     (21,484)    1,415,127
Income taxes........................................           --           --            --           --       544,823
                                                      -----------  -----------  ------------  -----------  ------------
    Income (loss) before extraordinary item.........     (674,813)    (227,403)     (103,798)     (21,484)      870,304
  Extraordinary item--extinguishment of debt (note
    1(a))...........................................      644,652           --            --           --            --
                                                      -----------  -----------  ------------  -----------  ------------
    Net income (loss)...............................  $   (30,161) $  (227,403) $   (103,798) $   (21,484) $    870,304
                                                      -----------  -----------  ------------  -----------  ------------
                                                      -----------  -----------  ------------  -----------  ------------

                See accompanying notes to financial statements.

                          CAPROCK FIBER NETWORK, LTD.
                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)

                                                                                GENERAL     LIMITED
                                                                                PARTNER     PARTNER       TOTAL
                                                                               ---------  -----------  -----------
Balance at December 31, 1994.................................................  $     343  $    34,081  $    34,424
Net loss.....................................................................       (300)     (29,861)     (30,161)
                                                                               ---------  -----------  -----------
Balance at December 31, 1995.................................................         43        4,220        4,263
Net loss.....................................................................     (2,274)    (225,129)    (227,403)
                                                                               ---------  -----------  -----------
Balance at December 31, 1996.................................................     (2,231)    (220,909)    (223,140)
Net loss.....................................................................     (1,042)    (102,756)    (103,798)
                                                                               ---------  -----------  -----------
Balance at December 31, 1997.................................................     (3,273)    (323,665)    (326,938)
Net income (unaudited).......................................................      8,706      861,598      870,304
                                                                               ---------  -----------  -----------
Balance at June 30, 1998 (unaudited).........................................  $   5,433  $   537,933  $   543,366
                                                                               ---------  -----------  -----------
                                                                               ---------  -----------  -----------

                See accompanying notes to financial statements.

                          CAPROCK FIBER NETWORK, LTD.
                            STATEMENTS OF CASH FLOWS

                                                                                         SIX MONTHS ENDED JUNE
                                                          YEARS ENDED DECEMBER 31,                30,
                                                      ---------------------------------  ----------------------
                                                        1995        1996        1997        1997        1998
                                                      ---------  ----------  ----------  ----------  ----------
                                                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).................................  $ (30,161) $ (227,403) $ (103,798) $  (21,484) $  870,304
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Extraordinary gain on extinguishment of debt....   (644,652)         --          --          --          --
    Depreciation and amortization...................     31,481      54,078     901,990     348,435     396,853
    Deferred income taxes...........................         --          --          --          --     169,961
    Allowance for doubtful accounts.................     49,183          --          --          --
    Changes in operating assets and liabilities:
      Restricted cash...............................         --     (25,415)     25,415          --          --
      Trade receivable..............................      4,453          --    (206,404)         --     167,112
      Due to affiliate..............................         --          --          --          --   1,250,000
      Costs and earning in excess of billings.......         --          --          --          --  (1,355,000)
      Prepaid expenses..............................      5,310      (2,087)       (869)   (128,317)     42,141
      Other assets..................................      4,937          --    (185,131)         --          --
      Accounts payable and accrued liabilities......    414,568     128,020    (624,877) (1,549,418)  1,792,206
      Income taxes payable..........................         --          --          --          --     374,862
      Unearned revenue..............................         --          --          --          --     161,700
                                                      ---------  ----------  ----------  ----------  ----------
        Net cash provided by (used in) operating
          activities................................   (164,881)    (72,807)   (193,674) (1,350,784)  3,870,139
                                                      ---------  ----------  ----------  ----------  ----------
Cash flows from investing activities:
  Capital expenditures..............................         --  (7,601,034) (1,384,351) (1,373,738) (2,947,723)
  Proceeds from sale of equipment...................      7,852          --          --          --          --
                                                      ---------  ----------  ----------  ----------  ----------
        Net cash provided by (used in) investing
          opportunities.............................      7,852  (7,601,034) (1,384,351) (1,373,738) (2,947,723)
                                                      ---------  ----------  ----------  ----------  ----------
Cash flows from financing activities:
  Proceeds under long-term note agreement...........         --   6,842,827   3,055,000   2,961,859          --
  Principal payments under long-term note
    agreement.......................................         --          --          --          --    (716,931)
  Loan fees paid under long-term note agreement.....         --    (135,749)   (346,935)         --          --
  Net change in bank overdraft......................         --     957,497    (957,497)         --          --
                                                      ---------  ----------  ----------  ----------  ----------
        Net cash provided by (used in) financing
          activities................................         --   7,664,575   1,750,568   2,961,859    (716,931)
                                                      ---------  ----------  ----------  ----------  ----------
Net increase (decrease) in cash.....................   (157,029)     (9,266)    172,543     237,337     205,485
Cash at beginning of period.........................    166,295       9,266          --      25,415     172,543
                                                      ---------  ----------  ----------  ----------  ----------
Cash at end of period...............................  $   9,266  $       --  $  172,543  $  262,752  $  378,028
                                                      ---------  ----------  ----------  ----------  ----------
                                                      ---------  ----------  ----------  ----------  ----------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest............  $      --  $       --  $  785,121  $  184,390  $  389,414
                                                      ---------  ----------  ----------  ----------  ----------
                                                      ---------  ----------  ----------  ----------  ----------

                See accompanying notes to financial statements.

                          CAPROCK FIBER NETWORK, LTD.

                         NOTES TO FINANCIAL STATEMENTS

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) GENERAL DESCRIPTION

    CapRock Fiber Network, Ltd. ("CapRock Fiber" or "the Partnership"), is a facilities-based provider of dark fiber bandwidth services to interexchange carriers and other communications entities as well as to businesses and consumers. The Partnership operates a digital fiber optic network between Houston, Victoria and to Corpus Christi, Texas. CapRock Fiber is a Texas limited partnership formed in December 1992. The general partner is responsible for, among other things, the management of the affairs of the Partnership and has unlimited liability for the debts, liabilities and obligations of the Partnership to third parties. No limited partner shall be personally responsible for any debts of the Partnership nor any of the losses thereof beyond the amount of the capital contributions of each to the Partnership, except as to any debt guarantees provided by two of the limited partners. The fiber network became operational in January 1997. Prior to 1997, CapRock Fiber was a development stage enterprise.

    In 1995, the Partnership terminated a fiber lease agreement entered into in June 1994 with a vendor to lease fiber capacity. The Partnership entered into various agreements to maintain the fiber network and sublease the fiber capacity. CapRock recorded maintenance revenues in the amount of $173,227 for the year ended December 31, 1995. CapRock provided property and equipment to the vendor in exchange for the forgiveness of amounts then due under the lease agreements and the remaining future obligation. CapRock recorded an extraordinary gain of approximately $644,000 in 1995 as a result of the transaction.

    (B) RESTRICTED CASH

    Restricted cash represents cash which is restricted as security for a surety bond. The surety bond expired on May 17, 1997, and as such there was no restricted cash balance at December 31, 1997. The restricted cash balance was $25,415 at December 31, 1996.

    (C) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and include certain costs which were capitalized during the installation and expansion of telecommunications networks including interest costs related to construction of approximately $143,255, which was incurred in 1996. No interest was capitalized in 1997, as the fiber network was placed in service in January 1997. Depreciation is computed using the straight-line method over the estimated usefu lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining terms of the leases. The estimated useful lives of owned assets are as follows:

Land..............................................................     --
Buildings.........................................................   20 years
Leasehold improvements............................................   20 years
Telecommunication network.........................................   20 years
Equipment.........................................................    5 years

                          CAPROCK FIBER NETWORK, LTD.

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (D) PARTNERS' CAPITAL

    The partners' capital balances are determined in accordance with the partnership agreement which requires a tax basis computation. The financial statements have been prepared in accordance with generally accepted accounting principles (GAAP), therefore differences exist between the capital accounts maintained on a GAAP basis and tax basis. Net income or loss is allocated amongst the partners based upon the provisions of the partnership agreement.

    (E) REVENUE RECOGNITION

    Telecommunication service revenues are recognized when the services are provided. The revenue from long-term leases of fiber optic cable is recognized monthly over the terms of the related leases. Amounts paid in advance are recorded as unearned revenue.

    Fiber Services relate to the sale of fiber usage rights through Indefeasible Right to Use contracts ("IRU's") and related construction services associated with building the fiber network specified in the IRU. The Partnership accounts for long-term construction contracts relating to the development of telecommunications networks for customers using the percentage-of-completion method. Progress under the percentage-of-completion method is measured based upon costs incurred to date compared with total estimated construction costs. Contract costs are estimated using allocations of the total costs of constructing the network. Customers are billed based upon contractual milestones. Costs and estimated earnings in excess of billings are classified as current assets. If estimates of costs to complete the contract indicate a loss, provision is made currently for total loss anticipated. Amounts received from customers in excess of revenues recognized to date are classified as current liabilities.

    (F) TRADE RECEIVABLES

    As of December 31, 1997 the trade receivables balance consisted of unsecured amounts due from customers obligated under operating lease agreements. No allowance for doubtful accounts was recorded as of December 31, 1997. There were no trade receivables as of December 31, 1996.

    (G) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    Effective January 1, 1996, the Partnership has adopted the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                          CAPROCK FIBER NETWORK, LTD.

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (H) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of cash, receivables, and accounts payable are estimated to approximate carrying value due to the short-term maturities of these financial instruments. The carrying value of the Partnership's long-term debt approximates fair value as the interest rate is indexed to changes in the bank's prime lending rate.

    (I) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    (J) INCOME TAXES

    The Partnership is not subject to federal income tax and, accordingly, no provision for federal income taxes is required. Net income or loss of the Partnership is taxed in the income tax returns of the Partners.

    Effective January 1, 1998, the Partnership elected to be taxed as a C Corporation. Consequently, the Partnership will be subject to federal income taxes effective January 1, 1998. The unaudited pro forma effect on income taxes as if the Partnership had been taxed as a C Corporation for all periods presented would have been to provide an income tax benefit of approximately $11,000, $84,000 and $38,000 for the years ended December 31, 1995, 1996 and
1997, respectively, and $42,000 for the three months ended March 31, 1998. The pro forma effect on the balance sheet would provide for the establishment of deferred income tax assets of approximately $0, $82,000 and $82,000 as of December 31, 1996 and 1997 and March 31, 1998, respectively, which is primarily attributed to depreciation and amortization.

    (K) UNAUDITED INTERIM FINANCIAL INFORMATION

    Interim information for the six months ended June 30, 1997 and 1998, including such information in the notes to the financial statements, is unaudited. This information has been prepared on the same basis as the annual financial statements, and, in the opinion of the Partnership's management, reflects all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of the results of such period. Financial results for the interim period are not necessarily indicative of the results for a full year.

(2) COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                                    JUNE 30,
                                                                                      1998
                                                                                  ------------
                                                                                  (UNAUDITED)
Costs incurred on uncompleted contracts.........................................  $    114,339
Estimated earnings..............................................................     1,240,661
                                                                                  ------------
                                                                                     1,355,000
Less: billings to date..........................................................            --
                                                                                  ------------
                                                                                  $  1,355,000
                                                                                  ------------
                                                                                  ------------

                          CAPROCK FIBER NETWORK, LTD.

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)

(2) COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS (CONTINUED) Included in accompanying balance sheets under the following captions:

                                                                                    JUNE 30,
                                                                                      1998
                                                                                  ------------
                                                                                  (UNAUDITED)
Costs and estimated earnings in excess of billings on uncompleted contracts.....  $  1,355,000
Billings in excess of costs and earnings on uncompleted contracts...............            --
                                                                                  ------------
                                                                                  $  1,355,000
                                                                                  ------------
                                                                                  ------------

(3) PROPERTY, PLANT AND EQUIPMENT

    The components of property, plant and equipment at are as follows:

                                                           DECEMBER 31,
                                                    --------------------------    JUNE 30,
                                                        1996          1997          1998
                                                    ------------  ------------  -------------
                                                                                 (UNAUDITED)
Land..............................................  $     10,243  $     10,243  $     117,807
Buildings.........................................            --       186,286        186,287
Leasehold improvements............................       103,002       107,565             --
Telecommunications network........................     8,201,258     8,505,917      8,495,304
Equipment.........................................       237,857     1,126,700      1,175,421
Construction in progress..........................            --            --      2,909,615
                                                    ------------  ------------  -------------
                                                       8,552,360     9,936,711     12,884,434
Accumulated depreciation..........................            --      (636,852)      (990,564)
                                                    ------------  ------------  -------------
                                                    $  8,552,360  $  9,299,859  $  11,893,870
                                                    ------------  ------------  -------------
                                                    ------------  ------------  -------------

    The Partnership has also leased dark fiber included in the telecommunications network to unrelated long-distance carriers (see note 5).

(4) LONG-TERM DEBT

    The Partnership has a loan agreement with a bank whereby it borrowed $10 million used for the construction, start-up and related expenses of the fiber optic network. The loan was initially secured by the network, investment securities of a limited partner, accounts receivable and guarantees of both the general partner and certain limited partners, and currently is guaranteed by two of the limited partners (see note 6). The Partnership is required to maintain certain financial covenants as a condition of this loan. Accrued interest is payable monthly. Quarterly principal payments began on March 31, 1997. Principal payment amounts gradually increase from .5% to 3.5% of the outstanding principal balance existing at March 31, 1997. Additional principal payments began on June 30, 1997 based upon excess cash flow, as defined in the agreement. All unpaid principal and accrued interest is due in full December 31, 2001. Interest is charged at either the bank's prime rate (8.25% and 8.5% at December 31, 1996 and 1997, respectively), or a spread over LIBOR. Under the loan agreement, the Partnership has the ability to secure

                          CAPROCK FIBER NETWORK, LTD.

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)

(4) LONG-TERM DEBT (CONTINUED)
a fixed rate of interest on certain portions of the outstanding balance, subject to certain restrictions. The balance outstanding under this loan agreement at December 31, 1996 and 1997 was $6,842,827 and $9,550,892, respectively. The current portion outstanding under this loan agreement at December 31, 1996 and 1997 was $506,981 and $886,304, respectively. Principal maturities are as follows:

1998............................................................  $ 886,304
1999............................................................  1,034,022
2000............................................................  1,230,978
2001............................................................  6,399,588
                                                                  ---------
                                                                  $9,550,892
                                                                  ---------
                                                                  ---------

    The Partnership was in violation of certain debt covenants as of December 31, 1996 and 1997. The Partnership has obtained a waiver for these covenant violations. The Partnership anticipates that debt covenant requirements will be met through December 31, 1998.

(5) COMMITMENTS

    The Partnership leases office space and land used for transmission sites. These lease terms are for initial terms of five and twenty years, respectively. Rent expense for the years ended December 31, 1995, 1996 and 1997 was $7,625, $2,473 and $12,439, respectively. Future minimum lease commitments under these agreement are as follows:

1998..............................................................  $  22,303
1999..............................................................     22,303
2000..............................................................     22,303
2001..............................................................     21,727
2002..............................................................     21,000
2003 and thereafter...............................................    320,500
                                                                    ---------
                                                                    $ 430,136
                                                                    ---------
                                                                    ---------

    The Partnership also is obligated to pay a telecommunications franchise fee to a municipality. These payments are due quarterly, and amount to the greater of $3,000 or 5% of gross income generated within the municipality.

(6) FIBER OPTIC LINE RENTAL

    As of December 31, 1997, multiple lease agreements had been signed with customers to lease capacity over the fiber optic line. Substantially all of the Partnership's revenues in 1997 have been derived from two customers. One of the customers provided for approximately 93% of total revenues in 1997 and comprised 78% of the trade receivable balance. The other significant customer provided for approximately 5% of total revenues in 1997 and comprised 22% of the trade receivable balance. The lease terms are through August 2004 and July 2006. These lease agreements include various renewal options.

                          CAPROCK FIBER NETWORK, LTD.

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)

(7) RELATED PARTY TRANSACTIONS

    LOAN FEES:

    Certain partners have guaranteed the bank loan. In consideration, the Partnership has agreed to pay a one-time commitment fee equal to 1% of each partner's guarantee. No commitment fees were accrued in 1997. These loan commitment fees in 1996 were $80,000, and these fees began accruing interest at 12% on July 1, 1997. This rate increases 2% each July 1 thereafter. The guarantors were also paid a loan guaranty fee by the Partnership equal to 7% of the amount of the lesser of $8,000,000 or the average outstanding daily principal of the loan. The bank released the guaranty requirement in April 1997 for certain limited partners. No guaranty fees will be paid prospectively to the remaining guarantors and therefore, no guaranty fees have been accrued subsequent to April 1997, other than accrued interest. The total accrued commitment fees and loan guarantor fees as of December 31, 1996 and 1997 was approximately $208,000 and $406,000, respectively. The Partnership has not paid any amounts related to these agreements as of December 31, 1997.

    GENERAL AND ADMINISTRATION SERVICES

    The Partnership retained a related party to manage and administer the operations of the network. In consideration for these services, the Partnership will reimburse direct costs of the network plus 5%, payable monthly. The total general and administrative expenses paid to the affiliate was $-0-, $77,000 and $150,948, respectively for the years ended December 31, 1995, 1996 and 1997. In addition, as payment for marketing services, the Partnership will pay 7% of any additional lease payments generated as a result of the related party's efforts. There were no payments made in 1995, 1996 and 1997 under this agreement.

    The Partnership has entered into an agreement with a related party to manage the construction of the fiber optic network. Under this agreement, the Partnership paid 4% of the costs of constructing the network, payable monthly at a minimum of $15,000 per month. The Partnership paid management fees of $296,576 in 1997 and $461,576, cumulative under the arrangement since construction commenced.

(8) NONCASH INVESTING AND FINANCING ACTIVITIES

    During the year ended December 31, 1996, the Partnership capitalized property and equipment of $1,171,818 and loan costs of $80,000 through an increase in accounts payable and accrued liabilities.

(9) SUBSEQUENT EVENTS

    MERGER

    On February 16, 1998, the Partnership entered into a definitive agreement to merge with CapRock Telecommunications Corp. ("Telecommunications") and IWL Communications, Inc., ("IWL") a public company listed on NASDAQ.

    On August 26, 1998, pursuant to the Plan and Agreement of Merger and Plan of Exchange dated February 16, 1998, as amended, the Partnership completed the mergers and interest exchange with Telecommunications and IWL.

                          CAPROCK FIBER NETWORK, LTD.

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)

(9) SUBSEQUENT EVENTS (CONTINUED)
    SENIOR NOTES:

    In July 1998, CapRock Communications Corp. issued, through a private placement under Rule 144A under the Securities Act of 1933, as amended, $150 million aggregate principal amount of 12% Senior Notes due 2008 (the "Senior Notes"), which closed on July 16, 1998. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. The net proceeds from the offering were used to repay existing debt obligations of Telecommunications, the Partnership and IWL. Such proceeds for debt payoffs totaled $26.8 million.

    INDEFEASIBLE RIGHT TO USE

    The Partnership is constructing a fiber optic network between San Antonio and Laredo, and Corpus Christi, McAllen, Harlingen, and Brownsville, Texas. On February 6, 1998, the Partnership entered into an indefeasible right to use contract for dark fiber. The Partnership is not currently committed to any vendors for the capital expenditures to build the fiber network.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders

IWL Communications, Inc. and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of IWL Communications, Inc. and Subsidiaries (the Company) as of June 30, 1996 and 1997, and as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997 and for the six months ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IWL Communications, Inc. and Subsidiaries as of June 30, 1996 and 1997 and December 31, 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1997 and for the six months ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Houston, Texas
April 3, 1998,
except as to the
second paragraph of
Note 1 which is as of May 7, 1998

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                  JUNE 30, 1996 AND 1997 AND DECEMBER 31, 1997

                                                                          JUNE 30,      JUNE 30,    DECEMBER 31,
                                                                            1996          1997          1997
                                                                        ------------  ------------  ------------
                                                     ASSETS

Current assets:
  Cash and cash equivalents...........................................  $    360,930  $  7,659,983  $  3,345,312
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $74,513, $100,936
      and $140,613, respectively......................................     5,501,317     5,710,344     6,342,127
    Affiliate.........................................................        73,234        67,074        30,344
    Other.............................................................         7,172       116,020       239,298
  Notes receivable-trade, current portion.............................       230,429       --            --
  Inventory...........................................................       851,380     1,856,617     1,022,927
  Costs and estimated earnings in excess of billings on uncompleted
    contracts.........................................................       135,675       242,862       --
  Deferred tax asset-current..........................................        74,659       242,317       107,750
  Prepaid expenses and deposits.......................................       132,266       388,272       447,067
                                                                        ------------  ------------  ------------
      Total current assets............................................     7,367,062    16,283,489    11,534,825
                                                                        ------------  ------------  ------------
Property, plant and equipment.........................................     8,385,538    14,281,182    20,387,102
  Accumulated depreciation............................................    (3,894,863)   (5,164,829)   (6,039,032)
                                                                        ------------  ------------  ------------
      Net property, plant and equipment...............................     4,490,675     9,116,353    14,348,070
                                                                        ------------  ------------  ------------
Investment in unconsolidated subsidiary...............................       297,153       428,374       --
Other assets..........................................................       254,448       233,527       400,681
                                                                        ------------  ------------  ------------
      Total assets....................................................  $ 12,409,338  $ 26,061,743  $ 26,283,576
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable-current portion.......................................  $    997,904  $    963,595  $  6,035,069
  Trade accounts payable and accrued expenses.........................     3,907,185     5,436,445     3,626,519
  Customer deposits...................................................       388,993        23,365       171,972
  Federal income taxes payable........................................        37,418       --            264,964
  Deferred revenue-current portion....................................       175,977        53,480        14,667
  Billings in excess of costs and estimated earnings on uncompleted
    contracts.........................................................        48,892        85,553        92,022
                                                                        ------------  ------------  ------------
      Total current liabilities.......................................     5,556,369     6,562,438    10,205,213
                                                                        ------------  ------------  ------------
Notes payable, noncurrent portion.....................................     2,943,837     7,692,332     3,588,308
Deferred revenue, noncurrent portion..................................        66,748       --            --
Deferred income taxes.................................................       144,034       413,071       323,913
                                                                        ------------  ------------  ------------
      Total liabilities...............................................     8,710,988    14,667,841    14,117,434
                                                                        ------------  ------------  ------------
Stockholders' equity:
  Common stock, $.01 par value; 100,000,000 authorized, issued and outstanding 2,225,008, 3,677,816 and 3,754,230 shares,
    respectively......................................................        22,250        36,778        37,542
  Additional paid-in capital..........................................       259,626     7,251,600     7,601,589
  Retained earnings...................................................     3,416,474     4,105,524     4,527,011
                                                                        ------------  ------------  ------------
      Total stockholders' equity......................................     3,698,350    11,393,902    12,166,142
                                                                        ------------  ------------  ------------
Commitment and contingencies
      Total liabilities and stockholders' equity......................  $ 12,409,338  $ 26,061,743  $ 26,283,576
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND
                  SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997

                                                                                              SIX MONTHS    SIX MONTHS
                                                        YEARS ENDED JUNE 30,                    ENDED         ENDED
                                          -------------------------------------------------  DECEMBER 31,  DECEMBER 31,
                                              1995             1996               1997           1996          1997
                                          ------------  -------------------  --------------  ------------  ------------
                                                                                             (UNAUDITED)
Sales:
  Telecommunication services............  $  5,789,570    $     6,530,887    $    7,993,104  $  3,645,771  $  4,855,428
  Project/other revenue.................    10,004,504         10,711,346        14,707,698     7,303,096     7,107,213
  Product resales.......................       --              10,553,846         7,640,788     4,695,225       --
                                          ------------  -------------------  --------------  ------------  ------------
    Total sales.........................    15,794,074         27,796,079        30,341,590    15,644,092    11,962,641
Cost of sales (exclusive of items shown
  separately below).....................    (9,639,347)       (10,743,266)      (14,709,249)   (7,004,414)   (6,556,544)
Cost of sales-product resales...........       --              (9,672,078)       (7,027,061)   (4,680,001)      --
                                          ------------  -------------------  --------------  ------------  ------------
Gross profit............................     6,154,727          7,380,735         8,605,280     3,959,677     5,406,097
Selling expenses........................       862,183            842,038         1,140,953       494,702       792,667
General and administrative expenses.....     3,537,004          4,257,067         4,704,302     2,240,224     2,838,058
Depreciation and amortization...........       820,957          1,003,296         1,403,036       635,415       981,733
                                          ------------  -------------------  --------------  ------------  ------------
Income from operations..................       934,583          1,278,334         1,356,989       589,336       793,639
                                          ------------  -------------------  --------------  ------------  ------------
Other income and (expense):
  Interest income.......................        52,036             46,300            20,374        17,764       130,024
  Interest expense......................      (296,299)          (316,412)         (534,218)     (231,490)     (347,844)
  Gain from sale of investment in
    unconsolidated subsidiary...........       --               --                 --             --             66,266
  Equity in earnings (loss) of
    unconsolidated subsidiary...........       105,829            (25,873)           81,221           776        34,662
  Gain from sale of assets..............        24,926             67,021            47,690        18,148         9,240
  Other.................................         8,123          --                 --                  28       --
                                          ------------  -------------------  --------------  ------------  ------------
Total other income (expense)............      (105,385)          (228,964)         (384,933)     (194,774)     (107,652)
                                          ------------  -------------------  --------------  ------------  ------------
Income before income taxes..............       829,198          1,049,370           972,056       394,562       685,987
Income tax expense......................       293,557            315,708           283,006       134,154       264,500
                                          ------------  -------------------  --------------  ------------  ------------
Net income..............................  $    535,641    $       733,662    $      689,050  $    260,408  $    421,487
                                          ------------  -------------------  --------------  ------------  ------------
                                          ------------  -------------------  --------------  ------------  ------------
Net income per share:
  Basic.................................  $       0.24    $          0.33    $         0.30  $       0.12  $       0.11
                                          ------------  -------------------  --------------  ------------  ------------
                                          ------------  -------------------  --------------  ------------  ------------
  Diluted...............................  $       0.24    $          0.33    $         0.30  $       0.11  $       0.11
                                          ------------  -------------------  --------------  ------------  ------------
                                          ------------  -------------------  --------------  ------------  ------------
Weighted average shares outstanding:
  Basic.................................     2,222,200          2,222,416         2,298,377     2,225,939     3,736,967
  Diluted...............................     2,232,751          2,232,967         2,323,330     2,261,149     3,907,877

          See accompanying notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND
                       SIX MONTHS ENDED DECEMBER 31, 1997

                                                    COMMON STOCK        ADDITIONAL
                                                ---------------------    PAID-IN       RETAINED
                                                  SHARES     AMOUNT      CAPITAL       EARNINGS        TOTAL
                                                ----------  ---------  ------------  ------------  -------------
Balances at June 30, 1994.....................   2,222,200  $  22,222  $    249,658  $  2,147,171  $   2,419,051
Net income....................................      --         --           --            535,641        535,641
                                                ----------  ---------  ------------  ------------  -------------
Balances at June 30, 1995.....................   2,222,200     22,222       249,658     2,682,812      2,954,692
Issuance of stock.............................       2,808         28         9,968       --               9,996
Net income....................................      --         --           --            733,662        733,662
                                                ----------  ---------  ------------  ------------  -------------
Balances at June 30, 1996.....................   2,225,008     22,250       259,626     3,416,474      3,698,350
Issuance of stock.............................       2,808         28         9,969       --               9,997
Proceeds from initial public common stock
  offering, net of expenses...................   1,450,000     14,500     6,982,005       --           6,996,505
Net income....................................      --         --           --            689,050        689,050
                                                ----------  ---------  ------------  ------------  -------------
Balances at June 30, 1997.....................   3,677,816     36,778     7,251,600     4,105,524     11,393,902
Issuance of stock.............................      76,414        764       386,260       --             387,024
Additional expenses from initial public
  offering....................................      --         --           (36,271)      --             (36,271)
Net income....................................      --         --           --            421,487        421,487
                                                ----------  ---------  ------------  ------------  -------------
Balance at December 31, 1997..................   3,754,230  $  37,542  $  7,601,589  $  4,527,011  $  12,166,142
                                                ----------  ---------  ------------  ------------  -------------
                                                ----------  ---------  ------------  ------------  -------------

          See accompanying notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED JUNE 30, 1995, 1996, AND 1997 AND
                  SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997

                                                                                             SIX MONTHS      SIX MONTHS
                                                                                               ENDED           ENDED
                                                        YEARS ENDED JUNE 30,                DECEMBER 31,    DECEMBER 31,
                                                1995            1996            1997            1996            1997
                                           --------------  --------------  --------------  --------------  --------------
                                                                                            (UNAUDITED)
Cash flows from operating activities:
Net income...............................  $      535,641  $      733,662  $      689,050  $      260,408  $      421,487
Adjustments to reconcile net income to
  net cash provided by operating
  activities: Depreciation and
  amortization...........................         820,957       1,003,296       1,403,036         635,415         981,733
Gain from sale of KSG....................        --              --              --              --               (66,266)
Gain from sale of assets.................         (24,926)        (67,021)        (47,690)        (18,148)         (9,240)
Deferred income taxes....................          78,903          (9,528)        101,379          34,509          45,409
Equity in (earnings) loss of
  unconsolidated subsidiary..............        (105,829)         25,873         (81,221)           (776)        (34,662)
Changes in operating assets and
  liabilities:
Accounts receivable......................        (296,166)     (3,903,405)       (311,715)        468,269        (718,331)
Inventory................................         374,297        (253,022)        (70,003)       (868,242)        833,690
Costs and estimated earnings in excess of
  billings...............................          (2,881)       (132,794)       (107,187)         52,410         242,862
Prepaid expenses and deposits............         (43,997)            (58)       (256,006)       (232,870)        (58,795)
Other assets.............................          32,274        (101,611)        (91,197)       (151,430)       (205,805)
Trade accounts payable and accrued
  expenses...............................        (640,238)      2,762,020       1,871,807         (34,128)     (1,809,926)
Customer deposits........................        (118,485)        327,692        (365,628)       (274,894)        148,607
Deferred revenue.........................         177,296        (130,359)       (189,245)        378,151         (38,813)
Billings in excess of costs and estimated
  earnings...............................        --                48,892          36,661          86,609           6,469
Federal income taxes payable.............         (90,559)         37,418         (37,418)         (1,643)        264,964
                                           --------------  --------------  --------------  --------------  --------------
Net cash provided by operating
  activities.............................         696,287         341,055       2,544,623         333,640           3,383
                                           --------------  --------------  --------------  --------------  --------------
Cash flows from investing activities:
Purchase of property, plant, and
  equipment..............................      (1,585,103)     (1,492,487)     (6,987,778)     (2,431,532)     (6,189,659)
Proceeds from disposal of property,
  plant, and equipment...................          70,525         201,550         119,210          28,776          24,140
Proceeds from notes receivable...........         283,755         659,972        --              --              --
Proceeds from sale of KSG................        --              --              --              --               529,262
Investment in unconsolidated
  subsidiary.............................        --              --               (50,000)        (50,000)       --
                                           --------------  --------------  --------------  --------------  --------------
Net cash used in investing activities....  $   (1,230,823) $     (630,965) $   (6,918,568) $   (2,452,756) $   (5,636,257)
                                           --------------  --------------  --------------  --------------  --------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                 YEARS ENDED JUNE 30, 1995, 1996, AND 1997 AND
                  SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997

                                                                                             SIX MONTHS     SIX MONTHS
                                                                                               ENDED          ENDED
                                                         YEARS ENDED JUNE 30,               DECEMBER 31,   DECEMBER 31,
                                                 1995            1996            1997           1996           1997
                                            --------------  --------------  --------------  ------------  --------------
                                                                                            (UNAUDITED)
Cash flows from financing activities:
Proceeds from debt........................  $    2,350,729  $    8,352,398  $    5,902,612  $  2,684,377  $   14,280,634
Debt payments.............................      (1,496,470)     (8,002,183)     (1,236,116)     (654,706)    (13,313,184)
Proceeds from issuance of common stock....        --                 9,996       7,006,502         9,997         350,753
Decrease in cash overdraft................         (29,094)       --              --                            --
                                            --------------  --------------  --------------  ------------  --------------
Net cash provided by financing
  activities..............................         825,165         360,211      11,672,998     2,039,668       1,318,203
                                            --------------  --------------  --------------  ------------  --------------
Net increase (decrease) in cash for
  period..................................         290,629          70,301       7,299,053       (79,448)     (4,314,671)
Cash and cash equivalents at beginning of
  period..................................        --               290,629         360,930       360,930       7,659,983
                                            --------------  --------------  --------------  ------------  --------------
Cash and cash equivalents at end of
  period..................................  $      290,629  $      360,930  $    7,659,983  $    281,482  $    3,345,312
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------
Supplemental disclosures of cash flow
  information:
Cash paid during the year for
  interest................................  $      317,404  $      298,546  $      509,931  $    220,185  $      347,759
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------
Cash paid during the year for income
  taxes...................................  $      367,267  $      150,866  $      320,424  $     57,500  $     --
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------
Supplemental schedule of noncash investing
  activities:
Conversion of accounts receivable to notes
  receivable..............................  $      331,983  $      395,637  $     --        $    --       $     --
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------
Offset of notes receivable in lieu of
  accounts payable to vendor..............  $     --        $     --        $      342,547  $    --       $     --
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------

          See accompanying notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED JUNE 30, 1995, 1996 AND
                  1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

    The Company provides communications solutions to customers with operations in remote, difficult-access regions and in areas around the world where government deregulation has created new market opportunities. The Company delivers communications services to its customers by utilizing a broad range of analog and digital technologies, including satellite, microwave radio, conventional two-way radio and fiber optic cable. The Company has operations in Friendswood and Houston, Texas, New Orleans and Lafayette, Louisiana and Moscow, Russia.

CHANGE IN FISCAL YEAR-END

    The Company changed its fiscal year end from June 30 to December 31 on May 7, 1998. These audited consolidated financial statements reflect the results of operations and statement of cash flows for the transition six-month period ended December 31, 1997. The results of operations and statement of cash flows for the comparable six-month period ended December 31, 1996 are derived from unaudited consolidated financial statements of IWL which in the opinion of IWL's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of IWL Communications, Inc. and its wholly-owned subsidiaries, Spacelink Systems, Inc., Spacelink Systems FSC, Inc. and IWL Communications Ltd. (Russia). All material intercompany accounts and transactions have been eliminated. The Company's investment in and operating results of Kenwood Systems Group, which was a 50% owned entity for the years ended June 30, 1995, 1996 and 1997 and for the six months ended December 31, 1997 until the date of sale are included in the accompanying financial statements on the basis of the equity method of accounting.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    The Company performs credit evaluations of its customers, but does not require collateral.

MAJOR CUSTOMERS AND SUPPLIERS

    For the years ended June 30, 1996 and 1997, approximately $11,688,251 (42%) and $9,818,000 (32%), respectively of the Company's sales were from one customer. None of the Company's sales to customers accounted for more than 10% of sales for the year ended June 30, 1995 or the six months ended December 31, 1997. At June 30, 1997, accounts receivable-trade included balances of approximately $880,100 and $594,200 from two of the Company's major customers. At December 31, 1997, no customer balances accounted for more than 10% of accounts receivable-trade.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      YEARS ENDED JUNE 30, 1995, 1996 AND
                  1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The majority of the sales to the major customer for the year ended June 30, 1996 and 1997 ($10,553,846 and $7,640,800, respectively) were attributable to a one-time project, which included a significant equipment resale component, that the Company substantially completed in 1997, and, therefore, is not expected to contribute in a material manner to the Company's revenue in future periods.

    Customers in the oil and gas industry account for substantially all of the Company's offshore and project related sales. Price decreases in oil and gas and other market forces which negatively affect the oil and gas industry as a whole, could affect funding for drilling activities in the Gulf of Mexico, North Sea and elsewhere, and could impact the Company's financial condition, results of operations and cash flows.

    The Company purchases substantially all of its telecommunications equipment for use in the oil and gas industry from one supplier pursuant to an exclusive distributorship agreement.

INVENTORY

    Inventory substantially consists of parts and equipment held for resale. Inventory that can be specifically identified using a unique identification number is stated at the lower of specific cost or market. Inventory that cannot be specifically identified is stated at the lower of cost or market where cost is determined using the first in-first out method. Market value, in all cases, represents the lower of replacement cost or net realizable value.

PROPERTY, PLANT AND EQUIPMENT/DEPRECIATION

    Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as indicated below:

Buildings and improvements......................................  7-31 years
Vehicles........................................................     5 years
Furniture and fixtures..........................................   5-7 years
Leasehold improvements..........................................  Lease term
Equipment for rent/lease........................................  7-10 years
Computers, office and test equipment............................   5-7 years

    Significant expenditures that add materially to the utility or useful lives of property, plant and equipment are capitalized. All other maintenance and repair costs are charged to current operations. The cost and related accumulated depreciation of assets replaced, retired or otherwise disposed of are eliminated from the property accounts and any gain or loss is reflected as other income and expense.

REVENUE RECOGNITION

    The Company provides services such as telecommunication services whose revenue is recognized based on the monthly service provided. Lease revenues from equipment rentals are recorded over the life of the lease contract. Communication systems contracts are typically fixed price and revenue is recognized based on the percentage-of-completion method, primarily based on contract cost incurred to date compared with total estimated contract costs. Costs and estimated earnings or losses, if any, recognized in

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      YEARS ENDED JUNE 30, 1995, 1996 AND
                  1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) excess of amounts billed are classified as current assets. It is anticipated that the incurred costs associated with work in progress at the end of the respective periods will be billed and collected within the next year. Amounts received from clients in excess of revenues recognized to date are classified as current liabilities.

STOCK OPTION PLAN

    Prior to July 1, 1996, the Company accounted for its stock option plan in accordance with the provision of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 commencing in its June 30, 1997 financial statements.

INCOME TAXES

    The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse.

    The provision for income taxes includes federal, foreign, state and local income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

FAIR VALUE

    The Company believes that the carrying amounts of its financial instruments included in current assets and current liabilities approximate the fair value of such items due to their short-term nature. The carrying amount of long-term notes payable approximates their fair value because interest rates approximate market.

ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare this balance sheet in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      YEARS ENDED JUNE 30, 1995, 1996 AND
                  1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NET INCOME PER SHARE

    In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"). SFAS 128 establishes new standards for computing and presenting earnings per share ("EPS") amounts for companies with publicly held common stock. The new standards require the presentation of both basic and diluted EPS amounts for companies with complex capital structures. Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period, and excludes the effect of potentially dilutive securities (such as options, warrants and convertible securities) which are converted into common stock. Dilutive EPS reflects the potential dilution related to the incremental shares from such convertible securities. Incremental shares resulting from dilutive employee stock options of 10,551, 10,551, and 24,953 for the years ended June 30, 1995, 1996, and 1997, respectively were used in the calculation of diluted EPS. Incremental shares of 35,210 and 170,910 for the six-month periods ended December 31, 1996 and 1997, respectively, were used in the calculation of diluted EPS.

    Effective October 1, 1997, the Company adopted the requirements of SFAS 128 and has presented basic and diluted EPS for all periods presented.

    On November 1, 1995, the Board of Directors declared a two hundred- for-one common stock split effective November 1, 1995. All share amounts and numbers of shares have been restated to reflect the stock split.

(2) COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                             JUNE 30,    JUNE 30,    DECEMBER 31,
                                                                               1996        1997          1997
                                                                            ----------  -----------  ------------
Costs incurred on uncompleted contracts...................................  $  271,100  $   958,295   $  381,074
Estimated earnings........................................................     127,332      315,106      281,869
                                                                            ----------  -----------  ------------
                                                                               398,432    1,273,401      662,943
Less billings to date.....................................................     311,649    1,116,092      754,965
                                                                            ----------  -----------  ------------
                                                                            $   86,783  $   157,309   $  (92,022)
                                                                            ----------  -----------  ------------
                                                                            ----------  -----------  ------------

    Included in accompanying balance sheets under the following captions:

                                                                             JUNE 30,    JUNE 30,    DECEMBER 31,
                                                                               1996        1997          1997
                                                                            ----------  -----------  ------------
Costs and estimated earnings in excess of billings on uncompleted
  contracts...............................................................  $  135,675  $   242,862   $   --
Billings in excess of costs and estimated earnings on uncompleted
  contracts...............................................................     (48,892)     (85,553)     (92,022)
                                                                            ----------  -----------  ------------
                                                                            $   86,783  $   157,309   $  (92,022)
                                                                            ----------  -----------  ------------
                                                                            ----------  -----------  ------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(3) INVESTMENT IN KENWOOD SYSTEMS GROUP

    In September 1997, the Company sold its ownership in Kenwood Systems Group, Inc. (KSG), a California corporation. Prior to the date of sale, the Company owned 50% of the voting common stock, with the remaining 50% of the voting common stock owned by Kenwood Americas Corporation (KAC). The results of operations from July 1, 1997 through the date of sale (September 30, 1997) of KSG have been reflected in the Company's operating results. The Company and KAC were the original owners of KSG, which began operations on May 1, 1994. The Company recorded a gain on the sale of KSG of $66,226.

    The investment was recorded using the equity method in which the original investment, adjusted for the Company's proportionate share of KSG's income, losses and dividend distributions, was recorded as a long-term investment. The Company's original investment in KSG was $200,000. An additional investment of $50,000 was made during the year ended June 30, 1997. The Company's proportionate share of KSG's (losses)/earnings for the years ended June 30, 1995, 1996 and 1997 and for the six months ended December 31, 1997 were $105,829, $(25,873), $81,221 and $34,662, respectively.

    The Company received a management fee from KSG equal to 2% of gross sales that was paid quarterly. For the years ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997, the Company earned a management fee of $59,995, $58,253, $82,476 and $25,406, respectively. In addition, KSG was covered by worker's compensation, property, medical, dental and general liability insurance policies maintained by the Company. KSG also purchased various supplies and computer equipment from the Company from time to time. Employees of KSG were eligible to participate in a 401(k) plan maintained by the Company. Billings by the Company to KSG for the years ended June 30, 1996 and 1997 and the six months ended December 31, 1997 for insurance, supplies, equipment and management fees totaled approximately $128,178, $199,000 and $75,000, respectively. At June 30, 1995, 1996 and 1997, $22,849, $73,234 and
$67,074, respectively, is included on the accompanying balance sheet as account receivable-affiliate which is due from KSG.

    Pertinent financial data (unaudited) of KSG, for the years ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997 is as follows:

                                                      YEARS ENDED JUNE 30,               SIX MONTHS
                                            ----------------------------------------        ENDED
                                                1995          1996          1997      DECEMBER 31, 1997
                                            ------------  ------------  ------------  -----------------
Total assets at period end................  $  1,095,449  $  1,248,217  $  1,812,491    $    --
                                            ------------  ------------  ------------  -----------------
                                            ------------  ------------  ------------  -----------------
Stockholders' equity at period end........  $    646,053  $    594,307  $    869,745    $    --
                                            ------------  ------------  ------------  -----------------
                                            ------------  ------------  ------------  -----------------
Revenues..................................  $  2,999,745  $  2,912,637  $  4,121,335    $   1,206,966
                                            ------------  ------------  ------------  -----------------
                                            ------------  ------------  ------------  -----------------
Net earnings (loss).......................  $    211,660  $    (51,746) $    159,115    $      69,324
                                            ------------  ------------  ------------  -----------------
                                            ------------  ------------  ------------  -----------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(4) ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The activity in the allowance for doubtful accounts is as follows:

                                                        BALANCE AT   CHARGED TO   WRITE-OFFS   BALANCE AT
                                                       BEGINNING OF   COSTS AND     NET OF     THE END OF
                                                          PERIOD      EXPENSES    RECOVERIES     PERIOD
                                                       ------------  -----------  -----------  -----------
Year ended June 30, 1995.............................   $   85,000    $  29,510    $ (86,529)   $  27,981
Year ended June 30, 1996.............................       27,981       46,532       --           74,513
Year ended June 30, 1997.............................       74,513       26,423       --          100,936
Six months ended December 31, 1997...................      100,936       39,677       --          140,613

(5) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at June 30, 1996 and 1997 and December 31, 1997 was as follows:

                                                               JUNE 30,      JUNE 30,     DECEMBER 31,
                                                                 1996          1997           1997
                                                             ------------  -------------  -------------
Assets:
  Land.....................................................  $     41,046  $      41,046  $      41,046
  Equipment for rent/lease.................................     6,355,557      9,743,043     12,003,374
  Building and improvements................................       456,355        767,327        796,198
  Computer, office and test equipment......................       889,326      1,919,700      2,321,238
  Vehicles.................................................       475,353        570,716        516,693
  Furniture and fixtures...................................       167,901        304,116        335,054
  Construction in process..................................       --             935,234      4,373,499
                                                             ------------  -------------  -------------
                                                                8,385,538     14,281,182     20,387,102
Accumulated depreciation and amortization:
  Equipment for rent/lease.................................     3,316,813      4,285,492      4,989,079
  Building and improvements................................       144,548        170,631        187,598
  Computer, office and test equipment......................       100,283        268,159        396,380
  Vehicles.................................................       234,601        306,219        310,635
  Furniture and fixtures...................................        98,618        134,328        155,340
                                                             ------------  -------------  -------------
                                                                3,894,863      5,164,829      6,039,032
                                                             ------------  -------------  -------------
Net property, plant and equipment..........................  $  4,490,675  $   9,116,353  $  14,348,070
                                                             ------------  -------------  -------------
                                                             ------------  -------------  -------------

(6) SEGMENT AND GEOGRAPHIC INFORMATION

    The Company operates in one industry segment: provision of advanced communication solutions. The Company markets and sells its products and services in the United States and in foreign countries through its direct sales organization.

    The following table presents information about the Company by geographic area. Export sales and certain income and expense items are reported in the geographic area where the transaction originates. Substantially all identifiable assets of the Company are held in the United States.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(6) SEGMENT AND GEOGRAPHIC INFORMATION (CONTINUED)
    All significant transactions and agreements of the Company are conducted in U.S. dollars; therefore, no foreign currency translation gains or losses are included in the accompanying financial statements.

                                                                            NORTH
                                                                           AMERICA    RUSSIA      OTHER      TOTAL
                                                                          ---------  ---------  ---------  ---------
                                                                                        (IN THOUSANDS)
For the year ended June 30,
  1995:
    Revenues............................................................  $  11,956  $   3,262  $     576  $  15,794
    Operating income (loss).............................................        520        190        225        935
    Identifiable assets.................................................      8,232     --         --          8,232
  1996:
    Revenues............................................................     25,306      2,281        209     27,796
    Operating income (loss).............................................        908        436        (66)     1,278
    Identifiable assets.................................................     12,409     --         --         12,409
  1997:
    Revenues............................................................     27,457      2,323        562     30,342
    Operating income (loss).............................................        578        555        224      1,357
    Identifiable assets.................................................     26,062     --         --         26,062
For the six months ended December 31, 1997:
  Revenues..............................................................      9,701        780      1,482     11,963
  Operating income (loss)...............................................        397        123        274        794
  Identifiable Assets...................................................     26,284     --         --         26,284

(7) NOTES PAYABLE AND FINANCING ARRANGEMENTS

    Borrowing under the Company's credit facility and long-term notes payable consists of the following:

                                                                                  JUNE 30,
                                                                         --------------------------  DECEMBER 31,
                                                                             1996          1997          1997
                                                                         ------------  ------------  ------------
Borrowing under a revolving credit facility, bearing interest at LIBOR plus 2.4% (8.12% at December 31, 1997), due in October 1998, secured by specific underlying accounts receivable, equipment and inventory.
  Maximum borrowings are $5,000,000 under the facility. The weighted average interest rate was 8.12% for the six months ended December 31,
  1997.................................................................  $    --       $    --        $4,123,279
Borrowings under a revolving credit facility, bearing interest at prime
  plus .75%. Facility was fully paid and closed in August 1997.........     1,426,598     4,521,024       --
Note payable to bank, principal and interest due monthly in the amount of $25,707, interest at 30-day LIBOR plus 2.4% (8.12% at December 31,
  1997), due in December 1999, secured by underlying lease equipment...       --            --           539,589

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(7) NOTES PAYABLE AND FINANCING ARRANGEMENTS (CONTINUED)

                                                                                  JUNE 30,
                                                                         --------------------------  DECEMBER 31,
                                                                             1996          1997          1997
                                                                         ------------  ------------  ------------
Note payable to bank, principal and interest due monthly in the amount of $36,053, interest at 30-day LIBOR plus 2.4% (8.12% at December 31,
  1997), due in May 2000, secured by underlying lease equipment........       --            --           745,939
Note payable to bank, principal and interest due in the amount of
  $46,939, interest at 8.5%, due in June 2000, secured by underlying
  lease equipment......................................................       --            --           987,000
Note payable to bank, varying principal and interest due monthly
  ($29,567 at December 31, 1997), interest at 30-day LIBOR plus 2.4%
  (8.12% at December 31, 1997), due in September 2001, secured by
  underlying lease equipment...........................................       --            --           989,062
Note payable to bank, principal and interest due monthly in the amount of $22,500, interest at 9.0%, due in November 2001, secured by
  specific underlying equipment........................................       --          1,192,500      979,561
Note payable to financing company, principal and interest due monthly in the amount of $9,200, interest at 6.75%, due in June 2007, secured
  by specific underlying equipment.....................................       --            801,248      772,690
Note payable to bank, principal due monthly in the amount of $15,833, plus interest at prime plus .75%. Note was fully paid in August
  1997.................................................................       870,835       680,839       --
Note payable to bank, principal due monthly in the amount of $24,306, plus interest at prime plus 1%. Note was fully paid in December
  1997.................................................................       440,233       101,598       --
Note payable to leasing company, principal and interest due monthly in the amount of $13,699, interest at 10.7%, due in February 1998,
  secured by specific underlying equipment.............................       247,040       102,428       24,260
Note payable to mortgage company, varying principal and interest due monthly ($1,955 at December 31, 1997), principal and interest adjusted quarterly to prime plus 2.5% (11.0% at December 31, 1997),
  due in April 2015, secured by specific underlying property...........       185,462       182,702      180,328
Note payable to leasing company, principal and interest due monthly in the amount of $5,595, interest at 9%, due in December 1998, secured
  by specific underlying equipment.....................................       149,963        94,069       64,214
Note payable to finance company, principal and interest due monthly in the amount of $3,180, interest at 10.2%, due in February 2000,
  secured by specific underlying equipment.............................       108,657        81,655       64,482
Note payable to bank, principal due monthly in the amount of 2.1% of the amount outstanding plus interest at prime plus .75%. Note was
  fully paid in August 1997............................................        90,473       500,000       --

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(7) NOTES PAYABLE AND FINANCING ARRANGEMENTS (CONTINUED)

                                                                                  JUNE 30,
                                                                         --------------------------  DECEMBER 31,
                                                                             1996          1997          1997
                                                                         ------------  ------------  ------------
Note payable to bank, principal due monthly in the amount of $10,556 plus interest at prime plus 1%. Note was fully paid in February
  1997.................................................................        84,444       --            --
Note payable to leasing company, principal and interest due monthly in the amount of $4,831, interest at 10%. Note was fully paid in
  December 1997........................................................        84,210        32,272       --
Note payable to finance company, principal and interest due monthly in the amount of $1,916, interest at 8.8%, due in June 1999, secured by
  specific underlying equipment........................................        56,203        37,258       27,168
Notes payable to individuals, who are employees and relatives of the principal shareholder, principal and interest due monthly in the amount of $4,296, interest rates ranging from 9%-12%, due in August
  2001, unsecured......................................................        54,818        43,693       39,460
Note payable to bank, principal and interest due monthly in the amount
  of $8,959, interest at 6.98%. Note was fully paid in December 1996...        52,694       --            --
Note payable to benefit plan, principal and interest due monthly in the amount of $5,500, interest at 10%. Note was fully paid in February
  1997.................................................................        43,399       --            --
Notes payable to bank, principal and interest due monthly in the amount of $1,090, interest at 8.5%, due in March 1998, secured by
  vehicles.............................................................        19,735         7,885        2,113
Note payable to finance company, principal and interest due monthly in the amount of $499, interest at 12.1%, due in June 1999, secured by
  specific underlying equipment........................................        14,777        10,652        8,213
Notes payable to finance company, principal and interest due monthly in the amount of $3,520, interest at 8.5%, due in September 1999,
  secured by specific underlying equipment.............................       --             83,589       65,706
Note payable to bank, principal and interest due monthly in the amount of $1,220, interest at prime plus .75%. Note was fully paid in August
  1997.................................................................       --            168,198       --
Other..................................................................        12,200        14,317       10,313
                                                                         ------------  ------------  ------------
                                                                            3,941,741     8,655,927    9,623,377
Less current portion...................................................       997,904       963,595    6,035,069
                                                                         ------------  ------------  ------------
  Total long-term debt.................................................  $  2,943,837  $  7,692,332   $3,588,308
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(7) NOTES PAYABLE AND FINANCING ARRANGEMENTS (CONTINUED)
    The following is a summary of maturities of notes payable and financing arrangements at December 31, 1997 during the next five years:

YEAR ENDED
DECEMBER 31,
------------------------------------------------------------------------------------------
1998......................................................................................  $  6,035,069
1999......................................................................................     1,766,429
2000......................................................................................       722,406
2001......................................................................................       431,754
2002......................................................................................        84,610
Thereafter................................................................................       583,109
                                                                                            ------------
  Total...................................................................................  $  9,623,377
                                                                                            ------------
                                                                                            ------------

    The Company's secured revolving line of credit allows the Company to borrow up to a maximum of $5.0 million subject to a borrowing base based on accounts receivable and inventory. The Company also has a secured guidance line of credit that allows the Company to borrow up to $5.0 million to finance the Company's purchase and subsequent lease of communication equipment. The interest rate on both lines is at the Company's option, the lending bank's base rate or 30, 60 or 90 day adjusted LIBOR plus 2.4% (8.12% at December 31, 1997). The lines of credit are secured by specific underlying accounts receivable, equipment and inventory. The lines of credit provide for certain reporting and financial covenants including minimum net worth and maximum debt to net worth requirements. The Company was in violation of the financial covenant requiring maintenance of a current ratio at December 31, 1997. The Company has obtained a waiver of this covenant violation. The guidance line of credit is due on May 1, 1998. The Company had $5.0 million available under the guidance line of credit at December 31, 1997.

    Under the terms of the Company's revolving credit facility, the Company may not pay dividends without prior consent of the lending bank.

    The Company capitalized financing costs of $79,981 for the six months ended December 31, 1997 and is amortizing such costs over the life of the respective loan. These financing costs are included in other assets on the balance sheet. Amortization expense for the six months ended December 31, 1997 amounted to $38,651.

(8) INCOME TAXES

    Income tax expense attributable to income consists of:

                                                         YEAR ENDED JUNE 30,          SIX MONTHS ENDED
                                                  ----------------------------------    DECEMBER 31,
                                                     1995        1996        1997           1997
                                                  ----------  ----------  ----------  -----------------
United States Federal
  Current income tax expense....................  $  214,654  $  175,404  $   59,989     $   115,080
  Deferred income tax expense...................      78,903      (9,528)     81,607          65,181
Foreign--current income tax expense.............      --         149,832     141,410          84,239
                                                  ----------  ----------  ----------        --------
                                                  $  293,557  $  315,708  $  283,006     $   264,500
                                                  ----------  ----------  ----------        --------
                                                  ----------  ----------  ----------        --------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(8) INCOME TAXES (CONTINUED)

    Foreign income tax expense results from taxes withheld on sales related to the Russian operations. Operating income from such operations for the years ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997 were $190,000, $436,000, $555,000 and $123,000, respectively.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1996 and 1997 and December 31, 1997 are presented below:

                                                                                   JUNE 30
                                                                           ------------------------  DECEMBER 31,
                                                                              1996         1997          1997
                                                                           -----------  -----------  ------------
Deferred tax assets:
  Accounts receivable, due to allowance for doubtful accounts............  $    25,335  $    34,317   $   47,808
  Accrued vacation pay...................................................       30,497       27,200       27,200
  Deferred revenue.......................................................       41,521       12,467        7,142
  Alternative minimum tax credit carryforward............................       74,918      105,267      116,958
  Foreign tax credit.....................................................      --            63,066       25,600
  Equity in losses of affiliates.........................................        8,796      --            --
                                                                           -----------  -----------  ------------
    Total deferred tax assets............................................      181,067      242,317      224,708

Deferred tax liabilities:
  Property, plant and equipment..........................................     (250,442)    (381,170)    (440,871)
  Equity in income of affiliates.........................................      --           (12,130)      --
                                                                           -----------  -----------  ------------
    Total deferred tax liabilities.......................................     (250,442)    (393,300)    (440,871)
                                                                           -----------  -----------  ------------
    Net deferred tax liability...........................................  $   (69,375) $  (150,983)  $ (216,163)
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------

    There was no valuation allowance on deferred tax assets as of June 30, 1996 and 1997 and December 31, 1997, as management has determined that it is more likely than not that these tax assets will be realized.

    The Company also has alternative minimum tax credit carryforwards of $116,958 at December 31, 1997 which are available to reduce future federal regular income taxes, if any, over an indefinite period.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(8) INCOME TAXES (CONTINUED)
    The difference between the actual income tax provision and the tax provision computed by applying the statutory Federal income tax rate to income before taxes is attributable to the following:

                                                                                                      SIX MONTHS
                                                                         YEAR ENDED JUNE 30             ENDED
                                                                 ----------------------------------  DECEMBER 31,
                                                                    1995        1996        1997         1997
                                                                 ----------  ----------  ----------  ------------
Income tax provision at 34%....................................  $  281,927  $  356,789  $  330,499   $  235,582
Expenses not deductible for tax purposes.......................      11,630      11,990       6,463       16,547
Effect of foreign operations, including foreign tax credits....      --         (53,071)    (53,956)     (19,451)
Sale of KSG....................................................      --          --          --           31,822
                                                                 ----------  ----------  ----------  ------------
Actual income tax provision....................................  $  293,557  $  315,708  $  283,006   $  264,500
                                                                 ----------  ----------  ----------  ------------
                                                                 ----------  ----------  ----------  ------------
Effective tax rate.............................................        35.4%       30.1%       29.1%        38.6%
                                                                 ----------  ----------  ----------  ------------
                                                                 ----------  ----------  ----------  ------------

(9) EMPLOYEE BENEFITS

    The Company has a 401(k) profit sharing plan covering employees with six or more months of tenure. The plan allows employee contributions of zero to 15% of applicable employee wages. The Company makes matching contributions to the plan as a percentage of the employee's contribution. The Company's contribution is subject to the employee meeting certain vesting requirements. The Company's net contributions to the plan (after forfeitures) for the years ended June 30, 1995, 1996, and 1997 the six months ended December 31, 1997 were $23,367, $30,287, $15,035 and $31,035, respectively.

(10) INCENTIVE STOCK OPTION PLANS

    During the year ended June 30, 1996, the Company adopted an Employee Incentive Stock Option Plan (the Plan). The Plan provides for the granting of a maximum of 258,600 options to purchase shares of common stock to key employees of the Company. The option price per share may not be less than the fair market value of a share on the date the option is granted. Options generally vest at the rate of 20% per year over a five year period, however, the Board at its discretion may accelerate the vesting schedule. All options under the Plan granted on or prior to the IPO date, June 12, 1997, vested in full on the offering date. Stock options will expire ten years from the date of grant.

    As of December 31, 1997, there were options for 146,695 shares granted under the Plan with option prices ranging from $3.56 to $4.49. All options granted were outstanding and exercisable at December 31, 1997. On December 31, 1997, there were 111,905 additional shares available for grant under the plan.

    The Company adopted a 1997 Stock Option Plan and a 1997 Director Stock Option Plan in February 1997 (the Plans). Options granted under the 1997 Stock Option Plan may be either Incentive Stock Options or non-statutory stock options under the Code. Incentive Stock Options may be granted under the 1997 Stock Option Plan to any person who is an officer or other employee of the Company or any of its subsidiaries. The 1997 Director Stock Option Plan was adopted to encourage ownership of the Company by eligible non-employee directors. All options granted will be non-qualified and not eligible for treatment as Incentive Stock Options under Section 422 of the Code. A total of 300,000 and 100,000 shares

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(10) INCENTIVE STOCK OPTION PLANS (CONTINUED) of Common Stock have been reserved for issuance upon the exercise of options which may be granted under the 1997 Stock Option Plan and the 1997 Director Stock Opiton Plan, respectively.

    As of December 31, 1997, there were options for 197,350 shares granted under the 1997 Stock Option and 1997 Director Stock Option Plans with option prices ranging from $6.00 to $9.50. All options granted were outstanding and none were exercisable at December 31, 1997. On December 31, 1997, there were 202,650 additional shares available for grant under the Plans.

                                                                                                      SIX MONTHS
                                                                                                        ENDED
                                          YEAR ENDED                    YEAR ENDED                   DECEMBER 31,
                                        JUNE 30, 1997                 JUNE 30, 1996                      1997
                                 ----------------------------  ----------------------------  ----------------------------
                                                 WEIGHTED-                     WEIGHTED-                     WEIGHTED-
                                  NUMBER OF       AVERAGE       NUMBER OF       AVERAGE       NUMBER OF       AVERAGE
                                   SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                                 -----------  ---------------  -----------  ---------------  -----------  ---------------
Options outstanding at
  beginning of year............      --          $  --            152,836      $    3.59        310,514      $    4.77
Options granted................     152,836           3.59        157,678           5.91         47,750           6.16
Options exercised..............      --             --             --             --            (13,919)          3.56
Options forfeited..............      --             --             --             --               (300)          6.00
                                 -----------         -----     -----------         -----     -----------         -----
Options outstanding at end of
  year.........................     152,836      $    3.59        310,514      $    4.77        344,045      $    5.01
                                 -----------         -----     -----------         -----     -----------         -----
                                 -----------         -----     -----------         -----     -----------         -----
Options exercisable at end of
  year.........................      --          $  --            160,614      $    3.62        146,695      $    3.63
                                 -----------         -----     -----------         -----     -----------         -----
                                 -----------         -----     -----------         -----     -----------         -----

    A summary of options outstanding as of December 31, 1997 is as follows:

                                                             WEIGHTED-AVERAGE
                                             NUMBER OF           REMAINING          NUMBER OF
                EXERCISE                      OPTIONS           CONTRACTUAL          OPTIONS
                 PRICE                      OUTSTANDING            LIFE            EXERCISABLE
              ------------                ----------------   -----------------   ----------------
                 $3.56                         136,140               8.0              136,140
                  4.49                          10,555               8.4               10,555
                  6.00                         186,600               9.5              --
                  6.25                           5,000               9.7              --
                  6.75                           5,000               9.8              --
                  9.50                             750               9.8              --
                                                                      --
                                               -------                                -------
                                               344,045               8.9              146,695
                                                                      --
                                                                      --
                                               -------                                -------
                                               -------                                -------

    The per share weighted-average value of stock options granted during the years ended June 30, 1996 and 1997 and the six months ended December 31, 1996 (unaudited) and 1997 were $.24, $.35, $.79 and $2.61, respectively, on the date of grant, using the Black Scholes model with the following assumptions: risk-free interest rate of 5.77% for the 1996 options and 5.89% for the 1997 options, expected life of 2 to 3 years, expected volatility of 55%, and no expected dividend yield.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(10) INCENTIVE STOCK OPTION PLANS (CONTINUED)
    The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                             YEARS ENDED              SIX MONTHS ENDED
                                                               JUNE 30                  DECEMBER 31,
                                                        ----------------------  ----------------------------
                                                          1996        1997           1996           1997
                                                        ---------     -----     ---------------     -----
                                                                                  (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income
  As reported.........................................  $     734         689            260            421
  Pro Forma...........................................  $     729         592            247            364
Earnings per share (diluted)
  As reported.........................................  $     .33         .30            .12            .11
  Pro Forma...........................................  $     .33         .25            .11            .09

(11) LEASE CONTRACTS

    The Company provides telecommunications services to various customers under operating leases with typical terms of one to five years. The services may include communications equipment, line/satellite charges and/or maintenance charges. These leases impose certain obligations on both the lessor and lessee which must be met during the term of the lease.

    A significant portion of these services requires that the Company have access to international communication satellites. The Company has contracted with a Russian entity for rights to access its portion of an international communications satellite. The Company has agreed to pay a recurring monthly fee to the entity based on the amount of satellite space segment utilized by each lessee. Additionally, the Company has sold communication equipment to the entity. The Company utilizes those facilities to provide communication services to various United States energy oil and gas companies and other customers doing business in Russia.

    The following is a summary of the expected revenue to be earned during the next five years by the Company on lease agreements executed on or before December 31, 1997:

YEAR ENDED
DECEMBER 31
--------------------------------------------------------------------------------
1998............................................................................  $  3,821,383
1999............................................................................     2,420,810
2000............................................................................     2,033,177
2001............................................................................       908,116
2002............................................................................       247,552
Thereafter......................................................................       --
                                                                                  ------------
  Total.........................................................................  $  9,431,038
                                                                                  ------------
                                                                                  ------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(12) COMMITMENTS

    The Company leases office space, equipment and communication services for its operations under leases expiring through 2005. Rental expense under the leases for the years ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997 was $348,184, $555,033, $896,354 and $699,497, respectively.

    Future minimum lease payments as of December 31, 1997 are as follows:

YEAR ENDED
DECEMBER 31
--------------------------------------------------------------------------------
1998............................................................................  $  2,669,054
1999............................................................................     1,772,903
2000............................................................................     1,304,659
2001............................................................................     1,116,553
2002............................................................................       665,595
Thereafter......................................................................       568,250
                                                                                  ------------
  Total.........................................................................  $  8,097,014
                                                                                  ------------
                                                                                  ------------

(13) STOCKHOLDERS' EQUITY

    (a) Preferred Stock

    The Company has authorized 10,000,000 shares of preferred stock which may be issued by the Board of Directors in one or more series and the Board is authorized to fix the designations, relative powers, preferences, rights, qualifications, limitations and restrictions of all shares of each of such series, including without limitation dividend rates, preemptive rights, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the shareholders. The Company's Articles of Incorporation grant the Board of Directors power to establish the rights, preferences and privileges of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the Board of Director's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock.

    (b) Common Stock

    The Company amended and restated its Articles of Incorporation in March, 1997 to restate the common stock authorized, issued and outstanding from no par value to a $0.01 par value per common share. All share amounts have been restated to reflect this amendment.

    The Company completed an initial public offering (IPO) of common stock on June 12, 1997, issuing 1,450,000 shares at $6.00 per share. The proceeds, net of commissions and expenses, from this IPO totaled $6,996,505. In July 1997 the Underwriters exercised an overallotment option and purchased an additional 62,496 shares resulting in net proceeds of $337,473.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(13) STOCKHOLDERS' EQUITY (CONTINUED)
    (c) Representative's Warrant

    The Company agreed to sell to the Representative or its designees, for nominal consideration, the Representative's Warrant to purchase up to 145,000 shares of Common Stock at an exercise price equal to 120% of the IPO price. The Representative has certain demand and "piggy-back" registration rights that may require the Company to register for resale the shares of Common Stock issuable under the Representative's Warrant. The Representative's Warrant is exercisable for a period of four years, beginning June 12, 1998.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                     DECEMBER 31,     JUNE 30,
                                                                                         1997           1998
                                                                                     -------------  -------------
                                                                                                     (UNAUDITED)
Current assets:
  Cash and cash equivalents........................................................  $   3,345,312  $     359,212
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $140,613 and $171,846,
      respectively.................................................................      6,342,127      6,699,844
    Affiliate......................................................................         30,344         31,171
    Other..........................................................................        239,298        221,157
  Inventory........................................................................      1,022,927      1,092,471
  Deferred tax asset-current.......................................................        107,750        276,117
  Prepaid expenses and deposits....................................................        447,067      1,059,558
                                                                                     -------------  -------------
      Total current assets.........................................................     11,534,825      9,739,530
                                                                                     -------------  -------------
Property, plant and equipment......................................................     20,387,102     24,546,442
  Accumulated depreciation.........................................................     (6,039,032)    (7,226,157)
                                                                                     -------------  -------------
      Net property, plant and equipment............................................     14,348,070     17,320,285
                                                                                     -------------  -------------
Other assets.......................................................................        400,681      2,668,341
                                                                                     -------------  -------------
      Total assets.................................................................  $  26,283,576  $  29,728,156
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable-current portion....................................................  $   6,035,069  $  10,130,686
  Trade accounts payable and accrued expenses......................................      3,626,519      3,152,521
  Customer deposits................................................................        171,972         23,366
  Federal income taxes payable.....................................................        264,964        183,251
  Deferred revenue-current portion.................................................         14,667          9,973
  Billings in excess of costs and estimated earnings on uncompleted contracts......         92,022        304,019
                                                                                     -------------  -------------
      Total current liabilities....................................................     10,205,213     13,803,816
                                                                                     -------------  -------------
Notes payable, noncurrent portion..................................................      3,588,308      1,455,541
Deferred income taxes..............................................................        323,913        440,871
                                                                                     -------------  -------------
      Total liabilities............................................................     14,117,434     15,700,228
                                                                                     -------------  -------------
Stockholders' equity:
  Common stock, $.01 par value; 100,000,000 authorized, issued and outstanding
    3,754,230 and 3,968,607 shares, respectively...................................         37,542         39,867
  Additional paid-in capital.......................................................      7,601,589      9,236,867
  Retained earnings................................................................      4,527,011      4,744,302
  Translation adjustment...........................................................             --          6,892
                                                                                     -------------  -------------
      Total stockholders' equity...................................................     12,166,142     14,027,928
                                                                                     -------------  -------------
Commitment and contingencies
      Total liabilities and stockholders' equity...................................  $  26,283,576  $  29,728,156
                                                                                     -------------  -------------
                                                                                     -------------  -------------

           See condensed notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                                       ---------------------------
                                                                                           1997           1998
                                                                                       -------------  ------------
Sales:
  Telecommunication services.........................................................  $   3,537,372  $  7,135,282
  Project/other revenue..............................................................      8,214,563     9,510,343
  Product resales....................................................................      2,945,563            --
                                                                                       -------------  ------------
    Total sales......................................................................     14,697,498    16,645,625
Cost of sales (exclusive of items shown separately below)............................      7,704,835    10,013,991
Cost of sales--product resales.......................................................      2,347,060            --
                                                                                       -------------  ------------
    Gross profit.....................................................................      4,645,603     6,631,634
Selling, general and administrative expenses.........................................      3,110,329     4,589,690
Depreciation and amortization........................................................        767,621     1,369,154
                                                                                       -------------  ------------
Income from operations...............................................................        767,653       672,790
                                                                                       -------------  ------------
Other income and (expense):
  Interest expense, net..............................................................       (300,118)     (351,499)
  Other, net.........................................................................        109,959       104,924
                                                                                       -------------  ------------
Total other income (expense).........................................................       (190,159)     (246,575)
                                                                                       -------------  ------------
Income before income taxes...........................................................        577,494       426,215
Income tax expense...................................................................        148,852       208,925
                                                                                       -------------  ------------
Net income...........................................................................  $     428,642  $    217,290
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Net income per share:
  Basic..............................................................................  $        0.18  $       0.06
                                                                                       -------------  ------------
                                                                                       -------------  ------------
  Diluted............................................................................  $        0.18  $       0.05
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Weighted average shares outstanding:
  Basic..............................................................................      2,372,000     3,926,000
  Diluted............................................................................      2,435,000     4,225,000

           See condensed notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       SIX MONTHS ENDED JUNE 30,
                                                                                      ----------------------------
                                                                                          1997           1998
                                                                                      -------------  -------------
                                                                                              (UNAUDITED)
Cash flows from operating activities:
Net income..........................................................................  $     428,642  $     217,290
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization.......................................................        767,621      1,369,154
Gain from sale of assets............................................................        (29,542)       (23,990)
Deferred income taxes...............................................................         66,870        (51,409)
Equity in (earnings) loss of unconsolidated subsidiary..............................        (80,445)       (83,750)
Changes in operating assets and liabilities:
Accounts receivable.................................................................       (779,984)      (340,403)
Inventory...........................................................................        798,239        (69,544)
Costs and estimated earnings in excess of billings..................................       (159,597)            --
Prepaid expenses and deposits.......................................................        (23,136)      (612,491)
Other assets........................................................................         60,233       (338,467)
Trade accounts payable and accrued expenses.........................................      1,905,935       (473,998)
Customer deposits...................................................................        (90,734)      (148,606)
Deferred revenue....................................................................       (567,396)        (4,694)
Billings in excess of costs and estimated earnings..................................        (49,948)       211,997
Federal income taxes payable........................................................        (35,775)       (81,713)
                                                                                      -------------  -------------
Net cash provided by operating activities...........................................      2,210,983       (430,624)
                                                                                      -------------  -------------
Cash flows from investing activities:
Purchase of property, plant, and equipment..........................................     (4,556,246)    (4,176,551)
Proceeds from disposal of property, plant, and equipment............................         90,434        201,365
Purchase of ICEL....................................................................             --       (609,822)
                                                                                      -------------  -------------
Net cash used in investing activities...............................................     (4,465,812)    (4,585,008)
                                                                                      -------------  -------------
Cash flows from financing activities:
Proceeds from debt..................................................................      3,218,235      9,978,143
Debt payments.......................................................................       (581,410)    (8,015,293)
Proceeds from issuance of common stock..............................................      6,996,505         59,790
                                                                                      -------------  -------------
Net cash provided by financing activities...........................................      9,633,330      2,022,640
                                                                                      -------------  -------------
Effect of foreign exchange rate on cash.............................................             --          6,892
                                                                                      -------------  -------------
Net increase (decrease) in cash for period..........................................      7,378,501     (2,986,100)
Cash and cash equivalents at beginning of period....................................        281,482      3,345,312
                                                                                      -------------  -------------
Cash and cash equivalents at end of period..........................................  $   7,659,983  $     359,212
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Supplemental disclosures of cash flow information:
Cash paid during the year for interest..............................................  $     296,324  $     394,966
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Cash paid during the year for income taxes..........................................  $      43,000  $      30,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

           See condensed notes to consolidated financial statements.

                            IWL COMMUNICATIONS INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1998

                                  (UNAUDITED)

1.  GENERAL

    The information contained in the following notes to the consolidated financial statements is condensed from that which would appear in the annual consolidated financial statements; accordingly, the consolidated financial statements included herein should be reviewed in conjunction with the consolidated financial statements, and related notes thereto, of IWL Communications Inc., included elsewhere herein. All references to the "Company" include IWL Communications Inc. and its subsidiary companies unless otherwise indicated or the context indicates otherwise.

    The consolidated financial statements included herein are unaudited; however, they include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at March 31, 1998 and the consolidated results of operations and consolidated cash flows for the three months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

2.  EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement No. 128 ("FAS 128"), "Earnings Per Share". FAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earning per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement 128 requirements.

                                                                                         SIX MONTHS ENDED JUNE 30
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
Numerator:
Net income............................................................................  $    428,642  $    217,290
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Denominator:
Denominator for basic earnings per share--weighted-average shares outstanding.........     2,372,000     3,926,000
Effect of dilutive securities:
Employee stock options................................................................        63,000       299,000
                                                                                        ------------  ------------
Denominator for diluted earnings per share............................................     2,435,000     4,225,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Basic earnings per share..............................................................           .18          0.06
Diluted earnings per share............................................................           .18          0.05

3.  COMPREHENSIVE INCOME

    The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS No. 130"), Reporting Comprehensive Income, effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires classification of items of other comprehensive income by nature in a financial statement and a breakout of the accumulated balance of other comprehensive income separately

                            IWL COMMUNICATIONS INC.

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1998

                                  (UNAUDITED)

3.  COMPREHENSIVE INCOME (CONTINUED)
from retained earnings and additional paid in capital in the equity section of a statement of financial position. Reporting comprehensive income provides a measure of all changes in equity that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. Adoption of this statement did not have a material effect on the Company's consolidated financial position or results of operation because there are no material differences between net income and comprehensive income in the Company's circumstances.

4.  NOTES PAYABLE

    The Company was in violation of the financial covenant requiring maintenance of a current ratio as of March 31, 1998 and was in technical default of a covenant requiring the lender's consent to the Combination. The Company has obtained a waiver for these covenant violations and has obtained the lender's consent to the Combination. On June 17, 1998, the Company was extended additional credit under a short term facility by the lender of up to $4.0 million. The short term facility, the term loan and all other amounts due to the lender will mature on the earlier of consummation of the Combination or August 31, 1998.

5.  SUBSEQUENT EVENTS

    MERGER:

    On February 16, 1998, IWL entered into a definitive agreement to merge with CapRock Telecommunications Corp. ("Telecommunications") and to effect an interest exchange with the partners of CapRock Fiber Network Ltd. ("Partnership"). On August 26, 1998, pursuant to the Plan and Agreement of Merger and Plan of Exchange dated February 16, 1998, as amended, the Company completed the mergers and interest exchange with Telecommunications and the Partnership.

    ACQUISITION:

    In January 1998, the Company completed the acquisition of Integrated Communications and Engineering, Ltd. ("ICEL"), a communications systems integrator and maintenance provider in Aberdeen, Scotland. The Company paid a total purchase price of approximately $2.2 million comprised of approximately $610,000 in cash and 207,266 shares of the Company's common stock.

    The acquisition was accounted for as a purchase and was effective as of January 1, 1998, therefore, the statement of operations for the six months ended June 30, 1998 reflects the operations of ICEL. The goodwill and other intangibles resulting from the acquisition is being amortized over 7 and 20 years.

    SENIOR NOTES:

    In July 1998, CapRock Communications Corp. issued, through a private placement under rule 144A under the Securities Act of 1933, as amended, $150 million aggregate principal amount of their 12% Senior Notes due 2008 (the "Senior Notes"), which closed on July 16, 1998. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. The net proceeds from the offering were used to repay existing debt obligations of Telecommunications, the Partnership and IWL. Such proceeds for debt payoffs totaled $26.8 million.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder of
CapRock Communications Corp.:
(formerly IWL Holdings Corporation)

    We have audited the accompanying balance sheet of CapRock Communications Corp. (formerly IWL Holdings Corporation) (a Texas corporation) as of June 30, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the CapRock Communications Corp. (formerly IWL Holdings Corporation) as of June 30, 1998, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Dallas, Texas
September 25, 1998

                          CAPROCK COMMUNICATIONS CORP.

                      (FORMERLY IWL HOLDINGS CORPORATION)

                                 BALANCE SHEET

                                     ASSETS

                                                                                                        JUNE 30,
                                                                                                          1998
                                                                                                       -----------

Cash.................................................................................................   $   2,000
                                                                                                       -----------
                                                                                                       -----------

                                               SHAREHOLDER'S EQUITY

Preferred stock--$.01 par value; 20,000,000 shares authorized, none issued...........................          --

Common stock--$.01 par value; 200,000,000 shares authorized, 1,000 shares issued and outstanding.....          10

Additional paid-in capital...........................................................................       1,990
                                                                                                       -----------

  Total shareholder's equity.........................................................................   $   2,000
                                                                                                       -----------
                                                                                                       -----------

See accompanying notes to balance sheet.

                          CAPROCK COMMUNICATIONS CORP.
                      (FORMERLY IWL HOLDINGS CORPORATION)

                             NOTES TO BALANCE SHEET

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    GENERAL

    CapRock Communications Corp. (formerly IWL Holdings Corporation) (the "Company") was incorporated as a Texas corporation on February 3, 1998, to serve as a holding company for the operations of CapRock Telecommunications Corp. (formerly named CapRock Communications Corp.), CapRock Fiber Network, Ltd. and IWL Communications, Inc. after completion of their merger in conformance with the provisions of their Agreement and Plan of Merger dated February 16, 1998.

    Effective February 3, 1998, IWL Communications, Inc. purchased 2,000 shares of the common stock of the Company for an aggregate purchase price of $2,000, for the purpose of completing the organization of the Company. On June 2, 1998, the Company committed to purchase (i) from IWL Acquisition Corp., a Texas corporation, 1,000 shares of the common stock, par value $.01 per share of IWL Acquisition Corp. for an aggregate purchase price of $1,000 and (ii) from CapRock Acquisition Corp., a Delaware corporation, 1,000 shares of the common stock, par value $.01 per share of CapRock Acquisition Corp., Inc., for an aggregate purchase price of $1,000.

    The Company's original stock issuance consisted of 1,000 shares of $.01 par value common stock. The amount of shares authorized were 100,000,000. On June 18, 1998, the Company amended the Articles of Incorporation to adjust the number of authorized shares from 100,000,000 shares to 200,000,000 shares. On June 3, 1998, IWL Communications, Inc. funded the initial capital contribution of $2,000.

    The accompanying balance sheet presents the financial position of the Company as of June 30, 1998. The Company has not commenced operations and does not have any contingent liabilities or commitments, other than its commitments to enter into the transactions related to the mergers described above.

(2) SUBSEQUENT EVENTS (UNAUDITED)

    MERGER:

    On August 26, 1998, pursuant to the Plan and Agreement of Merger and Plan of Exchange dated February 16, 1998, as amended, the Company completed the mergers with Telecommunications, the Partnership and IWL.

    SENIOR NOTES

    In July 1998, CapRock Communications Corp. issued, through a private placement under Rule 144A under the Securities Act of 1933, as amended, $150 million aggregate principal amount of 12% Senior Notes due 2008 (the "Senior Notes"), which closed on July 16, 1998. Interest on the Notes will be payable semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. The net proceeds from the offering were used to repay existing debt obligations of Telecommunications, the Partnership and IWL. Such proceeds for debt payoffs totaled $26.8 million.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
CapRock Communications Corp.
(formerly IWL Holdings Corp.):

We have audited the accompanying supplemental consolidated balance sheets of CapRock Communications Corp. and subsidiaries as of December 31, 1996 and 1997, and the related supplemental consolidated statements of operations stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the separate 1995 and 1996 financial statements of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) and CapRock Fiber Network, Ltd., which statements reflect total assets constituting 56 percent in 1996, and total revenues constituting 46 percent and 45 percent in 1995 and 1996, respectively, of the related supplemental consolidated totals. Those separate statements were audited by other auditors whose report has been furnished to us, and our opinion, in so far as it relates to the amounts included for CapRock Telecommunications Corp. and CapRock Fiber Network, Ltd., is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger and interest exchange of CapRock Communications Corp. (formerly IWL Holdings Corp.), CapRock Telecommunications Corp. (formerly CapRock Communications Corp.), IWL Communications Incorporated, and CapRock Fiber Network, Ltd. on June 30, 1998, which has been accounted for as a pooling-of-interests as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to the consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of CapRock Communications Corp. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of CapRock Communications Corp. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                                          KPMG Peat Marwick LLP

Dallas, Texas
September 25, 1998

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                          1996             1997        JUNE 30, 1998
                                     --------------   --------------   --------------
                                                                        (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and cash equivalents........  $      386,345   $    3,520,017   $     741,679
  Accounts receivable and unbilled
    services, less allowance for
    doubtful accounts of $399,216,
    $1,781,335 and $464,758 at
    December 31, 1996 and 1997, and
    June 30, 1998, respectively....       9,326,542       15,143,525      17,275,184
  Costs and estimated earnings in
    excess of billings (note 4)....         135,675               --       1,355,000
  Inventory........................         851,380        1,022,927       1,092,471
  Prepaid expenses and other.......         360,995        1,022,319       2,119,560
  Deferred income taxes (note
    12)............................         810,089          731,845         364,277
                                     --------------   --------------   --------------
    Total current assets...........      11,871,026       21,440,633      22,948,171
Property, plant and equipment, net
  (note 3).........................      15,900,657       27,340,599      33,953,270
Other assets.......................         750,530          608,219       3,146,686
                                     --------------   --------------   --------------
    Total assets...................  $   28,522,213   $   49,389,451   $  60,048,127
                                     --------------   --------------   --------------
                                     --------------   --------------   --------------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt
    (note 7).......................  $    3,041,142   $    8,116,424   $  21,659,472
  Accounts payable and accrued
    expenses.......................       9,799,978       11,587,951      14,953,286
  Accrued commitment and guarantor
    fees (note 7)..................         208,020          406,010         431,131
  Customer deposits................         388,993          171,972          23,367
  Current installments of
    obligations under capital
    leases (note 6)................         212,695          239,672         254,417
  Billings in excess of costs and
    earnings (note 4)..............          48,892           92,022         304,019
  Income taxes payable (note 12)...          37,418          589,514         558,113
  Unearned revenue.................         287,329          542,441         327,334
                                     --------------   --------------   --------------
    Total current liabilities......      14,024,467       21,746,006      38,511,139
Long-term debt, excluding current
  portion (note 7).................       9,392,510       12,338,341       1,483,706
Deferred revenue, noncurrent
  portion..........................          66,748               --              --
Deferred income taxes (note 12 )...         545,304          851,307       1,141,248
Obligations under capital lease,
  excluding current installments
  (note 6).........................         607,166          367,493         264,655
                                     --------------   --------------   --------------
    Total liabilities..............      24,636,195       35,303,147      41,400,748
Stockholders' equity:
  Preferred stock, $.01 par value;
    20,000,000 shares authorized;
    none issued....................              --               --              --
  Common stock, $.01 par value;
    200,000,000 shares authorized,
    issued and outstanding
    27,148,521, 28,677,743 and
    28,911,231 shares, respectively
    (note 11)......................         271,485          286,777         289,112
  Additional paid-in capital.......       1,051,564        8,810,627      10,447,895
  Retained earnings................       2,562,969        5,385,144       8,258,012
  Other comprehensive income.......              --               --           6,892
  Unearned compensation............              --         (396,244)       (354,532)
                                     --------------   --------------   --------------
    Total stockholders' equity.....       3,886,018       14,086,304      18,647,379
Commitments (note 14)
                                     --------------   --------------   --------------
  Total liabilities and
    stockholders' equity...........  $   28,522,213   $   49,389,451   $  60,048,127
                                     --------------   --------------   --------------
                                     --------------   --------------   --------------

   See accompanying notes to supplemental consolidated financial statements.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            SIX MONTHS ENDED
                                                     YEARS ENDED DECEMBER 31,                   JUNE 30,
                                             ----------------------------------------  --------------------------
                                                 1995          1996          1997          1997          1998
                                             ------------  ------------  ------------  ------------  ------------
                                                                                              (UNAUDITED)
Revenues:
  Telecommunication services...............  $ 19,402,455  $ 29,704,791  $ 57,892,088  $ 24,510,811  $ 40,554,705
  Fiber services...........................            --            --            --            --     1,355,000
  Projects and other.......................    10,004,504    10,711,346    14,511,815     8,214,563     9,510,343
  Product resales..........................            --    10,553,846     2,945,563     2,945,563            --
                                             ------------  ------------  ------------  ------------  ------------
Total revenues.............................    29,406,959    50,969,983    75,349,466    35,670,937    51,420,048
Cost of product resales and services:
  Cost of telecommunication services.......    21,185,003    29,684,388    50,124,257    23,495,956    33,921,024
  Cost of fiber services...................            --            --            --            --       114,339
  Cost of product resales..................            --     9,672,078     2,347,060     2,347,060            --
                                             ------------  ------------  ------------  ------------  ------------
Gross Profit...............................     8,221,956    11,613,517    22,878,149     9,827,921    17,384,685
Operating expenses:
  Selling, general and administrative......     7,325,825     8,983,394    14,073,691     6,452,774     9,559,679
  Depreciation and amortization............     1,185,720     1,535,880     3,345,819     1,419,310     2,250,368
                                             ------------  ------------  ------------  ------------  ------------
Total operating expenses...................     8,511,545    10,519,274    17,419,510     7,872,084    11,810,047
                                             ------------  ------------  ------------  ------------  ------------
Operating income (loss)....................      (289,589)    1,094,243     5,458,639     1,955,837     5,574,638
Interest expense, net......................      (484,633)     (584,652)   (1,602,522)     (838,477)     (919,376)
Other income...............................       151,156        41,148       219,211       109,959       104,924
                                             ------------  ------------  ------------  ------------  ------------
Income (loss) before income taxes and
  extraordinary item.......................      (623,066)      550,739     4,075,328     1,227,319     4,760,186
Income taxes...............................        47,957       227,148     1,513,561       391,446     1,887,318
                                             ------------  ------------  ------------  ------------  ------------
Income (loss) before extraordinary item....      (671,023)      323,591     2,561,767       835,873     2,872,868
Extraordinary item-- extinguishment of debt
  (note 13)................................       644,652            --            --            --            --
                                             ------------  ------------  ------------  ------------  ------------
Net income (loss)..........................  $    (26,371) $    323,591  $  2,561,767  $    835,873  $  2,872,868
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Pro forma income taxes:
  Income (loss) before income taxes and
    extraordinary item.....................      (623,066)      550,739     4,075,328     1,227,319     4,760,186
  Pro forma income taxes...................      (211,845)      143,148     1,475,561       383,446     1,887,318
                                             ------------  ------------  ------------  ------------  ------------
  Income (loss) before extraordinary item..      (411,221)      407,591     2,599,767       843,873     2,872.868
  Extraordinary item--extinguishment of
    debt (net of income taxes of
    $248,190)..............................       396,462            --            --            --            --
                                             ------------  ------------  ------------  ------------  ------------
  Pro forma net income (loss)..............  $    (14,759)      407,591     2,599,767       843,873     2,872,868
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Historical and pro forma earnings per
  common share:
  Income (loss) before extraordinary item..  $      (0.02) $       0.01  $       0.09  $       0.03  $       0.10
  Extraordinary item.......................          0.02            --            --            --            --
                                             ------------  ------------  ------------  ------------  ------------
  Basic and Diluted........................  $         --  $       0.01  $       0.09  $       0.03  $       0.10
                                             ------------  ------------  ------------  ------------  ------------
Weighted average shares outstanding:
  Basic....................................    25,925,721    27,145,920    27,983,504    27,295,504    28,849,504
  Diluted..................................    25,936,272    27,156,471    28,480,968    27,358,504    29,465,246

   See accompanying notes to supplemental consolidated financial statements.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                            SUPPLEMENTAL
                                    COMMON STOCK      ADDITIONAL                CURRENCY                    CONSOLIDATED
                                --------------------    PAID-IN     RETAINED   TRANSLATION     UNEARNED     STOCKHOLDERS'
                                  SHARES     AMOUNT     CAPITAL     EARNINGS   ADJUSTMENTS   COMPENSATION      EQUITY
                                ----------  --------  -----------  ----------  -----------   ------------   ------------


Balance at December 31,
  1994........................  25,843,735  $258,437  $   304,616  $2,265,749    $   --       $      --     $ 2,828,802

Issuances of common stock upon
  conversion of note payable
  (note 7)....................   1,301,978    13,020      736,980          --        --              --         750,000

Net loss......................          --        --           --     (26,371)       --              --         (26,371)
                                ----------  --------  -----------  ----------  -----------   ------------   ------------

Balance at December 31,
  1995........................  27,145,713   271,457    1,041,596   2,239,378        --              --       3,552,431

Issuance of common stock......       2,808        28        9,968          --        --              --           9,996

Net income....................          --        --           --     323,591        --              --         323,591
                                ----------  --------  -----------  ----------  -----------   ------------   ------------

Balance at December 31,
  1996........................  27,148,521   271,485    1,051,564   2,562,969        --              --       3,886,018

Issuance of common stock......      79,222       792      777,058          --        --              --         777,850

Proceeds from initial public
  common stock offering, net
  of expenses (note 11).......   1,450,000    14,500    6,982,005          --        --              --       6,996,505

Deferred Compensation from
  compensatory stock option
  grants (note 11)............          --        --           --          --        --        (417,100)       (417,100)

Amortization of deferred
  compensation................          --        --           --          --        --          20,856          20,856

Net income....................          --        --           --   2,561,767        --              --       2,561,767

Net income excluded from IWL
  Communications for the six
  months ended December 31,
  1996 as a result of
  conforming fiscal year end
  (note 2)....................          --        --           --     260,408        --              --         260,408
                                ----------  --------  -----------  ----------  -----------   ------------   ------------

Balance at December 31,
  1997........................  28,677,743   286,777    8,810,627   5,385,144        --        (396,244)     14,086,304

Issuance of common stock
  (unaudited).................      26,222       262       61,527          --        --              --          61,789

Issuance of stock relating to
  acquisition
  (unaudited)--note 18........     207,266     2,073    1,575,741          --        --              --       1,577,814

Amortization of deferred
  compensation (unaudited)....          --        --           --          --        --          41,712          41,712

Other comprehensive income
  (unaudited).................          --        --           --          --     6,892              --           6,892

Net income (unaudited)........          --        --           --   2,872,868        --              --       2,872,868
                                ----------  --------  -----------  ----------  -----------   ------------   ------------

Balance at June 30, 1998
  (unaudited).................  28,911,231  $289,112  $10,447,895  $8,258,012    $6,892       $(354,532)    $18,647,379
                                ----------  --------  -----------  ----------  -----------   ------------   ------------
                                ----------  --------  -----------  ----------  -----------   ------------   ------------

   See accompanying notes to supplemental consolidated financial statements.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          SIX MONTHS ENDED JUNE
                                                         YEARS ENDED DECEMBER 31,                  30,
                                                   ------------------------------------  ------------------------
                                                      1995        1996         1997         1997         1998
                                                   ----------  -----------  -----------  -----------  -----------
                                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..............................  $  (26,371) $   323,591  $ 2,561,767  $   835,873  $ 2,872,868
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Extraordinary gain on extinguishment of
      debt.......................................    (644,652)          --           --           --           --
    Depreciation and amortization................   1,185,720    1,535,880    3,345,819    1,419,310    2,250,368
    Amortization of discount on notes payable....       6,930        7,338        7,338           --           --
    Gain on sale of assets.......................     (24,926)     (67,021)    (105,048)     (29,542)     (23,990)
    Deferred income taxes........................    (166,697)     (98,088)     384,247      309,464      657,509
    Equity earnings of unconsolidated joint
      venture....................................    (105,829)      25,873     (115,107)     (80,445)     (83,750)
    Compensation expense related to stock option
      grants.....................................          --           --       20,856           --       41,712
    Allowance for doubtful accounts..............     116,881      356,223    1,316,019      595,697      337,663
    Changes in operating assets and liabilities:
      Restricted cash............................          --      (25,415)      25,415           --           --
      Accounts receivable........................  (1,785,612)  (5,384,642)  (7,831,700)  (4,108,299)  (2,469,322)
      Inventory..................................     374,297     (253,022)   1,631,929      798,239      (69,544)
      Costs and earnings in excess of billings...      (2,881)    (132,794)      83,265     (159,597)  (1,355,000)
      Prepaid expenses and other.................     204,023     (275,987)    (911,597)    (282,202)  (1,405,769)
      Accounts payable and accrued liabilities...   1,593,340    4,746,639    3,378,009    2,378,182    3,270,013
      Billings in excess of costs and estimated
        earnings.................................          --       48,892      (43,479)     (49,948)     211,997
      Income taxes payable.......................     (90,559)      37,418      553,739      (29,155)    (332,238)
      Unearned revenue...........................     193,393      (63,984)    (189,787)    (162,433)    (215,107)
                                                   ----------  -----------  -----------  -----------  -----------
        Net cash provided by operating
          activities.............................     827,057      780,901    4,111,685    1,435,144    3,687,410
Cash flows from investing activities:
  Purchases of property and equipment............  (2,281,510) (10,211,878) (13,630,464)  (6,521,632)  (8,654,989)
  Proceeds from note receivable..................     283,755      659,972           --           --           --
  Proceeds from disposal of property and
    equipment....................................      78,377      201,550      643,836       90,434      201,365
  Purchase of ICEL (note 18).....................          --           --           --           --     (609,822)
                                                   ----------  -----------  -----------  -----------  -----------
        Net cash used in investing activities....  (1,919,378)  (9,350,356) (12,986,628)  (6,431,198)  (9,063,446)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.......   2,546,774   15,395,225   20,553,869    5,980,094    9,978,143
  Principal payments on notes payable............  (1,614,996)  (8,307,785) (14,608,429)    (581,410)  (8,782,224)
  Proceeds from line of credit...................          --   18,564,432   40,742,755   17,025,696   31,611,788
  Principal payments on line of credit...........          --  (17,750,010) (40,404,848) (16,431,483) (30,162,438)
  Loan fees paid under long-term note
    agreement....................................          --     (135,749)    (346,935)          --           --
  Net change in bank overdraft...................     (29,094)     957,497     (957,497)          --           --
  Proceeds from issuace of common stock..........          --        9,996    7,347,258    6,996,505       61,790
  Principal payments under capital lease
    obligations..................................          --     (128,324)    (212,695)    (112,636)    (116,253)
                                                   ----------  -----------  -----------  -----------  -----------
        Net cash provided by financing
          activities.............................     902,684    8,605,282   12,113,478   12,876,766    2,590,806
Effect of exchange rate on cash equivalents......          --           --           --           --        6,892
Net increase (decrease) in cash..................    (189,637)      35,827    3,238,535    7,880,712   (2,778,338)
Cash and cash equivalents at beginning of
  period.........................................     514,740      325,103      281,482      306,897    3,520,017
                                                   ----------  -----------  -----------  -----------  -----------
Cash and cash equivalents at end of period.......  $  325,103  $   360,930  $ 3,520,017  $ 8,187,609  $   741,679
                                                   ----------  -----------  -----------  -----------  -----------
                                                   ----------  -----------  -----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest.........................  $  455,939  $   550,332  $ 1,760,777  $   656,337  $   943,377
                                                   ----------  -----------  -----------  -----------  -----------
                                                   ----------  -----------  -----------  -----------  -----------
  Cash paid for income taxes.....................  $  367,267  $   150,866  $   801,124  $   164,000  $ 1,250,000
                                                   ----------  -----------  -----------  -----------  -----------
                                                   ----------  -----------  -----------  -----------  -----------

   See accompanying notes to supplemental consolidated financial statements.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) BASIS OF PRESENTATION AND NATURE OF BUSINESS

    The supplemental consolidated financial statements include CapRock Communications Corp. ("CapRock" or the "Company") and its majority owned subsidiaries. The Company was formed on February 3, 1998, to serve as a holding company for the operations of CapRock Telecommunications ("Telecommunications"), CapRock Fiber Network Ltd. ("Partnership") and IWL Communications, Inc. ("IWL") and its wholly owned subsidiaries. All significant inter-company transactions are eliminated in consolidation. The supplemental consolidated financial statements include the accounts of Telecommunications, Partnership, IWL, Spacelink Systems, Inc., Spacelink Systems, FSC, Inc., and IWL Communications Ltd. (Russia) and Integrated Communications and Engineering Ltd. ("ICEL") (note
18). The equity method is used to account for unconsolidated investments in companies in which the Company exercises significant influences over operating and financial policies, but does not have a controlling interest. On August 26, 1998, pursuant to the Plan of Agreement of Merger and Plan of Exchange dated February 16, 1998, as amended, the Company completed the mergers and interest exchange with Telecommunications, Partnership and IWL (note 2). Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of CapRock Communications Corp. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

    The Company is a regional facilities-based integrated communications provider offering local, long distance, internet, data and private line services to small and medium-sized businesses. The Company also provides switched and dedicated access, regional and international long distance, private lines and dark fiber to carrier customers. The Company is in process of building a 5,500 mile advanced fiber network throughout Texas, Louisiana, Arkansas, New Mexico and Oklahoma.

    The Company, through predecessor entities, was formed in 1981 and has been performing telecommunication services since such time. The Company is a facilities-based provider of voice, data and broadband services to interexchange carriers and businesses and consumers. The Company's revenues are derived from the sale of telecommunication services to interexchange and other telecommunications providers and from the sale of voice and data services to businesses and consumers. Additionally, the Company, through its wholly owned subsidiary--IWL, provides communications solutions to customers with operations in remote, difficult-access regions. The Company extends credit to customers on an unsecured basis with the risk of loss limited to outstanding amounts. The Company markets its services through its internal sales representatives and a network of independent agents.

(B) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(C) INVENTORY

    Inventory substantially consists of parts and equipment held for resale. Inventory that can be specifically identified using a unique identification number is stated at the lower of cost or specified cost or market. Inventory that cannot be specifically identified is stated at the lower of cost or market, where cost is determined using the first in-first out method. Market value, in all cases, represents the lower of replacement cost or net realizable value.

(D) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and include certain costs, which are capitalized during the installation and expansion of the telecommunications network including interest costs, and payroll related to the construction. Such capitalized costs were $143,255 in 1996 and were immaterial for 1997 and for the six months ended June 30, 1998. Depreciation is computed using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining terms of the leases. Assets under construction are not depreciated until placed in service.

    In the process of building out the 5,500 mile fiber network, the Company may enter into Indefeasible Right to Use contracts ("IRU's") for the sale of fiber usage rights and to provide the construction services for such fiber. The Company may install additional conduits for these segments included in the IRU for its own use while performing the construction services. This additional conduit is capitalized proportionately to the number of conduits placed. Costs of the initial conduit and fiber are allocated to the customer and the Company based upon the number of fibers retained by the Company relative to the total fibers installed.

(E) REVENUES AND COST OF REVENUES

    The Company recognizes revenue from the following sources: Telecommunication Services, Fiber Services, Projects and Product Resales.

    TELECOMMUNICATION SERVICES:

    Revenues from telecommunication services relate to local, long distance, data and private line services to end-user customers. Such revenues are recognized when the services are provided. The cost of revenues associated with Telecommunication Services is based primarily on the direct costs associated with owned and leased transmission capacity and the cost of transmitting and terminating traffic on other carriers' facilities. Commissions paid to acquire customer call traffic are expensed in the period when associated call revenues are recognized.

    FIBER SERVICES:

    Fiber Services relate to the sale of fiber usage rights through IRU's and related construction services associated with building the fiber network specified in the IRU. The Company accounts for long-term construction contracts relating to the development of telecommunications networks for customers using

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the percentage-of-completion method. Progress under the percentage of completion is measured based upon costs incurred to date compared with total estimated construction costs.

    The contract costs are estimated using allocations of the total costs of constructing the network. Customers are billed based upon contractual milestones. Costs and estimated earnings in excess of billed are classified as current assets. If estimates of costs to complete the contract indicate a loss, provision is made currently for the total contract loss anticipated. Amounts received from customers in excess of revenues recognized to date are classified as current liabilities.

    PROJECTS:

    Project revenue relates to communication system contracts, which are typically fixed price and such revenue is recognized based upon the percentage-of- completion method, primarily based upon contract costs incurred to date compared with total estimated contract costs. Costs and estimated earnings in excess of billings are classified as current assets. If estimates of costs to complete the contract indicate a loss, provision is made currently for the total contract loss anticipated. It is anticipated that the incurred costs associated with work in progress at the end of the respective periods will be billed and collected within the next year. Amounts received from customers in excess of revenues recognized to date are classified as current liabilities.

    PRODUCT RESALES:

    The Company serves as the exclusive manufacturer's representative of Alcatel products to the U.S oil and gas industry. In fiscal years 1996 and 1997, the Company provided services to a subsidiary of Shell, which included the resale of a significant amount of Alcatel products. The Shell project was substantially completed in May 1997 and, therefore, is not expected to contribute in a material manner to the Company's total sales in future periods.

(F) BUSINESS AND CREDIT CONCENTRATION

    Financial instruments which potentially expose the Company to a concentration of credit risk, as defined by SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, consist primarily of accounts receivable from carrier, retail and commercial customers.

(G) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(H) STOCK-BASED COMPENSATION

    The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, ("APB No. 25"). As such, compensation expense is recorded on the date of grant to the extent the current market price of the underlying stock exceeds the exercise price. The Company has provided pro forma disclosures as if the fair value-based method of accounting for these plans, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS No. 123"), had been applied.

(I) FOREIGN CURRENCY TRANSLATION

    Results of operations for foreign investments are translated from the designated functional currency to the U.S. dollar using average exchange rates during the period, while assets and liabilities are translated at the exchange rate in effect at the reporting date. Resulting gains and losses from translating foreign currency financial statements are accumulated in a separate component of stockholders' equity.

(J) INTANGIBLE ASSETS

    The Company recorded approximately $1.6 million of goodwill and $300,000 relating to other intangibles in connection with the acquisition of Integrated Communications and Engineering Ltd. ("ICEL") (note 18). Goodwill represents the excess of the purchase price over fair value of identifiable net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited. Goodwill in connection with the acquisition of ICEL will be amortized over 20 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows. The amount of goodwill impairment, if any, is measured based upon projected discounted future operating cash flows using a discounted rate reflecting the Company's average cost of funds.

(K) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(L) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company believes that the carrying amounts of its financial instruments included in current assets and current liabilities approximate the fair value of such items due to their short-term nature. The carrying amount of long-term notes payable approximates their fair value because interest rates approximate market.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(M) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(N) EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement No. 128 ("SFAS 128"), EARNINGS PER SHARE. SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earning per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the SFAS 128 requirements. All data in the table presented below is in thousands, except for per share data.

                                                                                      SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,            JUNE 30,
                                                   -------------------------------  --------------------
                                                     1995       1996       1997       1997       1998
                                                   ---------  ---------  ---------  ---------  ---------
Numerator:
  Net income (loss)..............................  $     (26) $     324  $   2,562  $     837  $   2,873
Denominator:
  Denominator for basic earnings (loss) per share
    weighted average shares outstanding..........     25,926     27,146     27,984     27,296     28,850
Effect of dilutive securities:
  Employee stock options.........................         10         10        497         63        615
                                                   ---------  ---------  ---------  ---------  ---------
Denominator for diluted earnings (loss) per share
  weighted average shares outstanding............     25,936     27,156     28,481     27,359     29,465
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------
Basic and Diluted................................  $  --      $    0.01  $    0.09  $    0.03  $    0.10
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------

(O) UNAUDITED SUPPLEMENTAL INTERIM FINANCIAL INFORMATION

    Interim information for the six months ended June 30, 1997 and 1998, including such information in the notes to the supplemental consolidated financial statements, is unaudited. This information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of the results of such period. Financial results for the interim period are not necessarily indicative of the results for a full year.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(P) MERGER-RELATED EXPENSES

    The Company has deferred certain merger-related expenses, such as fees for investment bankers, attorneys, accountants, financial printing and other related charges as a component of prepaid expenses. These expenses will be charged to income at the time of consummation of the merger.

(2) BUSINESS COMBINATION

    On August 26, 1998, pursuant to the Plan of Agreement of Merger and Plan of Exchange dated February 16, 1998, as amended, the Company completed the mergers and interest exchange with Telecommunications, Partnership and IWL. Accordingly, the Supplemental Consolidated Balance Sheets as of December 31, 1996 and 1997 and as of June 30, 1998 (unaudited) and the Supplemental Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for each of the years in the three year period ended December 31, 1997 and the six months ended June 30, 1998 (unaudited) include Telecommunications, Partnership and IWL as though these entities had always been a part of CapRock.

    All previously outstanding shares of IWL common stock ceased to exist and each such share was converted into and became exchangeable for one share of CapRock common stock, and all previously outstanding shares of Telecommunications common stock ceased to exist, and each such share was converted into and became exchangeable for 1.789030878 shares of CapRock common stock and each one percent (1%) of the Partnership interests issued and outstanding was exchanged for 63,194.54 shares of CapRock common stock. The Company issued 28,911,231 common shares in exchange for the outstanding common share of Telecommunications, Partnership and IWL. Additionally, outstanding employee stock options of IWL and Telecommunications were converted at the above exchange factors into options to purchase 828,385 shares of CapRock common stock. The mergers and interest exchange constituted a tax-free reorganization and was accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

    In May 1998, IWL changed its fiscal year end to coincide with the fiscal years of CapRock, Telecommunications and the Partnership. The Supplemental Consolidated Statement of Operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 combine the operating activity for all three entities for these periods. The Supplemental Consolidated Statement of Operations for 1995 and 1996 combine IWL's operating activity for the years ended June 30, 1995 and 1996 with Telecommunications and the Partnership operating activity for the years ended December 31, 1995 and 1996. The net income of IWL for the six month period ended December 31, 1996 was excluded from the Supplemental Consolidated Statement of Operations for the year ended December 31, 1996 as a result of the non-conforming year ends for such period in the amount of approximately $260,000. This amount was included as an adjustment to retained earnings in the Supplemental Consolidated Statement of Stockholders' Equity. IWL's cash flow for this period was added to the 1997 beginning balance in the Supplemental Consolidated Statement of Cash Flows.

    The transactions between CapRock, IWL and the Partnership have been eliminated for all respective periods presented. Certain reclassifications were made to IWL's financial statements to conform to CapRock's presentations.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(2) BUSINESS COMBINATION (CONTINUED)
    The results of operations for the separate companies and the combined amounts presented in the Supplemental Consolidated Financial Statements follow:

                                                                                      SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31             JUNE 30
                                                   -------------------------------  --------------------
                                                     1995       1996       1997       1997       1998
                                                   ---------  ---------  ---------  ---------  ---------
                                                                        (IN 000'S)      (UNAUDITED)
Net sales:
  Telecommunications.............................  $  13,440  $  23,174  $  46,744  $  20,128  $  32,223
  Partnership....................................        173     --          1,945        845      2,551
  IWL............................................     15,794     27,796     26,660     14,697     16,646
                                                   ---------  ---------  ---------  ---------  ---------
Combined.........................................  $  29,407  $  50,970  $  75,349  $  35,670  $  51,420
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------
Net income (loss):
  Telecommunications.............................  $    (532) $    (183) $   1,816  $     429  $   1,785
  Partnership....................................        (30)      (227)      (104)       (21)       871
  IWL............................................        536        734        850        428        217
                                                   ---------  ---------  ---------  ---------  ---------
Combined.........................................  $     (26) $     324  $   2,562  $     836  $   2,873
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------

(3) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment, including assets acquired under capital leases of $1,732,000 as of December 31, 1996 and 1997 and June 30, 1998, is comprised of the following:

                                                                             DECEMBER 31,
                                                                     ----------------------------
                                                      USEFUL LIVES       1996           1997
                                                      -------------  -------------  -------------  JUNE 30, 1998
                                                                                                   -------------
                                                                                                    (UNAUDITED)
Land................................................       --        $      51,289  $      51,289  $     158,853
Buildings...........................................     20 - 31           456,355        982,484        926,570
Leasehold improvements..............................   Lease Term          237,166        330,468        789,087
Office equipment, furniture and other...............      5 - 7          2,169,576      4,264,606      8,090,057
Telecommunications network..........................     5 - 20         11,351,644     13,501,993     14,465,807
Equipment for rent/lease............................     7 - 10          6,355,557     12,003,374     15,359,403
Construction in progress............................       --             --            4,373,499      4,385,117
                                                                     -------------  -------------  -------------
  Total property and equipment......................                    20,621,587     35,507,713     44,174,894

Less accumulated deprecation, including amounts
  applicable to assets acquired under capital leases
  of $474,238 and $721,667 and $845,381 as of
  December 31, 1996 and 1997, and June 30, 1998,
  respectively......................................                     4,720,930      8,167,114     10,221,624
                                                                     -------------  -------------  -------------
    Net property, plant and equipment...............                 $  15,900,657  $  27,340,599  $  33,953,270
                                                                     -------------  -------------  -------------
                                                                     -------------  -------------  -------------

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(4) COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                    DECEMBER     DECEMBER    JUNE 30,
                                                    31, 1996     31, 1997      1998
                                                   -----------  -----------  ---------
                                                                             (UNAUDITED)
Costs incurred on uncompleted contracts..........   $ 271,100    $ 381,074   $ 625,353
Estimated earnings...............................     127,332      281,869   1,555,829
                                                   -----------  -----------  ---------
                                                      398,432      662,943   2,181,182
Less: billings to date...........................     311,649      754,965   1,130,201
                                                   -----------  -----------  ---------
                                                    $  86,783    $ (92,022)  $1,050,981
                                                   -----------  -----------  ---------
                                                   -----------  -----------  ---------

    Included in accompanying balance sheets under the following captions:

                                                    DECEMBER     DECEMBER    JUNE 30,
                                                    31, 1996     31, 1997      1998
                                                   -----------  -----------  ---------
                                                                             (UNAUDITED)
Costs and estimated earnings in excess of
  billings on uncompleted contracts..............   $ 135,675    $  --       $1,355,000
Billings in excess of costs and earnings on
  uncompleted contracts..........................     (48,892)     (92,022)   (304,019)
                                                   -----------  -----------  ---------
                                                    $  86,783    $ (92,022)  $1,050,981
                                                   -----------  -----------  ---------
                                                   -----------  -----------  ---------

(5) INVESTMENT IN KENWOOD SYSTEMS GROUP

    In September 1997, the Company sold its ownership in Kenwood Systems Group, Inc. ("KSG"), a California corporation. Prior to the date of sale, the Company owned 50% of the voting common stock, with the remaining 50% of the voting common stock owned by Kenwood Americas Corporation (KAC). The results of operations from January 1, 1997 through the date of sale (September 30, 1997) of KSG have been reflected in the Company's operating results. The Company and KAC were the original owners of KSG, which began operations on May 1, 1994. The Company recorded a gain on the sale of KSG of $66,226.

    The investment was recorded using the equity method in which the original investment, adjusted for the Company's proportionate share of KSG's income, losses and dividend distributions, was recorded as a long-term investment. The Company's original investment in KSG was $200,000. An additional investment of $50,000 was made during the year ended December 31, 1997. The Company's proportionate share of KSG's earnings (losses) for the years ended December 31, 1995, 1996 and 1997 were $105,829, $(25,873) and $115,107, respectively.

    The Company received a management fee from KSG equal to 2% of gross sales that was paid quarterly. For the years ended December 31, 1995, 1996 and 1997, the Company earned a management fee of $59,995, $58,253 and $76,995, respectively. In addition, worker's compensation, property, medical, dental, and general liability insurance policies maintained by the Company covered KSG. KSG also purchased various supplies and computer equipment from the Company from time to time. Employees of KSG were eligible to participate in a 401(k) plan maintained by the Company. Billings by the Company to

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(5) INVESTMENT IN KENWOOD SYSTEMS GROUP (CONTINUED)
KSG for the years ended December 31, 1996 and 1997 for insurance, supplies, equipment and management fees totaled approximately $128,178 and $174,500, respectively.

    Pertinent financial data (unaudited) of KSG, for the years ended December 31, 1995, 1996 and 1997 is as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                          1995          1996          1997
                                                      ------------  ------------  ------------
Total assets........................................  $  1,095,449  $  1,248,217  $    --
Stockholders' equity................................       646,053       594,307       --
Revenues............................................     2,999,745     2,912,637     3,783,927
Net earnings (loss).................................       211,660       (51,746)      226,887

(6) LEASES

    The Company leases equipment, office space, communication services and land and buildings (used for transmission sites) under capital and operating leases. Future minimum lease payments under these lease agreements for each of the next five years are summarized as follows:

                                                                      CAPITAL      OPERATING
                                                                      LEASES        LEASES
                                                                    -----------  -------------
Year ending December 31:
  1998............................................................  $   299,632  $   3,094,744
  1999............................................................      299,632      2,110,311
  2000............................................................       99,877      1,545,424
  2001............................................................      --           1,286,093
  2002............................................................      --             827,842
  Thereafter......................................................      --           1,149,856
                                                                    -----------  -------------
    Total minimum lease payments..................................      699,141  $  10,014,270
                                                                                 -------------
                                                                                 -------------
  Less amount representing interest based upon 12% interest
    rate..........................................................      (91,976)
                                                                    -----------
  Present value of future minimum lease payments..................      607,165
  Less current installments.......................................     (239,672)
                                                                    -----------
  Obligations under capital leases, excluding current
    installments..................................................  $   367,493
                                                                    -----------
                                                                    -----------

    As operating leases expire, it is expected that they will be replaced with similar leases. Rent expense under operating leases totaled $553,154, $768,108 and $1,419,812 for each of the years ended December 31, 1995, 1996 and 1997, respectively.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(7) DEBT

    A summary of the lines of credit and the notes payable is as follows (interest rates as of December 31, 1997):

                                           DECEMBER 31,     DECEMBER 31,
                                               1996             1997        JUNE 30, 1998
                                          --------------   --------------   --------------
                                                                             (UNAUDITED)
Lines of credit, variable rates, 8.12%
  to 10.5%, due in 1998.................  $    2,241,020   $    5,275,608   $    7,628,141
Notes to banks, variable rates, 8.12%,
  due 1999 to 2001......................       1,485,985        2,274,590        3,888,039
Notes to banks, fixed rates, 8.5% to
  9.0%, due 1998 to 2001................         272,429        1,968,674        1,528,051
Term construction loan, variable rate,
  8.5%, due in 2001.....................       6,842,827        9,550,892        8,877,101
Notes to financing companies, variable
  rates, 11%, due 2015..................         185,462          180,328          178,508
Notes to financing companies, fixed
  rates, 6.75% to 12.1%, due 1998 to
  2007..................................         660,850        1,026,733          893,663
Shareholder notes, 5.8% imputed rate,
  due 2000..............................         112,827          128,167           78,165
Note to related party, 13%, due 1998....         521,835         --               --
Other...................................         110,417           49,773           71,510
                                          --------------   --------------   --------------
    Total...............................      12,433,652       20,454,765       23,143,178
  Less: current portion of long-term
    debt................................       3,041,142        8,116,424       21,659,472
                                          --------------   --------------   --------------
    Long-term debt......................  $    9,392,510   $   12,338,341   $    1,483,706
                                          --------------   --------------   --------------
                                          --------------   --------------   --------------

    In July 1998, the Company issued, through a private placement under Rule 144A under the Securities Act of 1933, as amended, $150 million aggregate principal amount of their 12% Senior Notes due 2008 (the "Senior Notes") which closed on July 16, 1998. See subsequent events at note 18.

    In March 1996, the Company entered into a revolving credit facility with a bank for borrowings up to $1,500,000. In December 1997, the Company entered into an amended agreement that provided for borrowings up to $2,500,000. The line of credit was amended in June 1998 and was increased to $7.0 million. Borrowings under the amended line of credit agreement were due in December, 1998 and bear interest at the prime rate plus 2% (10.5% at December 31, 1997.) The line of credit was subject to certain borrowing base limitations, primarily relating to the accounts receivable balance. The line of credit was secured by accounts receivable and certain shareholder guarantees. The balance outstanding as of December 31, 1996 and 1997 and June 30, 1998 under the line of credit was $814,422 and $1,152,329 and $2,601,685, respectively; and the amount of unused line of credit was $1,347,671 as of December 31, 1997. The Company was in violation of a debt covenant as of December 31, 1997 and in 1998. The Company has obtained a waiver for this covenant violation. The line of credit was repaid in August 1998 with the proceeds from the Senior Notes (note 18).

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(7) DEBT (CONTINUED)
    The Company also entered into a secured revolving line of credit, which allowed the Company to borrow up to a maximum of $5.0 million subject to borrowing base limitations on accounts receivable and inventory. The Company also secured a guidance line of credit which allowed the Company to borrow up to $5.0 million to finance the certain purchases and subsequent leases of communications equipment. The interest rates on both of these lines was at the Company's option, the lending bank's base rate or 30, 60 or 90 day adjusted LIBOR plus 2.4% (8.12% at December 31, 1997). Specific underlying accounts receivable, equipment and inventory secure the lines of credit. The lines of credit required certain minimum net worth and maximum debt to net worth requirements. The Company was in violation of a current ratio at December 31, 1997 and in 1998 and obtained a waiver for such covenant violation. The Company had $5.0 million available under the guidance line of credit at December 31, 1997. These lines of credit were repaid in August 1998 with the proceeds from the Senior Notes (note 18).

    The Company had a loan agreement with a bank (term construction loan) whereby it borrowed $10 million used for the construction, start-up and related expenses of the fiber optic network. The loan was initially secured by the network, investment securities of a shareholder, accounts receivable and guarantees of certain shareholders. The Company was required to maintain certain financial covenants as a condition of this loan. Accrued interest is payable monthly. Quarterly principal payments began on March 31, 1997. The balance outstanding under this loan agreement at December 31, 1996, 1997 and June 30, 1998 was $6,842,827, $9,550,892 and $8,877,101, respectively. The Company was in violation of certain debt covenants as of December 31, 1996, 1997 and in 1998. The Company obtained a waiver for such covenant violations. The loan was repaid in August 1998 with the proceeds from the Senior Notes (note 18).

    Certain shareholders guaranteed the term construction loan. In consideration, the Company agreed to pay a one-time commitment fee equal to 1% of each shareholder's guarantee. No commitment fees were accrued in 1997. These loan commitment fees in 1996 were $80,000, and these fees began accruing interest at 12% on July 1, 1997. This rate increased 2% each July 1 thereafter. The guarantors were also paid a loan guaranty fee by the Company equal to 7% of the amount of the lesser of $8,000,000 or the average outstanding daily principal of the loan. The bank released the guaranty requirement in April 1997 for certain limited partners. No guaranty fees will be paid prospectively to the remaining guarantors and therefore, no guaranty fees have been accrued subsequent to April 1997, other than accrued interest. The total accrued commitment fees and loan guarantor fees as of December 31, 1996 and 1997 and June 30, 1998 was approximately $208,000 and $406,000 and $431,131, respectively. All commitment and guarantee fees were paid in full in August 1998 with the proceeds from the Senior Notes (note 18).

    At December 31, 1995, the Company had outstanding a note payable to a related party (related party note) totaling $1,170,000. The payment terms were upon demand or the due date of March 31, 1998, bearing an interest rate of 13%. In 1995, the related party converted $750,000 relating to the note payable and accrued interest into approximately 7% of the outstanding stock of the Company, at that time. The principal balance outstanding as of December 31, 1996 was $521,835 and was paid in full in 1997.

    In 1994, the Company entered into note payable agreements with three officers of the Company (shareholder notes) relating to stock repurchased by the Company. Each of the original note agreements are in the amount of $50,000 with no stated interest rate. The notes have been discounted using an interest rate of 5.8% and are payable in three annual installments beginning April 1998. The aggregate amount

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(7) DEBT (CONTINUED)
outstanding relating to these notes, net of unamortized discount was $112,827 and $128,166 as of December 31, 1996 and 1997, respectively. The unamortized discount was $37,173 and $21,834 as of December 31, 1996 and 1997, respectively. These notes were paid off in August 1998 with the proceeds from the Senior Notes (note 18).

    At December 31, 1996, the Company had outstanding a note payable to a bank for $200,000. The note was paid in full in 1997.

    The aggregate maturities of long-term debt, net of the unamortized discount of $21,834, as of December 31, 1997 is as follows:

1998....................................  $    8,116,424
1999....................................       2,843,173
2000....................................       1,996,107
2001....................................       6,831,342
2002....................................          84,610
2003 and thereafter.....................         583,109
                                          --------------
                                          $   20,454,765
                                          --------------
                                          --------------

(8) RELATED PARTIES

    The Company entered into an agreement with a related party to manage the construction of the fiber optic network buildout for the initial 260 route miles, which was completed in 1997. Under this agreement, the Company paid 4% of the costs of constructing this portion of the network, payable monthly at a minimum of $15,000 per month. The Company paid management fees of $296,576 in 1997 and $461,576, cumulative under the arrangement since construction of this segment commenced. This arrangement ceased to exist in 1997.

(9) ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The activity in the allowance for doubtful accounts is as follows:

                                                    BALANCE AT    CHARGED TO   WRITE-OFFS
                                                   BEGINNING OF   COSTS AND      NET OF      BALANCE AT
                                                       YEAR        EXPENSES    RECOVERIES   END OF YEAR
                                                   ------------  ------------  -----------  ------------
Year ended December 31, 1995.....................   $   85,000   $     97,208  $  (141,168) $     41,040
Year ended December 31, 1996.....................       41,040        402,755      (44,579)      399,216
Year ended December 31, 1997.....................      399,216      1,382,119      --          1,781,335

(10) LEASE CONTRACTS

    The Company provides telecommunications services to various customers under operating leases. The services include agreements to lease capacity to customers over the fiber optic line, communications equipment, line/satellite charges and/or maintenance charges. These leases impose certain obligations on both the lessor and lessee, which must be met during the term of the lease.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(10) LEASE CONTRACTS (CONTINUED)
    A significant portion of these services requires that the Company have access to international communications satellites. The Company has contracted with a Russian entity for rights to access its portion of an international communications satellite. The Company has agreed to pay a recurring monthly fee to the entity based on the amount of satellite space segment utilized by each lessee. Additionally, the Company has sold communications equipment to the entity. The Company utilizes those facilities to provide communications services to various United States energy and oil and gas companies and other customers doing business in Russia.

    The following is a summary of expected revenue to be earned during the next five years by the Company on lease agreements executed on or before December 31, 1997.

Year ended December 31:
  1998..................................  $    6,110,143
  1999..................................       4,709,570
  2000..................................       4,321,937
  2001..................................       3,196,876
  2002..................................       2,536,312
  Thereafter............................       7,533,700
                                          --------------
  Total.................................  $   28,408,538
                                          --------------
                                          --------------

(11) STOCKHOLDERS' EQUITY

    INITIAL PUBLIC OFFERING

    The Company, through its wholly-owned subsidiary--IWL, completed an initial public offering ("IPO") of common stock on June 12, 1997, issuing 1,450,000 shares at $6.00 per share. The proceeds, net of commissions and expenses, from this IPO totaled $6,996,505. In July 1997, the underwriters exercised an over-allotment option and purchased an additional 62,496 shares resulting in net proceeds of $337,473.

    COMMON STOCK

    CapRock was incorporated as a Texas corporation on February 3, 1998, to serve as a holding company for the operations of Telecommunications, Partnership and IWL after completion of their business combination (note 2) in conformance with the provisions of their Agreement and Plan of Merger dated February 16, 1998, as amended. The Company issued 28,911,231 common shares in exchange for the outstanding common shares of Telecommunications and IWL and the partnership interests in the Partnership.

    Effective February 3, 1998, IWL purchased 1,000 shares of the common stock of the Company for an aggregate purchase price of $2,000, for the purpose of completing the organization of the Company. The Company's original stock issuance consisted of 1,000 shares of $.01 par value common stock. The amount of shares authorized was 100,000,000. On June 18, 1998, the Company amended the Articles of Incorporation to adjust the number of authorized shares from 100,000,000 to 200,000,000 shares. On June 3, 1998, IWL funded the initial capital contribution of $2,000.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(11) STOCKHOLDERS' EQUITY (CONTINUED)
    TELECOMMUNICATIONS EMPLOYEE STOCK OPTION PLAN:

    In September 1997, Telecommunications adopted a stock option plan (the "Telecommunication Plan") pursuant to which the Company's Board of Directors may grant nonqualified options to employees. The Plan authorized grants of option to purchase up to 10% of the common shares outstanding. All stock options have a ten-year term and cannot be exercised prior to September 1, 1998. The options are exercisable in 20% increments over a five-year vesting period. All options expire August 31, 2007. After consummation of the merger, no additional shares will be granted under the Telecommunications Plan. Upon consummation of the merger, the outstanding stock options under such plan were converted at the exchange factors into options to purchase 354,312 shares of CapRock common stock.

    In 1997, Telecommunications granted 381,380 nonqualified stock options under the Telecommunications Plan with an exercise price of $1.00 per share. The Company recorded deferred compensation of $417,100 related to these stock option grants, which will be recognized in the income statement over the vesting period. As of December 31, 1997, 8,278 of the options previously granted were cancelled and no options were exercised.

    IWL INCENTIVE STOCK OPTION PLAN:

    In 1996, IWL adopted an Employee Incentive Stock Option Plan ("IWL Incentive Plan"). The IWL Incentive Plan provided for the granting of a maximum of 258,600 options to purchase shares of common stock to key employees of the Company. The option price per share may not be less than the fair market value of a share on the date the option is granted. Options under such plan generally vest at the rate of 20% per year over a five year period; however; the Board at its discretion may accelerate the vesting schedule. All options granted under the Plan on or prior to the IPO date, June 12, 1997, vested in full on the offering date. Stock options under the Plan expire ten years from the date of grant. As of December 31, 1997, there were options for 146,695 shares granted under the Plan with options prices ranging from $3.56 to $4.49. All options granted were outstanding and exercisable at December 31, 1997. On December 31, 1997, there were 111,905 additional shares available for grant under the Plan. After consummation of the merger, no additional shares will be granted under the IWL Incentive Plan. Upon consummation of the merger, the outstanding stock options under such plan were converted at the exchange factors into options to purchase 155,473 shares of CapRock common stock.

    IWL STOCK OPTION AND DIRECTOR STOCK OPTION PLAN:

    In 1997, IWL adopted a Stock Option and Director Stock Option Plan. Options granted under these plans may be either incentive stock options or non-statutory stock options under the IRS tax code. Incentive stock options may be granted to any person who is an officer or other employee of the Company or any of IWL's subsidiaries. The 1997 Director Stock Option Plan was adopted to encourage ownership of the Company by eligible non-employee directors. All options granted will be non-qualified and not eligible for treatment as Incentive Stock Options under Section 422 of the IRS tax code. A total of 300,000 and 100,000 shares of common stock were reserved for issuance upon the exercise of options, which may be granted under the Stock Option Plan and the Director Stock Option Plan, respectively. As of December 31, 1997, there were options for 197,350 shares granted under the Stock Option and Director Stock Option plans with option prices ranging from $6.00 to $9.50. All options granted under these plans were

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(11) STOCKHOLDERS' EQUITY (CONTINUED)
outstanding and none were exercisable at December 31, 1997. On December 31, 1997, there were 202,650 additional shares available for grant under the Plans. After consummation of the merger, no additional shares will be granted under these plans. Upon consummation of the merger, the outstanding stock options under such plan were converted at the exchange factors into options to purchase 173,600 shares of CapRock common stock.

    REPRESENTATIVE'S WARRANT

    The Company agreed to sell to the Representative or its designees, for nominal consideration, the Representative's Warrant to purchase up to 145,000 shares of Common Stock at an exercise price equal to 120% of the IPO price. The Representative has certain demand and "piggy-back" registration rights that may require the Company to register for resale the shares of Common Stock issuable under the Representative's Warrant. The Representative's Warrant is exercisable for a period of four years, beginning June 12, 1998.

    A summary of options outstanding as of December 31, 1997 is as follows:

                                               NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF OPTIONS
                                                OPTIONS     EXERCISE PRICE       EXERCISABLE
                                              -----------  -----------------  ------------------
BALANCE AT DECEMBER 31, 1995................     152,836       $    3.59              --
  Options granted...........................     157,678            5.91              --
                                              -----------
BALANCE AT DECEMBER 31, 1996................     310,514            4.77             160,614
  Options granted...........................     429,130            1.57              --
  Options exercised.........................     (13,919)           3.56              --
  Options forfeited.........................      (8,578)           1.17              --
                                              -----------
BALANCE AT DECEMBER 31, 1997................     717,147       $    2.92             146,695
                                              -----------
                                              -----------

              NUMBER OF    WEIGHTED-AVERAGE     NUMBER OF
 EXERCISE      OPTIONS         REMAINING         OPTIONS
   PRICE     OUTSTANDING   CONTRACTUAL LIFE    EXERCISABLE
-----------  -----------  -------------------  -----------
 $    1.00      373,102             9.75           --
      3.56      136,140             8.0           136,140
      4.49       10,555             8.4            10,555
      6.00      186,600             9.5            --
      6.25        5,000             9.7            --
      6.75        5,000             9.8            --
      9.50          750             9.8            --
             -----------                       -----------
                717,147             9.3           146,695
             -----------                       -----------
             -----------                       -----------

    The Company applied the intrinsic value method prescribed by APB Opinion No. 25 in accounting for its Plan. SFAS No. 123 requires disclosure of the compensation cost for stock-based incentives granted

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(11) STOCKHOLDERS' EQUITY (CONTINUED)
based upon the fair value at grant date for awards. Applying SFAS No. 123 would result in pro forma net income and earnings per share ("EPS") amounts as follows:

                                                                     YEAR ENDED DECEMBER 31,
                                                                     ------------------------
                                                                        1996         1997
                                                                     ----------  ------------
NET INCOME      As reported........................................  $  323,591  $  2,561,767
                Pro forma..........................................     319,000     2,385,000
BASIC EPS       As reported........................................        0.01          0.09
                Pro forma..........................................        0.01          0.09
DILUTED EPS     As reported........................................        0.01          0.09
                Pro forma..........................................        0.01          0.08

    The fair value of each option grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk free interest rates of 5.8% in 1996 and 1997; expected option lives of 2.5 years; expected volatility of 55%, and no expected dividend yield. The weighted-average fair value of options granted for the year ended December 31, 1996 and 1997 was $.24 and $1.89, respectively.

(12) INCOME TAXES

    The components of the income tax provision (benefit) were as follows:

                                                      U.S. FEDERAL   FOREIGN      STATE        TOTAL
                                                      ------------  ----------  ----------  ------------
YEAR ENDED DECEMBER 31, 1995
Current.............................................  $    214,654  $   --      $   --      $    214,654
Deferred............................................      (142,907)     --         (23,790)     (166,697)
                                                      ------------  ----------  ----------  ------------
  Total.............................................  $     71,747  $   --      $  (23,790) $     47,957
                                                      ------------  ----------  ----------  ------------
                                                      ------------  ----------  ----------  ------------

YEAR ENDED DECEMBER 31, 1996
Current.............................................  $    175,404  $  149,832  $   --      $    325,236
Deferred............................................       (87,737)     --         (10,351)      (98,088)
                                                      ------------  ----------  ----------  ------------
  Total.............................................  $     87,667  $  149,832  $  (10,351) $    227,148
                                                      ------------  ----------  ----------  ------------
                                                      ------------  ----------  ----------  ------------

YEAR ENDED DECEMBER 31, 1997
Current.............................................  $    946,703  $  112,659  $   69,952  $  1,129,314
Deferred............................................       364,993      --          19,254       384,247
                                                      ------------  ----------  ----------  ------------
  Total.............................................  $  1,311,696  $  112,659  $   89,206  $  1,513,561
                                                      ------------  ----------  ----------  ------------
                                                      ------------  ----------  ----------  ------------

    Foreign income taxes results from taxes withheld on sales related to Russian operations. Operating income from such operations for the years ended December 31, 1995, 1996 and 1997 were $190,000, 436,000 and $392,000, respectively.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(12) INCOME TAXES (CONTINUED)
    Income tax expense (benefit) differs from the amount computed by applying the federal income tax rate of 34% to earnings before taxes, as follows:

                                                                       1995        1996         1997
                                                                    ----------  ----------  ------------
Income tax provision at 34%.......................................  $   17,594  $  187,251  $  1,385,612
Expenses not deductible for tax purposes..........................      11,630      11,990        33,094
State income tax expense, net of federal effect...................     (23,790)    (10,351)       89,206
Effect of foreign operations, including foreign tax credits.......      --         (53,071)      (49,326)
Exclusion of Partnership income tax benefit.......................      11,000      84,000        39,000
Other.............................................................      31,523       7,329        15,975
                                                                    ----------  ----------  ------------
Total.............................................................  $   47,957  $  227,148  $  1,513,561
                                                                    ----------  ----------  ------------
                                                                    ----------  ----------  ------------

    Effective January 1, 1998, the Partnership elected to be taxed as a corporation. As such deferred taxes and tax provisions have been established in 1998.

    The tax effects of temporary differences and carryforwards, which result in a significant portion of the deferred tax assets and liabilities, are as follows:

                                                                          DECEMBER 31,
                                                         ----------------------------------------------
                                                                  1996                    1997
                                                         ----------------------  ----------------------
                                                           ASSET     LIABILITIES   ASSETS    LIABILITIES
                                                         ----------  ----------  ----------  ----------
Effect on deferred taxes of carryforwards..............  $  662,377  $   --      $  116,958  $   --
Foreign tax credit.....................................      --          --          25,600      --
Allowance for doubtful accounts........................     149,534      --         654,875      --
Unearned compensation..................................      --          --           7,717      --
Deferred revenue.......................................      41,521      --           7,142      --
Accrued vacation pay...................................      30,497      --          27,200      --
Equity in losses of affiliates.........................       8,796      --          --          --
Property, plant and equipment..........................      --         651,712      --         968,265
Other..................................................      23,772      --           9,311      --
                                                         ----------  ----------  ----------  ----------
    Total deferred taxes...............................  $  916,497  $  651,712  $  848,803  $  968,265
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------

    The net operating loss carryover was fully utilized in 1997. No valuation allowance for deferred taxes at December 31, 1996 and 1997 was considered necessary as management has determined that it is more likely than not that these assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(13) EXTRAORDINARY ITEM

    In 1995, the Company terminated a fiber lease agreement entered into in June 1994 with a vendor to lease fiber capacity. The Company entered into various agreements to maintain a segment of the fiber network and sublease fiber capacity. CapRock provided property and equipment to the vendor in exchange for the forgiveness of amounts then due under the lease agreements and the remaining future obligation. CapRock recorded an extraordinary gain of approximately $645,000 in 1995 as a result of the transaction.

(14) COMMITMENTS

    The Company has an agreement with various vendors, which require minimum usage. In the event such monthly commitments are not met, the Company is required to remit to the vendor the difference between the commitments and the actual usage. Such amount, if necessary, would be recorded as cost of revenue in the period incurred.

(15) 401(K) PLANS

    The Company and a subsidiary offer its qualified employees the opportunity to participate in one of its defined contribution retirement plans qualifying under the provisions of Section 401(k) of the Internal Revenue Code. Each employee may contribute on a tax deferred basis a portion of annual earnings not to exceed $9,500. The Company matches individual employee contributions in certain plans, up to a maximum level, which in no case exceeds 6 %. The Company's matching contributions to the Plan (after forfeitures) for the years ended December 31, 1995, 1996 and 1997 were $23,367, $30,287 and $58,109, respectively.

(16) BUSINESS SEGMENT

    The Company operates in a single industry segment. The geographic termination of revenue is as follows:

                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
                                                                         (IN 000'S)
United States/North America..................................  $  25,569  $  44,285  $  57,706
International................................................        576      2,642      9,243
Russia.......................................................      3,262      2,281      1,905
Mexico.......................................................     --          1,762      6,495
                                                               ---------  ---------  ---------
                                                               $  29,407  $  50,970  $  75,349
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

(17) CONCENTRATION OF CUSTOMERS AND SUPPLIERS

    All revenue was derived from unaffiliated customers. For the year ended December 31, 1996, one customer provided $11,688,251 (or 23%) of the Company's revenue. For the year ended December 31, 1997, one customer provided $9,348,910 (or 12%) of the Company's revenue.

    Two suppliers accounted for approximately $8.6 million (or 41%) of the purchases in 1995 and three suppliers accounted for approximately $9.5 million (or 24%) of the purchases in 1996. Three suppliers accounted for approximately $14.4 million (or 27%) of the purchases in 1997.

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(18) SUBSEQUENT EVENTS--UNAUDITED

    SENIOR NOTES:

    In July 1998, the Company issued, through a private placement under Rule 144A under the Securities Act of 1933, as amended, $150 million aggregate principal amount of their 12% Senior Notes due 2008 (the "Senior Notes"), which closed on July 16, 1998. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1999, at the rate of 12% per annum. The net proceeds from the offering were used to repay existing debt obligations. Such proceeds for debt payoffs totaled $26.8 million. The Company has expensed approximately $100,000 relating to capitalized financing costs for the notes paid off in the third quarter 1998. The remaining proceeds will be used to fund additional capital expenditures for the construction of its fiber optic network, to expand its sales offices, for potential acquisitions and for general working capital purposes. The funds will be invested in high grade liquid securities.

    ACQUISITION:

    In January 1998, the Company completed the acquisition of Integrated Communications and Engineering, Ltd. ("ICEL"), a communications systems integrator and maintenance provider in Aberdeen, Scotland. The Company paid a total purchase price of approximately $2.2 million comprised of approximately $610,000 in cash and 207,266 shares of the Company's common stock. The acquisition was accounted for as a purchase business combination, and accordingly the purchase price was allocated to assets acquired and liabilities assumed. Approximately $1.6 million was recorded to goodwill and $300,000 was allocated to contracts as a result of the transaction. The goodwill and intangibles are being amortized over the expected periods of benefit of 20 and 3 years, respectively.

    The results of operations for ICEL for the six months ended June 30, 1998 have been included since the acquisition date in January 1998. The following summarizes the unaudited supplemental consolidated data as though the acquisition of ICEL occurred as of the January 1, 1997:

                                                                             1997
                                                                 ----------------------------
                                                                 SUPPLEMENTAL   SUPPLEMENTAL
                                                                  HISTORICAL      PRO FORMA
                                                                 -------------  -------------
Revenue........................................................  $  75,349,466  $  78,676,598
Net income.....................................................      2,561,767      2,681,147
Earnings per Share.............................................           0.09           0.10

    CAPROCK EQUITY INCENTIVE PLAN:

    On August 26, 1998, in connection with the approval of the merger, the shareholders of the Company approved an equity incentive plan (the "CapRock Plan"). The CapRock Plan authorized the granting of awards which would allow up to an aggregate of 5,000,000 shares of common stock to be acquired by participants and provides that a maximum of 2,500,000 shares of common stock may be issued to any one participant. All prospective equity grants will be issued from the CapRock Plan. The number of shares of common stock authorized by the Plan is subject to adjustment by the Board of Directors in the event of any increase or decrease in the number of shares of outstanding common stock resulting from a stock dividend,

                 CAPROCK COMMUNICATIONS CORP. AND SUBSIDIARIES

                (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

(18) SUBSEQUENT EVENTS--UNAUDITED (CONTINUED) split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the common stock. Awards under the Plan may be granted to key employees, officers, directors, consultants and other persons who are deemed to have rendered or to be able to render significant services to the Company or its subsidiaries and are deemed to have contributed or to have the potential to contribute to the success of the Company. The awards under the Plan may take the form of stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards.

    Stock options granted under the CapRock Plan may be either options that are intended to qualify for treatment as incentive stock options under Section 422 of the IRS tax code or options that do not so qualify (non-qualified stock options). Options under the Plan may be granted to any person who is an officer or other employee or consultants of the Company or any of its subsidiaries. The exercise price of incentive stock options must be at least equal to the fair market value of a share of the common stock on the date of grant (and not less than 110% of the fair market value in the case of incentive stock options granted to an optionee owning 10% or more of the common stock). The exercise price of non-qualified stock options may be less than 100% of the fair market value of a share of the common stock on the date of grant. The term of the option may not exceed 10 years (5 years in the case of incentive stock options granted to an optionee owning 10% or more of the common stock).

    DIRECTOR STOCK OPTION PLAN:

    On August 26, 1998, in connection with the approval of the merger, the shareholders of the Company approved the Director Stock Option Plan (the "CapRock Director Plan"). The CapRock Director Plan was established to encourage ownership of common stock by eligible non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide future incentive to remain as directors of the Company. All options to be granted under the CapRock Director Plan will be non-qualified stock options. A total of 400,000 shares of common stock have been reserved for issuance under the Plan. Each option will expire ten years from the date of grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the first ten-year term.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Notice to Investors.......................................................    2
Available Information.....................................................    3
Forward-Looking Statements................................................    4
Summary...................................................................    5
Risk Factors..............................................................   19
The Exchange Offer........................................................   33
Use of Proceeds...........................................................   42
Capitalization............................................................   44
Selected Supplemental Consolidated Financial Data of CapRock..............   45
Selected Historical Financial Data of Telecommunications..................   47
Selected Historical Financial Data of the Partnership.....................   49
Selected Consolidated Historical Financial Data of IWL....................   51
Management's Discussion and Analysis of Financial Condition and Results of
  Operations of CapRock...................................................   53
Management's Discussion and Analysis of Financial Condition and Results of
  Operations of Telecommunications........................................   63
Management's Discussion and Analysis of Financial Condition and Results of
  Operations of the Partnership...........................................   66
Management's Discussion and Analysis of Financial Condition and Results of
  Operations of IWL.......................................................   70
The Combination...........................................................   77
Business..................................................................   78
Regulation and Licenses...................................................   92
Management................................................................  100
Certain Transactions......................................................  109
Principal Shareholders....................................................  111
Description of the Notes..................................................  113
Book-Entry; Delivery and Form.............................................  145
Registration Rights.......................................................  148
Description of Capital Stock..............................................  152
Certain United States Federal Income Tax Considerations...................  154
Plan of Distribution......................................................  158
Legal Matters.............................................................  158
Experts...................................................................  158
Accountants...............................................................  159
Index to Consolidated Financial Statements................................  F-1


                                     [LOGO]

                                    CAPROCK
                              COMMUNICATIONS CORP.
                                 --------------


                                   PROSPECTUS

                          ---------------------------

                               OFFER TO EXCHANGE
                           12% SENIOR NOTES DUE 2008,
                          SERIES B FOR ALL OUTSTANDING
                           12% SENIOR NOTES DUE 2008,
                                    SERIES A


                                OCTOBER   , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article XII of the Registrant's Articles of Incorporation provides the following:

       "A director of the Corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

           (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

           (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

           (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

           (4) an act or omission for which the liability of a director is expressly provided by an applicable statute."

    Article XI of the Registrant's Articles of Incorporation provides the following:

       "The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the maximum extent permitted by applicable state or federal law as in effect from time to time."

    Section 7.06 of the Registrant's Bylaws provides the following:

       "The Corporation shall have the authority to an shall indemnify and advance expenses to the Directors, officers, employees, and agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act."

    The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

    The Registration Rights Agreement (Exhibit 4.2 hereto) provides for indemnification by each of the Initial Purchasers of the Private Notes, their successors, assigns and direct and indirect transferees, and participating broker-dealers holding Exchange Notes, in specified circumstances, of the Company, the other Initial Purchasers, underwriters and the other selling holders of the Private Notes, and each of their respective directors and officers and controlling parties, and by the Company of Initial Purchasers of the Private Notes, their successors, assigns and direct and indirect transferees, and participating broker-dealers holding Exchange Notes, underwriters, and each person, if any controlling any such underwriter or holder, in specified circumstances, for certain liabilities arising under the Securities Act or otherwise.

    The Note Purchase Agreement (Exhibit 10.43 hereto) for the sale of the Notes provides for indemnification by the initial purchasers specified therein of the Company and its officers and directors, and by the Company of the initial purchasers specified therein, for certain liabilities arising under the Securities Act or otherwise.

ITEM 21. EXHIBITS

    The following exhibits are filed herewith.


       2.1      --      Agreement and Plan of Merger and Plan of Exchange, dated as of February 16,
                        1998, by and among IWL Communications, Incorporated, the Registrant, IWL
                        Acquisition Corp., CapRock Communications Corp., CapRock Acquisition Corp.,
                        and CapRock Fiber Network, Ltd. (collectively, the "Parties"). The schedules to the Agreement and Plan of Merger and Plan of Exchange and the
                        appendices thereto have been omitted. The Company will furnish supplementally to the Securities and Exchange Commission any of the
                        schedules or appendices upon request. (Incorporated by reference to Exhibit
                        2.1 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
       2.2      --      First Amendment to Agreement and Plan of Merger and Plan of Exchange, dated as of April 30, 1998, by and among the Parties. (Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-4, as amended, of
                        CapRock Communications Corp., File No. 333-57365.)
       2.3      --      Second Amendment to Agreement and Plan of Merger and Plan of Exchange,
                        dated as of June 19, 1998, by and among the Parties. (Incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-4, as
                        amended, of CapRock Communications Corp., File No. 333-57365.)
       2.4      --      Third Amendment to Agreement and Plan of Merger and Plan of Exchange, dated as of July 8, 1998, by and among the Parties. (Incorporated by reference to
                        Exhibit 2.4 to the Registration Statement on Form S-4, as amended, of
                        CapRock Communications Corp., File No. 333-57365.)
       3.1      --      Articles of Incorporation of the Registrant. (Incorporated by reference to
                        Exhibit 3.1 to the Registration Statement on Form S-4, as amended, of
                        CapRock Communications Corp., File No. 333-57365.)
       3.2      --      Bylaws of the Registrant.+
       4.1      --      Indenture dated as of July 16, 1998, among CapRock Communications Corp.,
                        CapRock Telecommunications Corp., CapRock Fiber Network, Ltd., IWL (defined below), and PNC Bank, National Association, Trustee.+
       4.2      --      Registration Rights Agreement dated July 16, 1998, among CapRock
                        Communications Corp., CapRock Telecommunications Corp., CapRock Fiber
                        Network, Ltd., and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                        Donaldson, Lufkin & Jenrette Securities Corporation and BancOne Capital
                        Markets, Inc.+
       4.3      --      Form of Warrant Agreement between IWL and Cruttenden Roth Incorporated.
                        (Incorporated by reference to Exhibit 1.2 to the IWL Communications,
                        Incorporated ("IWL") Registration Statement on Form S-1, as amended, File
                        No. 333-22801.)
       4.4      --      Registration Rights Agreement dated January 22, 1998 between IWL and Nera
                        Limited. (Incorporated by reference to Exhibit 4.5 to the Registration
                        Statement on Form S-4, as amended, of CapRock Communications Corp., File
                        No. 333-57365.)
       4.5      --      Registration Rights Agreement dated January 22, 1998 by and among IWL,
                        Thomas Norman Blair and Margaret Helen Blair. (Incorporated by reference to
                        Exhibit 4.6 to the Registration Statement on Form S-4, as amended, of
                        CapRock Communications Corp., File No. 333-57365.)
       5.1      --      Opinion of Munsch Hardt Kopf Harr & Dinan, P.C. regarding validity of securities being registered.

      10.1      --      CapRock Communications Corp. 1998 Equity Incentive Plan. (Incorporated by
                        reference to Exhibit 10.1 to the Registration Statement on Form S-4, as
                        amended, of CapRock Communications Corp., File No. 333-57365.)
      10.2      --      CapRock Communications Corp. 1998 Director Stock Option Plan. (Incorporated
                        by reference to Exhibit 10.2 to the Registration Statement on Form S-4, as
                        amended, of CapRock Communications Corp., File No. 333-57365.)
      10.3      --      Employment Agreement between the Registrant and Ignatius W. Leonards.
                        (Incorporated by reference to Exhibit 10.5 to the Registration Statement on
                        Form S-4, as amended, of CapRock Communications Corp., File No. 333-57365.)
      10.4      --      Employment Agreement between the Registrant and Byron M. Allen.
                        (Incorporated by reference to Exhibit 10.6 to the Registration Statement on
                        Form S-4, as amended, of CapRock Communications Corp., File No. 333-57365.)
      10.5      --      Employment Agreement between the Registrant and Errol Olivier.
                        (Incorporated by reference to Exhibit 10.7 to the Registration Statement on
                        Form S-4, as amended, of CapRock Communications Corp., File No. 333-57365.)
      10.6      --      Employment Agreement between the Registrant and Richard H. Roberson.
                        (Incorporated by reference to Exhibit 10.8 to the Registration Statement on
                        Form S-4, as amended, of CapRock Communications Corp., File No. 333-57365.)
      10.7      --      Employment Agreement between the Registrant and Bryan Olivier.
                        (Incorporated by reference to Exhibit 10.9 to the Registration Statement on
                        Form S-4, as amended, of CapRock Communications Corp., File No. 333-57365.)
      10.8      --      Employment Agreement between the Registrant and Jere W. Thompson, Jr.
                        (Incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.9      --      Employment Agreement between the Registrant and Scott L. Roberts.
                        (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.10     --      Employment Agreement between the Registrant and Timothy W. Rogers.
                        (Incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.11     --      Employment Agreement between the Registrant and Timothy M. Terrell.
                        (Incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.12     --      Employment Agreement between the Registrant and Kevin W. McAleer.
                        (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.13     --      Office Lease Agreement dated May 22, 1996, by and between Ellington Field,
                        Ltd., a Texas limited partnership, and IWL. (Incorporated by reference to
                        Exhibit 10.5 to the IWL Registration Statement on Form S-1, as amended,
                        File No. 333-22801.)
      10.14     --      Satellite Information Network Service Agreement dated May 1, 1994, by and between IWL and the Information Telegraphy Agency of Russia ITAR-TASS.#
                        (Incorporated by reference to Exhibit 10.9 to IWL's Registration Statement on Form S-1, as amended, File No. 333-22801.)
      10.15     --      Reseller Agreement dated December 31, 1996, by and between Alcatel Network
                        Systems, Inc. and IWL. (Incorporated by reference to Exhibit 10.10 to IWL's
                        Registration Statement on Form S-1, as amended, File No. 333-22801.)#
      10.16     --      Form of Service Agreement. (Incorporated by reference to Exhibit 10.12 to
                        IWL's Registration Statement on Form S-1, as amended, File No. 333-22801.)
      10.17     --      Lease Agreement dated November 18, 1996, by and between IWL and CLG, Inc.
                        (Incorporated by reference to Exhibit 10.13 to IWL's Registration Statement on Form S-1, as amended, File No. 333-22801.)

      10.18     --      Promissory Note dated September 20, 1996 payable by IWL to First Bank and
                        Trust, Cleveland, Texas. (Incorporated by reference to Exhibit 10.15 to
                        IWL's Registration Statement on Form S-1, as amended, File No. 333-22801.)
      10.19     --      Loan Agreement and Security Agreement dated December 20, 1995 between IWL and Marine Midland Business Loans, Inc. (Incorporated by reference to
                        Exhibit 10.16 to IWL's Registration Statement on Form S-1, as amended, File
                        No. 333-22801.)
      10.20     --      Second Amendment to Loan and Security Agreement dated as of May 7, 1997, between IWL and Marine Midland Business Loans, Inc. (Incorporated by
                        reference to Exhibit 10.9 to IWL's Registration Statement on Form S-1, as
                        amended, File No. 333-22801.)
      10.21     --      Letter Agreement dated February 28, 1997, by and between IWL and Marine
                        Midland Bank as successor-in-interest to Marine Midland Business Loans,
                        Inc. (Incorporated by reference to Exhibit 10.18 to IWL's Registration
                        Statement on Form S-1, as amended, File No. 333-22801.)
      10.22     --      Credit Agreement, dated August 1, 1997, executed by and between IWL and
                        Bank One, Texas, N.A. ("Bank One"). (Incorporated by reference to Exhibit
                        10.22 to IWL's Form 10K for the year ending June 30, 1997, File No.
                        0-22293.)
      10.23     --      Promissory Note, dated August 1, 1997, in the principal amount of
                        $822,000.00, executed by IWL, and made payable to Bank One. (Incorporated by reference to Exhibit 10.23 to IWL's Form 10K for the year ending June
                        30, 1997, File No. 0-22293.)
      10.24     --      Promissory Note, dated August 1, 1997, in the principal amount of
                        $605,000.00, executed by IWL, and made payable to Bank One. (Incorporated by reference to Exhibit 10.24 to IWL's Form 10K for the year ending June
                        30, 1997, File No. 0-22293.)
      10.25     --      Collateral Assignment and Security Agreement, dated August 1, 1997, executed by IWL, as assignor, and Bank One, as assignee. (Incorporated by reference to Exhibit 10.25 to IWL's Form 10K for the year ending June 30,
                        1997, File No. 0-22293.)
      10.26     --      Revolving Credit Agreement, dated August 1, 1997, executed by and between
                        IWL and Bank One. (Incorporated by reference to Exhibit 10.26 to IWL's Form
                        10K for the year ending June 30, 1997, File No. 0-22293.)
      10.27     --      Promissory Note, dated August 1, 1997, in the principal amount of
                        $5,000,000.00, executed by IWL, and made payable to Bank One. (Incorporated by reference to Exhibit 10.27 to IWL's Form 10K for the year ending June
                        30, 1997, File No. 0-22293.)
      10.28     --      Security Agreement, dated August 1, 1997, executed by IWL, as debtor, and
                        Bank One, as secured party. (Incorporated by reference to Exhibit 10.28 to
                        IWL's Form 10K for the year ending June 30, 1997, File No. 0-22293.)
      10.29     --      Amended and Restated Credit Agreement, dated August 28, 1997, executed by and between IWL and Bank One. (Incorporated by reference to Exhibit 10.29 to IWL's Form 10K for the year ending June 30, 1997, File No. 0-22293.)
      10.30     --      Promissory Note, dated August 28, 1997, in the principal amount of
                        $1,055,000.00, executed by IWL, and made payable to Bank One. (Incorporated by reference to Exhibit 10.30 to IWL's Form 10K for the year ending June
                        30, 1997, File No. 0-22293.)
      10.31     --      Telecommunications Equipment Lease Agreement dated as of June 1, 1997 between IWL and Diamond Offshore Company. (Incorporated by reference to
                        Exhibit 10.4 to IWL's Form 10K for the year ending June 30, 1997, File No.
                        0-22293.)#

      10.32     --      Sublease dated November 22, 1994 by and between CapRock Communications
                        Corp. (now known as CapRock Telecommunications Corp. ("CapRock")) and
                        Arkwright Mutual Insurance Company. (Incorporated by reference to Exhibit
                        10.35 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.33     --      Loan and Security Agreement dated March 14, 1996 by and between CapRock and
                        Bank One, as amended. (Incorporated by reference to Exhibit 10.36 to the
                        Registration Statement on Form S-4, as amended, of CapRock Communications
                        Corp., File No. 333-57365.)
      10.34     --      Sixth Renewal Extension $2,500,000 Promissory Note dated December 31, 1997 payable by CapRock to Bank One. (Incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.35     --      Form of CapRock Communications Commercial Application. (Incorporated by
                        reference to Exhibit 10.41 to the Registration Statement on Form S-4, as
                        amended, of CapRock Communications Corp., File No. 333-57365.)
      10.36     --      Form of CapRock Communications Commercial Agent Application. (Incorporated
                        by reference to Exhibit 10.42 to the Registration Statement on Form S-4, as
                        amended, of CapRock Communications Corp., File No. 333-57365.)
      10.37     --      Unlimited Guaranty dated March 9, 1996 by Jere W. Thompson, Jr. for the benefit of Bank One. (Incorporated by reference to Exhibit 10.43 to the
                        Registration Statement on Form S-4, as amended, of CapRock Communications
                        Corp., File No. 333-57365.)
      10.38     --      Loan Agreement dated July 1, 1996 by and between CapRock Fiber Network,
                        Ltd. (the "Partnership") and Bank One. (Incorporated by reference to
                        Exhibit 10.44 to the Registration Statement on Form S-4, as amended, of
                        CapRock Communications Corp., File No. 333-57365.)
      10.39     --      $10,000,000 Promissory Note dated July 1, 1996 by and between the
                        Partnership and Bank One. (Incorporated by reference to Exhibit 10.45 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.40     --      Guaranty dated July 1, 1996 by CapRock Systems, Inc. in favor of Bank One.
                        (Incorporated by reference to Exhibit 10.46 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.41     --      Guaranty dated July 1, 1996 by Mark Langdale in favor of Bank One.
                        (Incorporated by reference to Exhibit 10.47 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.42     --      Guaranty dated July 1, 1996 by Jere W. Thompson, Jr. in favor of Bank One.
                        (Incorporated by reference to Exhibit 10.48 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.43     --      Form of Note Purchase Agreement by and among the Registrant and various initial purchasers. (Incorporated by reference to Exhibit 10.49 to the
                        Registration Statement on Form S-4, as amended, of CapRock Communications
                        Corp., File No. 333-57365.)
      10.44     --      Form of Contribution Agreement by the General Partner of the Partnership.
                        (Incorporated by reference to Exhibit 10.50 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.45     --      First Amendment to Loan Agreement dated July 1, 1996 by and between the
                        Partnership and Bank One. (Incorporated by reference to Exhibit 10.51 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)

      10.46     --      Second Amendment to Loan Agreement dated April 29, 1998 by and between the
                        Partnership and Bank One. (Incorporated by reference to Exhibit 10.52 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.47     --      License Agreement dated June 16, 1998 by and between Telecommunications and
                        RiverRock Systems, Ltd. (Incorporated by reference to Exhibit 10.53 to the
                        Registration Statement on Form S-4, as amended, of CapRock Communications
                        Corp., File No. 333-57365.)
      10.48     --      Modification Agreement dated as of June 17, 1998 by and between IWL and
                        Bank One. (Incorporated by reference to Exhibit 10.54 to the Registration
                        Statement on Form S-4, as amended, of CapRock Communications Corp., File
                        No. 333-57365.)
      10.49     --      Promissory Note dated June 17, 1998 executed by IWL payable to the order of
                        Bank One, in the principal amount of $4,000,000.00. (Incorporated by reference to Exhibit 10.55 to the Registration Statement on Form S-4, as
                        amended, of CapRock Communications Corp., File No. 333-57365.)
      10.50     --      Eighth Amendment to Loan and Security Agreement dated as of June 18, 1998 by and between CapRock and Bank One. (Incorporated by reference to Exhibit
                        10.56 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.51     --      Renewal and Extension Promissory Note dated as June 18, 1998 executed by
                        CapRock payable to the order of Bank One, in the principal amount of
                        $7,000,000.00. (Incorporated by reference to Exhibit 10.57 to the
                        Registration Statement on Form S-4, as amended, of CapRock Communications
                        Corp., File No. 333-57365.)
      10.52     --      Intercompany Promissory Note dated as of June 18, 1998 originally executed by the Partnership payable to the order of CapRock in the principal amount of $2,500,000.00 and endorsed by CapRock in favor of Bank One.
                        (Incorporated by reference to Exhibit 10.58 to the Registration Statement on Form S-4, as amended, of CapRock Communications Corp., File No.
                        333-57365.)
      10.53     --      Ninth Amendment to Loan and Security Agreement dated as July 9, 1998 by and between the Partnership and Bank One. (Incorporated by reference to Exhibit
                        10.59 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.54     --      Third Amendment to Loan Agreement dated as of June 18, 1998 by and between the Partnership and Bank One. (Incorporated by reference to Exhibit 10.60 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.55     --      Fourth Amendment to Loan Agreement dated as of July 9, 1998 by and between the Partnership and Bank One. (Incorporated by reference to Exhibit 10.61 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.56     --      Form of Escrow Agreement. (Incorporated by reference to Exhibit 10.62 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      10.57     --      Form of Exchange Agent Agreement by and between the Registrant and PNC
                        Bank, National Association.+
      16.1      --      Letter re: Change in Accountants. (Incorporated by reference to Exhibit
                        16.1 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)

      21.1      --      Subsidiaries of the Registrant. (Incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-4, as amended, of CapRock
                        Communications Corp., File No. 333-57365.)
      23.1      --      Consent of KPMG Peat Marwick LLP.
      23.2      --      Consent of KPMG Peat Marwick LLP.
      23.3      --      Consent of KPMG Peat Marwick LLP.
      23.4      --      Consent of KPMG Peat Marwick LLP.
      23.5      --      Consent of KPMG Peat Marwick LLP.
      23.6      --      Consent of Burds Reed & Mercer, P.C.
      23.7      --      Consent of Munsch Hardt Kopf Harr & Dinan, P.C. (Included in the opinion filed as Exhibit 5.1 to this Registration Statement).
      24.1      --      Power of Attorney.+
      25.1      --      Statement of Eligibility and Qualification on Form T-1 under the Trust
                        Indenture Act of 1939 of PNC Bank, National Association, as Trustee of the
                        Indenture relating to the 12% Senior Notes due 2008, Series B.+
      27.1      --      Financial Data Schedule.+
      99.1      --      Form of Letter of Transmittal.
      99.2      --      Form of Notice of Guaranteed Delivery.
      99.3      --      Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
                        other Nominees.
      99.4      --      Form of Letter to Clients.
      99.5      --      Instruction to Registered Holder and/or Book-Entry Transfer Participant
                        from Beneficial Owner.
      99.6      --      Guidelines for Certification of Taxpayer Indentification Number on
                        substitute Form W-9.+


------------------------

#  Confidential treatment was granted.


+   Previously filed.


ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling president, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 8th day of October, 1998.


                                CAPROCK COMMUNICATIONS CORP.

                                By:          /s/ JERE W. THOMPSON, JR.
                                     -----------------------------------------
                                               Jere W. Thompson, Jr.
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
                                Chief Executive Officer,
  /s/ JERE W. THOMPSON, JR.       Chairman of the Board,
------------------------------    and Director (Principal     October 8, 1998
    Jere W. Thompson, Jr.         Executive Officer)

                                Senior Vice President and
     /s/ KEVIN W. MCALEER         Chief Financial Officer
------------------------------    (Principal Accounting       October 8, 1998
       Kevin W. McAleer           Officer)

              *                 President, Vice Chairman
------------------------------    of the Board, and           October 8, 1998
     Ignatius W. Leonards         Director

              *
------------------------------  Executive Vice President      October 8, 1998
      Timothy W. Rogers           and Director

              *
------------------------------  Executive Vice President      October 8, 1998
        Byron M. Allen            and Director

              *
------------------------------  Director                      October 8, 1998
        Mark Langdale

              *
------------------------------  Director                      October 8, 1998
    Christopher J. Amenson

              *
------------------------------  Director                      October 8, 1998
        John R. Harris



*By:    /s/ JERE W. THOMPSON,
                 JR.
      -------------------------
        Jere W. Thompson, Jr.
          ATTORNEY-IN-FACT